UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under to § 240.14a-12

EARTHSTONE ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)

Title of each class of securities to which transaction applies:

Class A Common Stock, $0.001 par value per share, of Earthstone Energy, Inc.

Class B Common Stock, $0.001 par value per share, of Earthstone Energy, Inc.

(2)

Aggregate number of securities to which transaction applies:

(a) 150,000 shares of Class A Common Stock, $0.001 par value per share

and

(b) 36,070,828 shares of Class B Common Stock, $0.001 par value per share

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The contribution agreement sets forth an aggregate consideration to be paid of 36,070,828 shares of Class B Common Stock and 150,000 shares of Class A Common Stock. The average of the high and low price of Earthstone common stock on NYSE MKT on December 15, 2016 was $13.62. As a result, the proposed maximum aggregate transaction value was determined based on the sum of (a) the product of 36,070,828 shares of Class B Common Stock multiplied by $13.62, the average of the high and low price of Earthstone common stock on the NYSE MKT on December 15, 2016, and (b) the product of 150,000 shares of Class A Common Stock multiplied by $13.62, the average of the high and low price of Earthstone common stock on the NYSE MKT on December 15, 2016.

	(4)	Proposed maximum aggregate value of transaction: $452,467,677.36
	(5)	Total fee paid: $52,441.00 (reflects .0001159 multiplied by the proposed maximum aggregate transaction value)

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROPOSED TRANSACTION — YOUR VOTE IS VERY IMPORTANT

[●], 2017

Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), Earthstone Energy Holdings, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Earthstone (“EEH”), Lynden USA Inc., a Utah corporation and wholly owned subsidiary of Earthstone (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company and wholly owned subsidiary of Lynden (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Holdings”), and Bold Energy III LLC, a Texas limited liability company (“Bold”), entered into a contribution agreement dated as of November 7, 2016 and as amended on March 21, 2017 (the “Contribution Agreement”). The purpose of the Contribution Agreement is to provide for, among other things described below, the business combination between EEH and Bold, which owns significant developed and undeveloped oil and natural gas properties in the Midland Basin of Texas (the “Transaction”). Bold Holdings and Bold are each affiliates of investment entities controlled by EnCap Investments L.P., a Delaware limited partnership (“EnCap”). EnCap through its investment entities indirectly owns 23.6% of Earthstone but may be deemed to own beneficially 41.1% of Earthstone.

The Transaction has been structured in a manner commonly known as an “Up-C.” Under this structure and the Contribution Agreement, (i) Earthstone will recapitalize its common stock into two classes – Class A common stock, $0.001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock”), and all of Earthstone’s existing outstanding common stock, $0.001 par value per share (the “Common Stock”), will be recapitalized on a one-for-one basis for Class A Common Stock (the “Recapitalization”); (ii) Earthstone will transfer all of its membership interests in Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash from the sale of Class B Common Stock to Bold (collectively, the “Earthstone Assets”) to a newly formed limited liability company, EEH, in exchange for 16,423,849 membership units of EEH (the “EEH Units”); (iii) Lynden will transfer all of its membership interests in Lynden Sub to EEH in exchange for 5,865,328 EEH Units; (iv) Bold Holdings will transfer all of its membership interests in Bold to EEH in exchange for 36,070,828 EEH Units and purchase 36,070,828 shares of Class B Common Stock to be issued by Earthstone for $36,071; and (v) Earthstone will grant an aggregate of 150,000 fully vested shares of Class A Common Stock under Earthstone’s 2014 Long-Term Incentive Plan, as amended (the “Plan”), to certain members of Bold. Each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock to be issued to Bold Holdings, will be convertible into Class A Common Stock on a one-for-one basis.

Upon the completion of the Transaction, it is expected that Bold Holdings will own approximately 61.0% of the outstanding shares of Class A Common Stock, on a fully diluted, as converted, basis, as of [●], 2017. The EEH Units and the shares of Class B Common Stock to be issued to Bold Holdings will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued by EEH and Earthstone in reliance on the exemption provided under Section 4(a)(2) of the Securities Act.

The Common Stock is listed on the NYSE MKT, LLC (the “NYSE MKT”) under the symbol “ESTE.” The closing sale price for the Common Stock on November 7, 2016, the last trading day before the public announcement of the Transaction, was $8.98. The closing sale price of the Common Stock on [●], 2017, the latest practicable date before the date of this proxy statement, was $[●].

We are holding a special meeting on [●], 2017 to obtain the vote of our stockholders on the proposals necessary to complete the Transaction.

A special committee (the “Special Committee”) composed of Jay F. Joliat (chair) and Zachary G. Urban, each independent and disinterested members of our board of directors, evaluated the transaction between Earthstone and Bold. To assist with the process, the Special Committee engaged Richards, Layton & Finger, P.A. (“RLF”), as its legal counsel and Stephens Inc. (“Stephens”) as its financial advisor.

After careful consideration, the board of directors has unanimously approved the Contribution Agreement and the transactions contemplated thereby, including the Transaction. The board of directors unanimously recommends that the stockholders vote “FOR” the approval and adoption of the Contribution Agreement and the transactions contemplated thereby, which includes the business combination with Bold, “FOR” the approval and adoption of the exchange of assets proposal, “FOR” the approval and adoption of the amendment to our amended and restated certificate of incorporation proposal, “FOR” the approval of the reclassification and conversion of our Common Stock into Class A Common Stock proposal, “FOR” the approval, for purposes of the applicable listing rules of the NYSE MKT, of the issuance of the Class A Common Stock upon exchange of the EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement proposal, “FOR” the approval and adoption of the amendment to the Plan proposal, and “FOR” the adjournment proposal at the special meeting.

The approval and adoption of the Contribution Agreement, which includes the business combination with Bold, and the exchange of assets each require the affirmative vote of (i) a majority of the issued and outstanding shares of our Common Stock and (ii) a majority of the shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal that are not held by Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), or our executive officers. The approval and adoption of the amendment to our amended and restated certificate of incorporation and the reclassification and conversion of our Common Stock to Class A Common Stock, each require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock. The approval, for purposes of the applicable listing rules of the NYSE MKT, of the issuance of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement, and the approval and adoption of the amendment to the Plan, each require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal, provided that such shares voting affirmatively must also constitute a majority of the required quorum for the special meeting. Approval of the adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal. Your vote is very important, regardless of the number of shares of Common Stock you own. Whether or not you expect to attend the special meeting in person, please vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

This proxy statement is an important document containing answers to frequently asked questions and a summary description of the Contribution Agreement and the Transaction, followed by more detailed information about Earthstone, EEH, Bold Holdings, Bold, the Transaction, the Contribution Agreement, the Recapitalization, and the issuance of the Class B Common Stock. The obligations of Earthstone, EEH, Lynden, Lynden Sub, Bold Holdings and Bold to complete the Transaction are subject to the satisfaction or waiver of the conditions to closing set forth in the Contribution Agreement. You should read this entire proxy statement carefully, including the documents incorporated by reference. In particular, we urge you to read the section entitled “Risk Factors.”

We thank you for your consideration and continued support.

Sincerely,

/s/
Frank A. Lodzinski
President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement or determined that this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated [●], 2017, and is being mailed to stockholders on or about [●], 2017.

PRELIMINARY COPY SUBJECT TO COMPLETION, DATED MARCH 24, 2017

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●]

To the Stockholders of Earthstone Energy, Inc.:

We are pleased to invite you to attend a special meeting of the stockholders of Earthstone Energy, Inc., a Delaware corporation, which we refer to as “Earthstone,” “us,” “our,” and “we,” which will be held at our principal offices, located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, on [●], 2017 at [●] a.m., local time, for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Contribution Agreement dated as of November 7, 2016 and as amended on March 21, 2017, as it may be further amended from time to time (the “Contribution Agreement”), by and among Earthstone, Earthstone Energy Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Earthstone (“EEH”), Lynden USA Inc., a Utah corporation and wholly owned subsidiary of Earthstone (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company and wholly owned subsidiary of Lynden (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Holdings”), and Bold Energy III LLC, a Texas limited liability company (“Bold”), and the transactions contemplated thereby, which includes the business combination with Bold.

2.	To consider and vote upon a proposal to approve and adopt the exchange of all or substantially all of our assets for membership units of EEH (“EEH Units” and such exchange, the “exchange of assets”) as contemplated by the Contribution Agreement.

3.	To consider and vote upon a proposal to approve and adopt an amendment to our amended and restated certificate of incorporation that will increase the authorized shares of common stock, $0.001 par value per share of Earthstone (“Common Stock”), from 100,000,000 shares to 250,000,000 shares, divided into 200,000,000 shares of Class A common stock, $0.001 par value per share of Earthstone (“Class A Common Stock”), and 50,000,000 shares of Class B common stock, $0.001 par value per share of Earthstone (“Class B Common Stock”).

4.	To consider and vote upon a proposal to approve the reclassification and conversion of each share of Common Stock issued and outstanding immediately prior to the closing of the Contribution Agreement into one (1) share of Class A Common Stock.

5.	To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE MKT, LLC, the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement.

6.	To consider and vote upon a proposal to approve and adopt an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”) to increase the number of shares available for issuance pursuant to the Plan by 4,300,000 shares.

7.	To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above.

We do not expect to transact any other business at the special meeting. Stockholders of record at the close of business on March 13, 2017, will be entitled to notice of and to vote at the special meeting and at any adjournments or postponements thereof. A complete list of our stockholders entitled to vote at the meeting will be available for examination at our offices in The Woodlands, Texas, during ordinary business hours for a period of ten (10) days prior to the special meeting.

The board of directors recommends that stockholders vote “FOR” each of the proposals to be voted on at the special meeting. Because of their mutual dependence, if the proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby, which includes the business combination with Bold, the proposal to approve and adopt the exchange of assets, the proposal to approve and adopt the amendment to our amended and restated certificate of incorporation, the proposal to approve and adopt the reclassification and conversion of Common Stock into Class A Common Stock, and the proposal to approve the issuance of Class A Common Stock upon exchange of EEH Units and shares of Class B Common Stock are not all approved, then none will be deemed to have been approved.

We cordially invite you to attend the special meeting in person. However, to ensure your representation at the special meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting.

By Order of the Board of Directors,

/s/
CHRISTOPHER E. COTTRELL
Corporate Secretary

The Woodlands, Texas

[●], 2017

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Earthstone from other documents that are not included in or delivered with this proxy statement. For a listing of the documents incorporated by reference into this proxy statement, see “Where You Can Find More Information” beginning on page [●].

This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement, other than certain exhibits to these documents, by requesting them in writing or by telephone from us at the following address and telephone number:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Attention: Corporate Secretary

Telephone: (281) 298-4246

or

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, Washington 98198

Toll Free: (877) 870-8565

Collect: (206) 870-8565

If you would like to request documents, please do so no later than five (5) business days before the date of the special meeting of stockholders (which is [●], 2017) to receive them before the special meeting.

Annex A

Contribution Agreement dated as of November 7, 2016, by and among Earthstone Energy, Inc. Earthstone Energy Holdings, LLC, Lynden USA Inc., Lynden USA Operating, LLC, Bold Energy Holdings, LLC, and Bold Energy III LLC and the First Amendment to the Contribution Agreement dated March 21, 2017

Annex B	Form of Second Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc.

Annex C	Form of First Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC

Annex D	Voting and Support Agreement dated November 7, 2016, by and among Bold Energy Holdings, LLC, Oak Valley Resources, LLC, and Earthstone Energy, Inc.

Annex E	Form of Voting Agreement

Annex F	Form of Registration Rights Agreement

Annex G	Opinion of Stephens Inc. to the Special Committee

Annex H	Form of Amendment No. 2 to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan

ORGANIZATIONAL STRUCTURE

The following diagram depicts our organizational structure immediately following the closing of the Transaction.

Notes: Numbers do not sum to 100% due to rounding.

1.	For financial reporting purposes, Earthstone Energy, Inc. will consolidate 100.0% of EEH and eliminate a non-controlling interest portion equivalent to 61.6%.

2.	All pre-transaction shares of Common Stock will be converted into shares of Class A Common Stock. Includes 150,000 fully vested shares of Class A Common Stock to be issued to certain members of Bold under the Plan.

3.	Earthstone and Lynden will contribute the membership interests of their five operating subsidiaries to EEH for a combined total of 22,289,177 EEH Units.

4.	Bold Holdings will contribute its membership interest in its subsidiary, Bold, to EEH for 36,070,828 EEH Units and will purchase 36,070,828 shares of Class B Common Stock for $36,071.

QUESTIONS AND ANSWERS ABOUT

THE PROPOSED TRANSACTION AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about Earthstone, the proposed transaction, Bold and the special meeting. They may not include all the information that is important to our stockholders. You should carefully read this entire proxy statement, including the annexes and the other documents referred to or incorporated by reference herein.

Q: What is the Contribution Agreement?

A: Earthstone Energy, Inc., a Delaware corporation (“Earthstone,” “we,” “our” and “us”), Earthstone Energy Holdings, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Earthstone (“EEH”), Lynden USA Inc., a Utah corporation and wholly owned subsidiary of Earthstone (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company and wholly owned subsidiary of Lynden (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Holdings”), and Bold Energy III LLC, a Texas limited liability company (“Bold”), entered into a contribution agreement dated as of November 7, 2016 and as amended on March 21, 2017 (the “Contribution Agreement”). The purpose of the Contribution Agreement is to provide for, among other things, the business combination between EEH and Bold, which owns significant developed and undeveloped oil and natural gas properties in the Midland Basin of Texas (the “Transaction”). Bold Holdings and Bold are each affiliates of investment entities controlled by EnCap Investments L.P. (“EnCap”). EnCap through its investment entities indirectly owns 23.6% of Earthstone but may be deemed to own beneficially 41.1% of Earthstone. A copy of the Contribution Agreement is attached as Annex A to this proxy statement. The Contribution Agreement contains the terms and conditions of the Transaction.

Q: What are the proposed transactions pursuant to the Contribution Agreement?

A: We have entered into a Contribution Agreement pursuant to which:

•	we will recapitalize our common stock into two classes – Class A common stock, $0.001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock”), and all of our existing outstanding common stock, $0.001 par value per share (the “Common Stock”), will be recapitalized on a one-for-one basis as Class A Common Stock (the “Recapitalization”);

•	we will transfer all of our membership interests in Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash (collectively, the “Earthstone Assets”) to a newly formed limited liability company, EEH, in exchange for 16,423,849 membership units of EEH (the “EEH Units”), and we will be the sole managing member of EEH;

•	Lynden will transfer all of its membership interests in Lynden Sub to EEH in exchange for 5,865,328 EEH Units;

•	Bold Holdings will transfer all of its membership interests in Bold to EEH in exchange for 36,070,828 EEH Units and purchase 36,070,828 shares of Class B Common Stock to be issued by Earthstone for $36,071; and

•	we will grant an aggregate of 150,000 fully vested shares of Class A Common Stock under the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as amended (the “Plan”), to certain members of Bold.

Each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock will be convertible into Class A Common Stock on a one-for-one basis.

Q: Why are our stockholders receiving this proxy statement?

A: We are sending these materials to our stockholders to help them decide how to vote their shares of Common Stock with respect to the Transaction and the other matters to be considered at the special meeting. We are holding a special meeting to vote on the proposals necessary to complete the Transaction. Information about the special meeting, the Contribution Agreement, the Transaction and the other business to be considered at the special meeting is contained in this proxy statement.

The Transaction cannot be completed unless the stockholders approve the proposals contained in this proxy statement.

Q: Will stockholders receive any consideration in the Transaction?

A: No. The stockholders will not receive any consideration in the Transaction, since it relates primarily to the business combination with Bold. The stockholders will continue to own their existing shares of Common Stock, except that, as part of the Transaction, Earthstone will recapitalize and each share of Common Stock will be converted into one share of Class A Common Stock, with the same rights and privileges as the Common Stock.

Q: When do we expect to complete the Transaction?

A: We are working to complete the Transaction as soon as practicable. We currently expect that the Transaction will be completed in the second quarter of 2017. We cannot predict, however, the actual date on which the Transaction will be completed because it is subject to conditions beyond our control. See “The Contribution Agreement—Conditions to Completion of the Transaction” beginning on page [●].

Q: What are stockholders being asked to vote on?

A: We are asking our stockholders to vote on the following proposals:

1. The Contribution Agreement Proposal – To approve and adopt the Contribution Agreement and the transactions contemplated thereby, which includes the business combination with Bold. A copy of the Contribution Agreement is attached hereto as Annex A.

2. The Exchange of Assets Proposal – To approve and adopt the exchange of all or substantially all of our assets for EEH Units as contemplated by the Contribution Agreement. A copy of the Contribution Agreement is attached hereto as Annex A.

3. The Amendment to the Amended and Restated Certificate of Incorporation Proposal – To approve and adopt an amendment to our amended and restated certificate of incorporation (the “Second Amended and Restated Certificate of Incorporation”) that will increase the number of authorized shares of our Common Stock from 100 million shares to 250 million shares, which will be divided into 200 million shares of Class A Common Stock and 50 million shares of Class B Common Stock. A copy of the form of Second Amended and Restated Certificate of Incorporation is attached hereto as Annex B.

4. The Reclassification Proposal – To approve the reclassification and conversion of each share of Common Stock issued and outstanding immediately prior to closing of the Contribution Agreement into one (1) share of Class A Common Stock. A copy of the Contribution Agreement is attached hereto as Annex A.

5. The NYSE MKT Proposal – To approve, for purposes of complying with applicable listing rules of the NYSE MKT, of the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement.

6. The Plan Proposal – To approve and adopt an amendment to the Plan to increase the number of shares available for issuance pursuant to the Plan by 4.3 million shares. A copy of the form of Amendment No. 2 to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan is attached hereto as Annex H.

7. The Adjournment Proposal – To approve and authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above.

Q: Are the proposals conditioned on one another?

A: Yes. The closing of the Transaction is conditioned on the approval of the Contribution Agreement Proposal, the Exchange of Assets Proposal, the Amendment to the Amended and Restated Certificate of Incorporation Proposal, the Reclassification Proposal and the NYSE MKT Proposal at the special meeting. The Plan Proposal is conditioned on the approval of the Contribution Agreement Proposal, the Exchange of Assets Proposal, the Amendment to the Amended and Restated Certificate of Incorporation Proposal, the Reclassification Proposal and the NYSE MKT Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Q: What constitutes a quorum at the special meeting?

A: The presence at the special meeting, in person or by proxy, of shares representing a majority of the issued and outstanding Common Stock entitled to be voted at the special meeting will constitute a quorum for the transaction of business at the special meeting. As of the record date for the special meeting, 11,136,911 shares of Common Stock would constitute a quorum for the special meeting.

Q: What vote is required to approve each proposal at the special meeting?

A: The approval and adoption of the Contribution Agreement Proposal and the Exchange of Assets Proposal each require the affirmative vote of (i) a majority of the issued and outstanding shares of our Common Stock and (ii) a majority of the shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal that are not held by our largest stockholder of record, Oak Valley Resources, LLC (“Oak Valley”), or our executive officers. The approval and adoption of the Amendment to the Amended and Restated Certificate of Incorporation Proposal and the Reclassification Proposal each require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock. The approval of the NYSE MKT Proposal and the Plan Proposal each require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal, provided that such shares voting affirmatively must also constitute a majority of the required quorum for the special meeting. Approval of the Adjournment Proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

Oak Valley has entered into a voting and support agreement (the “Voting and Support Agreement”) with Bold Holdings and Earthstone, pursuant to which Oak Valley has agreed, subject to the terms and conditions of the Voting and Support Agreement, to vote shares of Common Stock held by Oak Valley in favor of the Contribution Agreement Proposal, the Exchange of Assets Proposal, the Amendment to the Amended and Restated Certificate of Incorporation Proposal, the Reclassification Proposal and the NYSE MKT Proposal. As of the date of the Contribution Agreement, 9,162,452 shares of Common Stock, representing 41.1% of the total voting power of the outstanding shares of Common Stock, were subject to the Voting and Support Agreement. See “The Voting and Support Agreement” on page [●].

Q: How does the board of directors recommend that I vote at the special meeting?

A: The board of directors recommends that stockholders vote “FOR” all of the proposals.

Q: How do I vote?

A: A stockholder may vote by proxy or in person at the special meeting. To vote by proxy, a stockholder may use one of the following methods:

•	telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

•	via the Internet, by going to the web address shown on the proxy card and following the instructions on the proxy card; or

•	mail, by completing, signing and returning the proxy card in the enclosed postage paid envelope.

Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on [●], 2017.

Q: When and where is the special meeting?

A: The special meeting of stockholders will be held at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, at [●] a.m., Central Time, on [●], 2017. Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [●] a.m. Central Time.

Q: If my shares of Common Stock are held in street name, will my broker, bank or nominee vote my shares of Common Stock at the special meeting?

A: No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. See “The Special Meeting.”

Q: What if I fail to vote or abstain from voting?

A: For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting in person and does not vote or returns a proxy with an “abstain” vote. We will count a properly executed proxy marked “Abstain” with respect to a particular proposal as present for purposes of determining whether quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the NYSE MKT Proposal, the Plan Proposal or the Adjournment Proposal; however, it will have the effect as a vote AGAINST the Contribution Agreement Proposal, the Exchange of Assets Proposal, the Amendment to the Amended and Restated Certificate of Incorporation Proposal and the Reclassification Proposal.

Q: What will happen if I sign and return my proxy without indicating how to vote?

A: If you sign and return your proxy without indicating how to vote on any particular proposal, the shares of Common Stock represented by your proxy will be voted as recommended by the board of directors with respect to that proposal. The board of directors has recommended a vote “FOR” each of the proposals.

Q: May I change my vote after I have delivered my proxy?

A: Yes. You may revoke your proxy at any time before it is exercised by:

•	giving written notice of revocation no later than the commencement of the special meeting to our Corporate Secretary at our principal executive offices, located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380;

•	delivering no later than the commencement of the special meeting a properly executed, later-dated proxy; or

•	voting in person at the special meeting.

Voting by proxy will in no way limit your right to vote at the special meeting if you later decide to attend in person. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the special meeting. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the proposals. The persons authorized under the proxies will vote upon any other business that may properly come before the special meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the approval of the matters above, we do not anticipate that any other matters will be raised at the special meeting.

Q: Do I have appraisal or dissenters’ rights in connection with the Transaction?

A: No. Under Delaware law, our stockholders will not be entitled to exercise any appraisal rights in connection with the Transaction or the other transactions contemplated by the Contribution Agreement.

Q: What are our reasons for the Transaction?

A: The board of directors considered many factors in making its determination that the Contribution Agreement and the transactions contemplated thereby (including the Transaction and the issuance of shares of Class A Common Stock and Class B Common Stock pursuant to the Contribution Agreement), were fair and reasonable and in the best interests of Earthstone and our stockholders. The factors considered by the board of directors in making that determination included, among others, the Transaction will further enhance our assets in the Midland

Basin in Texas as Bold’s primary assets include significant oil and natural gas acreage there, and will result in significant increases in production and proved reserves for Earthstone. For a more complete discussion of these factors, see “The Transaction—Recommendation of the Board of Directors and its Reasons for the Transaction.”

Q: What are the potentially negative factors considered by the board of directors in considering the Transaction?

A: In addition to considering the positive attributes of the Transaction, the board of directors also considered potentially negative factors before determining that the Transaction is in the best interests of Earthstone and our stockholders. These potentially negative factors included, among others, the capital requirements necessary to grow the combined company, the potential decrease in oil and natural gas prices and the potential disruption to our business that could result from the announcement of the Transaction. For a more complete discussion of these factors, see “The Transaction—Recommendation of the Board of Directors and its Reasons for the Transaction.”

Q: Has the board of directors unanimously approved the Contribution Agreement and the transactions contemplated thereby?

A: After careful consideration, our board of directors has unanimously (i) determined that the Contribution Agreement, the transactions contemplated thereby and the Transaction are fair, from a financial point of view, to our stockholders and are in the best interests of Earthstone; (ii) approved the Contribution Agreement, the Transaction, the exchange of assets and the other transactions contemplated thereby; (iii) approved the amendment to our amended and restated certificate of incorporation increasing the authorized number of shares of our Common Stock and dividing the Common Stock into two classes, Class A Common Stock and Class B Common Stock; (iv) approved the reclassification and conversion of our Common Stock into Class A Common Stock; (v) approved the issuance of the Class A Common Stock in connection with the future exchange of Class B Common Stock and EEH Units as required by the applicable listing rules of the NYSE MKT; (vi) approved the amendment to the Plan; and (vii) approved the proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please vote your shares of Common Stock as soon as possible so that your shares of Common Stock will be represented at the special meeting. Please follow the instructions set forth on the proxy card.

Q: Who can help answer my questions?

A: Stockholders who have questions about the Transaction or desire additional copies of this proxy statement should contact:

Neil K. Cohen

Vice President Finance, Treasurer

Earthstone Energy, Inc.

(281) 298-4246

or

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, Washington 98198

Toll Free: (877) 870-8565

Collect: (206) 870-8565

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains statements that Earthstone believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than historical facts, including, without limitation, statements regarding the expected benefits of the Transaction to Earthstone and Bold and their stockholders, the anticipated completion of the Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward-looking statements. When used in this document, words such as “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to:

•	volatility and weakness in commodity prices for oil, natural gas and natural gas liquids and the effect of prices set or influenced by action of the Organization of Petroleum Exporting Countries and other Middle East producers;

•	further declines in oil, natural gas liquids or natural gas prices;

•	the ability to obtain stockholder approval of the Transaction;

•	the ability to complete the Transaction on anticipated terms and timetable;

•	Earthstone’s ability to integrate Bold successfully after the Transaction and achieve anticipated benefits from the Transaction;

•	the possibility that various closing conditions for the Transaction may not be satisfied or waived;

•	risks relating to any unforeseen liabilities of Earthstone or Bold;

•	the level of success in exploration, development and production activities;

•	adverse weather conditions that may negatively impact development or production activities;

•	the timing of exploration and development expenditures;

•	inaccuracies of reserve estimates or assumptions underlying them;

•	revisions to reserve estimates as a result of changes in well performance or in commodity prices;

•	impacts to financial statements as a result of impairment write-downs;

•	risks related to the level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement;

•	ability to generate sufficient cash flows from operations to meet the internally funded portion of Earthstone’s and Bold’s capital expenditures budgets;

•	ability to obtain external capital to finance exploration and development operations and acquisitions;

•	federal and state initiatives relating to the regulation of hydraulic fracturing;

•	the ability to successfully complete potential asset dispositions and the risks related thereto;

•	the impacts of hedging oil and natural gas prices on our results of operations;

•	failure of properties to yield oil or natural gas in commercially viable quantities;

•	availability of, and risks associated with, transport of oil and natural gas;

•	future shortages of or delays in obtaining qualified personnel, services or equipment, including drilling rigs and completion services;

•	uninsured or underinsured losses resulting from oil and natural gas operations;

•	inability to access oil and natural gas markets due to market conditions or operational impediments;

•	the impact and costs of compliance with laws and regulations governing oil and natural gas operations;

•	ability to replace oil and natural gas reserves;

•	any loss of senior management or technical personnel;

•	competition in the oil and natural gas industry; and

•	other risks described under the caption “Risk Factors” in Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2016, and the risks described under “Risk Factors” in this proxy statement.

Except as required by law, Earthstone assumes no obligation, and disclaims any duty, to update the forward-looking statements in this proxy statement.

SUMMARY

This summary highlights selected information contained in this proxy statement and does not contain all the information that may be important to you. Earthstone urges you to read carefully this proxy statement in its entirety, including the annexes. Additional, important information, which Earthstone also urges you to read, is contained in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page [●]. Unless stated otherwise, all references in this proxy statement to Earthstone are to Earthstone Energy, Inc., all references to EEH are to Earthstone Energy Holdings, LLC, all references to Bold Holdings are to Bold Energy Holdings, LLC, all references to Bold are to Bold Energy III LLC, all references to Lynden are to Lynden USA Inc., all references to Lynden Sub are to Lynden USA Operating, LLC, all references to EnCap are to EnCap Investments L.P., and all references to the Contribution Agreement are to the Contribution Agreement, dated as of November 7, 2016 and as amended on March 21, 2017, by and among Earthstone, EEH, Lynden, Lynden Sub, Bold Holdings and Bold, a copy of which is attached as Annex A to this proxy statement. In addition, definitions for certain terms relating to the oil and natural gas business can be found in “Glossary of Certain Oil and Natural Gas Terms” beginning on page [●].

The Companies

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

Earthstone Energy, Inc., a Delaware corporation (“Earthstone,” “we,” “our” and “us”), is a growth-oriented independent oil and natural gas development and production company engaged in developing and acquiring oil and natural gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the Midland Basin of west Texas, Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana. Its Common Stock is traded on NYSE MKT under the symbol “ESTE.”

As of December 31, 2016, Earthstone’s estimated proved reserves totaled 12,051 MBOE. For the year ended December 31, 2016, Earthstone had total revenues of approximately $42.3 million, and a net loss of approximately $54.5 million. See “Summary—Earthstone Selected Historical Financial Data” on page [●].

Lynden USA Inc.

Lynden USA Operating, LLC

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

Lynden Energy Corp. is a corporation organized under the laws of British Columbia, Canada that was acquired by Earthstone in May 2016. Its wholly-owned subsidiary, Lynden USA Inc., a Utah corporation (“Lynden”), in turn holds all of the membership interests of Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”). Lynden will contribute the membership interest of Lynden Sub to EEH at the closing of the Transaction.

Earthstone Energy Holdings, LLC

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), was formed on November 4, 2016, for the purpose of entering into the Contribution Agreement and facilitating the Transaction. It will issue approximately 22.3 million EEH Units to Earthstone and Lynden and approximately 36.1 million EEH Units to Bold Holdings in exchange for Earthstone transferring the membership interests of four of its subsidiaries to EEH, Lynden transferring its membership interests in Lynden Sub to EEH and Bold Holdings transferring its membership interests in Bold to EEH. Earthstone will be the sole managing member of EEH. See “The First Amended and Restated Limited Liability Company Agreement of EEH” beginning on page [●] for information regarding the proposed operations of EEH and the respective rights, duties and obligations of its members.

Bold Energy Holdings, LLC

Bold Energy III LLC

600 N. Marienfeld, Suite 1000

Midland, Texas 79701

(432) 686-1100

Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Holdings”), was formed on November 4, 2016, and is owned by EnCap Energy Capital Fund IX, L.P., a Texas limited partnership and an affiliate of EnCap (“EnCap Fund IX”).

Bold Energy III LLC, a Texas limited liability company (“Bold”), commenced operations on April 5, 2013 and is owned by Bold Energy Management Holdings III LLC, a Texas limited liability company (“BEMH III”), Bold Energy Management III LLC, a Texas limited liability company (“BEM III”), and EnCap Fund IX.

Effective immediately prior to the consummation of the Transaction, BEMH III, BEM III and EnCap Fund IX will contribute all of the issued and outstanding membership interests in Bold to Bold Holdings in exchange for all of the issued and outstanding membership interests in Bold Holdings, Bold Holdings will then contribute the membership interests of Bold to EEH at the closing of the Transaction.

As of December 31, 2016, Bold’s estimated proved reserves totaled 13,888 MBOE. For the year ended December 31, 2016, Bold had total revenues of approximately $19.5 million and a net loss of approximately $12.4 million. See “Summary—Bold Selected Historical Financial Data” on page [●].

Oak Valley Resources, LLC

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), owns approximately 41.1% of our Common Stock. Five affiliated investment funds under the management of EnCap (collectively, the “EnCap Oak Valley Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”), EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”), EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI-B”), EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”), and EnCap V-B Acquisitions, L.P. (“EnCap Fund V-B”), each a Texas limited partnership, collectively own 57.3% of the membership interests of Oak Valley and have the contractual right to nominate a majority of the members of the board of managers of Oak Valley.

EnCap Investments L.P.

1100 Louisiana Street, Suite 4900

Houston, Texas 77002

(713) 659-6100

EnCap Investments L.P., a Delaware limited partnership (“EnCap”), is the general partner of EnCap Equity Fund V GP, L.P. EnCap Equity Fund VI GP, L.P., EnCap Equity Fund VII GP, L.P. and EnCap Equity Fund IX GP, L.P., which are the general partners, or in the case of EnCap Fund V-B and EnCap Fund VI-B indirectly controls the general partner, of the EnCap Oak Valley Funds and EnCap Fund IX. EnCap Partners, LLC (“EnCap Partners”) is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap. Therefore, EnCap Partners and certain of its affiliates through their direct and indirect ownership may be deemed to share the right to direct the disposition of the Common Stock held by Oak Valley through the EnCap Oak Valley Funds’ interest in Oak Valley and EnCap Fund IX’s ownership of Bold.

The Transaction

On November 7, 2016, Earthstone, EEH, Lynden, Lynden Sub, Bold Holdings and Bold entered into the Contribution Agreement, which is structured as an “Up-C” transaction. Under this structure and the Contribution Agreement, (i) Earthstone will recapitalize its common stock into two classes –Class A Common Stock and Class B Common Stock, and all of Earthstone’s existing outstanding Common Stock, will be recapitalized on a one-for-one basis for Class A Common Stock; (ii) Earthstone will transfer all of its membership interests in Earthstone

Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash from the sale of Class B Common Stock to Bold (collectively, the “Earthstone Assets”) to EEH, in exchange for 16,423,849 EEH Units; (iii) Lynden will transfer all of its membership interests in Lynden Sub to EEH in exchange for 5,865,328 EEH Units; (iv) Bold Holdings will transfer all of its membership interests in Bold to EEH in exchange for 36,070,828 EEH Units and will purchase 36,070,828 shares of Class B Common Stock from Earthstone for $36,071; and (v) Earthstone will grant an aggregate of 150,000 fully vested shares of Class A Common Stock under the Plan to certain members of Bold. Each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock to be issued to Bold Holdings, will be convertible into Class A Common Stock on a one-for-one basis. Earthstone will be sole managing member of EEH.

Consideration to be Received by the Parties in the Transaction

At the closing of the Transaction, Bold Holdings will acquire approximately 36.1 million EEH Units and 36.1 million shares of Class B Common Stock. The number of EEH Units and shares of Class B Common Stock is fixed and will not be adjusted to reflect changes in the stock price of the Common Stock before the Transaction is completed.

The Special Committee of the Board of Directors

As a result of the possible conflicts of interest resulting from EnCap’s indirect ownership interests in both Earthstone and Bold, the Earthstone board of directors created a special committee of the board of directors composed of Jay F. Joliat (chair) and Zachary G. Urban, each independent and disinterested members of our board of directors (the “Special Committee”) to evaluate a potential transaction between Earthstone and Bold and make its recommendation thereon to the full board of directors. To assist with the process, the Special Committee engaged Richards, Layton & Finger, P.A. (“RLF”), as its legal counsel, and Stephens Inc. (“Stephens”) as its financial advisor.

The Special Committee, after considering the presentation by Stephens and RLF, unanimously: (i) approved the Transaction, the Contribution Agreement, and the ancillary agreements and documents appended thereto and each of the transactions contemplated therein, and (ii) recommended that the Transaction and Contribution Agreement be approved by the full board of Earthstone and be submitted to our stockholders for approval in accordance with the terms of the Contribution Agreement and Delaware law. See “The Transaction—Opinion of Stephens Inc. to the Special Committee” beginning on page [●].

Recommendation of the Board of Directors and its Reasons for the Transaction

After careful consideration, the board of directors unanimously recommends that the stockholders vote “FOR” the approval and adoption of the Contribution Agreement and the transactions contemplated thereby proposal, which includes the business combination with Bold, “FOR” the approval and adoption of the exchange of assets proposal, “FOR” the approval and adoption of the amendment to our amended and restated certificate of incorporation proposal, “FOR” the approval of the reclassification and conversion of our Common Stock into Class A Common Stock proposal, “FOR” the approval, for purposes of the applicable listing rules of the NYSE MKT, of the issuance of the Class A Common Stock upon exchange of the Class B Common Stock issued pursuant to the Contribution Agreement proposal, “FOR” the approval and adoption of the amendment to the Plan proposal, and “FOR” the adjournment proposal at the special meeting.

For a more complete description of our reasons for the Transaction and the recommendation of the board of directors, see “The Transaction—Recommendation of the Board of Directors and its Reasons for the Transaction” beginning on page [●].

Opinion of Stephens Inc. to the Special Committee

On November 7, 2016, Stephens, as financial advisor to the Special Committee, rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Stephens written opinion dated November 7, 2016) as to, as of November 7, 2016, the fairness, from a financial point of view, to the public holders of shares of Common Stock of the consideration to be paid by Earthstone in the Transaction pursuant to the Contribution Agreement.

Stephens’ opinion was directed to the Special Committee of the Earthstone board of directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to the public holders of shares of Common Stock of the consideration to be paid by Earthstone in the Transaction pursuant to the Contribution

Agreement and did not address any other terms, conditions, aspects or implications of the Transaction. The summary of Stephens’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex G to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Stephens in preparing its opinion. However, neither Stephens’ written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation as to, or otherwise address, how any holder of shares of Common Stock should act or vote with respect to the Transaction or any related matter. See “The Transaction—Opinion of Stephens Inc. to the Special Committee” beginning on page [●].

Voting and Support Agreement

Bold Holdings and Earthstone entered into a voting and support agreement (the “Voting and Support Agreement”) with Oak Valley, Earthstone’s largest stockholder, pursuant to which Oak Valley agreed, subject to the terms and conditions of the Voting and Support Agreement, to vote the shares of our Common Stock held by it in favor of the adoption of the Contribution Agreement and approval of the Transaction and the other transactions contemplated thereby, approval of the exchange of assets, the approval of the amendment to our amended and restated certificate of incorporation, the approval of the reclassification and conversion of our Common Stock to Class A Common Stock, and the approval of the issuance of the shares of Class B Common Stock pursuant to the Contribution Agreement. As of the date of the Contribution Agreement, 9,162,452 shares of Common Stock, representing approximately 41.1% of the total voting power of the outstanding shares of Common Stock, were beneficially owned by Oak Valley. See “The Voting and Support Agreement” on page [●].

Voting Agreement

Pursuant to the terms of the Contribution Agreement, at the closing of the Transaction, Earthstone, EnCap, Oak Valley, and Bold Holdings will enter into a voting agreement (the “Voting Agreement”), pursuant to which EnCap, Oak Valley, and Bold Holdings will agree not to vote any shares of Class A Common Stock or Class B Common Stock held by them in favor of any action, or take any action that would in any way alter the composition of the board of directors of Earthstone from its composition immediately following the closing of the Transaction. Immediately following the closing of the Transaction, the board of directors shall be composed of nine members, four of which shall be designated by EnCap, three of which shall be independent, and two of which shall be members of management, including our Chief Executive Officer. At any time during the effectiveness of the Voting Agreement during which EnCap’s collective ownership of Earthstone exceeds 50% of the total issued and outstanding Common Stock, EnCap may remove and replace one director that was not originally designated by EnCap, and his or her successors. Any such removal and replacement will be conducted in accordance with the provisions of our certificate of incorporation and bylaws then in effect. The Voting Agreement terminates on the earlier of (i) the fifth anniversary of the closing date of the Transaction and (ii) the date upon which EnCap, Oak Valley, and Bold Holdings collectively own, of record and beneficially, less than 20% of our outstanding voting interests. See “The Voting Agreement” on page [●].

Registration Rights Agreement

Pursuant to the terms of the Contribution Agreement, at the closing of the Transaction, Earthstone, Bold Holdings, and the unitholders of Bold Holdings will enter into a registration rights agreement (the “Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the exchange of the EEH Units and Class B Common Stock by Bold Holdings or its unitholders. The Registration Rights Agreement provides that, within ten (10) business days after the closing date of the Transaction, Earthstone will file a registration statement to permit the public resale of the shares of Class A Common Stock issued by Earthstone to Bold Holdings or its unitholders in connection with the exchange of Class B Common Stock and EEH Units in accordance with the terms of the First Amended and Restated Limited Liability Company Agreement of EEH. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act, until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Transaction outstanding. See “The Registration Rights Agreement” on page [●] for more information.

Governance Following Completion of the Transaction

The Earthstone senior management team will remain the management team after completion of the Transaction. The board of directors will expand to nine members with such additional director to be appointed by EnCap pursuant to the Voting Agreement.

Treatment of Equity Awards

The Transaction will not affect our outstanding equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the Transaction, except that such awards will be amended to provide for Class  A Common Stock rather than Common Stock.

Interests of Directors and Executive Officers in the Transaction

You should be aware that some of the directors and executive officers of Earthstone have interests in the Transaction that are different from, or are in addition to, the interests of our stockholders generally, including without limitation, that the executive officers and directors of Earthstone have rights to indemnification and directors’ and officers’ liability insurance that will survive closing of the Transaction.

Matters to be Considered at the Special Meeting

At the special meeting, stockholders will be asked:

•	To consider and vote upon a proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby, which includes the business combination with Bold.

•	To consider and vote upon a proposal to approve and adopt the exchange of assets.

•	To consider and vote upon a proposal to approve and adopt an amendment to our amended and restated certificate of incorporation.

•	To consider and vote upon a proposal to approve the reclassification and conversion of our Common Stock to Class A Common Stock.

•	To consider and vote upon a proposal to approve, for purposes of the applicable listing rules of the NYSE MKT, of the issuance of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement.

•	To consider and vote upon a proposal to approve and adopt an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan.

•	To consider and vote upon any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above.

We do not expect to transact any other business at the special meeting. Our board of directors has fixed the close of business on March 13, 2017 as the record date for determining those stockholders entitled to vote at the special meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting. A complete list of the stockholders will be available for examination at our offices in The Woodlands, Texas during ordinary business hours for a period of 10 days prior to the special meeting.

The approval and adoption of the Contribution Agreement and the exchange of assets each require the affirmative vote of (i) a majority of the issued and outstanding shares of our Common Stock and (ii) a majority of the shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal that are not held by Oak Valley or our executive officers. The approval and adoption of the amendment to our amended and restated certificate of incorporation and the reclassification of our Common Stock to Class A Common Stock, each require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock. The approval, for purposes of the applicable listing rules of the NYSE MKT, of the issuance of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement, and the approval and adoption of the amendment to the Plan, each require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal, provided that such shares voting affirmatively must also constitute a majority of the required quorum for the special meeting. Approval of the adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

The board of directors recommends that the stockholders vote “FOR” each of the proposals to be voted at the special meeting.

See “The Special Meeting” beginning on page [●].

Accounting Treatment of the Transaction

The Transaction will be accounted for as an acquisition of Bold by Earthstone under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Appraisal Rights

Our stockholders do not have any rights to appraisal with respect to the Transaction under Delaware law.

Conditions to Completion of the Transaction

The respective obligations of Earthstone, EEH, Lynden, Lynden Sub, Bold Holdings and Bold to complete the Transaction are subject to the satisfaction of the following conditions:

•	no order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Contribution Agreement shall have been issued and remain in force, and no suit, action or other proceeding by any governmental body seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by the Contribution Agreement shall be pending before any governmental body;

•	all material consents and approvals of any governmental body required for the consummation of the transactions contemplated under the Contribution Agreement shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted;

•	Earthstone shall have obtained all requisite stockholder approvals;

•	the shares of Class A Common Stock deliverable upon exchange of the EEH Units and the Class B Common Stock as contemplated by the First Amended and Restated Limited Liability Company Agreement shall have been approved for listing on the NYSE MKT, subject to official notice of issuance;

•	the other party’s representations and warranties regarding organization, capitalization and authority relative to the Contribution Agreement are true and correct when made and as of the closing date (other than de minimis inaccuracies) and the other party’s other representations and warranties, when read without regard to materiality qualifications, are true and correct in all respects, except where such failures of such representations and warranties to be true and correct when made and as of the closing date in all respects, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as defined in “The Contribution Agreement—Representations and Warranties” beginning on page [●]);

•	the other party shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by them under the Contribution Agreement prior to or on the closing date; and

•	the other party shall have performed all closing obligations and delivered to the other parties the closing deliverables and certifications stating that certain conditions are satisfied.

The obligation of Bold Holdings and Bold to complete the Transaction is further subject to the satisfaction or waiver of the following conditions:

•	Earthstone shall execute and deliver an assignment of membership interests to convey all of the outstanding equity interests in the Earthstone Assets to EEH and to admit EEH as a substitute member of the applicable limited liability companies whose equity interests are conveyed; and

•	Lynden shall execute and deliver an assignment of membership interests to convey all of the outstanding equity interests in Lynden Sub and to admit EEH as a substitute member of Lynden Sub.

The obligation of EEH to complete the Transaction is further subject to the satisfaction or waiver of the following conditions:

•	at closing, all managers, directors and officers of Bold shall resign, and EEH shall be appointed as manager of Bold; and

•	Bold Holdings shall execute and deliver an assignment of membership interests to convey all of the outstanding equity interests in Bold to EEH and to admit EEH as a substitute member of Bold.

The obligation of Earthstone and Lynden to complete the Contribution is further subject to the satisfaction or waiver of the following condition:

•	Bold Holdings shall execute and deliver an assignment of membership interests to convey all of the outstanding equity interests in Bold to EEH and to admit EEH as a substitute member of Bold.

For a more complete discussion of the conditions to the Transaction, see “The Contribution Agreement—Conditions” beginning on page [●].

Timing of the Transaction

The Transaction is expected to be completed in the second quarter of 2017. However, it is possible that factors outside of each party’s control could require them to complete the Transaction at a later time or not to complete it at all.

No Solicitation of Other Offers

In the Contribution Agreement, subject to certain exceptions, Earthstone has agreed that it will not, directly or indirectly:

•	solicit, initiate, facilitate, encourage or induce any inquiries or any proposals that constitute the submission of an Alternative Proposal (as defined in “The Contribution Agreement—No Solicitation” beginning on page [●]);

•	furnish confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to an Alternative Proposal; or

•	withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Bold, the recommendation of our board of directors or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Alternative Proposal.

The Contribution Agreement includes customary exceptions such that, prior to obtaining approval of the stockholders, we may engage in negotiations regarding and, subject to complying with certain specified procedures and, in certain circumstances, a payment of a termination fee as described below, the board of directors may change its recommendation of the Transaction in light of, or terminate the Contribution Agreement to enter into an agreement for, an unsolicited Alternative Proposal that is determined to be a Superior Proposal (as defined in “The Contribution Agreement—No Solicitation”), in each case, to the extent necessary for the board of directors to comply with applicable fiduciary duties.

For a discussion of the limitations on solicitation of alternative proposals from third parties, see “The Contribution Agreement—No Solicitation” beginning on page [●].

Termination of the Contribution Agreement and Termination Fees

The Contribution Agreement may be terminated in any of the following ways:

•	by mutual written consent of Earthstone and Bold Holdings;

•	by either Earthstone or Bold Holdings if:

•	the closing has not occurred on or before June 30, 2017 or such later date as shall be mutually agreed; provided that no party shall be entitled to terminate the Contribution Agreement if the closing has failed to occur because such party negligently or willfully failed to perform or observe in any material respect its covenants or agreements under the Contribution Agreement;

•	a law or order has been enacted, entered or promulgated prohibiting or permanently restraining the consummation of the transactions contemplated by the Contribution Agreement; or

•	the approval of the Contribution Agreement and related transactions by the stockholders is not obtained;

•	by Earthstone, if Bold Holdings shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Contribution Agreement (or if any of the representations or warranties of Bold Holdings set forth in the Contribution Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the closing date) give rise to the failure of certain of Earthstone’s conditions to closing regarding Bold Holdings’ representations and performance and (B) is incapable of being cured, or is not cured, by Bold Holdings within thirty (30) days following receipt of written notice from Earthstone of such breach or failure; provided that Earthstone shall not have the right to terminate the Contribution Agreement if Earthstone is then in material breach of any of its representations, warranties, covenants or agreements contained in the Contribution Agreement;

•	by Bold Holdings if:

•	the Special Committee has made an Adverse Recommendation Change (as defined in “The Contribution Agreement—No Solicitation”);

•	prior to the receipt of the approval of the Earthstone stockholders, Earthstone is in breach of its obligations with respect to non-solicitation; or

•	Earthstone, EEH or Lynden shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in the Contribution Agreement (or if any of the representations or warranties of Earthstone, EEH or Lynden set forth in the Contribution Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the closing date) give rise to the failure of certain of Bold Holdings and Bold’s conditions to closing regarding representations, performance, and Earthstone’s assignment of the Earthstone Assets and (B) is incapable of being cured, or is not cured, by Earthstone, EEH or Lynden, as applicable, within thirty (30) days following receipt of written notice from Bold Holdings of such breach or failure; provided that Bold Holdings shall not have the right to terminate the Contribution Agreement if Bold Holdings is then in material breach of any of its representations, warranties, covenants or agreements contained in the Contribution Agreement.

The Contribution Agreement provides that, upon a termination of the Contribution Agreement under specified circumstances, we are required to pay a termination fee equal to $5.5 million to Bold Holdings.

For a more detailed discussion of each party’s termination rights and the related termination fee, see “The Contribution Agreement—Termination of Contribution Agreement” beginning on page [●].

Risk Factors

You should also carefully consider the risks that are described in the section entitled “Risk Factors” beginning on page [●].

Earthstone Selected Historical Financial Data

Earthstone’s consolidated statements of operations and consolidated statements of cash flows information for the years ended December 31, 2016, 2015 and 2014 and Earthstone’s consolidated balance sheet information at December 31, 2016 and 2015 are derived from Earthstone’s audited consolidated financial statements incorporated by reference into this proxy statement. Earthstone’s consolidated statements of operations and consolidated statements of cash flows information for the years ended December 31, 2013 and 2012 and Earthstone’s consolidated balance sheet information at December 31, 2013 and 2012 are derived from Earthstone’s audited consolidated financial statements that are not included or incorporated by reference into this proxy statement. This information is only a summary and you should read it in conjunction with Earthstone’s consolidated financial statements and related notes incorporated by reference in this proxy statement. See “Where You Can Find More Information” beginning on page [●]. The consolidated financial data may not be indicative of future performance.

	Years ended December 31,
(In thousands, except per share amounts)	2016	2015	2014	2013	2012
Summary of Operations:
Total revenues	$42,269	$47,464	$47,611	$29,634	$17,091
Lease operating, re-engineering and workover expenses	$15,067	$15,422	$10,130	$8,122	$6,183
Severance taxes	$2,198	$2,582	$2,002	$1,225	$608
Impairment expense	$24,283	$138,086	$19,359	$12,298	$52,475
Depreciation, depletion and amortization	$25,937	$31,228	$18,414	$17,111	$12,191
Pretax loss	$(54,013)	$(143,097)	$(6,729)	$(19,875)	$(53,321)
Income tax expense (benefit)	$528	$(26,442)	$22,105	$—	$—
Net loss	$(54,541)	$(116,655)	$(28,834)	$(19,875)	$(53,321)
Net loss per share:
Basic	$(2.92)	$(8.43)	$(3.11)	$(2.18)	$(5.84)
Diluted	$(2.92)	$(8.43)	$(3.11)	$(2.18)	$(5.84)

Summary of Cash Flows:
Net cash provided by (used in) operating activities	$1,712	$(10,440)	$75,788	$15,283	$14,985
Net cash used in investing activities	$(59,868)	$(66,602)	$(107,437)	$(117,116)	$(29,554)
Net cash provided by (used in) financing activities	$45,092	$(141)	$106,673	$107,105	$29,216

Summary Balance Sheet Data at Year End:
Net oil and natural gas properties	$269,402	$198,333	$295,877	$147,297	$63,462
Total assets	$316,512	$264,944	$451,388	$189,858	$87,542
Long-term debt	$12,693	$11,191	$11,191	$10,825	$10,825
Total equity	$241,457	$199,873	$316,528	$148,922	$61,267

Bold Selected Historical Financial Data

Bold’s consolidated statements of operations and consolidated statements of cash flows information for the years ended December 31, 2016, 2015 and 2014 and Bold’s consolidated balance sheet information at December 31, 2016, 2015 and 2014 are derived from Bold’s audited consolidated financial statements included in this proxy statement. Bold’s consolidated statements of operations and consolidated statements of cash flows information for the period from inception (April 5, 2013) to December 31, 2013 and Bold’s consolidated balance sheet information at December 31, 2013 are derived from Bold’s audited consolidated financial statements that are not included or incorporated by reference into this proxy statement. This information is only a summary and you should read it in conjunction with Bold’s consolidated financial statements and related notes included in this proxy statement. See “Historical Consolidated Financial Statements of Bold Energy III LLC” beginning on page F-1. The consolidated financial data may not be indicative of future performance.

	As of and For the Years Ended December 31,
(In thousands)	2016	2015	2014	2013 (2)
Summary of Operations:
Total revenues	$19,487	$21,086	$9,509	$—
Oil and production costs	$2,679	$1,922	$553	$—
Oil and gas production taxes	$1,004	$1,081	$472	$—
Depreciation, depletion, amortization and accretion	$9,535	$14,823	$11,039	$111
Impairment of oil and gas properties	$—	$4,008	$17,575	$—
Abandonment expense	$11,380	$—	$66	$218
General and administrative expenses	$6,648	$7,403	$7,007	$4,210
Net loss	$(12,421)	$(8,500)	$(27,212)	$(4,535)

Summary of Cash Flow Data:
Net cash provided by (used in) operating activities	$10,052	$12,062	$705	$(4,834)
Net cash used in investing activities	$(84,075)	$(37,853)	$(124,909)	$(42,570)
Net cash provided by financing activities	$74,098	$25,661	$100,535	$71,314

Summary of Balance Sheet Data:
Net oil and natural gas properties	$227,928	$157,439	$139,408	$42,224
Total assets	$235,277	$160,086	$143,214	$67,389
Long-term debt (1)	$30,208	$12,964	$2,000	$—
Members’ equity	$188,986	$144,407	$138,300	$66,869

(1)	Net of unamortized deferred financing costs as of December 31, 2016 and 2015.
(2)	From inception on April 5, 2013.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Earthstone and Bold for the periods presented and the unaudited pro forma condensed combined financial information and related notes provided under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [●]. The unaudited pro forma condensed combined balance sheet information as of December 31, 2016 assumes the Transaction occurred on December 31, 2016. The unaudited pro forma condensed combined statements of operations information for the year ended December 31, 2016 gives effect to the Transaction as if it had occurred on January 1, 2016.

The selected unaudited pro forma condensed combined financial information does not purport to represent what Earthstone’s financial position or results of operations would have been had the Transaction been consummated on the assumed dates nor is it indicative of future financial position or results of operations. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Transaction, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies.

(In thousands, except per share data)	As of and For the Year Ended December 31, 2016
Pro Forma Statement of Operations Data
Total revenues	$65,716

Net loss	$(62,983)
Net loss attributable to noncontrolling interest (1)	(38,349)

Net loss attributable to Earthstone Energy, Inc. common stockholders	$(24,634)

Net loss per common share:
Basic and diluted	$(1.10)

Pro Forma Balance Sheet Data
Total assets	$836,773

Long-term debt	$43,193

Total Earthstone Energy, Inc. stockholders’ equity	$239,488
Equity attributable to noncontrolling interest (1)	472,167

Total equity	$711,655

(1)	Upon completion of the Transaction, it is expected that Bold Holdings will own approximately 61% of the outstanding shares of Class A Common Stock, on a fully diluted, as converted basis that represents the non-controlling interest.

Comparative Historical and Unaudited Pro Forma

Condensed Combined Per Share Information

The following table sets forth certain historical net income (loss) per share of Earthstone and per share book value information on an unaudited pro forma condensed combined basis after giving effect to the Transaction.

Historical per share data of Earthstone as of and for the year ended December 31, 2016 was derived from Earthstone’s historical financial statements for the respective periods. This information should be read together with the consolidated financial statements and related notes of Earthstone that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page [●].

Unaudited pro forma condensed combined per share data as of and for the year ended December 31, 2016 was derived and should be read in conjunction with the unaudited pro forma condensed combined financial data included under “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [●]. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Transaction been completed as of the beginning of the period.

As of and for the Twelve Months Ended December 31, 2016
Earthstone — Historical
Net loss per share from continuing operations:
Basic and diluted	$(2.92)
Book value per share of Common Stock	$10.84

As of and for the Twelve Months Ended December 31, 2016
Unaudited Pro Forma Condensed Combined Amounts
Net loss per share from continuing operations:
Basic and diluted	$(1.10)
Book value per share of Common Stock (1)	$10.68

(1)	Computed by dividing stockholders’ equity by the number of issued and outstanding shares of Earthstone Common Stock at the end of such period, adjusted to include the estimated number of shares of Earthstone Common Stock to be issued in the Transaction.

Summary Historical and Pro Forma Combined Reserve and Production Data

The following table sets forth information with respect to the historical and pro forma combined estimated oil, natural gas and natural gas liquids, or NGLs, reserves as of December 31, 2016 for Earthstone and Bold. The Earthstone and Bold reserve data presented below was derived from independent engineering reports of each company. Cawley, Gillespie & Associates, Inc. (“CG&A”) prepared the Earthstone reserve estimates as of December 31, 2016 and Ryder Scott Company (“Ryder Scott”) prepared the Bold reserve estimates as of December 31, 2016. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil, natural gas and natural gas liquids for the year ended December 31, 2016 for Earthstone and Bold.

	Earthstone Historical as of December 31, 2016	Bold Historical as of December 31, 2016 (2)	Pro Forma Combined (3)
Estimated Proved Reserves:
Oil (MBbl)	7,111	9,036	16,147
Natural Gas (MMcf)	20,401	29,111	49,512
Natural Gas Liquids (MBbl)	1,540	—	1,540
Total (MBOE)(1)	12,051	13,888	25,939
Estimated Proved Developed Reserves:
Oil (MBbl)	6,052	3,537	9,589
Natural Gas (MMcf)	13,545	13,865	27,410
Natural Gas Liquids (MBbl)	1,051	—	1,051
Total (MBOE)(1)	9,361	5,848	15,209
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	1,059	5,499	6,558
Natural Gas (MMcf)	6,856	15,246	22,102
Natural Gas Liquids (MBbl)	489	—	489
Total (MBOE)(1)	2,690	8,040	10,730

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.
(2)	Bold’s reserves were estimated on a 2-stream basis (oil and wet gas), while those of Earthstone were estimated on a 3-stream basis (oil, NGLs and residue gas).
(3)	Upon completion of the Transaction, Bold Holdings unitholders will own a non-controlling indirect interest of 61% of the estimated proved reserves.

The following table sets forth summary information with respect to historical and pro forma combined oil, natural gas and natural gas liquids production for the year ended December 31, 2016 for Earthstone and Bold. The Earthstone oil, natural gas and natural gas liquids production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this proxy statement. The Bold oil and natural gas production data presented below was derived from Bold management’s internal reports.

	Earthstone Historical For the Year Ended December 31, 2016	Bold Historical For the Year Ended December 31, 2016 (2)	Pro Forma Combined
Oil (MBbl)	878	373	1,251
Natural Gas (MMcf)	2,171	1,180	3,351
Natural Gas Liquids (MBbl)	225	—	225
Total (MBOE)(1)	1,465	570	2,035

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.
(2)	Bold’s production is reported on a 2-stream basis, while the production of Earthstone is reported on a 3-stream basis.

Comparative Per Share Market Price and Dividend Information

The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of Common Stock which trades on the NYSE MKT under the symbol “ESTE.”

	High	Low
Quarter Ended

2015
March 31	$31.00	$19.40
June 30	$28.90	$17.65
September 30	$20.15	$12.11
December 31	$18.50	$12.99

2016
March 31	$14.19	$10.75
June 30	$15.93	$10.12
September 30	$11.66	$7.67
December 31	$15.71	$8.02

2017
March 31 (through March 22, 2017)	$15.50	$11.26

As of March 13, 2017, there were approximately 1,800 record holders of our Common Stock.

Dividend Information

We have never paid any cash dividends on our Common Stock, and we do not anticipate paying any such dividends on our Common Stock in the foreseeable future.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●], you should carefully consider the following risks before deciding whether to vote for the approval and adoption of the Contribution Agreement and the transactions contemplated thereby proposal, the approval and adoption of the exchange of assets proposal, the approval and adoption of the amendment to our amended and restated certificate of incorporation proposal, the approval of the reclassification and conversion of our Common Stock into Class A Common Stock proposal, the approval, for purposes of the applicable listing rules of the NYSE MKT, of the issuance of the Class A Common Stock upon exchange of the Class B Common Stock issued pursuant to the Contribution Agreement proposal, the approval and adoption of an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan proposal or the adjournment proposal. In addition, you should read and consider the risks associated with the business of Earthstone. Descriptions of some of these risks can be found in Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page [●].

Risk Relating to the Transaction

After the closing of the Transaction, we will be a holding company. Our sole material asset will be our equity interest in EEH and, accordingly, we will be dependent upon distributions from EEH to pay taxes and cover our corporate and other overhead expenses.

After the closing of the Transaction, we will be a holding company and have no material assets other than our equity interest in EEH. We will have no independent means of generating revenue. We expect EEH to reimburse us for our corporate and other overhead expenses, and to the extent EEH has available cash, we intend to cause EEH to make distributions to the holders of EEH Units, including us, in an amount sufficient to cover all applicable U.S. federal, state and local income taxes and non-U.S. tax liabilities of Earthstone, Lynden Energy Corp., a corporation existing under the laws of British Columbia and a wholly owned subsidiary, and Lynden, if any, at assumed tax rates. We will likely be limited, however, in our ability to cause EEH and its subsidiaries to make these and other distributions due to the restrictions in the revolving credit facility that we anticipate EEH will enter into at the closing of the Transaction. To the extent that we need funds and EEH or its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

Our principal stockholders will collectively hold a substantial majority of the voting power of the Class A Common Stock and Class B Common Stock after the closing of the Transaction.

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the second amended and restated certificate of incorporation. EnCap through Bold Holdings will hold approximately 59.1% of our ownership interests. EnCap also owns 57.3% of Oak Valley which will own approximately 15.7% of our Class A Common Stock. The existence of this significant stockholder may also have the effect of limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company or delaying or preventing changes in control or changes in management.

So long as EnCap and certain of its affiliates (through their direct and indirect ownership in Bold, Bold Holdings and Oak Valley or otherwise) continue to control a significant amount of our outstanding voting securities, they will continue to be able to have significant influence over all matters requiring stockholder approval, regardless of whether or not other stockholders believe that a potential transaction is in their own best interests. Also, in any of these matters, the interests of our management team may differ or conflict with the interests of our other stockholders. In addition, EnCap and its affiliates may, from time to time, acquire interests in businesses that directly or indirectly compete with our business, as well as businesses that are significant existing or potential acquisition candidates or industry partners. EnCap and its affiliates may acquire or seek to acquire assets that we seek to acquire and, as a result, those acquisition opportunities may not be available to us or may be more expensive for us to pursue. Moreover, this concentration of stock ownership may also adversely affect the trading price of our Class A Common Stock to the extent investors perceive a disadvantage in owning stock of a company with a controlling stockholder.

After the closing of the Transaction, we anticipate that we will be a “controlled company” within the meaning of the NYSE MKT rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

Upon the closing of the Transaction, EnCap will control a majority of the combined voting power of all classes of our outstanding voting stock. As a result, we expect to be a controlled company within the meaning of the NYSE MKT corporate governance standards. Under the NYSE MKT rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain NYSE MKT corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE MKT.

Bold Holdings will have the right to have its EEH Units and shares of Class B Common Stock exchanged for Class A Common Stock pursuant to the terms of the First Amended and Restated Limited Liability Company Agreement of EEH.

After the closing of the Transaction, we will have an aggregate of approximately 36.1 million shares of Class A Common Stock issuable upon redemption or exchange of EEH Units and shares of Class B Common Stock that are held by Bold Holdings. Subject to certain restrictions set forth in the First Amended and Restated Limited Liability Company Agreement, Bold Holdings is entitled to have its EEH Units and shares of Class B Common Stock exchanged for shares of our Class A Common Stock. We will also enter into a Registration Rights Agreement pursuant to which the shares of Class A Common Stock issued to Bold Holdings upon redemption or exchange of EEH Units and shares of Class B Common Stock, subject to certain limitations set forth therein, shall be registered by us shortly after the closing of the Transaction pursuant to one or more registration statements for subsequent offers and sales by Bold Holdings and its permitted transferees. See “Registration Rights Agreement” beginning on page [●] for more information.

We cannot predict the amount of future issuances of our Class A Common Stock or the effect, if any, that future issuances and sales of shares of our Class A Common Stock may have on the market price of our Class A Common Stock. Sales or distributions of substantial amounts of our Class A Common Stock, including shares issued in connection with an acquisition, or the perception that such sales or distributions could occur, may cause the market price of our Class A Common Stock to decline.

The number of shares of Class B Common Stock to be issued to Bold Holdings is fixed and will not be adjusted in the event of any change in Earthstone’s stock price.

Upon completion of the Transaction, we will issue approximately 36.1 million shares of Class B Common Stock to Bold Holdings. This share amount was fixed in the Contribution Agreement and will not be adjusted to reflect changes in the market price of our Common Stock before the Transaction is completed. Stock price changes may result from a variety of factors (many of which are beyond our control), including the following:

•	changes in market assessments of our business, operations and prospects;

•	investor behavior and strategies, including market assessments of the likelihood that the Transaction will be completed;

•	changes in our business, operations and prospects;

•	changes in interest rates, general market and economic conditions and other factors generally affecting the price of our Common Stock; and

•	federal, state and local legislation, governmental regulation and legal developments in the industry in which we operate.

The price of our Common Stock (Class A Common Stock after the closing) at the completion of the Transaction will most likely be different from the Common Stock price on the date the Contribution Agreement was executed and from prices existing on the date of this proxy statement and on the date of the special meeting. As a result, the market value represented by the consideration to be paid by us, meaning the number of shares of Class A Common Stock that may be acquired by Bold Holdings multiplied by the trading price of our Class A Common Stock, could also change significantly. For example, based on the range of closing prices of the Common Stock during the period from November 7, 2016, the last trading day before public announcement of the Transaction, through [●], 2017, the latest practicable date before the date of this proxy statement, the consideration to be paid represented an implied value ranging from a low of $[●] million to a high of $[●] million.

Failure to complete the Transaction could negatively affect our stock price, future business and financial results.

Completion of the Transaction is not assured and is subject to risks, including the risks that approval of the Transaction by our stockholders will not be obtained or that certain other closing conditions will not be satisfied. If the Transaction is not completed, our ongoing business and financial results may be adversely affected and we will be subject to several risks, including:

•	having to pay certain significant transaction costs relating to the Transaction without receiving the benefits of the Transaction;

•	the potential payment of a termination fee of $5.5 million if (i) an Alternative Proposal (as defined in “The Contribution Agreement—No Solicitation”) has been publicly proposed or publicly disclosed prior to, and not withdrawn at the time of, the date of the special meeting, the Contribution Agreement is terminated; (ii) (A) by Bold Holdings or Earthstone, as a result of the closing of the Transaction not occurring by June 30, 2017 or the special meeting concluding and the Earthstone stockholder approval is not obtained or (B) by Bold Holdings prior to the special meeting if Earthstone is in breach of its non-solicitation obligations or if Earthstone, EEH or Lynden breached or failed to perform any of their respective representations, warranties, covenants or agreements contained in the Contribution Agreement; or (iii) Earthstone enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date the Contribution Agreement is terminated;

•	the potential loss of key personnel during the pendency of the Transaction who may be uncertain about their future roles with the combined company;

•	the fact that we are subject to certain restrictions on the conduct of our business prior to closing or termination which may prevent us from making certain acquisitions or dispositions or pursuing certain business opportunities while the Transaction is pending;

•	that the share price of our Common Stock may decline to the extent that the current market prices reflect an assumption by the market that the Transaction will not be completed; and

•	that we may be subject to litigation related to any failure on our part to complete the Transaction, or litigation resulting from minority stockholder actions.

Delays in completing the Transaction may substantially reduce the expected benefits of the Transaction.

Satisfying the conditions to, and completion of, the Transaction may take longer than, and could cost more than, we expect. Any delay in completing or any additional conditions imposed in order to complete the Transaction may materially adversely affect the synergies and other benefits that we expect to achieve from the Transaction and the integration of our respective businesses. In addition, each of us and Bold Holdings has the right to terminate the Contribution Agreement if the Transaction is not completed by June 30, 2017.

The Contribution Agreement limits our ability to pursue alternatives to the Transaction, which may discourage a potential acquirer from making an alternative proposal and, in certain circumstances, could require us to pay to Bold Holdings a significant termination fee.

Under the Contribution Agreement, we are restricted, subject to limited exceptions, from pursuing or entering into alternative transactions in lieu of the Transaction. In general, unless and until the Contribution Agreement is terminated, we are restricted from soliciting alternative proposals and providing information to or engaging in discussions with third parties, except in the limited circumstances as provided in the Contribution Agreement. Our board of directors is limited in its ability to change its recommendation with respect to the Transaction proposal. We have the right to terminate the Contribution Agreement and enter into an agreement with another party with respect to a “superior proposal,” but only if specified conditions have been satisfied, including compliance with the non-solicitation provisions of the Contribution Agreement, the expiration of certain waiting periods that may give Bold an opportunity to amend the Contribution Agreement so the “superior proposal” is no longer a “superior proposal” and the payment of a required termination fee. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Earthstone from considering or proposing such an acquisition, even if such third party were prepared to pay consideration with a higher per share cash or market value than the consideration proposed to be realized in the Transaction, or might result in a potential acquirer proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable.

We will incur substantial fees and costs in connection with the Transaction.

We expect to incur significant non-recurring expenses in connection with the Transaction. Additional unanticipated costs may be incurred, including, without limitation, unexpected costs and other expenses in the course of the integration of the businesses of Earthstone and Bold. In addition, the companies cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the integration costs in the near term, or at all.

We will be subject to various uncertainties and contractual restrictions while the Transaction is pending that could adversely affect our financial results.

Uncertainty about the effect of the Transaction on employees, service providers, suppliers and industry partners may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Transaction is completed and for a period of time thereafter, and could cause service providers, suppliers and others who deal with us to seek to change their existing business relationships. Employee retention and recruitment may be particularly challenging prior to completion of the Transaction, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the Transaction and the preparation for the integration of the businesses of the two companies may place a significant burden on our management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could adversely affect our financial results or the financial results of the combined company.

In addition, the Contribution Agreement restricts us from taking certain specified actions while the Transaction is pending without first obtaining Bold Holdings’ prior written consent. These restrictions may limit us from pursuing attractive business opportunities and making other changes to our business prior to completion of the Transaction or termination of the Contribution Agreement.

Risks Relating to Our Business Following Completion of the Transaction

We may experience difficulties in integrating our business with Bold’s business, which could cause the combined company to fail to realize many of the anticipated potential benefits of the Transaction.

We entered into the Contribution Agreement with the expectation that the Transaction will result in various benefits, including, but not limited to, operating and cost efficiencies related to drilling, completion and production operations and savings associated with general and administrative costs. Achieving the anticipated benefits of the Transaction will depend in part upon whether we integrate our business and Bold’s business in an efficient and effective manner. We may not be able to accomplish this integration process successfully. The difficulties of combining the businesses of the two companies potentially will include, among other things, the integration of certain operations following the Transaction will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day business of the combined company.

An inability to realize the full extent of the anticipated benefits of the Transaction, as well as any delays encountered in the transition process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may, in turn, affect the value of our Class A Common Stock after the closing of the Transaction.

The market price of our Class A Common Stock may decline in the future as a result of the Transaction.

The market price of our Class A Common Stock may decline in the future as a result of the Transaction for a number of reasons, including the unsuccessful integration of the businesses of Earthstone and Bold (including for the reasons set forth in the preceding risk factor) or our failure to achieve the perceived benefits of the Transaction, including financial and operating results, as rapidly as or to the extent anticipated by financial or industry analysts. These factors are, to some extent, beyond our control.

Our current stockholders will have a reduced ownership and voting interest after the Transaction.

As a result of the Class B Common Stock that we expect to issue as part of the Transaction, current stockholders are expected to hold approximately 38.9% of Earthstone’s voting securities on a fully diluted basis immediately following completion of the Transaction. When the Transaction occurs, each stockholder will have a percentage ownership of Earthstone that will be smaller than the stockholder’s percentage ownership prior to the Transaction. As a result of the reduced ownership percentages, stockholders will have less voting power after the Transaction than they now have now.

The pro forma condensed combined financial information included in this proxy statement is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction.

The pro forma condensed combined financial information contained in this proxy statement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of Earthstone’s financial condition or results of operations following the Transaction. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [●]. The actual financial condition and results of operations of the combined company following the Transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Transaction. Any potential decline in Earthstone’s financial condition or results of operations may cause significant variations in the stock price of Earthstone.

THE COMPANIES

Earthstone Energy, Inc.

Earthstone Energy, Inc., a Delaware corporation (“Earthstone,” “we,” “our” or “us”), is a growth-oriented independent oil and natural gas development and production company engaged in developing and acquiring oil and natural gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas and the Williston Basin of North Dakota and Montana. All of these properties and operations are held by and conducted through four wholly-owned subsidiaries of Earthstone. Through another wholly-owned subsidiary, Lynden Corp., Earthstone holds various non-operated working interests in the Midland Basin and Eastern Shelf located in the Permian Basin in west Texas and in the Paradox Basin Project, located in Utah. Lynden Corp. was acquired by Earthstone in May 2016.

As of December 31, 2016, Earthstone’s estimated proved reserves totaled 12,051 MBOE. Earthstone’s average daily production was 4,002 BOE/d for the year ended December 31, 2016. For the year ended December 31, 2016, Earthstone had total revenues of approximately $42.3 million and a net loss of approximately $54.5 million. See “Summary—Earthstone Selected Historical Financial Data” on page [●].

Four of Earthstone’s subsidiaries will be contributed to EEH at the closing of the Transaction. As the sole managing member of EEH, Earthstone will be responsible for all operational, management and administrative decisions relating to EEH’s business and will consolidate the financial results of EEH and its subsidiaries.

Earthstone’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246. The Common Stock is listed on the NYSE MKT under the symbol “ESTE.”

Earthstone Energy Holdings, LLC

Earthstone Energy Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Earthstone (“EEH”), was formed on November 4, 2016, for the purpose of entering into the Contribution Agreement and facilitating the Transaction. EEH will issue approximately 22.3 million EEH Units to Earthstone and Lynden and approximately 36.1 million EEH Units to Bold Holdings in exchange for Earthstone transferring the membership interests of four of its subsidiaries to EEH, Lynden transferring its membership interests in Lynden Sub to EEH and Bold Holdings transferring its membership interests in Bold to EEH. Earthstone will be the sole managing member of EEH. After the closing of the Transaction, EEH will act as a holding company of operating subsidiaries that own and operate our assets and Bold’s assets that are used in the exploration, development, production and acquisition of oil and natural gas properties.

See “The First Amended and Restated Limited Liability Company Agreement of EEH” beginning on page [●] for information regarding the proposed operations of EEH and the respective rights, duties and obligations of its members.

EEH’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Lynden USA Inc.

Lynden USA Operating, LLC

Lynden Energy Corp. is a corporation organized under the laws of British Columbia, Canada that was acquired by Earthstone in May 2016. Its wholly-owned subsidiary, Lynden USA Inc., a Utah corporation (“Lynden”), in turn holds all of the membership interests of Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”). Lynden will contribute the membership interest of Lynden Sub to EEH at the closing of the Transaction.

Lynden’s and Lynden Sub’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and their telephone number is (281) 298-4246.

Bold Energy Holdings, LLC

Bold Energy III LLC

Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Holdings”), was formed on November 4, 2016, and is owned by EnCap Energy Capital Fund IX, L.P., a Texas limited partnership and affiliate of EnCap (“EnCap Fund IX”).

Bold Energy III LLC, a Texas limited liability company (“Bold”), commenced operations on April 5, 2013 and is owned by Bold Energy Management Holdings III LLC, a Texas limited liability company (“BEMH III”), Bold Energy Management III LLC, a Texas limited liability company (“BEM III”), and EnCap Fund IX.

Effective immediately prior to the consummation of the transactions contemplated by the Contribution Agreement, BEMH III, BEM III and EnCap Fund IX will contribute all of the issued and outstanding membership interests in Bold to Bold Holdings in exchange for all of the issued and outstanding membership interests in Bold Holdings. Bold Holdings will then contribute the membership interests of Bold to EEH at the closing of the Transaction.

Bold is an independent domestic oil and natural gas company focused on the acquisition and development of unconventional, oil-weighted reserves in the Midland Basin of West Texas. Bold’s operational focus is on the horizontal development of multiple benches in the Wolfcamp formation as well as the Lower Spraberry. As of December 31, 2016, Bold had acquired approximately 20,900 net acres in the Midland Basin, primarily in Reagan, Upton and Midland counties.

As of December 31, 2016, Bold’s estimated proved reserves totaled 13,888 MBOE. For the year ended December 31, 2016, Bold’s average daily production was 1,556 BOE/d. For the year ended December 31, 2016, Bold had total revenues of approximately $19.5 million and a net loss of approximately $12.4 million. See “Summary—Bold Selected Historical Financial Data” on page [●].

Bold Holdings’ and Bold’s principal offices are located at 600 N. Marienfeld, Suite 1000, Midland, Texas 79701, and their telephone number is (432)  686-1100.

Oak Valley Resources, LLC

Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), owns approximately 41.1% of the Common Stock. Five affiliated investment funds under the management of EnCap (collectively, the “EnCap Oak Valley Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”), EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”), EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI-B”), EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”), and EnCap V-B Acquisitions, L.P. (“EnCap Fund V-B”), each a Texas limited partnership, collectively own 57.3% of the membership interests of Oak Valley and have the contractual right to nominate a majority of the members of the board of managers of Oak Valley.

Oak Valley’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

EnCap Investments L.P.

EnCap Investments L.P., a Delaware limited partnership (“EnCap”), is the general partner of EnCap Equity Fund V GP, L.P. EnCap Equity Fund VI GP, L.P., EnCap Equity Fund VII GP, L.P. and EnCap Equity Fund IX GP, L.P., which are the general partners, or in the case of EnCap Fund V-B and EnCap Fund VI-B indirectly controls the general partner, of the EnCap Oak Valley Funds and EnCap Fund IX. EnCap Partners, LLC (“EnCap Partners”) is the managing member of EnCap Investments Holdings, LLC, which is the sole member of EnCap Investments GP, L.L.C., which is the general partner of EnCap. Therefore, EnCap Partners and certain of its affiliates through their direct and indirect ownership may be deemed to share the right to direct the disposition of the Common Stock held by Oak Valley through the EnCap Oak Valley Funds’ interest in Oak Valley and EnCap Fund IX’s ownership of Bold.

EnCap’s principal offices are located at 1100 Louisiana Street, Suite 4900, Houston, Texas 77002, and its telephone number is (713) 659-6100.

THE SPECIAL MEETING

General

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors to be used at the special meeting of stockholders to be held at our offices, located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, on [●], 2017, at [●] a.m., local time, and at any adjournment or postponement of that meeting. This proxy statement and the enclosed form of proxy card are first being sent to our stockholders on or about [●], 2017.

Purpose of the Special Meeting

At the special meeting, holders of Common Stock as of the record date of March 13, 2017 will be asked to consider and vote on:

Proposal 1:	the proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby, which includes the business combination with Bold (as further described in the sections of this proxy statement entitled “The Transaction,” “The Contribution Agreement” and “The Proposals—Proposal 1. The Contribution Agreement Proposal”);

Proposal 2:	the proposal to approve and adopt the exchange of all or substantially all of our assets for EEH Units as contemplated by the Contribution Agreement (as further described in the sections of this proxy statement entitled “The Transaction,” “The Contribution Agreement” and “The Proposals—Proposal 2. The Exchange of Assets Proposal”);

Proposal 3:	the proposal to approve and adopt an amendment to our amended and restated certificate of incorporation that will increase the number of authorized shares of our common stock, from 100,000,000 shares, $0.001 par value per share, to 250,000,000 shares, $0.001 par value per share, divided into 200,000,000 shares of Class A Common Stock, $0.001 par value per share, and 50,000,000 shares of Class B Common Stock, $0.001 par value per share (as further described in the section of this proxy statement entitled “The Proposals—Proposal 3. The Amendment to our Amended and Restated Certificate of Incorporation Proposal”);

Proposal 4:	the proposal to approve the reclassification and conversion of each share of our Common Stock issued and outstanding immediately prior to closing of the Contribution Agreement into one (1) share of our Class A Common Stock (as further described in the section of this proxy statement entitled “The Proposals—Proposal 4. The Reclassification Proposal”);

Proposal 5:	the proposal to approve, for purposes of complying with applicable listing rules of the NYSE MKT, the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement (as further described in the section of this proxy statement entitled “The Proposals—Proposal 5. The NYSE MKT Proposal”);

Proposal 6:	the proposal to approve and adopt an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan to increase the number of shares available for issuance under such Plan by 4.3 million shares (as further described in the section of this proxy statement entitled “The Proposals—Proposal 6. The Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan Proposal”); and

Proposal 7:	the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above.

Recommendation of the Board of Directors

Our board of directors has unanimously (i) determined that the Contribution Agreement, the transactions contemplated thereby and the Transaction are fair, from a financial point of view, to our stockholders and are in the best interests of Earthstone; (ii) approved the Contribution Agreement, the Transaction, the exchange of assets and the other transactions contemplated thereby; (iii) approved the amendment to our amended and restated certificate of incorporation increasing the authorized number of shares of our Common Stock and dividing the Common Stock into two classes, Class A Common Stock and Class B Common Stock; (iv) approved the reclassification and conversion of our Common Stock into Class A Common Stock; (v) approved the issuance of the Class A Common Stock in connection with the future exchange of Class B Common Stock and EEH Units as required by the applicable listing rules of the NYSE MKT; (vi) approved an amendment to our 2014 Long-Term Incentive Plan increasing the number of shares available for issuance thereunder; and (vii) approved the proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Our board of directors unanimously recommends that our stockholders vote:

•	“FOR” the proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby;

•	“FOR” the proposal to approve and adopt the exchange of all or substantially all of our assets for EEH Units as contemplated by the Contribution Agreement, which includes the business combination with Bold;

•	“FOR” the proposal to approve and adopt an amendment to our amended and restated certificate of incorporation that will increase the authorized number of shares of our Common Stock, from 100,000,000 shares, $0.001 par value per share, to 250,000,000 shares, $0.001 par value per share, divided into 200,000,000 shares of Class A Common Stock, $0.001 par value per share, and 50,000,000 shares of Class B Common Stock, $0.001 par value per share;

•	“FOR” the proposal to approve the reclassification and conversion of each share of our Common Stock issued and outstanding immediately prior to the closing of the Contribution Agreement into one (1) share of our Class A Common Stock;

•	“FOR” the proposal to approve, for purposes of complying with applicable listing rules of the NYSE MKT, the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement;

•	“FOR” the proposal to approve and adopt an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan; and

•	“FOR” the adjournment proposal.

See “The Transaction—Recommendation of the Board of Directors and its Reasons for the Transaction.”

Record Date and Voting

The board of directors has fixed the close of business on March 13, 2017 as the record date for determining the holders of shares of Common Stock entitled to receive notice of and to vote at the special meeting and any adjournments or postponements thereof. Only holders of record of shares of Common Stock at the close of business on that date will be entitled to vote at the special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 22,273,820 shares of Common Stock outstanding, held by approximately 1,800 holders of record.

Each holder of shares of Common Stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the special meeting and at any adjournment or postponement thereof. In order for us to satisfy our quorum requirements, the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail or by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

If your proxy is properly executed and received by us in time to be voted at the special meeting, the shares represented by your proxy (including those given through the mail or by telephone or the Internet) will be voted in accordance with your instructions. If you execute your proxy but do not provide us with any instructions, your shares will be voted “FOR” the proposals set forth in the notice of special meeting.

The only matters that we expect to be presented at the special meeting are set forth in the notice of special meeting. If any other matters properly come before the special meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Quorum

If you vote in person or by proxy at the special meeting, you will be counted for purposes of determining whether there is a quorum at the meeting. Shares of Common Stock present in person or by proxy at the special meeting that are entitled to vote will be counted for the purpose of determining whether there is a quorum for the transaction of business at the special meeting. Our bylaws provide that a majority of the outstanding shares of Common Stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders.

As of the record date:

•	Our directors and executive officers and their affiliates owned and were entitled to vote 9,894,455 shares of Common Stock, representing approximately 44.4% of the outstanding shares of Common Stock;

•	Affiliates of certain of our directors own 100%, but as of the closing of the Transaction will own approximately [●]%, of the outstanding equity interests of Bold Holdings; and

•	Oak Valley, our largest stockholder, has entered into the Voting and Support Agreement with Bold Holdings and Earthstone pursuant to which Oak Valley has agreed, among other things, to vote all shares of Common Stock held by it in favor of the proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby, the proposal to approve and adopt the exchange of assets, the proposal to approve and adopt an amendment to our amended and restated certificate of incorporation to increase the authorized number of shares of Common Stock and divide our Common Stock into Class A Common Stock and Class B Common Stock, the proposal to approve the reclassification and conversion of our Common Stock into Class A Common Stock, the proposal to approve the issuance of the Class A Common Stock as required by the NYSE MKT, the proposal to approve an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan and the adjournment proposal, and to grant an irrevocable proxy to Bold Holdings, or any other person designated by Bold Holdings, empowering him or her to vote all such shares of Common Stock at any meeting of our stockholders called for the purpose of voting on the Contribution Agreement. As of March 13, 2017, Oak Valley owned approximately 41.1% of the issued and outstanding shares of Common Stock.

We currently expect that our directors and executive officers will vote their shares of Common Stock “FOR” all of the proposals set forth in the notice of special meeting.

Vote Required

Approval and adoption of the Contribution Agreement (Proposal 1). Approval of the proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby, which includes the business combination with Bold, requires the affirmative vote of (i) a majority of the issued and outstanding shares of our Common Stock and (ii) a majority of the shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal that are not held by Oak Valley or our executive officers.

Approval and adoption of the exchange of all or substantially all of our assets for EEH Units as contemplated by the Contribution Agreement (Proposal 2). Approval of the proposal to approve and adopt the exchange of all or substantially all of our assets for EEH Units as contemplated by the Contribution Agreement requires the affirmative vote of (i) a majority of the issued and outstanding shares of our Common Stock and (ii) a majority of the issued and outstanding shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal that are not held by Oak Valley or our executive officers.

Approval and adoption of the Amendment to Our Amended and Restated Certificate of Incorporation (Proposal 3). Approval of the proposal to approve the amendment to our amended and restated certificate of incorporation requires the affirmative vote of a majority of the issued and outstanding shares of our Common Stock.

Approval of the reclassification and conversion of our Common Stock into Class A Common Stock (Proposal 4). Approval of the proposal to approve the reclassification and conversion of our Common Stock into Class A Common Stock requires the affirmative vote of a majority of the issued and outstanding shares of our Common Stock.

Approval of the NYSE MKT Proposal (Proposal 5). Approval, for purposes of complying with applicable listing rules of the NYSE MKT, of the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the special meeting and voting on the proposal, provided that such shares voting affirmatively must also constitute a majority of the required quorum for the meeting.

Approval and adoption of the Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (Proposal 6). Approval of the proposal to approve and adopt the amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan requires the affirmative vote of a majority of the issued and outstanding shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal, provided that such shares voting affirmatively must also constitute a majority of the required quorum for the meeting.

Approval of the adjournment of the special meeting (Proposal 7). Approval of the proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the special meeting and voting on the proposal, even if less than a quorum.

Revocability of Proxies

The presence of a stockholder at the special meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

•	submitting a written revocation prior to the special meeting to the Corporate Secretary, Earthstone Energy, Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380;

•	submitting another signed and later dated proxy card and returning it by mail in time to be received before the special meeting or by submitting a later dated proxy by the Internet or telephone prior to the special meeting; or

•	attending the special meeting and voting in person.

Voting Methods

A stockholder of record may vote by attending the special meeting in person. You may also complete and mail your proxy card in the return envelope enclosed or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card.

Solicitation of Proxies

The solicitation of proxies from our stockholders is made on behalf of our board of directors. The costs and expenses of printing and mailing this proxy statement and all fees paid to the SEC shall be paid by us. We will pay the costs of soliciting and obtaining proxies from our stockholders, including the costs of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by our directors, officers and employees by mail, telephone, fax, personal interviews or other methods of communication. We have also made arrangements with Advantage Proxy, Inc. to assist us in soliciting proxies for our Common Stock and have agreed to pay Advantage Proxy $5,500, plus reasonable expenses for these services.

THE PROPOSALS

Proposal 1.	The Contribution Agreement Proposal

As discussed elsewhere in this proxy statement, our stockholders will consider and vote on a proposal to approve and adopt the Contribution Agreement and the transactions contemplated thereby, which includes the business combination with Bold. Our stockholders should read carefully this proxy statement in its entirety, including the annexes, for more detailed information concerning the Contribution Agreement. In particular, our stockholders are directed to the Contribution Agreement, a copy of which is attached as Annex A to this proxy statement. Approval and adoption of the Contribution Agreement and the transactions contemplated thereby requires the affirmative vote of (i) a majority of the issued and outstanding shares of Common Stock and (ii) a majority of the shares of Common Stock represented in person or by proxy at the special meeting and voting on the proposal that are not held by Oak Valley or our executive officers.

The board of directors recommends a vote “FOR” the Contribution Agreement Proposal (Proposal 1).

Proposal 2.	The Exchange of Assets Proposal

As discussed elsewhere in this proxy statement, our stockholders will consider and vote on a proposal to approve and adopt the exchange of all or substantially all of our assets, which consists of the membership interests in five of our operating subsidiaries, for EEH Units as contemplated by the Contribution Agreement. Under the Delaware General Corporation Law (the “DGCL”), the sale, lease or exchange of all or substantially all of a corporation’s assets, including the assets of its subsidiaries, requires approval of its stockholders. Sales, leases and exchanges to wholly-owned and controlled subsidiaries do not require such stockholder approval. Since EEH will not be wholly-owned by Earthstone upon closing of the Contribution Agreement, for purposes of certainty under Delaware law, we are asking for stockholder approval of the exchange of all or substantially all of our assets, in addition to approval of the Contribution Agreement in Proposal 1 above.

Approval and adoption of the exchange of assets proposal requires the affirmative vote of (i) a majority of the issued and outstanding shares of Common Stock and (ii) a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the special meeting and voting on the proposal that are not held by Oak Valley or our executive officers.

The board of directors recommends a vote “FOR” the exchange of assets proposal (Proposal 2).

Proposal 3.	The Amendment to Our Amended and Restated Certificate of Incorporation Proposal

As discussed elsewhere in this proxy statement, our stockholders will consider and vote on a proposal to approve and adopt an amendment to our amended and restated certificate of incorporation that will increase the authorized shares of our common stock, from 100 million shares, $0.001 par value per share, to 250 million shares, $0.001 par value per share, divided into 200 million shares of Class A Common Stock, $0.001 par value per share, and 50 million shares of Class B Common Stock, $0.001 par value per share. See the “Form of Second Amended and Restated Certificate of Incorporation” included as Annex B to this proxy statement.

Approval and adoption of the amendment to our amended and restated certificate of incorporation proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Both broker non-votes and abstentions will act as a vote against the amendment to our amended and restated certificate of incorporation.

The board of directors recommends a vote “FOR” the amendment to our amended and restated certificate of incorporation proposal (Proposal 3).

Proposal 4.	The Reclassification Proposal

As discussed elsewhere in this proxy statement, our stockholders will consider and vote on a proposal to approve the reclassification and conversion of each share of our Common Stock issued and outstanding immediately prior to closing of the Contribution Agreement into one (1) share of our Class A Common Stock.

Approval of the reclassification proposal requires the affirmative vote of a majority of the issued and outstanding shares of our Common Stock. Both broker non-votes and abstentions will act as a vote against the reclassification proposal.

The board of directors recommends a vote “FOR” the reclassification proposal (Proposal 4).

Proposal 5.	The NYSE MKT Proposal

As discussed elsewhere in this proxy statement, our stockholders will consider and vote on a proposal to approve, for purposes of complying with applicable listing rules of the NYSE MKT, the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement.

Approval, for purposes of complying with applicable listing rules of the NYSE MKT, of the issuance and sale of shares of Class A Common Stock in connection with the future exchange of EEH Units and shares of Class B Common Stock issued pursuant to the Contribution Agreement requires the affirmative vote of a majority of the shares of our Common Stock represented in person or by proxy at the special meeting and voting on the proposal.

The board of directors recommends a vote “FOR” the NYSE MKT proposal (Proposal 5).

Proposal 6.	The Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan Proposal

As discussed elsewhere in this proxy statement, our stockholders will consider and vote on a proposal to approve and adopt an amendment (the “Amendment”) to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as amended (the “Plan”), to increase the number of shares of our Common Stock authorized to be issued under the Plan by 4.3 million shares. At the special meeting of our stockholders on December 19, 2014, the Plan was adopted by our stockholders. At the annual meeting of our stockholders on October 22, 2015, an amendment increasing the number of shares available under by the Plan by 750,000 shares was adopted by our stockholders. See the “Amendment No. 2 to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan” included as Annex H to this proxy statement.

Description and Text of the Proposed Amendment

Our board of directors has determined that, to give us the ability to attract and retain the executive and key employee talent necessary for our continued growth and success, the number of shares of our Common Stock available for issuance under the Plan should be increased by 4.3 million shares, and is proposing an amendment to effect such an increase. In evaluating the amount of the increase in the number of shares available under the Plan, the board of directors considered our employee headcount and the board of directors believes that equity compensation should be a larger portion of overall compensation. In approving and recommending the increase in the number of shares of Common Stock authorized for issuance under the Plan, the board of directors concluded such increase was advisable and in our best interests to provide us with maximum flexibility to use equity awards to continue to support our growth strategy and maintain our ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on our employee headcount, management performance, competitive compensation practices, our stock price and a variety of other factors, some of which are beyond our control, it is not possible to determine when or if the currently proposed increase in shares under the Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

To effect the increase in the aggregate number of shares of our Common Stock that may be issued under the Plan, it is proposed that the first sentence of Section 3.1 of the Plan be deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, 5,800,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

Summary of Principal Terms of the Plan

As provided in the Plan, following the recapitalization and conversion of the Common Stock into Class A Common Stock, the Plan will be amended so that all references to Common Stock will be to Class A Common Stock. The following is a summary description of the material features of the Plan, as proposed to be amended. The statements made in this proxy statement regarding the Amendment to the Plan should be read in conjunction with and are qualified in their entirety by reference to the Plan, a copy of which is available as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on December 29, 2014 and the Amendment No. 1 to the Plan, a copy of which is available as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 26, 2015. Prior filings with the SEC are available through our website at www.earthstoneenergy.com or in printed form upon request by any stockholder.

The Plan currently is effective until December 18, 2024. The purposes of the Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success.

Under the Plan, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the Plan. Generally, all classes of our employees are eligible to participate in the Plan. As of [●], 2017, there were approximately [●] full-time employees, [●] part-time employees, [●] contractors, and six non-employee directors of Earthstone that are eligible to participate in the Plan.

The Plan currently provides that a maximum of 1,500,000 shares of our Common Stock may be issued in conjunction with awards granted under the Plan. At December 31, 2016, 718,500 shares of our Common Stock remained available for awards to be granted under the Plan. If the Plan is amended as proposed herein, 5.8 million shares of our Common Stock would be available for issuance under the Plan. If the closing of the Contribution Agreement occurs, all references to “Common Stock” under the Plan will be amended to refer to “Class A Common Stock.” Shares underlying awards that are forfeited under the Plan will again be eligible for issuance as though the forfeited awards had never been issued. Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise or settlement of awards under the Plan. On [●], 2017, the closing price of a share of our Common Stock on the NYSE MKT was $[●].

The Plan limits the aggregate number of shares of our Common Stock that may be issued in conjunction with stock options and/or stock appreciation rights to any eligible employee in any calendar year to 250,000 shares. The Plan also limits the aggregate number of shares of our Common Stock that may be issued in conjunction with the grant of restricted stock awards, restricted stock unit awards, performance unit awards, stock awards and other incentive awards to any eligible employee in any calendar year to 150,000 shares. The Plan also limits the maximum aggregate amount that may be paid in cash pursuant to awards (other than stock options or stock appreciation rights) made to any eligible employee in any calendar year to $2 million.

Administration

Our board of directors or a committee appointed by the board of directors administers the Plan. Except as set forth in the Plan, the committee will serve at the pleasure of the board of directors.

Awards to directors under the Plan must be approved by the board of directors.

In connection with the administration of the Plan, the board of directors or the committee, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

•	determine which employees and other persons will be granted awards under the Plan;

•	grant the awards to those selected to participate;

•	determine the exercise price for options and stock appreciation rights; and

•	prescribe any limitations, restrictions and conditions upon any awards.

In addition, the board of directors or the committee will:

•	interpret the Plan; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer the Plan.

Types of Awards

The Plan permits the board of directors or the committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of Common Stock, awards of stock appreciation rights (“SARs”), awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Restricted Stock. Restricted shares of Common Stock may be granted under the Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the board of directors or committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by the board of directors or committee, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria. In addition, the board of directors or committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the employee, be delivered to and held by us until such restrictions lapse. Shares of restricted stock will generally vest upon the occurrence of a change of control. The board of directors or committee, in its discretion, may provide for an acceleration of vesting of restricted stock in the event of death or permanent disability of the employee, or for such other reasons as the board of directors or committee may deem appropriate in the event of the termination of a participant.

Restricted Stock Units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of Common Stock. The Plan provides for payment in the form of shares of Common Stock or cash. Restricted stock units may be granted under the Plan subject to such terms and conditions, including forfeiture and vesting provisions, as the board of directors or committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by the board of directors or committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria. Restricted stock units would generally vest upon the occurrence of a change of control. The board of directors or committee, in its discretion, may provide for an acceleration of vesting of restricted stock units in the event of death or permanent disability of the employee, or for such other reasons as the board of directors or committee may deem appropriate in the event of the termination of a participant.

The Plan also permits the board of directors or committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of Common Stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of the board of directors or committee), or be subject to such other provisions or restrictions as determined in the discretion of the board of directors or committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of Common Stock that could be purchased at fair market value upon, and with the amount of, each cash distribution made by us with respect to a share of Common Stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights may provide that such dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award or be subject to such other provisions and restrictions as determined in the discretion of the board of directors or committee.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of Common Stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the Plan will be determined by the board of directors or committee at the time of the grant. Either the board of directors or committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, either the board of directors or committee may, in its discretion, impose limitations on the exercise of all or some options granted under the Plan, such as specifying minimum periods of time after grant during which options may not be exercised. The Plan generally provides for acceleration of the right of an individual employee to exercise his or her stock option in the event we experience a change of control.

The Plan provides that the stock options may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified options, which are stock options other than incentive stock options.

Incentive Stock Options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share exercise price not less than the fair market value of Common Stock on the date the incentive stock option is granted. In the case of an incentive stock option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share exercise price may not be less than 110% of the fair market value of the Common Stock on the date the incentive stock option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an incentive stock option is granted, of Common Stock with respect to which incentive stock options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

Nonqualified Options. Nonqualified options are stock options which do not qualify as incentive stock options under the Code. Nonqualified options may be granted to directors and consultants, as well as to employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for nonqualified options will be determined by the board of directors or the committee at the time the nonqualified options are granted, but may not be less than the fair market value of our Common Stock on the date the nonqualified option is granted. Nonqualified options are not subject to any of the restrictions described above with respect to incentive stock options. Incentive stock options and nonqualified options are treated differently for federal income tax purposes as described below under “– Tax Treatment.”

The Plan provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by the board of directors or committee, in whole shares of Common Stock, (3) subject to the prior approval by the board of directors or committee, by withholding shares of Common Stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by the board of directors or committee, by a combination of the foregoing, equal in value to the exercise price. The board of directors or committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the board of directors or committee, as applicable.

Stock Appreciation Rights. Awards of stock appreciation rights, which we refer to as SARs, entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of Common Stock subject to the SAR award between the date of the grant of the SAR award and the exercise date. The Plan provides for payment in the form of shares of Common Stock or cash. The Plan generally provides for acceleration of the right of an individual employee to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or Common Stock per unit upon the achievement of performance goals established by the board of directors or committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of a performance target established by the board of directors or committee. The Plan permits payment of performance bonuses in the form of cash or Common Stock.

Stock Awards. A stock award entitles the recipient to shares of Common Stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of Common Stock and at such times as the board of directors or committee may determine, and the board of directors or committee may require a participant to pay a stipulated purchase price for each share of Common Stock covered by a stock award.

Other Incentive Awards. The Plan permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the board of directors or committee determines that such other incentive awards are consistent with the purposes of the Plan. Such other incentive awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the board of directors or committee, and awards valued by reference to the book value of Common Stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under the Plan. Cash awards are also permitted as an element of or a supplement to any awards permitted under the Plan. Awards are permitted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Code Section 162(m)

The Plan provides the board of directors or committee discretion to determine whether all or any portion of a restricted stock award, restricted stock unit award, performance unit award, performance bonus, stock award or other incentive award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any such award that is intended to satisfy the 162(m) Requirements would be established in writing by a committee composed of two or more “outside directors” within the meaning of Section 162(m) of the Code based on one or more performance criteria listed above not later than 90 days after commencement of the performance period with respect to such award or any such other date as may be required or permitted for “performance-based compensation” under the 162(m) Requirements; provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of an award and to the extent permitted under the 162(m) Requirements, the committee may provide for the manner in which the performance goals would be measured in light of specified corporate transactions, extraordinary events, accounting changes or other similar occurrences. All determinations made by the committee as to the establishment or the achievement of performance goals, or the final settlement of an award intended to satisfy the 162(m) Requirements, would be required to be made in writing. The committee would have discretion to reduce, but not to increase, the amount payable and/or the number of shares of Common Stock to be granted, issued, retained or vested pursuant to any such award.

The performance criteria to be used for purposes of awards under the Plan that are intended to meet the 162(m) Requirements are set in the sole discretion of the board of directors or committee and may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of Earthstone in which the participant is employed or with respect to which the participant performs services, and shall consist of one or more or any combination of the following criteria: operational criteria, including reserve additions/replacements, finding and development costs, production volume and production costs; financial criteria, including earnings (net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share), free cash flow, cash flow, operating income, general and administrative expenses, ratios of debt to equity, debt to cash flow, debt to EBITDA, EBITDA to interest, return on assets, return on equity, return on invested capital, and profit returns/margins; and stock performance criteria, including stock price appreciation, total stockholder return and relative stock price performance.

Transferability

Nonqualified options are transferable on a limited basis. Other types of awards authorized under the Plan are not transferable other than by will or by the laws of descent and distribution. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Rights to restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates, unless the board of directors or committee specifies otherwise in an award agreement or elects to accelerate the vesting of the award. Unless the board of directors or committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death or disability, the employee (or personal representative in the case of death) may exercise any vested incentive stock options for a period of up to one year after such termination and any vested nonqualified option during the remaining term of the option. Unless the board of directors or committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless the board of directors or committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as a director, the unvested portion of any award will be forfeited unless otherwise accelerated by the board of directors or committee. Unless the board of directors or committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

The Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The Plan provides that, upon the occurrence of a change of control event, the board of directors or committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by the board of directors or committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards based on the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; accelerate any vesting schedule to which an award is subject; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

The board of directors may amend the Plan at any time. However, without stockholder approval, the Plan may not be amended in a manner that would increase the number of shares that may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits to participants provided by the Plan.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the Plan. This summary is not intended to provide or supplement tax advice to eligible employees. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock. A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, which is equal to the price paid for the stock, if any.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the ordinary income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, which is equal to the amount previously included in income as ordinary income with respect to such shares.

Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize taxable income upon the grant of an incentive stock option. As long as the optionee has been an employee of Earthstone or of one of our permissible corporate subsidiaries from the date of grant through the date the incentive stock option is exercised and if the incentive stock option is exercised during his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the incentive stock option is exercised (determined on the date of exercise) exceeds the exercise price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of Common Stock acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the exercise price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any shares of Common Stock acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods, the optionee will realize ordinary compensation income (and perhaps some short-term capital gain as well) instead of long-term capital gain. The amount of the ordinary compensation income realized will generally be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price; or (ii) the excess of the amount realized upon the sale over the exercise price. Any additional gain would generally be short-term capital gain.

In the event of a premature disposition of shares of stock acquired by exercising an incentive stock option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary compensation income realized by the optionee.

If an optionee uses already owned shares of Common Stock to pay the exercise price under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock used to pay the exercise price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an incentive stock option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the exercise price, the surrender of the stock will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

Nonqualified Options. An optionee will not realize taxable income upon the grant of a nonqualified option. At the time the optionee exercises the nonqualified option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the nonqualified option is exercised exceeds the exercise price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the optionee before sale.

If an optionee uses already owned shares of Common Stock to pay the exercise price under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income.

Stock Appreciation Rights. A recipient of SARs will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. If an award is “performance-based compensation” under Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. Otherwise, our deduction may be limited by Section 162(m) of the Code as described below. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

Stock Awards. A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the participant’s basis in the stock, which is generally equal to the fair market value of the stock on the date of receipt.

Other Incentive Awards. The specific tax consequences applicable with respect to other incentive awards granted under the Plan will depend on the terms and conditions applicable to the award.

Code Section 162(m). Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance-based compensation” under Section 162(m) of the Code are exempt from the cap and do not count toward the $1 million limit. In order to be “performance-based compensation” exempt from the $1 million deductibility limitation, the grant or vesting of the award relating to the compensation must (among other things) be based on the satisfaction of one or more performance goals specified by a compensation committee made up of at least two “outside directors.” Generally, stock options and stock appreciation rights are intended to qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms. In any event, we reserve the right to award compensation that is not “performance-based compensation” and that is not deductible under Section 162(m) of the Code, and in no event shall we or any member of the board of directors or a committee of the board of directors be liable in the event that any award fails to qualify as “performance-based compensation” under Section 162(m) of the Code.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Equity Compensation Plan Information

The following table provides information related to our Common Stock which may be issued under our existing equity compensation plans as of December 31, 2016, including the Plan:

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders: (1)	781,500	$12.53	718,500
Equity compensation plans not approved by security holders:	—	—	—

Total	781,500	$12.53	718,500

(1)	The Plan was adopted by our stockholders in December 2014 and an amendment to the Plan was adopted by our stockholders in October 2015.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the Amendment requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the special meeting and voting on such proposal; provided that such shares voting affirmatively must also constitute a majority of the required quorum for the meeting.

Our board of directors believes that approval and adoption of the Amendment will promote our interests and the interests of the stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases in shareholder value. Members of the board of directors are eligible to participate in the Plan, and thus, have a personal interest in the approval and adoption of the Amendment.

The board of directors recommends a vote “FOR” the Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan proposal (Proposal 6).

Proposal 7.	The Adjournment Proposal

The special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies to obtain additional votes in favor of the above proposals.

If, at the special meeting, the number of shares of Common Stock present or represented and voting in favor of the above proposals is insufficient to approve such proposals, we intend to move to adjourn the special meeting in order to enable the board of directors to solicit additional proxies for approval of such proposals.

In the adjournment proposal, we are asking the stockholders to authorize the holder of any proxy solicited by the board of directors to vote in favor of granting discretionary authority to the proxyholders, and each of them individually, to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

Approval of the adjournment proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal.

The board of directors recommends a vote “FOR” the adjournment proposal (Proposal 7).

Other Matters to Come Before the Meeting

No other matters are intended to be brought before the special meeting by Earthstone, and we do not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

THE TRANSACTION

General

The Transaction has been organized in a manner commonly known as an “Up-C” structure. Under this structure and the Contribution Agreement, Earthstone will recapitalize its Common Stock into two classes – Class A Common Stock and Class B Common Stock, and all of its existing outstanding Common Stock will be converted into Class A Common Stock. Bold Holdings will purchase approximately 36.1 million shares of Class B Common Stock for nominal consideration, with the Class B Common Stock having no economic or other rights in Earthstone other than voting rights on a pari passu basis with the Class A Common Stock. The Class B Common Stock is being authorized and issued to Bold Holdings in order to give it voting rights in Earthstone with respect to its ownership of EEH Units.

At the closing of the Transaction, EEH will issue approximately 22.3 million EEH Units to Earthstone and one of Earthstone’s wholly-owned subsidiaries, in the aggregate, and 36.1 million EEH Units to Bold Holdings in exchange for the parties transferring all of their assets to EEH. Each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock, will be convertible into Class A Common Stock on a one-for-one basis. Therefore, upon the closing of the Transaction, stockholders of Earthstone and unitholders of Bold Holdings would own approximately 39% and 61%, respectively, of the combined company’s then outstanding Class A Common Stock on a fully diluted, as converted, basis. After the closing of the Transaction, Earthstone will conduct its activities through EEH and will be its sole managing member.

The sole member, managers, and directors, as applicable, of the parties to the Contribution Agreement and the ancillary agreements contemplated by the Contribution Agreement have determined that the Contribution Agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of their respective equity holders, and have unanimously approved the Contribution Agreement and the transactions contemplated thereby. The Contribution Agreement and the transactions contemplated thereby are subject to approval of Earthstone’s stockholders at the special meeting and other closing conditions.

Background of the Transaction

Over the last 40 years, Frank A. Lodzinski, Chairman of the Board, Chief Executive Officer and President of Earthstone, has organized and managed several oil and natural gas companies, utilizing a strategy of building them to a point when they could be merged into or sold to larger entities in order to maximize value and create liquidity for stockholders. Mr. Lodzinski became Chairman, President and Chief Executive Officer of Earthstone in December 2014, when Earthstone merged with Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), that Mr. Lodzinski organized in December 2012. Shortly thereafter, Mr. Lodzinski and the new Earthstone management team began implementing their business strategy, which had been developed and refined by Mr. Lodzinski and his management team in several prior oil and natural gas companies. This strategy consists of:

•	enhancing the cash flow and profitability of existing properties through drilling and workover activities, in addition to the implementation of cost-efficient operations;

•	expanding acreage and oil and natural gas prospect inventory through:

•	detailed geologic and engineering review and analysis of existing properties; and

•	identification of prospective areas for acquisition or leasing efforts based on geologically-focused field and regional studies;

•	undertaking selective prospect participations with other oil and natural gas operators; and

•	acquiring additional oil and natural gas reserves and producing properties through asset or corporate acquisitions and/or mergers.

As part of its overall strategy, Earthstone’s management team has maintained a regular, ongoing dialogue with investment bankers, institutional investors, private equity firms, and potential joint venture parties, to access potential transactions and/or capital, but also to discuss general industry conditions, Earthstone’s near-term and long-term strategy, capital markets, and various means of maximizing Earthstone’s value for the benefit of its stockholders. Mr. Lodzinski’s policy is to keep Earthstone’s board of directors apprised of the substance of these meetings, inform them of current market conditions and trends in various aspects of the oil and natural gas exploration and production business, and describe recent transactions and prices being paid for reserves, production, acreage, and operating companies.

In furtherance of this strategy, Earthstone acquired Lynden Energy Corp. (“Lynden Corp.”) in May 2016, which provided Earthstone with a non-operated working interest presence in the highly prolific Midland Basin, which is part of the Permian Basin in Texas. To further enhance its presence in the Midland Basin and to continue its growth strategy, Earthstone has continued to seek new opportunities for the purpose of creating significant operated working interest holdings in this area.

Bold Energy III LLC (“Bold”) was formed in March 2013 and subsequently capitalized by affiliates of EnCap Investments L.P. (“EnCap”), a private equity firm, and the Bold management team. Bold’s management and professional staff have significant experience acquiring, developing and operating oil and gas properties in the Permian Basin. Since commencement of operations in April 2013, Bold has established an operated position in approximately 20,900 net acres in the Midland Basin with estimated production of 3,340 barrels of oil equivalent per day (71% oil, 87% liquids) during December 2016. In addition, EnCap is the largest investor in Oak Valley, which became the principal stockholder of Earthstone in December 2014, as mentioned above. In light of market conditions in the Permian Basin in early and mid-2015, Bold hired Tudor, Pickering, Holt & Co. (“TPH”) in June 2015 to determine whether there was a market for Bold’s assets.

Unless otherwise noted, Earthstone was represented in the discussions described below by Frank A. Lodzinski, its President and Chief Executive Officer, Robert J. Anderson, its Executive Vice President, Corporate Development and Engineering, and Neil K. Cohen, its Vice President, Finance, and Treasurer. Bold was represented by Joseph L. Castillo, its President, David L. Cox, its Executive Vice President – Business Development, and James R. Lawrence, its Chief Financial Officer. Unless otherwise specified, references made below to EnCap are intended to reference Brad A. Thielemann, EnCap Managing Director (and a director of Earthstone), Bryan Stahl, EnCap Vice President, and Jason Hajdik, EnCap Vice President, who were Earthstone’s primary contacts within EnCap and worked closely with Earthstone on the Transaction. Wynne M. Snoots, EnCap Partner, Mark Burroughs, Jr., EnCap Managing Director, and George W. Purgason, EnCap Vice President, separately worked with Bold on the Transaction. EnCap took efforts to maintain separation between the EnCap professionals who advised Earthstone and the EnCap professionals who advised Bold. All meetings were held in Houston, Texas unless otherwise noted.

On June 25, 2015, Earthstone met with Wells Fargo Securities LLC (“Wells”) to discuss potential acquisition or merger targets for Earthstone. Wells compiled its list at the request of Mr. Lodzinski with direction to consider entities or assets owned directly or indirectly by private equity firms. Bold was one of several potential entities identified by Wells as a possible target. Wells performed a limited amount of investigation, provided a summary of the potential targets and discussed them with Earthstone. The entities and the vast majority of the underlying assets were all located in Texas. Of these entities, Mr. Lodzinski and his management team initially rejected several due to the location and nature of their properties and asked Wells to contact one group about the possibility of a merger combination transaction, but discussions did not proceed in any significant degree because the potential target indicated it wanted its operations to remain solely in one oil and natural gas basin.

Further investigation of the remainder of the potential targets did not proceed in any significant depth due to a common theme that such companies’ valuations of their assets were substantially above market ranges that Earthstone management believed were reasonable for the properties and equally important, such companies indicated they would only be amenable to all cash offers, rather than stock or stock and cash offers, which Earthstone’s management preferred. Thus, Earthstone’s management determined promptly after a review of materials and through preliminary discussions with management of the targets that these potential acquisitions were not actionable and should not be considered further at that time.

With respect to Bold, Wells informed Earthstone that TPH was assisting Bold in a potential sale of its oil and gas assets with bids due in August 2015. Although Earthstone felt the Bold assets were economically attractive, after reviewing an executive summary provided by TPH, Earthstone chose not to pursue the opportunity due principally to the size of Bold’s acreage position, limited production and uncertainty with the ability of Earthstone to obtain adequate cash financing, particularly considering the anticipated volatility in commodity prices and Earthstone’s likely acquisition of Lynden Corp. with Earthstone common stock, which Earthstone ultimately announced in December 2015 and closed in May 2016.

Subsequently, Earthstone became aware that a sale of Bold did not occur, in Earthstone’s view due to falling commodity prices. Historically, Mr. Lodzinski and his management team have often pursued assets they thought attractive and potentially accretive to Earthstone’s activities and share price, that have not sold in a publicly marketed process. As a result, in early November 2015, Mr. Lodzinski initiated discussions with EnCap regarding potential acquisition targets (other than those identified by Wells and discussed above) and proposed the possible acquisition of or merger with Bold or other EnCap portfolio companies. On November 12, 2015, EnCap provided Earthstone with a presentation that had previously been used by TPH to market Bold to potential buyers during the summer of 2015. The presentation included a summary of the Bold management team, an overview of TPH’s marketing process and timeline, and details on Bold’s assets and activities within Reagan County, Texas, and other counties in the Midland Basin, including, in particular, geology, drilling and completion practices and costs, type curves for each primary development area and zone, midstream infrastructure, land, and a proposed development program with associated financial projections and economic results.

On November 17, 2015, Earthstone and EnCap generally discussed a possible combination between Earthstone and Bold during a conference call. The discussion briefly addressed the possibility of a merger with Earthstone for equity, the likely impact on Earthstone’s position in the public markets and future capital funding alternatives. Earthstone informed EnCap that a combination could be beneficial to both parties and that it would immediately begin a more comprehensive review of Bold’s assets.

On November 19, 2015, Earthstone and EnCap signed a confidentiality agreement regarding information concerning Bold to be provided to Earthstone by Bold and EnCap. The Earthstone board was not informed of this development at the time.

In late November 2015 and early December 2015, EnCap provided Earthstone, on behalf of Bold, with certain Bold information and access to the TPH data room established during the prior marketing process.

On December 7, 2015, representatives of W. D. Von Gonten & Co. (“WDVG”) hosted a brief technical meeting with Earthstone management and certain of Earthstone’s technical employees. WDVG provided a technical presentation of the geology and limited engineering of the various intervals within the Midland Basin that were being targeted for horizontal drilling and development which included multiple members of the Wolfcamp formation as well as the shallower Spraberry formation, with a significant portion of the discussion spent discussing Reagan County, where a majority of the Bold acreage is located. A discussion of geologic factors influencing the Wolfcamp formation such as faults and depths impacting oil and natural gas production were discussed. WDVG displayed internally-generated maps and provided its interpretation of the gross oil- in-place potential for these various targeted intervals; however, WDVG did not provide any materials to Earthstone. WDVG did not receive any compensation in respect of this meeting.

On December 8, 2015, Earthstone and Bold signed a confidentiality agreement, which was suggested by TPH, in order for Earthstone to review detailed technical, operational, financial and analytical information prepared by Bold and TPH in the course of their marketing efforts.

On December 10, 2015, TPH presented to Earthstone and EnCap a technical overview of Bold’s assets. No Bold representatives were present. The presentation was based on the same data room information that was used by TPH in its effort to market Bold’s assets in the summer of 2015.

Between mid-December 2015 and mid-January 2016, Earthstone met separately with three investment banking firms and solicited their independent views on valuation parameters related to Bold’s assets, methods to fund their development and equity market receptivity to the potential acquisition of Bold assets. The overall consensus of the meetings was that (i) Bold’s assets were in an attractive area of the southern Midland Basin and had the potential to generate compelling rates of return; (ii) a combination with Bold would be deemed transformative by current and prospective investors; and (iii) the equity markets would likely be receptive towards funding development of Bold’s assets. None of the firms received any payment for any of such advice.

On December 18, 2015, Earthstone, EnCap and TPH met to discuss the Bold assets, including land and infrastructure issues and a development model for the properties.

On January 19, 2016, Earthstone and EnCap met to discuss the Bold assets and the state of the capital markets, particularly as related to current trends in the oil and gas industry. Both parties concluded that with the significant downward pressure on oil prices then being experienced, equity markets being virtually closed to the industry, and Earthstone’s pending closing of the Lynden Corp. transaction, it would be best to defer discussions on a possible business combination with Bold to a later date.

On January 21, 2016, Mr. Anderson called Mr. Castillo to discuss the outcome of the Earthstone and EnCap meeting held on January 19, 2016, and reiterated that discussions would be placed on hold largely due to current market conditions.

On April 29, 2016, Earthstone re-engaged with EnCap to discuss updated thoughts on the value of Bold given the recent improvement in commodity prices, energy equities, and recent Permian Basin acquisition activity.

On May 2, 2016, EnCap provided to Earthstone further details on Bold’s property development schedule. EnCap indicated it would begin to build an independent valuation model of Earthstone and Bold solely for its internal use in evaluating any potential business combination between Earthstone and Bold.

On May 11, 2016, Earthstone presented to EnCap materials that indicated an equity valuation of Bold of approximately $305 million in shares of Earthstone common stock, and illustrations showing the pro forma impact on Earthstone of a business combination with Bold. The equity valuation was generally predicated on a discounted cash flow analysis that considered Bold’s currently producing wells, near-term drilling obligations, and medium and long-term drilling opportunities. EnCap indicated that it would review Earthstone’s valuations with TPH.

On May 18, 2016, after further internal evaluation, Earthstone presented to EnCap updated materials that indicated an equity valuation of Bold of approximately $335 million in shares of Earthstone common stock, and again illustrated the pro forma impact on Earthstone of a business combination with Bold. The increase in valuation over the presentation materials provided on May 11, 2016 was largely attributable to the inclusion of acreage that had been recently acquired by Bold that was not included in Earthstone’s prior valuation presented on May 11, 2016.

On May 23, 2016, EnCap facilitated an email exchange between Earthstone and TPH that later resulted in a conference call between EnCap and TPH. Earthstone subsequently provided to TPH access to its corporate data room on May 23, 2016, which included a combined corporate model of Earthstone and Bold and an Earthstone net asset value model.

On June 2, 2016, Mr. Anderson and Mr. Castillo discussed telephonically various aspects of Bold’s assets that resulted in a mutual desire for a potential meeting.

On June 3, 2016, after a meeting that occurred between EnCap and TPH, Earthstone met with TPH to discuss the current asset and divestiture market, inclusive of transactions occurring in the Midland Basin and Eagle Ford areas of Texas and the Bakken area of North Dakota where Earthstone has property interests. Later that day, Mr. Thielemann of EnCap sent an email to Messrs. Lodzinski and Anderson that provided a suggested action plan to be carried out during the ensuing weeks and months, relating to a possible transaction between the two companies, including an in-person meeting among Messrs. Lodzinski, Anderson, and Castillo.

On June 7, 2016, a telephone call was held between EnCap and Earthstone to discuss the matters set forth in Mr. Thielemann’s June 3, 2016 email.

On June 10, 2016, Mr. Castillo met with Messrs. Lodzinski and Anderson at Earthstone’s offices, which was followed by a meeting with EnCap and TPH at EnCap’s offices, wherein TPH provided its views on equity market receptivity to a combination of Earthstone and Bold.

On June 21, 2016 an email exchange occurred between Mr. Anderson and Mr. Castillo in regards to a meeting in Midland to begin a due diligence review. This review would include an overview of the assets of both companies and a tour of Bold’s field facilities.

On June 27, 2016, members of Earthstone’s management team met with certain members of Bold’s management team and certain of its employees along with Messrs. Snoots and Purgason and certain members of TPH in Midland, Texas, to review the Bold assets in further detail. Bold discussed its development plans for the remainder of 2016 including geologic, land, drilling, completion and production operations. The review also included a history of the Bold team and development of Bold’s oil and gas properties to date. Additional due diligence materials were exchanged, including detailed land records, well files, reserve reports, development plans and financial projections. On June 28, 2016, certain operational employees of Earthstone went on a field visit of certain of Bold’s properties, including certain horizontal well locations and facilities in Upton, Reagan and Midland counties, Texas. Also, on June 28, 2016, Earthstone provided access to its corporate data room to Bold.

On July 6, 2016, a preliminary organizational meeting among Earthstone, EnCap, and counsel to EnCap was held at EnCap’s offices. The purpose of the meeting was to develop a preliminary timeline to complete a possible transaction, identify the participants and their counsel, and assign responsibilities to complete the proposed transaction.

On July 8, 2016, a conference call was held among Earthstone, counsel to Earthstone, and two independent directors of Earthstone, being Jay F. Joliat and Zachary G. Urban, to discuss (i) a potential transaction with Bold, (ii) the formation of a special committee of the board of directors of Earthstone with the understanding that Messrs. Joliat and Urban were best suited to serve on the special committee given their independent status (the “Special Committee”), and (iii) certain investment banks that the Special Committee might want to consider to provide financial advisory services and a fairness opinion, it being understood that the Special Committee would select and engage an investment bank, in its sole discretion.

During the next week, the Special Committee interviewed three law firms regarding acting as counsel to the Special Committee. The Special Committee determined to hire Richards, Layton & Finger, P.A. (“RLF”) of Wilmington, Delaware, based on their experience and because they had no conflicts with any of the potential parties.

On July 12, 2016, Mr. Lodzinski had a conversation with Messrs. Cox and Lawrence. Topics discussed included various matters related to Earthstone and the process Earthstone intended to follow to consummate a transaction. Mr. Lodzinski generally commented on accounting matters, tax issues, issuance of Earthstone common stock to Bold via a private placement with registration rights, formation of the Special Committee, and stockholder approvals. The parties also generally discussed employee matters and future composition of Earthstone’s board of directors, but no specific plans were agreed upon.

On July 19 and 20, 2016, certain operational employees of Earthstone met with certain technical employees of Bold and visited Bold’s then-current drilling location in the Midland Basin and reviewed Bold’s overall drilling and completion practices and techniques.

On July 19, 2016, the Special Committee met with RLF and company counsel to discuss the Special Committee process and next steps.

On July 22, 2016, the Special Committee met with RLF, Mr. Lodzinski, Mr. Anderson, Mr. Cohen, Mr. Ray Singleton (Executive Vice President, Northern Region of Earthstone) and counsel to Earthstone to discuss the background and proposed structure of the potential transaction, the role of the Special Committee and the scope of the Special Committee’s charter and authority, as well as communication guidelines as between Earthstone management and the Special Committee and between the Special Committee and Bold. The Special Committee also discussed potential financial advisers. After discussion, the Special Committee determined to contact six investment banking firms regarding providing financial advisory services to the Special Committee.

On July 25, 2016, the Special Committee met with RLF to discuss its fiduciary duties in connection with the potential transaction and to go over a list of questions for potential financial advisers regarding their experience and relationships with other participants in the potential transaction.

On July 27, 2016, the Special Committee met with RLF to discuss the responses from the six investment banking firms that had been contacted regarding potentially providing financial advice to the Special Committee. After discussion, the Special Committee determined to engage Stephens based on its extensive experience in the oil and gas industry, its lack of any conflicting relationships, and its experience giving valuation testimony before the Delaware Court of Chancery.

On July 28, 2016, Mr. Joliat notified Stephens that it would likely be selected to advise the Special Committee in connection with the potential transaction with Bold.

On July 29, 2016, the board of directors of Earthstone formally established the Special Committee consisting of Messrs. Joliat and Urban, who are both independent directors. Information concerning these two directors and their business experience can be found in Item 10 of Earthstone’s Annual Report on Form 10-K incorporated in this proxy statement by reference. The board established the Special Committee consisting of two independent directors because EnCap is the largest owner of Oak Valley, which in turn is the largest stockholder of Earthstone, and EnCap owns more than 95% of the membership interests of Bold.

In addition to establishing the Special Committee, the Earthstone board also adopted the Special Committee’s charter which provided it with the power, among other things, to:

(i)	determine whether or not to make a formal offer of combination with Bold and if so, the terms and conditions of such offer;

(ii)	negotiate and oversee the documentation of any such offer;

(iii)	retain its own financial advisor and legal counsel;

(iv)	solicit the views of, and obtain information from, Earthstone’s executive, financial and other officers; and

(v)	reject the potential transaction, cease further negotiations and “walk away.”

The Special Committee’s charter also provided that the Earthstone board would not approve a transaction with Bold without a prior favorable recommendation of the transaction by the Special Committee.

On July 29, 2016, Stephens provided Earthstone with a due diligence list. Earthstone provided to Stephens and the Special Committee access to its corporate data room and TPH’s summer 2015 and December 2015 data room containing Bold information.

On August 1, 2016, Earthstone and representatives of Stephens met at Earthstone’s offices for the purpose of Earthstone providing to Stephens additional details regarding the contemplated transaction.

On August 1, 2016, Stephens sent an engagement letter to the Special Committee, and on August 4, 2016, the Special Committee executed and returned the engagement letter to Stephens.

On August 1, 2016, the Special Committee met with RLF to discuss the financial terms of the Stephens engagement. Later that same day, the Special Committee met with RLF and Mr. Lodzinski to discuss certain matters related to the Stephens engagement, the possibility of exclusivity and whether given the noncontingent nature of the Stephens fee, EnCap would be willing to agree to reimburse Earthstone for the Stephens fee if Bold was sold to a third party.

On August 3, 2016, the Special Committee met with RLF and representatives of Stephens to discuss the structure of the potential transaction, recent precedent transactions in the Permian Basin, Stephens due diligence process and the timing of Stephens’ preliminary financial analysis of the proposed transaction.

On August 10, 2016, Earthstone held a regularly scheduled board meeting. Among other business topics, the directors discussed the potential Bold transaction and its pro forma financial and operational impact on Earthstone. All directors were supportive of a transaction between Earthstone and Bold and directed the proper officers to continue to pursue such a transaction.

On August 16, 2016, the Special Committee met with RLF and representatives of Stephens to receive Stephens’ preliminary financial analysis of a proposed transaction between Earthstone and Bold. After receiving that presentation, the Special Committee discussed the terms of an offer to Bold regarding a potential transaction. After further discussion the Special Committee determined to meet with management to discuss certain issues relating to the proposed transaction.

Later in the day on August 16, 2016, the Special Committee met with RLF, Mr. Anderson and counsel to Earthstone, to discuss, among other matters, the proposed transaction, recent transactions in the Midland Basin, competition, management’s current views on valuation and contribution analysis, the sources of the information provided to Stephens, anticipated market impacts on Earthstone and submission of a proposal to Bold.

On August 19, 2016, the Special Committee met with RLF and Stephens to discuss several issues relating to the proposed offer letter to be sent to Bold. After discussion, the Special Committee authorized management to offer $325 million in Earthstone common stock for Bold, less net financial obligations, valuing Earthstone’s common stock on a 20-day volume weighted average basis, but not below $10.50 per share.

On August 19, 2016, Mr. Lodzinski, pursuant to authorization of the Special Committee, submitted to Mr. Castillo a written proposal, whereby Earthstone would combine with Bold in an all-stock transaction that valued Bold at $325 million, including the assumption of net financial obligations not to exceed $25 million. The number of shares of Earthstone common stock to be issued would be calculated by dividing $325 million less net financial obligations by the greater of (i) Earthstone’s volume weighted average share price for the twenty (20) trading days preceding the date a definitive agreement is signed by the parties or (ii) $10.50 per share. Assuming a $300 million equity valuation, net of an assumed $25 million of net financial obligations and $10.50 per share, the offer would have resulted in Bold owning approximately 55% of the combined entity on a fully diluted basis.

On August 22, 2016, Earthstone met with Grant Thornton, its independent auditor, to discuss the proposed transaction and the contemplated accounting treatment whereby Earthstone would be deemed the accounting acquirer.

On August 24, 2016, Messrs. Lodzinski and Anderson met with Mr. Castillo at Earthstone’s offices to begin more detailed negotiations on the broader terms of the proposed transaction, particularly including Earthstone’s proposed relative valuation.

On August 31, 2016, after Messrs. Castillo, Cox and Lawrence had several conversations with certain members of TPH and Messrs. Snoots and Burroughs, Mr. Castillo responded by email to Mr. Lodzinski’s written proposal of August 19, 2016, with a 62.5%, on a fully diluted basis, all-stock proposal for Bold, including the assumption of debt and certain other liabilities of Bold. Bold’s letter provided updated net debt amounts and high-level support for a higher value than offered by Earthstone attributable to certain Bold producing wells that were performing above expectations, further reductions in its capex, and based on performance metrics of publicly-traded peers and comparable asset transactions.

On September 1, 2016, the Special Committee met with RLF, representatives of Stephens and Messrs. Lodzinski, Anderson and Cohen to discuss the counteroffer received from Bold. It was noted that the counteroffer included certain recently acquired acreage and acreage that Bold was negotiating to acquire but was not yet under agreement and updated capital expenditure information. Management indicated their proposal included the acreage but that the updated information would increase the cash flow from Bold’s wells and thus the overall discounted cash flow values. The Special Committee authorized management to request from Bold whatever information they felt they needed to evaluate Bold’s counterproposal, and to provide that information to Stephens so it could update its analysis.

On September 2, 2016, Earthstone, in the course of its due diligence activities, requested that Bold provide additional financial information and an updated development plan for its oil and gas properties.

On September 6, 2016, the Special Committee met with RLF and representatives of Stephens and received an updated valuation analysis from Stephens. The Special Committee discussed a possible counter to Bold’s counterproposal. The Special Committee then requested Messrs. Lodzinski and Anderson to join the meeting. After discussion, the Special Committee authorized Mr. Lodzinski to prepare a counteroffer to the Bold proposal which would issue approximately 60% of Earthstone’s common stock on a pro forma basis in exchange for Bold.

On September 6, 2016, Messrs. Lodzinski and Anderson met with EnCap to discuss the current status of the Bold transaction. In general, and without any specific details related to valuation, the parties briefly discussed the fact that management of Earthstone intended to submit a revised proposal, subject to approval of the Special Committee, and further generally discussed steps required to consummate a transaction.

On September 8, 2016, the Special Committee met with RLF and Mr. Lodzinski to discuss Earthstone’s proposed response to Bold’s counteroffer. The response involved the issuance of approximately 60% of Earthstone’s common stock in exchange for Bold and also requested exclusivity. After discussion, the Special Committee authorized Mr. Lodzinski to make the counteroffer.

On September 8, 2016, Mr. Lodzinski, pursuant to the authorization of the Special Committee, submitted to Mr. Castillo a revised written proposal, whereby Bold would receive a 60.0% ownership (34.593 million shares of Earthstone common stock) in the combined company.

On September 9, 2016, Mr. Castillo submitted to Mr. Lodzinski a letter reiterating his position that Bold should have 62.5% ownership of the combined company on a fully diluted basis and summarizing other differences in views with respect to employees’ severance and transition, operations, and exclusivity in transaction negotiations.

On September 12, 2016, Mr. Lodzinski and Mr. Castillo had a general telephonic discussion regarding Earthstone’s proposal as stated in Mr. Lodzinski’s letter dated September 8, 2016 and Mr. Castillo’s response of September 9, 2016. Mr. Lodzinski stated to Mr. Castillo that subject to the approval of the Special Committee, Earthstone might be able to increase its proposal from 34.593 million shares of Earthstone common stock to 35.5 million shares of Earthstone common stock, as a result of rapidly increasing values for Permian Basin assets based on comparative transactions and asset sales. Mr. Castillo agreed to consider the proposal. Mr. Lodzinski stated that he would refer the substance of the discussion with Mr. Castillo to the Special Committee and seek its further direction.

On September 13, 2016, the Special Committee met with RLF and representatives of Stephens to discuss potentially increasing the percentage of Earthstone’s common stock issuable in consideration of the Bold assets from the 60.0% previously offered.

On September 19, 2016, pursuant to an email exchange, Mr. Lodzinski agreed to refer to the Special Committee for its consideration and decision, and Mr. Castillo agreed to refer to EnCap, Bold’s principal owner, a transaction whereby Bold would receive 36.0 million shares of Earthstone common stock, or a 61.0% ownership of the combined company. Mr. Lodzinski also agreed to request authority from the Special Committee to increase the offer up to 36.5 million shares of Earthstone common stock, or a 61.3% ownership, of the combined company if necessary to come to a final agreement on the transaction consideration.

Although Earthstone previously received, considered and evaluated substantive information from both Bold and EnCap, on September 21, 2016 Earthstone submitted its detailed due diligence request list to Bold. Topics included corporate matters; securities issuances; debt financing; material agreements; sales and marketing; real and personal properties; oil and gas properties; intellectual property; insurance; litigation; tax matters; financial information; governmental compliance matters; employee matters; benefits plans; and environmental matters. Certain requested material related to production, drilling, and land were previously provided to Earthstone in July, August, and September 2016. By October 14, 2016, Bold had posted all remaining applicable materials to the shared data room.

On September 23, 2016, the Special Committee met with RLF, Messrs. Lodzinski, Anderson and Cohen and counsel to Earthstone. Mr. Lodzinski updated the Special Committee on negotiations with Bold. After discussion, the Special Committee authorized Mr. Lodzinski to finalize negotiations with Bold for up to 36.5 million shares of Earthstone common stock.

On September 26, 2016, Bold submitted its due diligence request list to Earthstone. Topics included corporate matters; mergers, acquisitions and dispositions; non-oil and gas assets; oil and gas matters; financial matters, agreements and consents; governmental compliance and environmental matters; legal proceedings; tax; employee matters; intellectual property; and other material agreements. By October 3, 2016, Earthstone had posted applicable materials to the shared data room.

Throughout September and October 2016, the management of Earthstone continued in-depth evaluations of the assets of Bold, including analyses of Bold’s financial, production and capital expenditure forecasts, reserve reports, production history, lease operating statements and land data. The purpose was to further its understanding of Bold’s developed and undeveloped properties, particularly including its projected capital expenditures for the remainder of 2016 and for the year 2017, and expected near-term production.

On September 30, 2016, counsel to Earthstone provided a first draft of the Contribution Agreement, described in detail under “The Contribution Agreement” below, to Earthstone management and the Special Committee and its counsel. The draft was based on transactions of a similar nature, and the operative business terms and conditions were provided to counsel by Earthstone management after its discussions with, and upon the direction of, the Special Committee. The draft also included specific advice of the Special Committee’s independent Delaware counsel, RLF, particularly with respect to: (i) appropriate “fiduciary out” provisions in the event Earthstone is presented with an alternative proposal its board believes is a proposal superior to Bold’s, and (ii) a requirement that in addition to approval of Earthstone’s stockholders under Delaware law, that the approval of a majority of disinterested stockholders also be obtained. See “The Special Meeting—Vote Required.”

On October 3, 2016, the Special Committee met with RLF and representatives of Stephens to review Stephens updated valuation analysis. The Stephens representatives identified certain changes in the valuations in light of recent trends in the Permian Basin and updated Bold and Earthstone performance data.

On October 4 and 5, 2016, comments of Earthstone management and counsel to the Special Committee were received and added to the initial draft of the Contribution Agreement.

On October 4, 2016, Messrs. Lodzinski and Anderson met with Messrs. Castillo, Cox and Lawrence at Bold’s offices in Midland, Texas, to discuss employee matters and other transaction details.

On October 7, 2016, the first draft of the Contribution Agreement was provided to counsel to Bold on behalf of Earthstone and the Special Committee.

On October 17, 2016, Mr. Lodzinski informed Mr. Castillo that Earthstone would issue an additional 150,000 shares of Class A Common Stock to certain members of Bold.

On October 19, 2016, counsel to Bold provided comments to the first draft of the Contribution Agreement. There were several clarifications and other appropriate edits made, and a section on Bold employee retention and transitioning was added.

On October 27, 2016, a meeting was held in EnCap’s offices. The meeting was attended by numerous parties, including Messrs. Lodzinski and Anderson, from Earthstone, Messrs. Castillo, Cox and Lawrence, from Bold, Messrs. Thielemann, Stahl, Hajdik and Burroughs from EnCap and their respective legal advisors. The purpose of the meeting was to further discuss various contractual matters.

On October 22, 28 and 31, and November 2, 3 and 4, 2016, counsel to Earthstone, assisted by counsel to the Special Committee, exchanged several drafts of the Contribution Agreement. No substantive business terms or conditions from the initial draft were materially changed, but the technical structure of the transaction was refined to provide for newly formed limited liability companies to be parties to the Contribution Agreement, primarily for tax planning purposes. Bold however did suggest a $6.0 million termination fee if Earthstone were to enter into an alternative transaction. During this period in late October and early November 2016, the various ancillary agreements to the Contribution Agreement were also prepared and reviewed by the appropriate parties and their counsel. These agreements and documents include those described herein in detail under “The First Amended and Restated Limited Liability Company Agreement of EEH,” “The Voting and Support Agreement,” “The Voting Agreement,” and “The Registration Rights Agreement.”

On November 5, 2016, in the process of finalizing the Contribution Agreement and the specific number of shares of Class B Common Stock to be issued thereunder, Earthstone and Bold finalized and agreed that, at closing, 36,070,828 shares of Class B Common Stock would be issued to Bold and 150,000 shares of Class A Common Stock would be issued to certain members of Bold.

On November 7, 2016, the Special Committee met with RLF to consider the proposed transaction. Representatives of Stephens and Messrs. Lodzinski, Anderson, Cohen and Singleton and counsel to Earthstone were present for portions of the meeting. Mr. Lodzinski updated the Special Committee on the negotiations with Bold over the transaction documents and developments in the Permian Basin. Counsel to Earthstone then reviewed with the Special Committee the principal terms of the Contribution Agreement, its terms and conditions, the reclassification and conversion of Common Stock to Class A Common Stock, the issuance to Bold Holdings of Class B Common Stock with voting rights but no economics, the relative contributions of membership interests by Earthstone, Lynden, and Bold Holdings to EEH, the terms of the First Amended and Restated Limited Liability Company Agreement of EEH, the issuance of EEH Units by EEH to Earthstone, Lynden and Bold Holdings, respectively, the fiduciary out and majority of disinterested vote requirement provisions of the Contribution Agreement and the conduct of operations and post-transaction management provisions. Mr. Lodzinski and counsel to Earthstone were then excused from the meeting.

Representatives of Stephens then presented the Special Committee with their financial analyses of the fairness of the proposed Transaction. Stephens recited the financial metrics they had considered relating to its fairness opinion, which included an overview of Earthstone and Bold and each method of valuation analyses utilized by Stephens, as well as financial analyses of both companies. After reviewing that analysis with the Special Committee, Stephens delivered its oral opinion that the consideration to be paid by Earthstone in the Transaction was fair to Earthstone and its public stockholders, from a financial point of view, and that its written opinion, confirming its oral opinion, which was based on and subject to various assumptions made, procedures followed and matters considered in connection with such opinion, would be forthcoming on November 7, 2016. More information regarding Stephens’ financial analyses and its fairness opinion is set forth herein under “The Transaction—Opinion of Stephens Inc. to the Special Committee.” Representatives from Stephens were then excused from the meeting.

RLF then discussed with the Special Committee a presentation regarding its fiduciary duties in connection with the proposed Transaction. The Special Committee, after considering the foregoing, unanimously: (i) approved the Transaction, the Contribution Agreement, and the ancillary agreements and documents appended thereto and each of the transactions contemplated therein, and (ii) recommended that the Transaction and Contribution Agreement be approved by the full board of Earthstone and be submitted to Earthstone stockholders for approval in accordance with the terms of the Contribution Agreement and Delaware law.

Later the same day, on November 7, 2016, the full Earthstone board and counsel met telephonically to engage in final discussions regarding the proposed Transaction with Bold and associated issues. All directors were present. The terms of the Contribution Agreement were discussed. Earthstone’s counsel provided an overview of the proposed Transaction, the Contribution Agreement, and the ancillary agreements and documents, including those appended to the Contribution Agreement as exhibits. See the Contribution Agreement attached as Annex A to this proxy statement.

Counsel particularly discussed certain provisions of the Contribution Agreement, including the major representations and warranties made by Earthstone to Bold, the prohibitions against any solicitations of better offers by any Earthstone representative, the operation of Earthstone’s business prior to the closing of the Transaction, conditions to closing of the Transaction, Special Committee and board responsibilities in the case of an unsolicited alternative proposal, the requirement that the Transaction be approved by a majority of disinterested stockholders (i.e., stockholders other than Oak Valley and management), termination provisions, and the termination fee of $5.5 million if Earthstone were to receive and accept a superior offer, which fee had been reached as a compromise between Earthstone’s proposed $5.0 million and Bold’s proposed $6.0 million.

The chair of the Special Committee then presented the Special Committee’s recommendation that the board approve the Transaction, the Contribution Agreement and the ancillary agreements. Following receipt of such recommendation, the board unanimously approved and declared advisable the Transaction, the Contribution Agreement, and each of the ancillary agreements and documents appended thereto, and resolved to recommend that stockholders approve the Contribution Agreement and the transactions contemplated therein.

On November 8, 2016, Earthstone and Bold issued a joint press release announcing the proposed Transaction, and Earthstone filed a Current Report on Form 8-K with the SEC regarding the entry into the Contribution Agreement.

On March 21, 2017, the parties to the Contribution Agreement agreed to amend the Contribution Agreement and extend the termination date to June 30, 2017.

Recommendation of the Board of Directors and its Reasons for the Transaction

The Earthstone board of directors determined that the Contribution Agreement and the transactions contemplated by the Contribution Agreement are fair to, and in the best interests of Earthstone and its stockholders. Accordingly, our board of directors unanimously adopted resolutions (i) determining that the Contribution Agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of Earthstone and its stockholders, (ii) approving and adopting the Contribution Agreement and the transactions contemplated thereby, (iii) directing that the Contribution Agreement be submitted to a vote of our stockholders at a special meeting, and (iv) recommending that the stockholders vote “FOR” the approval and adoption of the Contribution Agreement and the transactions contemplated thereby.

The board of directors consulted with the Special Committee, our management, and our legal advisors, and considered a variety of factors in determining its recommendation, including the following material factors:

•	the Special Committee created by the board of directors consisting of two of its independent members, assisted by its own financial advisor and separate Delaware legal counsel, was active in each phase of the negotiation and decision making process leading to the Contribution Agreement and unanimously determined that the Contribution Agreement and the transactions contemplated thereby were fair to and in the best interests of Earthstone and its stockholders and recommended that the full board approve the Contribution Agreement and submit it to the stockholders for approval in the manner required by the Contribution Agreement and under Delaware law;

•	the board believed the Transaction would be a transformative business combination that will allow our stockholders to enjoy the benefits of a much larger company that is still driven by our management team that has repeatedly proven itself in the public marketplace;

•	Bold has a valuable and highly prospective asset base that includes:

•	as of December 31, 2016, approximately 20,900 net acres in the core of the Midland Basin of Texas, currently an area of intense industry interest;

•	as of December 31, 2016, acreage that is 99% operated, with an 85% average working interest in its operated net acreage;

•	as of December 31, 2016, approximately 500 gross highly prospective, largely de-risked, operated horizontal drilling locations across multiple benches;

•	as of December 31, 2016, EURs, normalized to 7,500 foot laterals, ranging from 850 MBoe to 1,000 MBoe (69% to 70% oil, 85% to 86% liquids), with further upside from ongoing improvements in completion techniques;

•	net production for the month of December 2016 of approximately 3,340 Boe/d (71% oil, 87% liquids); and

•	net production for the month of January 2017 of approximately 4,670 Boe/d (73% oil, 88% liquids).

•	the Transaction will result in significantly enhancing our financial position, production, Midland Basin acreage position and drilling locations, for instance:

•	as of February 28, 2017, the combined company would have approximately $11.4 million of cash on-hand and $48.9 million of bank debt drawn against a combined $142.5 million reserve-based loan facility;

•	approximately 26,800 net acres in the Midland Basin as of December 31, 2016;

•	approximately 715 gross drilling locations in the Midland Basin, which are expected to increase with development as of December 31, 2016;

•	approximately 21,000 net acres in the Eagle Ford of South Texas and 5,900 net acres in the Williston Basin of North Dakota as of December 31, 2016;

•	average daily production during December 2016 of 8,565 Boe/d (67% oil, 81% liquids); and

•	average daily production during January 2017 of approximately 9,300 Boe/d (70% oil), consisting of 65% from the Midland Basin, 26% from the Eagle Ford area of Texas, and 9% from the Bakken area of North Dakota and other areas.

•	the Transaction will provide a long-term strategic benefit to our stockholders by creating an oil and natural gas company with more diversified reserves and increased scope and scale of economies;

•	the potential to realize synergies resulting from elimination of duplicative general and administrative costs, operational synergies resulting from combining operations, and other potential benefits to the cash flow of the combined company;

•	the combined company’s market capitalization should enhance access to debt and equity capital markets and enhance its ability to finance development and production of the combined company’s large undeveloped property inventory and increased scale of operations; and

•	current industry, economic and market conditions, and the present and anticipated environment in the independent exploration and production sector of the oil and gas industry suggest that attractive potential acquisition and development opportunities will arise in the sector for companies that are able to achieve superior operating efficiencies and are sufficiently capitalized to survive the current commodity price environment and its volatility.

The board of directors considered other information and a number of additional factors in reaching its decision including:

•	the results of business, legal and financial due diligence investigations of Bold conducted by our management and legal and financial advisors and the nature and extent of the representations made by Bold in the Contribution Agreement;

•	the recommendation of our management in favor of the Transaction;

•	the terms of the Contribution Agreement, including the obligations and rights of the parties under the Contribution Agreement, the conditions to each parties’ obligation to complete the Contribution Agreement, the circumstances in which each party is permitted to terminate the Contribution Agreement, and the related termination fee of $5.5 million payable by us in the event of termination of the Contribution Agreement under special circumstances;

•	the provisions in the Contribution Agreement that allow the Special Committee to engage in negotiations with, and provide information to, third parties in response to unsolicited, bona fide, written alternative proposals from such third parties that may be superior to the Transaction; and

•	the terms of the Contribution Agreement that allow us to terminate the Contribution Agreement prior to the receipt of stockholder approval of the Transaction and to enter into an agreement with a third party to effectuate a superior proposal.

The board of directors also considered, and balanced against the potentially positive aspects of the Transaction, the following material potential risks and other negative factors in connection with its deliberations:

•	the risks relating to the announcement and pendency of the Transaction and risks and costs to us if the completion of the Transaction is not timely, or does not occur at all, which may be for reasons beyond our control, including the potential impact on the relationships between us and our employees, industry partners, service providers and other third parties, as well as the potential impact on the public trading prices of our Common Stock;

•	the capital requirements necessary to achieve the expected growth of the combined company’s businesses will be significant, and there can be no assurance that the combined company will be able to fund all of its capital requirements from internal operating cash flows or, if necessary, attract outside equity or debt capital or other forms of funding;

•	if oil or gas prices decrease, the combined assets will be less desirable from a financial point of view;

•	the Contribution Agreement generally prohibits us, our management, employees, directors and advisors from taking any action to seek or solicit an alternative transaction or takeover proposal and from recommending, participating in discussions regarding, or furnishing information with respect to, an alternative takeover proposal, except in each case in limited circumstances, which permit the members of our board of directors to comply with their fiduciary duties;

•	the risk that management focus, employee attention and resources available for other strategic opportunities could be diverted for an extended period of time while the parties work to complete the Transaction and integration process;

•	the challenges inherent in the combination of two business enterprises, including the attendant risks that the anticipated production and operational synergies and other benefits sought to be obtained from the Transaction might not be achieved in the time frame contemplated or at all; and

•	the risks inherent in our and Bold’s business and operations, including those identified in our SEC filings, which include the types and nature of risks described under the section of this proxy statement entitled “Risk Factors” and the matters described under “Cautionary Statement Regarding Forward-Looking Statements.”

This discussion of the information and factors considered by our board of directors in reaching its decision and recommendation includes the material factors considered by the board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Transaction and the complexity of these matters, the board of directors did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the different factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, the board of directors viewed its decision as being based on the totality of the information presented to it and the factors it considered, particularly including the recommendation of the Special Committee, its discussion with, and the questioning of, members of management and outside legal advisors. In addition, individual members of the board of directors may have given different weight to different factors.

Opinion of Stephens Inc. to the Special Committee

Pursuant to an engagement letter executed as of August 4, 2016, the Special Committee retained Stephens Inc. (“Stephens”) to act as financial advisor and render a fairness opinion in connection with the business combination between Earthstone and Bold.

In the Transaction, each of Earthstone and Bold Holdings, will contribute all of its assets to EEH, and Bold Holdings will receive the following consideration (the “Bold Consideration”): (i) 36,070,828 shares of Class B Common Stock and (ii) 36,070,828 EEH Units. In addition, certain members of Bold will receive an aggregate of 150,000 shares (the “Bold Employee Consideration”) of Class A Common Stock. Immediately after the Transaction, on a fully diluted basis (i) the shares of Class B Common Stock owned by Bold Holdings will represent 60.8% of all shares of Common Stock outstanding and the EEH Units owned by Bold Holdings will represent 60.8% of all EEH Units outstanding and (ii) the shares of Class A Common Stock owned by Bold employees will represent 0.3% of all shares of Common Stock outstanding. The Bold Consideration and the Bold Employee Consideration are collectively referred to by Stephens as the “Combination Consideration.” Shares of Class B Common Stock will not be entitled to receive dividends or distributions upon liquidation but will vote equally with shares of Class A Common Stock on all matters submitted to a vote of Earthstone’s stockholders. Shares of Class B Common Stock, together with an equal number of EEH Units, will be exchangeable for (and are assumed for purposes of Stephens’ opinion to be economically equivalent to) shares of Class A Common Stock.

At the meeting of the Special Committee on November 7, 2016, Stephens rendered its oral opinion, subsequently confirmed in writing, to the Special Committee that, as of the date of the opinion, and based upon and subject to the various assumptions, methodologies, limitations and considerations described in such opinion, the Combination Consideration in the proposed Transaction is fair to Earthstone and its public stockholders from a financial point of view. For purposes of Stephens’ opinion, “public stockholders” of Earthstone means the holders of outstanding shares of the Common Stock, other than EnCap and its directors, officers and affiliates and the directors, officers, managers and affiliates, including Oak Valley, of Earthstone. No limitations were imposed by the Special Committee upon Stephens with respect to the investigations made or procedures followed in rendering its opinion.

The issuance of Stephens’ opinion was approved by a fairness opinion committee of Stephens on October 25, 2016.

The full text of the written opinion of Stephens which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex G to this proxy statement. Earthstone’s stockholders are urged to read the opinion in its entirety. Stephens’ written opinion is addressed to the Special Committee and is directed only to the Combination Consideration in the Transaction and does not constitute a recommendation to any Earthstone stockholder as to how such stockholder should vote at the special meeting. Stephens has not assumed any responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. The summary of the opinion of Stephens set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In connection with developing its opinion Stephens:

(i)	analyzed certain publicly available financial statements and reports regarding Earthstone;

(ii)	analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning Earthstone and Bold prepared by the managements of Earthstone and Bold;

(iii)	reviewed certain estimates of the oil and gas reserves of Earthstone and Bold under various pricing scenarios, including estimates based on the respective internal reserve estimates of Earthstone and Bold as of November 1, 2016;

(iv)	reviewed certain information regarding the acreage positions of Earthstone and Bold;

(v)	compared the financial performance of Earthstone and Bold with that of certain other publicly-traded companies that Stephens deemed relevant;

(vi)	reviewed the financial terms, to the extent publicly available, of certain transactions that Stephens deemed relevant;

(vii)	reviewed the most recent draft provided to Stephens of the Contribution Agreement;

(viii)	discussed with management of Earthstone and Bold the operations of and future business prospects for Earthstone and Bold and the anticipated financial consequences of the Transaction to Earthstone and Bold; and

(ix)	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information and financial data provided to it by Earthstone and Bold (including but not limited to reserve reports and analyses) and of the other information reviewed by Stephens in connection with the preparation of the opinion, and the opinion is based upon such information. Stephens has not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of Earthstone and Bold have assured Stephens that they are not aware of any relevant information that has been omitted or remains undisclosed to Stephens. While Stephens has reviewed reserve reports of Earthstone and Bold and management estimates of the oil and gas reserves of Earthstone and Bold, Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets, oil and gas reserves or liabilities of Earthstone or of Bold, and Stephens has not been furnished with any such evaluations or appraisals; nor has Stephens evaluated the solvency or fair value of Earthstone or of Bold under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of Earthstone or of Bold.

With respect to the financial forecasts and estimates and assessments of oil and gas reserves prepared by the managements of Earthstone and Bold, Stephens has assumed that they have been reasonably prepared and reflect the best currently available estimates, assessments and judgments of the managements of Earthstone and Bold as to the future financial performance of Earthstone and Bold and Stephens has relied thereon. Stephens is not an expert in the evaluation of oil and gas reserves and Stephens expressed no view as to the reserve quantities or the potential for development and production (including, without limitation, the feasibility or timing thereof) of any oil and gas properties. Stephens has relied, without independent verification, upon the assessments of Earthstone and Bold management as to their respective oil and gas reserves and as to market trends and prospects relating to the oil and gas industry and the potential effects of such trends and prospects on Earthstone and Bold, including without limitation the assumptions as to commodity prices reflected in the financial forecasts and estimates referred to above, which prices are subject to significant volatility and which, if different from such assumptions, could have a material impact on Stephens’ opinion. Stephens has also assumed that the representations and warranties contained in the Transaction Agreement and all related documents are true, correct and complete in all material respects.

Earthstone maintains an internally prepared reserve report, which is updated periodically throughout each year to reflect, among other factors that may affect reserve estimates, changes in producing well performance, commodity prices and differentials, capital and operating costs and reserve estimates of non-producing locations, including additional locations, if any. The basis for these reports is the prior year-end reserve report prepared by Earthstone’s independent third-party engineering firm. The internally generated reserve reports are also used for Earthstone’s reserve-based credit facility and its semi-annual redetermination and to update projections of future production, revenues, expenses, estimated future cash flows and discounted present values. An updated Earthstone reserve report, which was prepared by Earthstone in November 2016, was provided to Stephens for purposes of updating the valuation related to the fairness opinion to the Special Committee. The reserve report was prepared effective November 1, 2016, using SEC and Society of Petroleum Engineers guidelines for classification of reserves, but using commodity price scenarios specified by Stephens (see below), which were adjusted for transportation and basis differentials to establish an estimated realized wellhead price.

Earthstone also prepared an internal evaluation of the Bold assets per SEC and Society of Petroleum Engineer guidelines consistent with its practices for evaluating potential transactions. The Bold reserve report was also prepared effective November 1, 2016, using SEC and Society of Petroleum Engineers guidelines for classification of reserves, but using commodity price scenarios specified by Stephens (see below), which were adjusted for transportation and basis differentials to establish an estimated realized wellhead price. This reserve report was based on production information supplied by Bold, as well as public information and Earthstone’s independent estimates. The information Earthstone used related to acreage ownership, capital costs, lease operating expenses and timing of development in the near term. Consistent with the normal practices of Earthstone of reviewing the reasonableness of such data, further analysis included review of title or ownership accompanied by preparation of estimated drilling and completion costs by Earthstone’s engineers. Further, Earthstone also reviewed well performance of wells located on acreage offsetting Bold’s properties for further information to estimate reserves associated with various targeted horizons. From this review, Earthstone developed a set of analog type curves that were the basis for the estimated reserves for the future locations. The projections of the currently producing wells and type curves were consolidated into the reserve report, which was updated in November 2016 and provided to Stephens for purposes of valuation of the Bold assets.

Both reserve reports were prepared under the supervision of Earthstone management. Preparation of the reports included substantive geologic and engineering review by Earthstone’s experienced internal professionals. Mr. Robert J. Anderson, an Executive Vice President of Earthstone, is responsible for Earthstone’s reservoir engineering. He is a qualified reserve estimator and auditor and is primarily responsible for overseeing the preparation of all of Earthstone’s internal and external reserve reports. His professional qualifications meet or exceed the qualifications of reserve estimators and auditors set forth in the “Standards Pertaining to Estimation and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers. His qualifications include a Bachelor of Science degree in Petroleum Engineering from the University of Wyoming in 1986; a Master of Business Administration degree from the University of Denver in 1988; member of the Society of Petroleum Engineers since 1985; and more than 29 years of practical experience in estimating and evaluating reserve information with more than five of those years being in charge of estimating and evaluating reserves.

In reaching its opinion, Stephens applied and considered the results of valuation methods that Stephens believes are customarily used in investment banking practice for developing fairness opinions. The following is a summary of the material financial analyses utilized by Stephens in connection with providing its opinion and does not claim to be a complete description of the analysis underlying Stephens’ opinion.

In the Bold reserve report provided by Earthstone on which Stephens relied, as noted above, Earthstone preliminarily classified a portion (~38%) of Bold’s undeveloped reserves as proved undeveloped reserves (“PUDs”) and a portion (~62%) as probable reserves (“Probables”), subject to further review with its third party engineering firm. Except where specifically stated otherwise, Stephens’ analysis assumed that 100% of the Bold PUDs shown in the Earthstone provided reserve report were classified as Probables (non-proved reserves) rather than PUDs (proved reserves). Where specifically noted, Stephens also considered an alternative case (the “Sensitivity Case”), which assumed that 50% of the Bold reserves preliminarily classified by Earthstone as PUDs are Probables (non-proved reserves) and 50% are PUDs (proved reserves).

Earthstone Energy, Inc. Valuation

In determining a range of estimated enterprise and equity values for Earthstone, Stephens conducted each of the following analyses with respect to Earthstone.

Publicly Traded Comparable Companies

Using publicly available information, Stephens determined the following companies were relevant to an evaluation of Earthstone based on Stephens’ view of the comparability of the operating and financial characteristics of these companies, in terms of market capitalization, enterprise value, geography, and size and characteristics of oil and gas reserves and acreage:

Abraxas Petroleum Corporation, Carrizo Oil & Gas Inc., Contango Oil & Gas Company, Northern Oil & Gas, Inc., and Sanchez Energy Corporation

The implied values for Earthstone were based on a multiple range for the following four metrics determined by reference to the corresponding multiple ranges for the selected comparable companies. The following table sets forth the mean and median multiples for the selected comparable companies.

	Enterprise Value /
	Proved Reserves	Daily Production	2016E EBITDAX		2017E EBITDAX
	($/Boe)	($/Boe/d)	(x)		(x)
Mean	$12.35	$51,747	8.2	x	6.1	x
Median	$14.22	$57,337	7.7	x	6.1	x

The proved reserves and daily production values for each of the selected comparable companies were based on SEC filings adjusted for public data regarding acquisitions and divestitures made after their respective quarterly reports were submitted. In the following analyses, (i) implied equity value is calculated as implied enterprise value less net debt, plus mark-to-market hedge value, in each case, as of October 31, 2016, and (ii) implied share price is calculated as implied enterprise value less net debt, plus mark-to-market hedge value, in each case, as of October 31, 2016, divided by Earthstone’s fully diluted shares outstanding. The multiples selected to apply to Earthstone metrics were not entirely mathematical in nature, but required careful consideration to adjust for differences in the operating characteristics of the companies as well as other market factors which could affect the market value of selected companies.

Earthstone Metrics	Value	Multiple Range	Implied Enterprise Value		Implied Equity Value
Proved Reserves (MMBoe)	27.6	$10.00 -		$275.5 -		$273.8 -
		$14.00		$385.7		$384.0
Daily Production (Boe/d)	4,615	$50,000 -		$230.7 -		$229.0 -
		$60,000		$276.9		$275.2
2016E EBITDAX	$17.3	7.0x -		$120.8 -		$119.0 -
		9.0x		$155.3		$153.5
2017E EBITDAX	$45.2	5.0x -		$226.1 -		$224.3 -
		7.0x		$316.5		$314.8
Average			$ $	213.3 - 283.6	$ $	211.5 - 281.9

Implied Share Price					$ $	9.17 - 12.22

Comparable Transactions

Using publicly available information for 73 asset and corporate transactions announced between January 2012 and November 2016 involving oil- and gas- related assets in the Eagle Ford Shale, Midland Basin, Bakken / Three Forks, East Texas, and Other regions of the United States, Stephens reviewed the purchase price multiples paid for proved reserves, daily production, and net acreage in each transaction and selected appropriate benchmark multiples for the valuation of Earthstone. The Other region includes various areas of Texas, Oklahoma, Montana, Wyoming, and Nebraska, in which the company owns oil and gas assets and/or acreage. Given Earthstone’s large acreage position in the Eagle Ford Shale region, the net acreage multiples applied to Earthstone in this region were based on sub-regions within the Eagle Ford Shale, including the Northeast Eagle Ford Shale region, the Central Eagle Ford Shale region, and the Southwest Eagle Ford Shale region. In the Midland Basin, Stephens reviewed transactions in both the Southern Midland Basin and the broader Midland Basin, but chose to apply multiples based on the Southern Midland Basin given the location of Earthstone’s acreage.

Based on public and other available market information, the following table sets forth the summary multiples for the transactions referred to above. This analysis utilized the relevant transaction multiples of proved reserves, daily production, and net acreage and applied them to the corresponding metrics of Earthstone to determine an implied enterprise value for Earthstone. In the following analyses, (i) implied equity value is calculated as implied enterprise value less net debt, plus mark-to-market hedge value, in each case, as of October 31, 2016, and (ii) implied share price is calculated as implied enterprise value less net debt, plus mark-to-market hedge value, in each case, as of October 31, 2016, divided by Earthstone’s fully diluted shares outstanding. The transaction multiples selected to apply to Earthstone metrics were not entirely mathematical in nature, but required careful consideration to adjust for differences in the prevailing commodity price environments and acquisition and divestiture markets. In light of these factors, in certain cases, greater weight was given to more recent transactions.

	Enterprise Value /
	Proved Reserves (Boe)	Daily Production (Boe/d)	Net Acres ($)
Northeast Eagle Ford Shale Region:
High	$41.24	$102,564	$6,951
Mean	$35.89	$68,746	$4,558
Median	$40.00	$65,795	$4,565
Low	$26.44	$40,828	$2,500
Applied Multiples	—	—	$3,000 - $6,000

Central Eagle Ford Shale Region:
High	$23,38	$104,848	$16,723
Mean	$17.15	$71,507	$9,385
Median	$16.34	$69,292	$8,772
Low	$9.08	$47,630	$3,273
Applied Multiples	—	—	$6,000 - $11,000

Southwest Eagle Ford Shale Region:
High		$19.78	$118,421	$12,067
Mean		$13.30	$63,592	$6,218
Median		$12.62	$58,889	$5,530
Low		$5.33	$24,615	$2,455
Applied Multiples		—	—	$3,000 - $6,000

Eagle Ford Shale Region Average:
High		$41.24	$118,421	$16,723
Mean		$18.42	$66,835	$6,369
Median		$16.34	$58.889	$5,493
Low		$5.33	$24,615	$2,455
Applied Multiples		$14.00 - $19.00	$50,000 - $70,000	—

Average Eagle Ford Asset Value	$121.6 - $181.9

Southern Midland Basin Region:
High		NA	$416,667	$43,764
Mean		NA	$143,749	$24,578
Median		NA	$108,820	$24,681
Low		NA	$34,627	$7,800
Applied Multiples		—	—	$22,000 - $26,000

Other Midland Basin Region:
High		$163.33	$674,520	$63,830
Mean		$54.70	$216,288	$31,436
Median		$24.55	$167,760	$38,093
Low		$7.14	$65,899	$5,479
Applied Multiples		—	—	—

Midland Basin Region Average:
High		$163.33	$674,520	$63,830
Mean		$54.70	$191,057	$28,642
Median		$24.55	$148,500	$25,229
Low		$7.14	$34,627	$5,479
Applied Multiples		—	—	—

Average Midland Basin Asset Value	$129.4 - $153.0

Bakken / Three Forks Region:
High		$27.75	$115,789	$15,714
Mean		$17.38	$94,284	$7,940
Median		$15.91	$105,177	$7,351
Low		$12.25	$63,306	$730
Applied Multiples		$13.00 - $18.00	$80,000 - $100,000	$3,000 - $8,000

Average Bakken / Three Forks Asset Value	$40.4 - $61.0

East Texas Region:
High		$7.39	$57,143	$6,716
Mean		$5.06	$34,459	$4,474
Median		$5.48	$39,339	$4,474
Low		$2.20	$4,774	$2,232
Applied Multiples		$3.00 - $6.00	$30,000 - $40,000	$1,500 - $4,500

Average East Texas Asset Value	$4.7 - $11.9

Other Region:

Applied Multiples		$3.00 - $6.00	$25,000 - $50,000	$0 - $500

Average Other Asset Value	$1.3 -$18.2

Implied Enterprise Value	$297.5 -$426.0

Implied Equity Value	$295.8 -$424.2

Implied Share Price	$12.82 -$18.40

Net Asset Value Analysis

Stephens conducted a net asset value analysis for proved developed reserves based on various price scenarios in which the principal variables were oil and gas prices with appropriate basis differentials applied. The price scenarios represent long-term potential future benchmark prices per barrel of oil and million British thermal units (“MMBtu”) of natural gas. The price scenarios that were utilized included: (i) a New York Mercantile Exchange (“NYMEX”) 7- year strip pricing scenario quoted on NYMEX as of October 19, 2016 for the calendar years 2016 through 2022, and held flat thereafter, (ii) a NYMEX spot pricing scenario quoted on NYMEX as of October 19, 2016, held flat, and (iii) a Stephens Research pricing scenario, which utilized pricing for oil and gas from 2016 through 2018 of $49.00/$2.90, $51.50/$3.09, $55.00/3.00, per barrel of oil and per MMBtu, respectively, and held flat thereafter. Transportation and basis differential estimates provided by management were applied to the above pricing scenarios to establish a realized wellhead price.

Various discount rate ranges were utilized to reflect the relative certainty of each reserve category. A discount rate range of 8.0% to 10.0% was applied to estimated cash flows from proved developed producing reserves. A discount rate range of 8.0% to 10.0% was applied to estimated cash flows from proved developed shut-in reserves. A discount rate range of 12.0% to 15.0% was applied to estimated cash flows from proved developed non-producing reserves.

Stephens also considered Earthstone’s undeveloped acreage, using this acreage amount to generate an undeveloped acreage value to be added to the proved developed reserve value. Stephens applied net acreage multiples (based on the acreage multiples derived from the comparable transactions analysis described above) to Earthstone’s net undeveloped acreage in the Northeast Eagle Ford Shale, Central Eagle Ford Shale, Southwest Eagle Ford Shale, Southern Midland Basin, Bakken / Three Forks, and Other regions of the United States.

In the following analyses, (i) implied equity value is calculated as implied enterprise value less net debt, plus mark-to-market hedge value, in each case, as of October 31, 2016, and (ii) implied share price is calculated as implied enterprise value less net debt, plus mark-to-market hedge value, in each case, as of October 31, 2016, divided by Earthstone’s fully diluted shares outstanding.

	Pricing Scenario
	NYMEX Strip + Acreage Value	NYMEX Spot + Acreage Value	Stephens Research + Acreage Value
Total Proved Developed Reserve Value	$142.4 -	$124.5 -	$131.8 -
	$155.5	$135.4	$143.7
Total Acreage Value	$160.0 -	$160.0 -	$160.0 -
	$259.8	$259.8	$259.8
Total Net Asset Value	$302.4 -	$284.5 -	$291.8 -
	$415.2	$395.2	$403.5
Implied Enterprise Value	$302.4 -	$284.5 -	$291.8 -
	$415.2	$395.2	$403.5
Implied Equity Value	$300.6 -	$282.8 -	$290.1 -
	$413.5	$393.4	$401.8
Implied Share Price	$13.04 -	$12.26 -	$12.58 -
	$17.93	$17.06	$17.42

Bold Energy III LLC Valuation

In determining a range of estimated enterprise and equity values for Bold, Stephens conducted each of the following analyses with respect to Bold.

Publicly Traded Comparable Companies

Using publicly available information, Stephens determined the following companies were relevant to an evaluation of Bold based on Stephens’ view of the comparability of the operating and financial characteristics of these companies, in terms of geography and characteristics of oil and gas reserves and acreage:

Callon Petroleum Company, Energen Corp., Diamondback Energy, Inc., Laredo Petroleum, Inc., Parsley Energy, Inc., Pioneer Natural Resources Co., and RSP Permian, Inc.

The implied values for Bold were based on a multiple range for the following four metrics determined by reference to the corresponding multiple ranges for the selected comparable companies. The following table sets forth the mean and median multiples for the selected comparable companies.

	Enterprise Value /
	Proved Reserves (Boe)	Daily Production (Boe/d)	2017E EBITDAX (x)		Net Acres ($/Net Acre)
Mean	$40.48	$134,878	12.6	x	$57,978
Median	$43.64	$150,693	12.5	x	$63,047

The proved reserves and daily production values for each of the selected comparable companies were based on SEC filings adjusted for public data regarding acquisitions and divestitures made after their respective quarterly reports were submitted. In the following analyses, implied equity value is calculated as implied enterprise value less net debt, as of October 31, 2016. The multiples selected to apply to Bold metrics were not entirely mathematical in nature, but required careful consideration to adjust for differences in the operating characteristics of the companies as well as other market factors which could affect the market value of selected companies.

Bold Metrics	Value	Multiple Range	Implied Enterprise Value	Implied Equity Value
Proved Reserves (MMBoe)	7.1	$38.00 -	$269.8 -	$259.6 -
		$44.00	$312.4	$302.2
Daily Prod. (Boe/d)	2,420	$120,000 -	$290.4 -	$280.2 -
		$160,000	$387.2	$377.0
2017E EBITDAX	$55.3	11.5x -	$635.6 -	$625.4 -
		13.5x	$746.2	$735.9
Net Acres	20,888	$55,000 -	$1,148.9 -	$1,138.6 -
		$65,000	$1,357.7	$1,347.5
Average			$586.2 -	$575.9 -
			$700.9	$690.6

Comparable Transactions

Using publicly available information for 27 asset and corporate transactions announced between January 2015 and November 2016 involving oil- and gas- related assets in the Midland Basin region of the United States, Stephens reviewed the purchase price multiples paid for proved reserves, daily production, and net acreage in each transaction and selected appropriate benchmark multiples for the valuation of Bold. In the Midland Basin, Stephens reviewed transactions in both the Southern Midland Basin and the broader Midland Basin, but chose to apply multiples based on the Southern Midland Basin given the location of Earthstone’s acreage.

Based on public and other available market information, the following table sets forth the summary multiples for transactions referred to above. This analysis utilized the relevant transaction multiples of proved reserves, daily production, and net acreage and applied them to the corresponding metrics of Bold to determine an implied enterprise value for Bold. In the following analyses, implied equity value is calculated as implied enterprise value less net debt, as of October 31, 2016. The transaction multiples selected to apply to Bold metrics were not entirely mathematical in nature, but required careful consideration to adjust for differences in the prevailing commodity price environments and acquisition and divestiture markets. In light of these factors, in certain cases, greater weight was given to more recent transactions.

	Enterprise Value /
	Proved Reserves (Boe)	Daily Production (Boe/d)	Net Acre ($)
Southern Midland Basin Region:
High	NA	$416,667	$43,764
Mean	NA	$143,749	$24,578
Median	NA	$108,820	$24,681
Low	NA	$34,627	$7,800
Applied Multiples	—	—	$22,000 - $26,000

Other Midland Basin Region:
High	$163.33	$674,520	$63,830
Mean	$54.70	$216,288	$31,436
Median	$24.55	$167,760	$38,093
Low	$7.14	$65,899	$5,479
Applied Multiples	—	—	—

Midland Basin Region Average:
High	$163.33	$674,520	$63,830
Mean	$54.70	$191,057	$28,648
Median	$24.55	$148,500	$25,229
Low	$7.14	$34,627	$5,479
Applied Multiples	—	—	—

Implied Enterprise Value	—	—	$459.5 -
			$543.1

Implied Equity Value	—	—	$449.3 -
			$532.9

Net Asset Value Analysis

Stephens conducted a net asset value analysis for proved developed reserves based on various price scenarios in which the principal variables were oil and gas prices with appropriate basis differentials applied. The price scenarios represent long-term potential future benchmark prices per barrel of oil and MMBtu of natural gas. The price scenarios that were utilized included: (i) a 7- year strip pricing scenario quoted on NYMEX as of October 19, 2016 for the calendar years 2016 through 2022, held flat thereafter, (ii) a NYMEX spot pricing scenario quoted on NYMEX as of October 19, 2016, held flat, and (iii) a Stephens Research pricing scenario, which utilized pricing for oil and gas from 2016 through 2018 of $49.00/$2.90, $51.50/$3.09, $55.00/3.00, per barrel of oil and per MMBtu, respectively, and held flat thereafter. Transportation and basis differential estimates provided by management were applied to the above pricing scenarios to establish a realized wellhead price.

Various discount rate ranges were utilized to reflect the relative certainty of each reserve category. A discount rate range of 8.0% to 10.0% was applied to estimated cash flows from proved developed producing reserves. A discount rate range of 12.0% to 15.0% was applied to estimated cash flows from proved developed non-producing reserves.

Stephens also considered Bold’s undeveloped acreage, using this acreage amount to generate an undeveloped acreage value to be added to the proved developed reserve value. Stephens applied net acreage multiples (based on the acreage multiples derived from the comparable transactions analysis described above) to Bold’s net undeveloped acreage in the Southern Midland Basin region of the United States.

In the following analyses, implied equity value is calculated as implied enterprise value less net debt, as of October 31, 2016.

	Pricing Scenario
	NYMEX Strip + Acreage Value	NYMEX Spot + Acreage Value	Stephens Research + Acreage Value
Total Proved Developed Reserve Value	$93.9 -	$84.1 -	$88.4 -
	$102.9	$91.8	$96.8
Total Acreage Value	$443.0 -	$443.0 -	$443.0 -
	$523.5	$523.5	$523.5
Total Net Asset Value	$536.9 -	$527.1-	$531.4 -
	$626.4	$615.4	$620.3
Implied Enterprise Value	$536.9 -	$527.1-	$531.4 -
	$626.4	$615.4	$620.3
Implied Equity Value	$526.7 -	$516.9 -	$521.2 -
	$616.2	$605.1	$610.1

Relative Equity Valuation Analysis

Stephens prepared a relative equity valuation analysis, comparing Stephens’ average derived equity valuation reference ranges determined for Earthstone and Bold, utilizing each of the following methodologies: publicly traded comparable companies analysis, comparable transactions analysis, and net asset value analysis. A summary of these analyses is shown below:

	Average Equity Value Contribution Amount			Average Equity Contribution %
	Earthstone	Bold	Pro Forma	Earthstone	Bold
Publicly Traded Comparable Companies:
Enterprise Value / Proved Reserves	$328.9	$280.9	$609.7	53.9%	46.1%
Enterprise Value / Daily Production	$252.1	$328.6	$580.6	43.4%	56.6%
Enterprise Value / 2016E EBITDAX	$136.3	NA	NA	NA	NA
Enterprise Value / 2017E EBITDAX	$269.6	$680.7	$950.2	28.4%	71.6%
Enterprise Value / Net Acres	NA	$1,243.1	NA	NA	NA
Average Equity Contribution	$246.7	$633.3	$880.0	28.0%	72.0%

Comparable Transactions:
Enterprise Value / Proved Reserves	$386.9	NA	NA	NA	NA
Enterprise Value / Daily Production	$372.1	NA	NA	NA	NA
Enterprise Value / Net Acres	$321.0	$491.1	$812.1	39.5%	60.5%
Average Equity Contribution	$360.0	$491.1	$851.1	42.3%	57.7%

Net Asset Value:
NYMEX Strip Pricing Scenario + Acreage Value	$357.1	$571.4	$928.5	38.5%	61.5%
NYMEX Spot Pricing Scenario + Acreage Value	$338.1	$561.0	$899.1	37.6%	62.4%
Stephens Research Pricing Scenario + Acreage Value	$345.9	$565.6	$911.5	37.9%	62.1%
Average Equity Contribution	$347.0	$566.0	$913.0	38.0%	62.0%

In a summary of its relative valuation analysis, Stephens averaged each of the average equity contribution percentages derived from the three valuation methodologies described above, in order to equally weight each methodology.

	Average Equity Value Contribution Amount			Average Equity Contribution %
	Earthstone	Bold	Pro Forma	Earthstone	Bold
Publicly Traded Comparable Companies	$246.7	$633.3	$880.0	28.0%	72.0%
Comparable Transactions	$360.0	$491.1	$851.1	42.3%	57.7%
Net Asset Value	$347.0	$566.0	$913.0	38.0%	62.0%

Average Equity Contribution	$317.9	$563.5	$881.4	36.1%	63.9%

Median Equity Contribution	$347.0	$566.0	$913.0	38.0%	62.0%

The foregoing summary relative equity valuation analysis results in implied mean and median Bold and Bold employee fully diluted aggregate ownership interests of 63.9% and 62.0%, respectively, compared to the pro forma fully diluted aggregate ownership for Bold and Bold employees of 61.1% giving effect to the Transaction.

Relative Equity Valuation Analysis – Sensitivity Case

Stephens also considered a separate, Sensitivity Case with regards to the category classification of Bold’s reserves. As described above, Earthstone preliminarily classified a portion (~38%) of Bold’s undeveloped reserves as PUDs and a portion (~62%) as Probables, subject to further review with its third party engineering firm. Throughout Stephens’ analysis (including the foregoing standalone and relative equity valuation analyses), except where specifically stated otherwise, Stephens assumed that 100% of the Bold PUDs shown in the Earthstone- provided reserve report are classified as Probables (non-proved reserves). The following Sensitivity Case analysis assumes that 50% of the Bold reserves preliminarily classified by Earthstone as PUDs are Probables (non-proved reserves) and 50% are PUDs (proved reserves). All other aspects of Stephens’ analysis were held constant.

	Average Equity Value Contribution Amount			Average Equity Contribution %
	Earthstone	Bold	Pro Forma	Earthstone	Bold
Publicly Traded Comparable Companies (Sensitivity Case)	$328.9	$1,785.7	$2,114.6	15.6%	84.4%

Average Equity Value (Public Comps)	$246.7	$1,006.9	$1,253.6	19.7%	80.3%

Average Equity Contribution (All Methodologies)	$317.9	$688.9	$1,006.8	31.6%	68.4%

Median Equity Contribution (All Methodologies)	$347.0	$566.0	$913.0	38.0%	62.0%

Relative Contribution Analysis

Stephens prepared a relative contribution analysis comparing the contributions by Earthstone and Bold of selected financial and operating metrics to the combined company. Stephens prepared this analysis based on (i) each management’s estimates of EBITDAX, revenue, and average daily production for 2017, 2018 and 2019, (ii) current production volumes, proved reserves, and PV-10s, and (iii) a Sensitivity Case for Bold’s proved reserves and PV-10s as described above. Stephens noted that given the difference in the development stages of Earthstone (mature) and Bold (early development), it did not regard the relative contribution metrics as meaningful for purposes of its valuation analysis. Earthstone’s net debt value shown includes Earthstone’s mark-to-market hedge value as of October 31, 2016. The following is a summary of the analysis:

	Contribution %
	Earthstone	Bold
Revenue:
2017E	56.3%	43.7%
2018E	47.8%	52.2%
2019E	36.6%	63.4%

EBITDAX:
2017E	45.0%	55.0%
2018E	39.7%	60.3%
2019E	30.4%	69.6%

Reserves & Reserves Value:
Proved Reserves	79.5%	20.5%
Proved Reserves (Sensitivity Case)	38.6%	61.4%
Proved PV-10	66.5%	33.5%
Proved PV-10 (Sensitivity Case)	38.6%	61.4%

Average Daily Production:
Current	65.6%	34.4%
2017E	56.2%	43.8%
2018E	46.5%	53.5%
2019E	35.0%	65.0%

	Contribution Amount
	Earthstone	Bold
Net Debt	$1.7	$10.2

Implied Bold Consideration Multiples

Stephens reviewed the implied Bold consideration multiples based on various Earthstone share prices. The implied Bold consideration is based on the number of shares issued to Bold and Bold employees in the Transaction, multiplied by various Earthstone share prices, and adjusted for Bold’s net debt, as of October 31, 2016. The Earthstone share price scenarios that were utilized included: (i) Earthstone closing share price as of November 4, 2016, (ii) Earthstone’s one-month volume weighted average price (“VWAP”) as of November 4, 2016, and (iii) Earthstone’s six-month VWAP as of November 4, 2016. Stephens compared these consideration multiples to the multiples based on the publicly traded comparable companies analysis described above in the Bold Energy III LLC Valuation. In the case of the Enterprise Value / Net Acres multiple, Stephens compared the implied Bold consideration multiples to the average Southern Midland Basin acreage multiple based on the comparable transactions analysis previously described herein in the Bold Energy III LLC Valuation. The following is a summary of the analysis:

	Implied Bold Consideration Multiples Based On:
	Earthstone Close Price 11/4/16		Earthstone 1- Month VWAP		Earthstone 6- Month VWAP		Public Comparables Comparison
Implied Bold Consideration	$317.7		$349.4		$380.6

EV / Proved Reserves ($/Boe)	$44.76		$49.21		$53.61		$40.48
EV / Proved Reserves (Sensitivity Case) ($/Boe)	$7.25		$7.98		$8.69		$40.48
EV / Daily Production ($/Boe/d)	$131,305		$144,370		$157,291		$134,878
EV / PV-10	3.2	x	3.5	x	3.8	x	6.3	x
EV / PV-10 (Sensitivity Case)	1.0	x	1.1	x	1.2	x	6.3	x
EV / 2017E EBITDAX	5.7	x	6.3	x	6.9	x	12.6	x
EV / Net Acres ($/Acre)	$15,212		$16,725		$18,222		$24,578

Accretion/Dilution Analysis

Stephens also examined the estimated accretive/dilutive effects of the Transaction on earnings and cash flow per share of Earthstone common stock, based on Earthstone management estimates. This analysis assumes that the Transaction closes in February 2017, and does not give effect to dilution from restricted stock units. The financial projections and implied earnings per share were analyzed on a tax-free basis. The transaction was shown to be accretive for fiscal years 2017 through 2020 on an earnings per share basis, and accretive for fiscal years 2019 and 2020 on a cash flow per share basis, as summarized below:

2017E
EPS Accretion (Dilution)	195.5%
CFPS Accretion (Dilution)	(9.7%)

2018E
EPS Accretion (Dilution)	24.9%
CFPS Accretion (Dilution)	(4.2%)

2019E
EPS Accretion (Dilution)	48.5%
CFPS Accretion (Dilution)	24.8%

2020E
EPS Accretion (Dilution)	56.6%
CFPS Accretion (Dilution)	38.1%

The summary of the material financial analyses performed by Stephens in connection with rendering its opinion as described above is only a summary and does not purport to be a complete description of the financial analyses performed. The summary is qualified in its entirety by reference to the full text of the written opinion of Stephens.

The order of analyses described does not represent the relative importance or weight given to those analyses by Stephens. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the financial analyses performed by Stephens. Except as otherwise noted, the quantitative information included in the summary, to the extent that it is based on market data, is based on market data as it existed on or before November 4, 2016 and is not necessarily indicative of current market conditions.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Stephens’ opinion. In arriving at its fairness determination, Stephens considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Stephens made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Earthstone, Bold, or the contemplated Transaction.

As described above, the Stephens opinion to the Special Committee was one of many factors taken into consideration by the Special Committee and the board of directors of Earthstone in making their determinations to approve the Transaction.

As part of its investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with Earthstone and Bold and issues periodic research reports regarding Earthstone’s business activities and prospects and Stephens expects to provide similar services in the future. Stephens served as financial advisor to the Special Committee in connection with the Transaction, and Stephens received from Earthstone reimbursement of its expenses and a fee for its services, none of which was contingent upon delivery of Stephens’ fairness opinion or the consummation of the Transaction. Earthstone has also agreed to indemnify Stephens for certain liabilities arising out of its engagement, including certain liabilities that could arise out of providing the opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of Earthstone or of any other participant in the Transaction. During the past two years, Stephens has not provided any investment banking services to, or received fees for such services from, Earthstone, Bold or EnCap, or any of their respective affiliates.

Stephens’ opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Stephens as of the date of its opinion. It should be understood that subsequent developments may affect this opinion and that Stephens does not have any obligation to update, revise or reaffirm this opinion. Stephens has assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to it, without material waiver or modification. Stephens has assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to Earthstone or its public stockholders. Stephens has not expressed any opinion as to the price at which the common stock or any other securities of Earthstone will trade following the announcement of the Transaction.

Stephens’ opinion is for the use and benefit of Earthstone’s Special Committee for purposes of its evaluation of the Transaction. Stephens’ opinion does not address the merits of the underlying decision by Earthstone to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to Earthstone or the relative effects of any alternative transaction in which Earthstone might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. Stephens’ opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in its letter, Stephens has not been asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Earthstone. Stephens has not been asked to express any opinion, and does not express any opinion, as to the fairness of the amount or nature of the compensation to any of Earthstone’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of Earthstone. Stephens’ fairness opinion committee has approved Stephens’ opinion set forth in its letter.

Based on the foregoing and Stephens’ general experience as investment bankers, and subject to the assumptions and qualifications stated herein, Stephens is of the opinion as of November 7, 2016, that the Combination Consideration to be paid by Earthstone in the Transaction is fair to Earthstone and its public stockholders from a financial point of view.

Interests of Our Directors and Executive Officers in the Transaction

In considering the recommendation of the board of directors with respect to approving the Contribution Agreement, stockholders should be aware that members of the board of directors and executive officers have interests in the Transaction that may be different from, or in addition to interests they may have as stockholders.

For example, three of the five managers of Oak Valley, Earthstone’s largest stockholder, are also officers, directors or members of EnCap or its affiliates. EnCap and its affiliates own approximately 57.3% of the membership interests of Oak Valley, which represents approximately 23.6% of the outstanding shares of Common Stock, and approximately 95.9% of the membership interests of Bold Holdings. As a result of EnCap’s potential conflict of interest on the part of EnCap in the Transaction, the board of directors established the Special Committee consisting of two independent members of the board of directors. The Special Committee, with its own financial advisor and legal counsel, was vested with the power on behalf of Earthstone to negotiate, approve or walk away from a potential transaction with Bold.

As part of the Transaction, at the closing of the Transaction, we agreed to enter into the Voting Agreement described below in detail which preserves the current composition of our board of directors but provides EnCap the right to replace one director at any time its ownership of Earthstone exceeds 50% of our outstanding Common Stock. See “The Voting Agreement” beginning on page [●].

Our executive officers and directors will receive no payments, compensation or other consideration in connection with the Transaction, except that the two members of the Special Committee will receive $40,000 each and have been given indemnification rights by Earthstone.

Interests of Related Parties in the Transaction

Various members of our board of directors and management hold investments in entities that own membership interests in Oak Valley. For instance, Mr. Lodzinski owns an approximate 28.4% interest in an entity that owns a 2.6% membership interest in Oak Valley. Messrs. Swanson, Thielemann and Zorich are associated with EnCap, which advises the EnCap Oak Valley Funds. The EnCap Oak Valley Funds own approximately 57.3% of the membership interests in Oak Valley. Messrs. Joliat and Urban own membership interests in Oak Valley. Messrs. Swanson and Zorich also serve as managers of Oak Valley.

EnCap is the general partner of EnCap Equity Fund V GP, L.P. EnCap Equity Fund VI GP, L.P., EnCap Equity Fund VII GP, L.P. and EnCap Equity Fund IX GP, L.P., which are the general partners, or in the case of EnCap Fund V-B and EnCap Fund VI-B indirectly controls the general partner, of the EnCap Oak Valley Funds and EnCap Fund IX. EnCap Partners is the managing member of EnCap Holdings, which is the sole member of EnCap Investments GP, which is the general partner of EnCap. Therefore, EnCap Partners and certain of its affiliates through their direct and indirect ownership may be deemed to share the right to direct the disposition of the Common Stock held by Oak Valley through the EnCap Oak Valley Funds’ interest in Oak Valley and EnCap Fund IX’s ownership of Bold.

Governance Following the Completion of the Transaction

Following the completion of the Transaction, our directors and executive officers will retain their current roles and we will add one additional director to our board of directors.

Regulatory Filings and Approvals Required for Completion of the Transaction

We are not aware of any material government or regulatory approval required for the completion of the Transaction, other than filings and compliance with the applicable corporate law of the State of Delaware.

Treatment of Equity Awards

Each outstanding restricted stock unit award granted under our 2014 Long-Term Incentive Plan and outstanding immediately prior to the closing of the Transaction, whether vested or unvested, will be automatically converted into the right to be settled in shares of Class A Common Stock on the same terms applicable to such restricted stock unit award.

Upon closing of the Transaction, the officers and management team of Bold will receive an aggregate of 150,000 fully vested shares of Class A Common Stock pursuant to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan.

Appraisal Rights

The stockholders do not have any rights to appraisal with respect to the Transaction under Delaware law.

Accounting Treatment of the Transaction

We prepare our financial statements in accordance with GAAP. The Transaction will be accounted for by us in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The purchase price will be determined based on the implied number of shares of Class A Common Stock that may be issued and the stock price on the date of closing of the Transaction. The purchase price will be allocated to the fair values of Bold assets acquired and liabilities assumed. Any excess purchase price after this allocation will be assigned to goodwill. Under the acquisition method of accounting, goodwill is not amortized, but is tested for impairment at least annually, or more frequently if events or changes in circumstances dictate that the carrying value of goodwill may not be recoverable. The operating results of Bold will be part of the combined company beginning on the date of the closing of the Transaction. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [●].

Listing of Shares of Class A Common Stock

It is a condition to completion of the Transaction that the shares of Class A Common Stock delivered upon redemption of the EEH Units and shares of Class B Common Stock held by Bold Holdings be authorized for listing on the NYSE MKT, subject to official notice of issuance.

THE CONTRIBUTION AGREEMENT

The following summarizes material provisions of the Contribution Agreement. This summary does not purport to be complete and may not contain all of the information about the Contribution Agreement that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the Contribution Agreement and not by this summary or any other information contained in this proxy statement. Earthstone stockholders are urged to read the entire Contribution Agreement carefully, as well as this proxy statement, before making any decisions regarding the Transaction. This summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein.

In reviewing the Contribution Agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the Contribution Agreement and are not intended to provide any other factual information about Earthstone, EEH, Lynden, Lynden Sub, Bold Holdings, Bold or any of their subsidiaries or affiliates. The Contribution Agreement contains representations and warranties and covenants by each of the parties to the Contribution Agreement, certain of which are summarized below. These representations and warranties have been made solely for the benefit of the other parties to the Contribution Agreement and:

•	were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties in the Contribution Agreement and described below may have changed since the date of the Contribution Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties and other provisions of the Contribution Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

General

In general, the Contribution Agreement provides that Earthstone, Lynden, and Bold Holdings will contribute substantially all of their assets to EEH in exchange for EEH Units. Earthstone will recapitalize its Common Stock into Class A Common Stock and authorize a new class of common stock, the Class B Common Stock. Bold Holdings will purchase 36,070,828 shares of Class B Common Stock, which, along with the EEH Units issued to Bold Holdings, will be exchangeable for shares of Class A Common Stock. After giving effect to the Transaction, Bold Holdings will own approximately 61.6% of the outstanding voting shares of Earthstone or 61.0% on a fully diluted, as converted, basis.

The Transaction

The Contribution Agreement provides that:

(a)	Earthstone will contribute to EEH all of the membership interests of Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash from the sale of Class B Common Stock to Bold Holdings (collectively, the “Earthstone Assets”), in exchange for 16,423,849 EEH Units and the admission of Earthstone as a member of EEH;

(b)	Lynden will contribute to EEH all of the membership interests of Lynden Sub in exchange for 5,865,328 EEH Units issued to Lynden by EEH and the admission of Lynden as a member of EEH;

(c)	Bold Holdings will contribute to EEH all of the membership interests of Bold in exchange for 36,070,828 EEH Units issued to Bold Holdings by EEH and the admission of Bold Holdings as a member of EEH;

(d)	immediately following the contribution of the membership interests of Bold to EEH by Bold Holdings, Earthstone will issue to Bold Holdings 36,070,828 shares of Class B Common Stock in exchange for the payment by Bold Holdings to Earthstone of cash in an amount equal to $36,071; and

(e)	pursuant to the First Amended and Restated Limited Liability Company Agreement of EEH, the Class B Common Stock held by Bold Holdings, together with the EEH Units held by Bold Holdings, will be exchangeable for shares of Class A Common Stock, on a one-for-one basis.

Conditions to Completion of the Transaction

The respective obligations of Earthstone, EEH, Lynden, Lynden Sub, Bold Holdings and Bold to complete the Transaction are subject to the satisfaction of the following mutual conditions:

•	no order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Contribution Agreement shall have been issued and remain in force, and no suit, action or other proceeding by any governmental body seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by the Contribution Agreement shall be pending before any governmental body;

•	all material consents and approvals of any governmental body required for the consummation of the transactions contemplated under the Contribution Agreement shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted;

•	Earthstone shall have obtained all requisite stockholder approvals; and

•	the shares of Class A Common Stock deliverable upon exchange of the EEH Units and the Class B Common Stock as contemplated by the First Amended and Restated Limited Liability Company Agreement of EEH shall have been approved for listing on the NYSE MKT, subject to official notice of issuance.

The obligation of Bold Holdings and Bold to complete the Transaction is further subject to the satisfaction or waiver of the following conditions:

•	Earthstone’s (i) representations and warranties regarding organization, capitalization and authority relative to the Contribution Agreement shall be true and correct in all respects when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) other representations and warranties, when read without regard to materiality qualifications, are true and correct when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) where the failure such representations and warranties to be so true and correct , individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as defined below) on Bold Holdings or Bold;

•	Earthstone, EEH and Lynden shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by them under the Contribution Agreement prior to or on the closing date;

•	EEH’s (i) representations and warranties regarding organization, capitalization and authority relative to the Contribution Agreement shall be true and correct in all respects when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) other representations and warranties, when read without regard to materiality qualifications, are true and correct when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) where the failure such representations and warranties to be so true and correct , individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Bold Holdings or Bold;

•	the execution and delivery by Earthstone of an assignment of membership interests in form and substance reasonably satisfactory to Bold Holdings to convey all of the outstanding equity interests in the Earthstone Assets to EEH and to admit EEH as a substitute member of the applicable limited liability companies whose equity interests are conveyed;

•	the execution and delivery by Lynden of an assignment of membership interests, in form and substance reasonably satisfactory to Bold Holdings to convey all of the outstanding equity interests in Lynden Sub and to admit EEH as a substitute member of Lynden Sub; and

•	Earthstone, EEH, and Lynden shall have performed all closing obligations and delivered to Bold Holdings the closing deliverables and certifications stating that certain conditions are satisfied.

The obligation of EEH to complete the Transaction is further subject to the satisfaction or waiver of the following conditions:

•	Bold Holdings’ and Bold’s (i) representations and warranties regarding organization, capitalization and authority relative to the Contribution Agreement shall be true and correct in all respects when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) other representations and warranties, when read without regard to materiality qualifications, are true and correct when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) where the failure such representations and warranties to be so true and correct , individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on EEH;

•	Bold Holdings and Bold shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by them under the Contribution Agreement prior to or on the closing date;

•	all managers, directors and officers of Bold shall have resigned, and EEH shall have been appointed as manager of Bold;

•	the execution and delivery by Bold Holdings of an assignment of membership interests, in form and substance reasonably satisfactory to Earthstone and EEH to convey all of the outstanding equity interests in Bold to EEH and to admit EEH as a substitute member of Bold; and

•	Bold Holdings shall have performed all closing obligations and delivered to Earthstone and EEH the closing deliverables and certifications stating that certain conditions are satisfied.

The obligation of Earthstone to complete the Transaction is further subject to the satisfaction or waiver of the following conditions:

•	Bold Holdings’ and Bold’s (i) representations and warranties regarding organization, capitalization and authority relative to the Contribution Agreement shall be true and correct in all respects when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) other representations and warranties, when read without regard to materiality qualifications, are true and correct when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) where the failure such representations and warranties to be so true and correct , individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Earthstone;

•	Bold Holdings and Bold shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by them under the Contribution Agreement prior to or on the closing date;

•	the execution and delivery by Bold Holdings of an assignment of membership interests, in form and substance reasonably satisfactory to Earthstone and EEH to convey all of the outstanding equity interests in Bold to EEH and to admit EEH as a substitute member of Bold; and

•	Bold Holdings shall have performed all closing obligations and delivered to Earthstone and EEH the closing deliverables and certifications stating that certain conditions are satisfied.

The obligation of Lynden to complete the Contribution is further subject to the satisfaction or waiver of the following conditions:

•	Bold Holdings’ and Bold’s (i) representations and warranties regarding organization, capitalization and authority relative to the Contribution Agreement shall be true and correct in all respects when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) other representations and warranties, when read without regard to materiality qualifications, are true and correct when made and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) where the failure such representations and warranties to be so true and correct , individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Lynden;

•	Bold Holdings and Bold shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by them under the Contribution Agreement prior to or on the closing date;

•	the execution and delivery by Bold Holdings of an assignment of membership interests, in form and substance reasonably satisfactory to Earthstone and EEH to convey all of the outstanding equity interests in Bold to EEH and to admit EEH as a substitute member of Bold; and

•	Bold Holdings shall have performed all closing obligations and delivered to Earthstone and EEH the closing deliverables and certifications stating that certain conditions are satisfied.

The conditions required of the other parties set forth in the Contribution Agreement may be waived by Earthstone, EEH, Lynden or Bold Holdings, as applicable.

Representations and Warranties

The Contribution Agreement contains certain customary representations and warranties, many of which are qualified by knowledge or material adverse effect, made by each of Earthstone, EEH, Bold Holdings and Bold. The statements embodied in those representations and warranties were made solely for purposes of the Contribution Agreement and are subject to important qualifications and limitations agreed to by Earthstone and Bold Holdings in connection with negotiating its terms.

Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among Earthstone, Lynden and Bold Holdings rather than establishing matters as facts.

The representations and warranties of Earthstone and its subsidiaries and Bold Holdings and Bold relate to, among other items (except where only one party has made representations and warranties as indicated below):

•	organization and qualification;

•	subsidiaries;

•	capitalization;

•	corporate authority;

•	absence of conflicts or defaults under organizational documents, contracts and applicable laws as a result of the transactions contemplated by the Contribution Agreement;

•	governmental approvals and filings with governmental bodies;

•	financial statements;

•	absence of undisclosed liabilities;

•	absence of certain changes;

•	title to properties;

•	compliance with laws;

•	tax matters;

•	legal proceedings;

•	brokerage fees;

•	permits;

•	environmental matters;

•	revenue and expense information and records;

•	commitments;

•	no alienation;

•	make-up rights;

•	imbalance;

•	preferential rights and consents to assign;

•	no participating hydrocarbons;

•	insurance;

•	employees;

•	agreements, contracts and commitments;

•	hedging;

•	regulatory agencies;

•	non-consent;

•	property boundaries;

•	no other royalties;

•	reserve reports;

•	NYSE MKT listing and compliance (Earthstone only);

•	SEC compliance (Earthstone only);

•	securities laws compliance;

•	Sarbanes-Oxley compliance (Earthstone only);

•	fairness opinion (Earthstone only);

•	benefit plans;

•	change in control payments and Section 162(m);

•	USA Patriot Act, OFAC and FCPA compliance; and

•	intellectual property.

As used in the Contribution Agreement, the term “material adverse effect” means, when used with respect to a person, any change, effect, event, development, circumstance, condition, occurrence or combination of the foregoing that, individually or in the aggregate, has had or would reasonably be expected to have (i) a material adverse effect on the ability of such person to perform or comply with any material obligation under the Contribution Agreement or to consummate the transactions contemplated by the Contribution Agreement in accordance with its terms or (ii) a material adverse effect on the business, condition (financial or otherwise) or results of operations of such person and its subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events, developments, circumstances, conditions or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a material adverse effect:

(a)	changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such person operates;

(b)	the announcement or pendency of the Contribution Agreement or the transactions contemplated thereby or the performance of the Contribution Agreement;

(c)	any change in the market price or trading volume of the Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a material adverse effect has occurred or is reasonably likely to occur);

(d)	acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events;

(e)	changes in any applicable laws or regulations applicable to such person or applicable accounting regulations or principles or the interpretation thereof;

(f)	any legal proceedings commenced by or involving any current or former member, partner or stockholder of such person (on their own or on behalf of such person) arising out of or related to the Contribution Agreement or the transactions contemplated thereby; and

(g)	changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities;

provided, however, that any change, effect, event, development, circumstance, condition or occurrence referred to in clause (a), (d) or (g) shall be taken into account for purposes of determining whether there has been a material adverse effect if and to the extent that such change, effect, event, development, circumstance, condition or occurrence disproportionately adversely affects such person, as compared to other similarly situated persons operating in the industries in which such person operates.

Conduct of the Business of the Parties Pending the Transaction

Each of Bold Holdings, Bold and Earthstone has undertaken certain customary covenants that place restrictions on it and its subsidiaries until the closing of the Transaction (or, if earlier, the Contribution Agreement’s termination date). Each of Bold Holdings, Bold and Earthstone has agreed to (i) conduct its activities only in the usual and customary course of business consistent with past practice, (ii) use commercially reasonable efforts, to the extent it has financial reserves to do so, to maintain and preserve its business, assets and advantageous business relationships, (iii) continue to pursue its scheduled capital expenditures budget; (iv) maintain payables and other liabilities (other than for money borrowed) at levels consistent with past practice, and (v) use commercially reasonable efforts to maintain in force its current policies of insurance and pay all premiums in respect of such insurance policies that become due.

Conduct of the Business of Earthstone Pending the Transaction

Earthstone has agreed that, with certain exceptions as may be required by law or the Contribution Agreement, and except with Bold Holdings’ prior written consent (such consent not to be unreasonably withheld or delayed), prior to the closing date of the Transaction (or, if earlier, the Contribution Agreement’s termination date) Earthstone will not:

•	resolve or propose to be wound up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding up or dissolution;

•	make any changes to its existing accounting practices except as required by law, or make any material tax election inconsistent with past practice;

•	declare or pay any dividends or make any distribution of its properties or assets to its stockholders or purchase or retire any shares of Common Stock;

•	alter or amend or authorize any alteration or amendment to its certificate of incorporation or bylaws as they exist at the date of the Contribution Agreement, except as required to complete the Transaction or any transaction contemplated under the Contribution Agreement;

•	incur or commit to incur any indebtedness for borrowed money in excess of the greater of its existing borrowing base as of the date of the Contribution Agreement under the Earthstone credit facility or as it may be redetermined under the Earthstone credit facility;

•	elect to participate in programs proposed by the operator of non-operated properties where the amount of the authority for expenditure net to Earthstone exceeds $2.0 million;

•	conduct workover or remedial well operations on producing properties where the amount of the authority for expenditure net to Earthstone exceeds $200,000;

•	acquire or agree to acquire (other than pursuant to the Contribution Agreement), by amalgamating, plan of arrangement, merging, consolidating or entering into a business combination with or purchasing or leasing substantially all of the assets or otherwise of, any business or undertaking of any corporation, partnership, association or other business organization or division thereof, other than an Earthstone affiliate;

•	sell, lease, transfer, mortgage or otherwise dispose of or encumber any of its material property or assets, real or personal, or agree to the same, other than for actions under the Earthstone credit facility in the ordinary and regular course of business;

•	allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire, limited liability interests of any Earthstone Asset or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, any limited liability interests of any Earthstone Asset or other securities, other than limited liability interests of any Earthstone Asset issuable upon exercise of convertible securities of any Earthstone Asset issued prior to the date of the Contribution Agreement;

•	split, consolidate, exchange or reclassify any shares of Common Stock or other securities, except as required to complete the contribution or any transaction contemplated under the Contribution Agreement;

•	enter into or materially modify any employment, consulting, bonus, retention or similar agreements or arrangements with, or, except as part of normal compensation practices, grant any material bonuses, salary increases, stock options, severance, retirement allowances, deferred or incentive compensation, termination pay or any other similar form of material compensation to, or make any loan to, any of its officers, directors, employees or consultants;

•	take any action or fail to take any action which would cause any of the conditions precedent set forth in Article 7 of the Contribution Agreement not to be satisfied;

•	grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or

•	announce an intention, enter into any agreement, or otherwise make any commitment to do any of the actions prohibited by the preceding bullet points.

Conduct of the Business of Bold Holdings and Bold Pending the Transaction

Bold Holdings and Bold have also agreed that, with certain exceptions as may be required by law or the Contribution Agreement, and except with Earthstone’s prior written consent (such consent not to be unreasonably withheld or delayed), prior to the closing date of the Transaction (or, if earlier, the Contribution Agreement’s termination date) Bold Holdings and Bold will not:

•	resolve or propose to be wound up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding up or dissolution;

•	make any changes to its existing accounting practices except as required by law or make any material tax election inconsistent with past practice;

•	declare or pay any dividends or make any distribution of its properties or assets to its members or purchase or retire any limited liability interests of Bold;

•	alter or amend or authorize any alteration or amendment to its organizational documents as they exist at the date of the Contribution Agreement, except as required to complete the Transaction or any transaction contemplated under the Contribution Agreement;

•	split, consolidate, exchange or reclassify any limited liability interests of Bold or other securities;

•	enter into or modify any employment, consulting, bonus, retention or similar agreements or arrangements with, or grant any bonuses, salary increases, stock options, severance, retirement allowances, deferred or incentive compensation, termination pay or any other form of compensation to, or make any loan to, any of its officers, directors, employees or consultants;

•	incur or commit to incur any indebtedness for borrowed money in excess of the greater of its existing borrowing base as of the date hereof under the Bold credit facility or as it may be redetermined under the Bold credit facility;

•	elect to participate in programs proposed by the operator of non-operated properties where the amount of the authority for expenditure net to Bold Holdings exceeds $2.0 million;

•	conduct workover or remedial well operations on producing properties where the amount of the authority for expenditure net to Bold exceeds $200,000;

•	acquire or agree to acquire (other than pursuant to the Contribution Agreement), by amalgamating, plan of arrangement, merging, consolidating or entering into a business combination with or purchasing or leasing substantially all of the assets or otherwise of, any business or undertaking of any corporation, partnership, association or other business organization or division thereof;

•	sell, lease, transfer, mortgage or otherwise dispose of or encumber any of its property or assets, real or personal, or agree to the same, other than for actions under the Bold credit facility in the ordinary and regular course of business;

•	allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire, limited liability interests of Bold or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, any limited liability interests of Bold or other securities, other than limited liability interests of Bold issuable upon exercise of convertible securities of Bold issued prior to the date of the Contribution Agreement;

•	take any action or fail to take any action which would cause any of the conditions precedent set forth in Article 7 of the Contribution Agreement not to be satisfied;

•	grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or

•	announce an intention, enter into any agreement, or otherwise make any commitment to do any of the actions prohibited by the preceding bullet points.

No Solicitation

Subject to certain exceptions set forth in the Contribution Agreement, Earthstone has agreed that it will not, and will cause its partners, directors, officers, employees, members, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “representatives”) not to, directly or indirectly: (i) solicit, initiate, facilitate, encourage or induce any inquiries or any proposals that constitute the submission of an Alternative Proposal (as defined below), (ii) furnish confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to an Alternative Proposal (an “Acquisition Agreement”), or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Bold Holdings, the Earthstone Recommendation (as defined below) or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt any Alternative Proposal (the taking of any such action described in this clause (iii) being referred to as an “Adverse Recommendation Change”).

An “Alternative Proposal” means any inquiry, proposal or offer from any person or “group” (as defined in Section 13(d) of the Exchange Act), other than Bold Holdings and its subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of Earthstone and its subsidiaries (including securities of subsidiaries) equal to twenty percent (20%) or more of Earthstone’s consolidated assets or to which twenty percent (20%) or more of Earthstone’s revenues on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities of Earthstone, (iii) tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty percent (20%) or more of any class of equity securities of Earthstone or (iv) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Earthstone which is structured to permit such person or group to acquire beneficial ownership of at least twenty percent (20%) of Earthstone’s consolidated assets or equity interests; in each case, other than the transactions contemplated by the Contribution Agreement.

Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of the Earthstone stockholders, (i) Earthstone has received an Alternative Proposal that the Special Committee believes is bona fide, (ii) the Special Committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal (as defined below), and (iii) such Alternative Proposal did not result from a breach of Earthstone’s non-solicitation covenant, then Earthstone may (A) furnish information, including confidential information, with respect to Earthstone and its subsidiaries to the person making such Alternative Proposal, and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided that Earthstone will not, and will use reasonable best efforts to cause its representatives not to, disclose any non-public information to such person unless Earthstone has, or first enters into, a confidentiality agreement with such person with confidentiality and standstill provisions that are not less restrictive to such person than the provisions of the confidentiality agreement are to Bold.

Earthstone shall promptly advise Bold Holdings, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Earthstone in respect of any Alternative Proposal, and thereafter shall promptly keep Bold Holdings informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Earthstone shall promptly provide Bold Holdings with copies of any additional written materials received by Earthstone or that Earthstone has delivered to any third party making an Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

Change of Board Recommendations or Termination of Contribution Agreement for Superior Proposal

Under the Contribution Agreement, Earthstone has agreed to recommend that Earthstone stockholders approve the contribution resolution (the “Earthstone Recommendation”). Subject to the provisions described below, the Contribution Agreement provides that Earthstone will not withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Bold Holdings, the Earthstone Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any acquisition proposal (each of the foregoing actions, an “Adverse Recommendation Change”).

Notwithstanding the restrictions described above, if Earthstone receives a written Alternative Proposal that the Special Committee believes is bona fide and the Special Committee, after consultation with its financial advisors and outside legal counsel, concludes that such Alternative Proposal constitutes a Superior Proposal (as defined below), then the Special Committee may, at any time prior to obtaining the approval of the stockholders of Earthstone, if it determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, effect an Adverse Recommendation Change or enter into an Acquisition Agreement.

Prior to exercising its right to make any Adverse Recommendation Change in response to a Superior Proposal or terminating the Contribution Agreement to enter into an agreement with respect to a Superior Proposal, Earthstone shall, at least five (5) business days prior to taking such action, provide Bold Holdings with written notice (an “Adverse Notice”) that the Special Committee has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal and, at the request of Bold Holdings, Earthstone shall negotiate in good faith with Bold Holdings during such five (5) business day period, with respect to any alternative transaction (including any modifications to the terms of the Contribution Agreement) that would allow the Special Committee not to make such Adverse Recommendation Change consistent with its fiduciary duties.

A “Superior Proposal” means a bona fide written Alternative Proposal, obtained after the date of the Contribution Agreement and not in breach of the Contribution Agreement, to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of Earthstone or assets of Earthstone and its subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the Special Committee determines in its good faith to be more favorable to the Earthstone stockholders from a financial point of view than the transactions contemplated by the Contribution Agreement.

Nothing contained in the Contribution Agreement will prevent Earthstone or the Special Committee from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or other laws with respect to an Alternative Proposal if the Special Committee determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that any Adverse Recommendation Change may only be made in accordance with terms of the Contribution Agreement. A public statement that describes Earthstone’s receipt of an Alternative Proposal and the operation of the Contribution Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.

Bold Employee Matters

The Contribution Agreement provides that all employees of Bold Holdings and its subsidiaries (the “Bold Employees”) will remain employed by Bold Operating, LLC (“Bold Operating”) for a transitional period of three (3) months following the closing date of the Transaction (the “Transition Period”). Within thirty (30) days after the closing date, Earthstone shall either (i) extend a written offer to continue the employment of such Bold Employee on a permanent basis following the end of the Transition Period; or (ii) provide written notice to such Bold Employee that Earthstone will not continue their employment on a permanent basis and that their employment will be terminated at the end of the Transition Period. During the Transition Period, each Bold Employee shall be provided employment by Bold Operating on the same terms and conditions and in a comparable position as applied to such Bold Employee immediately prior to the closing of the Contribution Agreement and at the same location as such Bold Employee’s current employment or at a comparable location. In addition, during the Transition Period, each Bold Employee’s base salary or wage shall be no less favorable than the base salary or wage provided to such Bold Employee immediately prior to the closing. Finally, during the Transition Period, each Bold Employee shall be provided with the continuation of the Bold Holdings compensation or benefit plans and arrangements or, at Earthstone’s election, other compensation or benefit plans and arrangements provided by Earthstone that are substantially comparable individually or in the aggregate to those provided to such Bold Employees immediately prior to the closing.

Bold Employees who: (i) do not receive offers for continuation of employment and who remain employed by Earthstone or its subsidiaries (including Bold Operating) through the end of the Transition Period; (ii) reject offers for continuation of employment that are generally on different terms, in a different location, or for different compensation than what applied to such Bold Employees immediately prior to the closing of the Contribution Agreement and who remain employed by Earthstone or its subsidiaries (including Bold Operating) through the end of the Transition Period; or (iii) are terminated without cause (as defined below) prior to the end of the Transition Period shall be provided with severance payments through the end of the Transition Period (for Bold Employees terminated without cause pursuant to clause (iii) above) and for a period of four (4) months following the end of the Transition Period. These severance payments generally include a continuation of base salary or wages and reimbursement for health insurance coverage.

Bold Employees who: (i) accept offers for continuation of employment; or (ii) reject offers for continuation of employment that were generally on the same terms, in the same location, and for similar compensation as what applied to such Bold Employees immediately prior to the closing of the Contribution Agreement, who remain employees of Earthstone or its subsidiaries (including Bold Operating) through the end of the Transition Period shall receive a lump-sum cash retention bonus in an amount equal to one month of such employee’s base salary or wages. In addition, Bold Employees who accept offers for continuation of employment who remain employed by Earthstone or its subsidiaries (including Bold Operating) for a period of three (3) months following the end of the Transition Period (or who are terminated without cause during such three (3) month period) shall receive an additional lump-sum cash retention bonus in an amount equal to three (3) months of such employee’s base salary and wages.

Severance payments made to Bold Employees who are not retained or terminated are subject to the execution of a release of claims against Earthstone, Bold and their affiliates.

Termination of the Contribution Agreement

Right to Terminate

The Contribution Agreement may be terminated in any of the following ways:

•	by mutual written consent of Earthstone and Bold Holdings;

•	by either Earthstone or Bold Holdings if:

•	the closing of the Transaction has not occurred on or before June 30, 2017 or such later date as shall be mutually agreed; provided that no party shall be entitled to terminate the Contribution Agreement if the closing has failed to occur because such party negligently or willfully failed to perform or observe in any material respect its covenants or agreements under the Contribution Agreement;

•	a law or order has been enacted, entered or promulgated prohibiting or permanently restraining the consummation of the transactions contemplated by the Contribution Agreement;

•	the approval of the Contribution Agreement proposal by the stockholders is not obtained after the conclusion of the special meeting;

•	by Earthstone, if Bold Holdings shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Contribution Agreement (or if any of the representations or warranties of Bold Holdings set forth in the Contribution Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the closing date) give rise to the failure of certain of Earthstone’s conditions to closing regarding Bold Holdings’ representations and performance and (ii) is incapable of being cured, or is not cured, by Bold Holdings within thirty (30) days following receipt of written notice from Earthstone of such breach or failure; provided that Earthstone shall not have the right to terminate the Contribution Agreement if Earthstone is then in material breach of any of its representations, warranties, covenants or agreements contained in the Contribution Agreement.

•	by Bold Holdings if:

•	the Special Committee has made an Adverse Recommendation Change;

•	prior to the receipt of the approval of the Earthstone stockholders, if Earthstone shall be in breach of its obligations with respect to non-solicitation; or

•	if Earthstone, EEH or Lynden shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in the Contribution Agreement (or if any of the representations or warranties of Earthstone, EEH or Lynden set forth in the Contribution Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the closing date) give rise to the failure of certain of Bold Holdings and Bold’s conditions to closing regarding representations, performance, and assignment of the Earthstone Assets and (ii) is incapable of being cured, or is not cured, by Earthstone, EEH or Lynden, as applicable, within thirty (30) days following receipt of written notice from Bold Holdings of such breach or failure; provided that Bold Holdings shall not have the right to terminate the Contribution Agreement if Bold Holdings is then in material breach of any of its representations, warranties, covenants or agreements contained in the Contribution Agreement.

Termination Fees

The Contribution Agreement provides that, upon a termination of the Contribution Agreement under certain enumerated circumstances, generally as the result of the receipt of an Alternative Proposal by Earthstone and the consummation of such proposal within twelve (12) months after the Contribution Agreement is terminated, Earthstone is required to pay a termination fee equal to $5.5 million to Bold Holdings.

No Third Party Beneficiaries

Nothing in the Contribution Agreement entitles any person or entity who is not a party to the Contribution Agreement to any claim, cause of action, remedy or right of any kind.

Specific Performance

Except with respect to a valid termination of the Contribution Agreement pursuant to its terms, each party to the Contribution Agreement has agreed that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the Contribution Agreement, and to enforce specifically the terms and provisions of the Contribution Agreement, in addition to any other remedy to which they may be entitled at law or in equity.

THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EEH

The following summary describes specific aspects of the First Amended and Restated Limited Liability Company Agreement of EEH, to be entered into at the closing of the Transaction. This discussion does not purport to be complete and is qualified in its entirety by reference to the form of First Amended and Restated Limited Liability Company Agreement, which is attached as Annex C and incorporated herein by reference. We urge you to read the First Amended and Restated Limited Liability Company Agreement carefully and in its entirety.

General

Following the completion of the Transaction, we will operate our business through EEH. At the closing, we, Lynden, and Bold Holdings will enter into the First Amended and Restated Limited Liability Company Agreement. The operations of EEH, and the rights and obligations of the EEH Units, will be set forth in the First Amended and Restated Limited Liability Company Agreement.

Managing Member

Pursuant to the terms of the First Amended and Restated Limited Liability Company Agreement, Earthstone will be the sole managing member of EEH. Except as otherwise required by law: (i) Earthstone shall have full and complete charge of all affairs of EEH; (ii) the management and control of EEH’s business activities and operations shall rest exclusively with Earthstone, and Earthstone shall make all decisions regarding the business, activities and operations of EEH in its sole discretion without the consent of any other member; and (iii) the members of EEH other than Earthstone (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of EEH and shall have no power to act for or bind EEH.

Distributions

The First Amended and Restated Limited Liability Company Agreement allows for distributions to be made by EEH to its members out of funds legally available therefor, in such amounts and on such terms as Earthstone as the managing member shall determine. Any such distribution shall be made to the members on a pro rata basis in accordance with the number of EEH Units owned by each member as of the close of business on the record date for such distribution. No distributions may be made to any member to the extent such distribution would render EEH insolvent or violate the Delaware Limited Liability Company Act (the “DLLCA”).

Exchange of EEH Units

The First Amended and Restated Limited Liability Company Agreement provides that each Member shall be entitled to cause EEH to redeem, at any time and from time to time, all or a portion of such member’s EEH Units (together with the transfer and surrender of the same number of shares of Class B Common Stock) for an equivalent number of shares of Class A Common Stock. At EEH’s election, for any exchange, Earthstone will issue shares of Class A Common Stock upon any such exchange, or EEH may elect to exchange any member’s EEH Units and Class B Common Stock for a cash payment equal to the volume weighted average price of a share of Class A Common Stock for the ten (10) trading days ending on and including the trading day prior to the date on which the member delivered a notice of exchange to EEH for each EEH Unit and share of Class B Common Stock exchanged. In the event that the shares of Class A Common Stock are not then publicly traded, such cash payment shall equal the value, as reasonably determined by Earthstone in good faith, that would be received in exchange for such EEH Units and shares of Class A Common Stock in an arm’s length transaction for cash.

In addition, Earthstone has a call right, at any time prior to an exchange by EEH, in its sole discretion to deliver written notice to EEH and the redeeming member setting forth its election to exercise its call right and make the redemption for its own account which shall be consummated pursuant to the same timeframe and in the same manner as the relevant redemption would have been consummated if Earthstone had not exercised its call right.

Each member is permitted to effect an exchange of EEH Units that involves less than 25% of its EEH Units no more frequently than on a quarterly basis; provided, however, that a member may exchange all of the EEH Units held by such member at any time, subject to the terms of the First Amended and Restated Limited Liability Company Agreement. Earthstone, as managing member of EEH, may, in its sole discretion and at any time, permit any member to effect an exchange of a lesser number of EEH Units.

In addition, if (i) there is any reclassification, reorganization, recapitalization, or other similar transaction pursuant to which the shares of our Class A Common Stock are converted or changed into another security, securities or other property; or (ii) we distribute to all holders of Class A Common Stock evidences of our indebtedness, or assets, including securities but excluding any cash dividend or distribution as well as any such distribution of indebtedness, or assets, received by us from EEH in respect of the EEH Units, then upon any subsequent exchange, in addition to the shares of Class A Common Stock or the cash election amount, as applicable, each member is entitled to receive the amount of such security, securities, or other property that such member would have received if the exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend, or other distribution.

The First Amended and Restated Limited Liability Company Agreement requires us to keep available at all times, out of our authorized but unissued shares of Class A Common Stock or other equity securities, such number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock issuable upon the exchange of all outstanding EEH Units and shares of Class B Common Stock.

Transfer Restrictions

The First Amended and Restated Limited Liability Company Agreement generally provides that, except for transfers to certain permitted transferees or transfers effected pursuant to a redemption of EEH Units, no member may transfer all or any portion of its interest in EEH without our prior written consent, which may not be unreasonably withheld, conditioned or delayed. Any transferee must agree to be bound by the terms and provisions of the First Amended and Restated Limited Liability Company Agreement and must assume all obligations of the transferring member under the First Amended and Restated Limited Liability Company Agreement.

Dissolution

The First Amended and Restated Limited Liability Company Agreement generally provides that EEH shall only dissolve and commence winding up upon the occurrence of a liquidating event, which is defined as: (a) the sale of all or substantially all of the assets of EEH; (b) the determination of the managing member to dissolve, wind up, and liquidate EEH; (c) any time there is no member of EEH, unless EEH is continued without dissolution pursuant to the DLLCA; or (d) the entry of a decree of judicial dissolution of EEH under Section 18-802 of the DLLCA. The members have agreed that no member shall seek a dissolution of EEH, judicial or otherwise, other than based on the matters set forth in (a), (b), and (c) above.

Fiduciary Duties

Under the First Amended and Restated Limited Liability Company Agreement, the managing member owes EEH and the members the same fiduciary duties as it would owe to a Delaware corporation and its stockholders if it were a member of the board of directors of such a corporation and the members were stockholders of such a corporation.

THE VOTING AND SUPPORT AGREEMENT

The following summary describes specific aspects of the Voting and Support Agreement entered into in connection with the Contribution Agreement and the proposed Transaction. This discussion does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, which is attached as Annex D and incorporated herein by reference. We urge you to read the Voting and Support Agreement carefully and in its entirety.

As a condition and inducement to Bold Holdings’ willingness to enter into the Contribution Agreement, Oak Valley simultaneously entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with Earthstone and Bold Holdings, with respect to all of the shares of Common Stock held by Oak Valley. The Voting and Support Agreement provides that Oak Valley, in its capacity as a significant stockholder of Earthstone, will: (i) appear at any meeting of Earthstone’s stockholders or otherwise cause all securities of Earthstone owned by Oak Valley to be counted as present at such a meeting for purposes of calculating a quorum; and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the securities of Earthstone owned by Oak Valley in favor of the adoption of the Contribution Agreement and the transactions contemplated thereby, the amended and restated certificate of incorporation of Earthstone, the issuance of the Class B Common Stock, and the contribution of the Earthstone Assets by Earthstone to EEH. In addition, Oak Valley agrees to vote against any Alternative Proposal (as defined in “The Contribution Agreement—No Solicitation”) or other transaction made in opposition to or inconsistent with the Contribution Agreement, against any action that may reasonably be expected to materially impede the Transaction or any of the other transactions contemplated by the Contribution Agreement, or result in a breach of any obligation of Earthstone contained in the Contribution Agreement or Oak Valley contained in the Voting and Support Agreement. Oak Valley further agrees to vote in favor of any other matter necessary for the consummation of the transactions contemplated by the Contribution Agreement. The Voting and Support Agreement includes the grant by Oak Valley of an irrevocable proxy to Bold Holdings (and any other individual who may be designated by Bold Holdings) to vote and exercise all voting rights with respective to the matters described above.

The Voting and Support Agreement also provides that Oak Valley will not (i) initiate, solicit, or knowingly encourage or facilitate the submission of any inquiry or proposal that constitutes or would be expected to lead to an Alternative Proposal, (ii) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, an Alternative Proposal or (iii) furnish any non-public information or data regarding Earthstone to any person or entity other than Bold Holdings and its subsidiaries in connection with, or in circumstances that would reasonably be expected to lead to, any Alternative Proposal. Finally, Oak Valley will not take any action to make the provisions of any anti-takeover statute or regulation or provision of Earthstone’s certificate of incorporation or bylaws inapplicable to any person or entity other than Bold Holdings or its subsidiaries.

Oak Valley’s obligations under the Voting and Support Agreement terminate on the earliest to occur of: (i) the consummation of the Transaction; (ii) the termination of the Contribution Agreement pursuant to and in compliance with the terms set forth therein; (iii) the waiver of the condition contained in the Contribution Agreement that requires the approval of the Contribution Agreement by the majority of the outstanding shares of Common Stock, excluding the shares of Common Stock held Oak Valley and Earthstone’s executive officers; (iv) the making of any change, by amendment, waiver, or other modification, by any party, to any provision of the Contribution Agreement that is adverse to Oak Valley (without the consent of Oak Valley or EnCap); and (v) the mutual written agreement of Oak Valley, Earthstone, and Bold Holdings to terminate the Voting and Support Agreement.

THE VOTING AGREEMENT

The following summary describes specific aspects of the Voting Agreement to be entered into in connection with the closing of the Transaction. This discussion does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached as Annex E and incorporated herein by reference. We urge you to read the form of Voting Agreement carefully and in its entirety.

Pursuant to the terms of the Contribution Agreement and at the time of the Closing of the Transaction, Earthstone, EnCap, Oak Valley, and Bold Holdings will enter into a voting agreement (the “Voting Agreement”), pursuant to which EnCap, Oak Valley, and Bold Holdings will agree not to vote any shares of Class A Common Stock or Class B Common Stock held by them in favor of any action, or take any action that would in any way alter the composition of the board of directors of Earthstone from its composition immediately following the closing of the Transaction as long as the Voting Agreement is in effect.

Immediately following the closing of the Transaction, the board of directors of Earthstone shall be composed of nine members, four of which shall be designated by EnCap, three of which shall be independent, and two of which shall be members of management, including our Chief Executive Officer. At any time during the effectiveness of the Voting Agreement during which EnCap’s collective ownership of Earthstone exceeds 50% of the total issued and outstanding Common Stock, EnCap may remove and replace one director that was not originally designated by EnCap, and his or her successors. Any such removal and replacement will be conducted in accordance with the provisions of our certificate of incorporation and bylaws then in effect. The Voting Agreement terminates on the earlier of (i) the fifth anniversary of the closing date of the Transaction and (ii) the date upon which EnCap, Oak Valley, and Bold Holdings collectively own, of record and beneficially, less than 20% of our outstanding voting interests.

THE REGISTRATION RIGHTS AGREEMENT

The following summary describes specific aspects of the Registration Rights Agreement to be entered into at the closing of the Transaction. This discussion does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached as Annex F and incorporated herein by reference. We urge you to read the form of Registration Rights Agreement carefully and in its entirety.

Pursuant to the terms of the Contribution Agreement, at the closing of the Transaction, Earthstone, Bold Holdings, and the unitholders of Bold Holdings will enter into a registration rights agreement (the “Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the exchange of the EEH Units and Class B Common Stock by Bold Holdings or its unitholders. The Registration Rights Agreement provides that, within ten (10) business days after the closing of the Transaction, Earthstone will file a registration statement to permit the public resale of the shares of Class A Common Stock issued by Earthstone to Bold Holdings or its unitholders in connection with the exchange of Class B Common Stock and EEH Units in accordance with the terms of the First Amended and Restated Limited Liability Company Agreement of EEH. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act, until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Transaction outstanding.

In addition, in the event that Earthstone proposes to engage in an underwritten offering in which shares of Class A Common Stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, Earthstone will give at least ten (10) days’ prior written notice of the proposed underwritten offering to the parties to the Registration Rights Agreement and offering such parties the right to include in the underwritten offering such number of shares of Class A Common Stock as they may request in writing, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, Earthstone will notify the parties to the Registration Rights Agreement no later than one (1) business day after Earthstone engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of Class A Common stock as they may request in writing, subject to certain limitations contained therein.

Finally, in the event that holders of at least $10 million of shares of Class A Common Stock registrable under the Registration Rights Agreement elect to dispose of such Class A Common Stock under the shelf registration statement filed by Earthstone as required by the Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, Earthstone will notify the parties to the Registration Rights Agreement of the proposed underwritten offering or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of Class A Common Stock as they may request in writing.

Earthstone will pay all registration expenses incident to the performance of its obligations under the Registration Rights Agreement other than: (i) transfer taxes and fees of transfer agents and registrars; (ii) fees and expenses of counsel engaged by the selling stockholders; and (iii) commissions and discounts of brokers, dealers and underwriters.

APPRAISAL RIGHTS

The stockholders do not have any rights to appraisal with respect to the Transaction under Delaware law.

ACCOUNTING TREATMENT

We prepare our financial statements in accordance with GAAP. The Transaction will be accounted for by us in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The purchase price will be determined based on the implied number of shares of Class A Common Stock that may be issued and the stock price on the date of closing of the Transaction. The purchase price will be allocated to the fair values of Bold assets acquired and liabilities assumed. Any excess purchase price after this allocation will be assigned to goodwill. Under the acquisition method of accounting, goodwill is not amortized, but is tested for impairment at least annually, or more frequently if events or changes in circumstances dictate that the carrying value of goodwill may not be recoverable. The operating results of Bold will be part of the combined company beginning on the date of the closing of the Transaction. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page [●].

INFORMATION ABOUT BOLD

General

Bold Energy III LLC, a Texas limited liability company (“Bold”), is an independent domestic oil and natural gas company focused on the acquisition and development of unconventional, oil-weighted reserves in the Midland Basin of West Texas. Bold was initially formed and capitalized in April 2013 with cash commitments from affiliates of EnCap Investments L.P. (“EnCap”) and Bold’s management and employees. Bold’s management and technical team have extensive experience in the Permian Basin and have built a high-quality asset base through its business development, land and operational efforts. Along with developing its existing acreage, Bold continuously evaluates opportunities to expand its acreage positions through acquisitions and leasing activities. As of December 31, 2016, Bold had accumulated approximately 20,900 net acres in the core of the Midland Basin, with approximately 16,000 net acres in Reagan County; 3,260 net acres in Upton County; 1,310 net acres in Midland County; and the remainder in Glasscock, Howard, and Martin Counties. The acreage is 99% operated, with Bold owning an average working interest of 85% on its operated acreage. Bold’s current internal estimates indicate approximately 500 gross, largely de-risked operated drilling locations, the vast majority of which are in multiple benches of the Wolfcamp formation with other targets identified in the Lower Spraberry. Additional locations are anticipated from de-risking of additional Wolfcamp and Spraberry benches, increased drilling density and potential acreage trades.

As of January 1, 2017, Bold had an estimated 13,888 MBOE of proved reserves, consisting of 9,036 MBbls of oil and 29,111 MMcf of natural gas. Approximately 42% of its reserves were classified as proved developed producing. Production for the year ended December 31, 2016 totaled 569.6 MBOE, or 1,556 BOE per day, of which 66% was oil. Bold’s December 2016 production was 3,112 BOE per day, of which 77% was oil.

Business Strategy

Since its formation, Bold has pursued a growth strategy focused on acquiring acreage in the Midland Basin of West Texas that provides development drilling opportunities with strong and predictable rates of return. To date, this strategy has resulted in attractive acreage positions in areas where industry activity is strong and increasing with favorable well results. Bold’s business strategy includes:

•	pursuing strategic, operated acreage acquisitions and bolt-on opportunities in the core of the Midland Basin;

•	developing its oil-weighted resource base in a cost-efficient manner, including the application of advanced drilling and completion techniques to improve well performance;

•	leveraging its extensive experience in the Permian Basin;

•	maintaining operational control in order to continuously improve costs and become more operationally efficient; and

•	maintaining financial discipline and properly allocating capital.

Recent Developments

In May 2016, Bold acquired 2,944 net acres primarily in Upton County (95%) as well as Reagan County, Texas for $33 million in cash. This acreage is 100% operated and held by production with an average working interest of approximately 84% and an average net revenue interest of approximately 72% (86% to the 8/8ths interest). The acreage, which is between Bold’s existing acreage in Upton County and Reagan County, is prospective for multiple benches within the Wolfcamp formation with potential for future development in the Lower Spraberry.

During the period of depressed commodity prices that started in the fourth quarter of 2014 and continued throughout 2015 and the first nine months of 2016, Bold only drilled and completed obligation wells in order to hold acreage under its various leases, term assignments and joint development agreements. Through negotiations with several of its working interest partners, Bold was able to successfully defer most of its drilling and all of its completion obligations during the latter part of 2015 and early 2016 into the second and third quarters of 2016. As a result, Bold did not bring a new well on production from June 2015 until August 2016. Bold resumed its drilling and completion programs in June 2016 and July 2016, respectively. From late June 2016 until early March 2017, Bold drilled sixteen wells and completed fourteen wells, with four wells waiting on completion. Bold plans to continue at least a one rig drilling program during approximately 10 months of 2017.

Competition

While the oil and gas industry is highly competitive, the competition across the Permian Basin, including the Midland Basin, is particularly intense. Bold competes with larger public and private oil and natural gas companies, as well as several private-equity backed oil and natural gas companies in various stages of development, for acquisitions of acreage in the core of the Midland Basin as well as equipment and services required to develop and operate its properties. Many competitors have financial and other resources that are substantially greater than Bold’s. Significant competition also exists in attracting and retaining experienced personnel.

Employees

As of March 2017, Bold had 24 full-time employees. Bold considers all relations with its employees to be good. None of Bold’s employees is represented by a union or a collective bargaining agreement.

Properties

The following sets forth information about Bold’s properties and operations.

Proved Reserves

All of Bold’s oil and gas reserves are in the Midland Basin of West Texas. Unaudited information concerning the estimated net quantities of Bold’s proved reserves and the standardized measure of future net cash flows from the reserves is presented in Note 14, Supplemental Information on Oil and Gas Producing Activities (Unaudited), in the Consolidated Financial Statements for the Years Ended December 31, 2016 and 2015 under the Historical Financial Statements of Bold included elsewhere in this proxy statement. Bold’s reserve estimates have been prepared by Ryder Scott Company, LP (“Ryder Scott”), an independent petroleum engineering firm. Set forth below is a summary of Bold’s oil and natural gas reserves as of December 31, 2016. Bold does not have any long-term supply or similar agreements with foreign governments or authorities.

Estimated Proved Reserves Quantities and Present Value

	Oil (MBbl)	Natural Gas (MMcf)	Total (MBOE) (1)	Present Value Discounted at 10% ($ in thousands)
Proved developed	3,537	13,865	5,848	$68,133
Proved undeveloped	5,499	15,246	8,040	13,044

Total proved	9,036	29,111	13,888	$81,177

	Oil (MBbl)	Natural Gas (MMcf)	Total (MBOE)
Proved reserves at December 31, 2015	4,123	14,088	6,471
Revisions	684	4,378	1,414
Extensions	4,572	11,767	6,533
Acquisition of reserves	30	58	40
Production	(373)	(1,180)	(570)

Proved reserves at December 31, 2016	9,036	29,111	13,888

Proved developed reserves:
December 31, 2015	1,757	7,458	2,999
December 31, 2016	3,537	13,865	5,848

(1)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (BOE). Reserves are estimated on a 2-stream basis (oil and wet gas).

The present value of estimated future net revenues, discounted at 10% (“PV-10”) is a non-GAAP measure that differs from the GAAP “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Bold’s management believes that the presentation of PV-10 value is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to Bold’s estimated proved reserves independent of Bold’s income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to Bold’s reserves. Bold believes the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to discern presently. For these reasons, Bold management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

Non-GAAP Reconciliation

The following table reconciles Bold’s interest in oil and gas reserves as of December 31, 2016:

$ in thousands
Present value of estimated future net revenues (PV-10)	$81,177
Future income taxes, discounted at 10% (1)	(1,114)

Standardized measure of discounted future net revenues	$80,063

(1)	The standardized measure presented here does not include the effects of federal income taxes as Bold is treated as a flow-through entity for federal income tax purposes.

Uncertainties are inherent in estimating quantities of proved reserves, including many risk factors beyond Bold’s control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and the interpretation thereof. Thus, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing and production after the date of the estimates, as well as economic factors such as change in commodity prices, may require revision of such estimates. Accordingly, oil and natural gas quantities ultimately recovered will vary from reserve estimates.

Proved Undeveloped Reserves

At December 31, 2015, Bold had 13 proved undeveloped (“PUD”) locations with 3,471 MBOE of reserves (68% oil), which were a result of Bold’s improved well results in 2015 compared to 2014 due to better completion methods as well as successful results of offset operators. During 2016, Bold drilled and completed one PUD location and added eleven PUD locations with 4,018 MBOE of reserves (68% oil), which accounted for 62% of total extensions during 2016. In addition, despite a decline in year-end prices used for reserve evaluations from 2015 to 2016, the twelve remaining PUD locations from year-end 2015 benefitted from upward reserve revisions of 568 MBOE (73% oil), which accounted for 40% of total revisions during 2016. In total, Bold had 24 PUD locations, including a former PDP well, at December 31, 2016 with 8,040 MBOE of reserves (68% oil), which were primarily a result of further improvements in Bold’s well results in 2016 mostly due to improved completions as well as continued successful results of offset operators.

Preparation of Reserve Estimates

Bold has historically engaged an independent petroleum engineering consulting firm, Ryder Scott, to prepare its annual reserve estimates. The primary inputs to the reserve estimation process are technical information, financial data, ownership interest and production data. The relevant field and reservoir information is assessed for validity when Bold’s independent petroleum engineering firm reviews such data with Bold’s reservoir engineering manager. Current revenue and expense information is obtained from Bold’s accounting records, which are subject to annual audits. All current financial data such as commodity prices, lease operating expenses, production taxes and field-level commodity price differentials are updated in the reserve database and then analyzed to ensure that they have been entered accurately and that all updates are complete and accurate. In addition, Bold’s current ownership of mineral interests and well production data are incorporated in its reserve database and verified internally by Bold’s personnel to ensure their accuracy and completeness. Once the reserve database has been updated with current information, and the relevant technical support material has been assembled, Bold’s independent engineering firm meets with Bold’s reservoir engineering manager to review field performance and future development plans to further verify the validity of estimates. Following these reviews, the reserve database is furnished to Ryder Scott so that it can prepare its independent reserve estimates and final report. The reserve estimates prepared by Ryder Scott are reviewed and compared to Bold’s internal estimates by its executive management. Any material reserve estimation differences are reviewed between Ryder Scott and Bold, and additional data is provided to address the differences. If the supporting documentation will not justify additional changes, the Ryder Scott reserves are accepted. If additional data supports a reserve estimation adjustment, Ryder Scott will analyze the additional data, and may make changes it deems necessary.

Gross and Net Productive Wells

As of December 31, 2016, Bold’s total gross and net productive wells were as follows:

Productive Wells

	Oil (1)		Natural Gas (1)		Total (1)
	Gross Wells	Net Wells	Gross Wells	Net Wells	Gross Wells	Net Wells
Operated	36	28.6	—	—	36	28.6
Non-operated	14	2.7			14	2.7

(1) A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractions of working interests Bold owns in gross wells. Productive wells are those that produce commercial quantities of hydrocarbons.

Exploratory Wells and Development Wells

Set forth below for the three years ended December 31, 2016 is information concerning the number of wells Bold completed during the years indicated. Bold initiated its drilling program in 2014.

	Net Exploratory Wells Drilled		Net Development Wells Drilled		Total Net Productive and Dry Wells
Year	Productive	Dry	Productive	Dry	Drilled
2016	—	—	5.4	—	5.4
2015	—	—	2.9	—	2.9
2014	—	—	9.0	—	9.0

Drilling Commitments

Bold is the operator of 99% of its acreage and, as operator, Bold can directly influence the pace and timing of development and production of operations on substantially all of its acreage. After providing 30 days’ notice, Bold terminated its drilling rig contract in February 2017. Bold anticipates that it will resume drilling in April 2017 and currently plans to continue with at least a one-rig drilling program throughout the remainder of 2017. In terms of obligations to maintain its acreage, Bold is only required to drill twelve wells during 2017, including nine wells from April 2017 through December 2017, unless such commitments can be re-negotiated or deferred.

Office Leases

Bold leases office space facilities in Midland, Texas under an operating lease. The lease expires in May 2017. During 2016, aggregate rental payments for Bold’s office facilities totaled approximately $0.4 million.

Legal Proceedings

From time to time, Bold is a party to litigation or other legal proceedings that it considers to be a part of the ordinary course of its business. Bold is not currently involved in any material legal proceedings, nor is it a party to any pending or threatened claims, that could reasonably be expected to have a material adverse effect on its financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BOLD

The following discussion should be read in conjunction with the financial statements of Bold and the notes thereto included elsewhere in this proxy statement. The following discussion includes certain forward-looking statements that are subject to risk and uncertainties. Actual results could differ materially from the statements made in this discussion. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors – Risk Factors Associated with the Combined Company” and “Cautionary Statement Regarding Forward-Looking Statements.”

Bold was initially formed and capitalized in April 2013 with cash commitments from affiliates of EnCap and Bold’s management and employees. Bold is an independent domestic oil and natural gas company focused on the acquisition and development of unconventional, oil-weighted reserves in the Midland Basin of West Texas. Bold’s operational focus is on the horizontal development of multiple benches in the Wolfcamp formation as well as the Lower Spraberry. As of December 31, 2016, Bold had acquired approximately 20,900 net acres in the Midland Basin, primarily in Reagan, Upton and Midland Counties.

Critical Accounting Policies

Critical accounting policies are those that reflect significant judgments and uncertainties and that could potentially result in materially different results under different assumptions and conditions. For a detailed description of Bold’s accounting policies, see Note 1 – Summary of Significant Accounting Policies in the Notes to the Historical Consolidated Financial Statements of Bold included in this proxy statement.

Results of Operations

Comparison of Years Ended December 31, 2016 and 2015

Revenues

	For the Years Ended December 31,
($ in thousands except per unit amounts)	2016	2015	$ Change	% Change
Revenues:
Oil sales	$15,792	$17,314	$(1,522)	-9%
Natural gas sales	3,695	3,772	(77)	-2%

Total revenues	$19,487	$21,086	$(1,599)	-8%

Sales volumes:
Oil (MBbls)	373	377	(4)	-1%
Natural gas (MMcf)	1,180	1,167	13	1%

Total (MBoe) (1)	570	572	(2)	0%
Average daily production (Boe/d) (1)	1,556	1,566	(10)	-1%

Average realized prices:
Oil (per Bbl)	$42.35	$45.91	$(3.56)	-8%
Natural gas (per Mcf)	$3.13	$3.23	$(0.10)	-3%
Combined (per Boe)	$34.21	$36.88	$(2.67)	-7%

Weighted-average NYMEX WTI front-month price (per Bbl) (2)	$44.86	$49.55	$(4.69)	-9%
Weighted-average Henry Hub index price (per Mcf) (2)	$2.50	$2.65	$(0.15)	-6%

Weighted-average oil price differential (per Bbl)	$(2.51)	$(3.64)	$1.13	31%
Weighted-average natural gas price differential (per Mcf)	$0.63	$0.58	$0.05	9%

(1)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE). This ratio does not assume price equivalency; therefore, the price per barrel of oil equivalent for natural gas may differ significantly from the price for a barrel of oil.
(2)	Weighted-average calculated using Bold’s monthly sales volumes and the monthly average market price prior to any adjustments due to differentials.

Bold’s revenues decreased by $1.6 million (-8%) during the year ended December 31, 2016 compared to the year ended December 31, 2015, as its oil revenues decreased $1.5 million (-9%) and its natural gas revenues decreased $0.1 million (-2%). The decrease in oil revenues was largely due to a decrease in realized prices of $3.56 per Bbl (-8%), as oil sales volumes were relatively flat. During the period of depressed commodity prices that started in the fourth quarter of 2014 and continued throughout 2015 and the first nine months of 2016, Bold only drilled and completed obligation wells in order to hold acreage under its various leases, term assignments and joint development agreements. Through negotiations with several of its working interest partners, Bold was able to successfully defer various drilling and completion obligations during the latter part of 2015 and early 2016 into the second and third quarters of 2016. As a result, Bold did not bring a new well on production from June 2015 until August 2016. Accordingly, Bold experienced production declines during the first seven months of 2016 due to a lack of drilling and completion activity and, to a lesser extent, the loss of a producing horizontal well in Midland County in April 2016. These production declines were almost fully offset by strong results from eight operated horizontal wells during the last five months of 2016, including two wells with initial production in August 2016 and six wells with initial production in November and December 2016. The decrease in realized oil prices during 2016 was due to a decline in WTI crude oil prices partially offset by improved oil differentials. The slight decrease in natural gas revenues during 2016 compared to 2015 was due to a slight decrease in realized prices of $0.10 per Mcf (-3%), as sales volumes were relatively flat. Natural gas sales volumes were stable primarily due to the same reasons noted above for oil volumes as well as the fact that natural gas production decline rates on Bold’s wells have been lower than oil production decline rates after a period of initial production. The decrease in realized natural gas prices during 2016 was due to a decline in Henry Hub natural gas prices, as Bold’s natural gas differentials improved slightly in 2016 compared to 2015.

Expenses

	For the Years Ended December 31,
($ in thousands except per unit amounts)	2016	2015	$ Change	% Change
Operating expenses:
Oil and gas production costs	$2,680	$1,922	$758	39%
Oil and gas production taxes	1,004	1,081	(77)	-7%
Depreciation, depletion, amortization and accretion	9,535	14,823	(5,288)	-36%
Impairment of oil and gas properties	—	4,008	(4,008)	NM
Abandonment	11,380	—	11,380	NM
General and administrative	6,648	7,403	(755)	-10%

Total operating expenses	$31,247	$29,237	$2,010	7%

Interest expense:
Total interest expense	$661	$349	$312	90%
Cash interest paid	$509	$281	$228	81%

Average unit costs per Boe:
Oil and gas production costs	$4.70	$3.36	$1.34	40%
Depreciation, depletion, amortization and accretion	$16.74	$25.93	$(9.19)	-35%
General and administrative	$11.67	$12.95	$(1.28)	-10%

Oil and gas production taxes as a percentage of revenues	5.2%	5.1%	0.1%	1%

Bold’s oil and natural gas production costs increased by $0.8 million (39%) during the year ended December 31, 2016 compared to the year ended December 31, 2015. This increase in production costs was primarily due to the workover of a producing horizontal well in Midland County for approximately $0.6 million that was subsequently plugged and abandoned and, to a lesser extent, a higher average well count during 2016 due to bringing eight operated horizontal wells on production during the last five months of 2016, bringing five operated horizontal wells on production in the second quarter of 2015, and acquiring several mature, vertical wells with high working interests in July 2015. These factors were partially offset by declining per well costs on wells that Bold drilled and completed in 2015 and 2014. Production costs per Boe increased by $1.34 per Boe (40%) during 2016 due to the factors mentioned above, as sales volumes were relatively flat in 2016 compared to 2015.

Bold’s oil and natural gas production taxes decreased $0.1 million (-7%) during the year ended December 31, 2016 compared to the year ended December 31, 2015, which was comparable to its rate of decrease in revenue (-8%) over the same time period. Accordingly, Bold’s oil and natural gas production taxes as percentage of revenue stayed relative constant at 5.2% in 2016 compared to 5.1% in 2015.

Bold’s depreciation, depletion, amortization and accretion (“DD&A”) decreased $5.3 million (-36%) during the year ended December 31, 2016 compared to the year ended December 31, 2015. While sales volumes remained flat during 2016 compared to 2015, proved developed reserves increased significantly mostly due to the drilling and completion of eight operated horizontal wells over last five months of 2016, including six wells in November and December, which added significant reserves but not many days of production. In addition, Bold’s depletion rate on its 2014 and 2015 operated wells slowed due to natural production declines. Finally, Bold’s 2016 and 2015 wells were far more productive than its 2014 wells due to improved completion techniques, resulting in larger reserves per well, longer reserve lives and a lower overall depletion rate. This lower depletion rate is further illustrated by the decrease of Bold’s DD&A per Boe by $9.19 per Boe (-35%) from $25.93 per Boe in 2015 to $16.74 per Boe in 2016.

Bold did not incur any impairment expense during the year ended December 31, 2016 compared to $4.0 million for the year ended December 31, 2015. Bold’s impairment expense during 2015 on its proved properties in southeast Reagan County was attributable to a decline in NYMEX futures prices between year-end 2014 and year-end 2015. None of the impairment charge in 2015 was attributable to unproved properties.

Bold’s abandonment expense was $11.4 million for the year ended December 31, 2016. This expense primarily consisted of i) approximately $5.7 million (net of prior accumulated DD&A and associated asset retirement obligation) attributable to a producing well in Midland County that, due to a mechanical failure, had to be plugged and abandoned; ii) approximately $2.1 million attributable to another well in Midland County that was drilled but could not be completed due to casing and cementing issues and was subsequently plugged and abandoned; and iii) approximately $3.3 million attributable to the expiration of non-core acreage mostly in southwest Reagan County. Bold did not incur any abandonment expense in 2015.

Bold’s general and administrative costs (“G&A”) decreased by $0.8 million (-10%) for the year ended December 31, 2016 compared to the year ended December 31, 2015. This decrease was primarily due to reductions in salaries and benefits implemented in the fourth quarter of 2015 partially offset by additional legal and accounting costs of $0.6 million related to Bold’s pending combination with Earthstone. These factors are further illustrated by the decrease in G&A per Boe of $1.28 (-10%) during 2016 compared to 2015.

Interest expense increased $0.31 million for the year ended December 31, 2016 relative to the year ended December 31, 2015. The majority of this increase was attributable to higher cash interest paid of $0.23 million, which reflects Bold’s increased average debt outstanding under its credit facility during 2016. The remainder of this increase mostly reflected increased amortization of deferred financing costs.

Comparison of Years Ended December 31, 2015 and 2014

Revenues

	For the Years Ended December 31,
($ in thousands except per unit amounts)	2015	2014	$ Change	% Change
Revenues:
Oil sales	$17,314	$8,316	$8,998	108%
Natural gas sales	3,772	1,193	2,579	216%

Total revenues	$21,086	$9,509	$11,577	122%

Sales volumes:
Oil (MBbls)	377	118	259	219%
Natural gas (MMcf)	1,167	213	954	448%

Total (MBoe) (1)	572	154	418	272%
Average daily production (Boe/d) (1)	1,566	422	1,144	272%

Average realized prices:
Oil (per Bbl)	$45.91	$70.25	$(24.34)	-35%
Natural gas (per Mcf)	$3.23	$5.60	$(2.37)	-42%
Combined (per Boe)	$36.88	$61.80	$(24.92)	-40%

Weighted-average NYMEX WTI front-month price (per Bbl) (2)	$49.55	$79.20	$(29.65)	-37%
Weighted-average Henry Hub index price (per Mcf) (2)	$2.65	$4.04	$(1.39)	-34%

Weighted-average oil price differential (per Bbl)	$(3.64)	$(8.95)	$5.31	59%
Weighted-average natural gas price differential (per Mcf)	$0.58	$1.56	$(0.98)	-63%

(1)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE). This ratio does not assume price equivalency; therefore, the price per barrel of oil equivalent for natural gas may differ significantly from the price for a barrel of oil.
(2)	Weighted-average calculated using Bold’s monthly sales volumes and the monthly average market price prior to any adjustments due to differentials.

Bold’s revenues increased by $11.6 million (122%) during the year ended December 31, 2015 compared to the year ended December 31, 2014, as its oil revenues increased $9.0 million (108%) and its natural gas revenues increased $2.6 million (216%). The increase in oil revenues was comprised of an increase in sales volumes of 259 MBbls (219%) offset by a decrease in realized prices of $24.34 per Bbl (-35%). The increase in oil sales volumes was primarily due to the full-year impact in 2015 of the initial twelve wells that Bold brought on production in the second half of 2014, with higher working interest wells brought on during the fourth quarter of 2014. To a lesser extent, production also increased in 2015 due to five additional wells that Bold brought on production between April and June 2015. The decrease in realized oil prices was due to a significant decline in WTI crude oil prices partially offset by an improved oil differential due to a much lower Midland-Cushing differential in 2015 compared to 2014. The increase in natural gas revenues in 2015 compared to 2014 was comprised of an increase in sales volumes of 954 MMcf (448%) offset by a decrease in realized prices of $1.39 per Mcf (-42%). The increase in natural gas sales volumes was primarily due to the same reasons noted above for oil volumes. In addition, natural gas sales volumes increased by a larger percentage compared to oil volumes due to the full-year impact in 2015 of three wells with higher natural gas production but similar oil production compared to Bold’s other 2014 wells that were brought on production in December 2014, as well as the fact that natural gas production decline rates have been lower than oil production decline rates on Bold’s horizontal wells after a period of initial production. The decrease in realized natural gas prices in 2015 was due to a significant decline in Henry Hub natural gas prices as well as much lower positive natural gas differentials, which reflect lower NGL prices that are imbedded in Bold’s realized prices for its NGL-rich natural gas production.

Expenses

	For the Years Ended December 31,
($ in thousands except per unit amounts)	2015	2014	$ Change	% Change

Operating expenses:
Oil and gas production costs	$1,922	$553	$1,369	248%
Oil and gas production taxes	1,081	472	609	129%
Depreciation, depletion, amortization and accretion	14,823	11,039	3,784	34%
Impairment of oil and gas properties	4,008	17,575	(13,567)	-77%
Abandonment	—	66	(66)	NM
General and administrative	7,403	7,007	396	6%

Total operating expenses	$29,237	$36,713	$(7,476)	-20%

Interest expense:
Total interest expense	$349	$29	$320	NM
Cash interest paid	$281	$—	$281	NM

Average unit costs per Boe:
Oil and gas production costs	$3.36	$3.59	$(0.23)	-6%
Depreciation, depletion, amortization and accretion	$25.93	$71.75	$(45.82)	-64%
General and administrative	$12.95	$45.54	$(32.59)	-72%

Oil and gas production taxes as a percentage of revenues	5.1%	5.0%	0.1%	3%

Bold’s oil and natural gas production costs increased by $1.4 million (248%) during the year ended December 31, 2015 compared to the year ended December 31, 2014. The increase in production costs was primarily due to the full-year impact in 2015 of the initial twelve wells that Bold brought on production in the second half of 2014, with higher working interest wells brought on during the fourth quarter of 2014. To a lesser extent, production costs also increased in 2015 due to five additional wells that Bold brought on production between April and June 2015. Production costs per Boe decreased by $0.23 per Boe (-6%) in 2015 primarily due to the increased productivity from its 2015 wells compared to its 2014 wells partially offset by higher costs per Boe on its 2014 wells due to natural production declines.

Bold’s oil and natural gas production taxes increased $0.6 million (129%) during the year ended December 31, 2015 compared to the year ended December 31, 2014, which is comparable to its growth in revenue (122%) in 2015 compared to 2014. Accordingly, Bold’s oil and natural gas production taxes as percentage of revenue stayed relative constant at 5.1% in 2015 compared to 5.0% in 2014.

Bold’s depreciation, depletion, amortization and accretion increased $3.8 million (34%) during the year ended December 31, 2015 compared to the year ended December 31, 2014. This increase was attributable to Bold’s growth in production in 2015 but was partially offset by increased proved reserves in 2015 not only attributable to its more productive 2015 wells but to upward reserve revisions on its 2014 wells, resulting in a much lower depletion rate. These factors were further illustrated by the decrease of Bold’s DD&A per Boe from $45.54 per Boe in 2014 to $25.93 per Boe in 2015.

Bold’s impairment expense was $4.0 million for the year ended December 31, 2015 compared to $17.6 million for the year ended December 31, 2014. Bold’s impairment expense during 2015 on its proved properties in southeast Reagan County was attributable to a decline in NYMEX futures prices between year-end 2014 and year-end 2015. Bold’s impairment expense during 2014 on its proved properties in central and southeast Reagan County was primarily attributable to lower NYMEX futures prices at year-end 2014 compared to the higher costs of its 2014 wells that reflected the higher commodity price environment during most of 2014. In addition, the 2014 impairment charge was also reflective of lower than expected initial results on the first twelve wells that Bold brought on production in the second half of 2014. None of the impairment charges in 2014 and 2015 were attributable to unproved properties.

Bold’s general and administrative costs increased by $0.4 million (6%) for the year ended December 31, 2015 compared to the year ended December 31, 2014. This increase was primarily due to the full year impact in 2015 of additional personnel hired during 2014 partially offset by reductions in salaries and benefits starting in the fourth quarter of 2015 as well as reduced annual bonuses early in 2015.

Interest expense increased $0.32 million for the year ended December 31, 2015 compared to the same period in 2014. The majority of this increase is attributable to higher cash interest paid of $0.28 million, which reflected Bold’s borrowings during 2015 after the establishment of its initial borrowing base under its credit facility in late November 2014. The remainder of this increase mostly reflected increased amortization of deferred financing costs.

Liquidity and Capital Resources

Bold’s primary sources of liquidity for acquisitions and development activities has been equity investments from EnCap and Bold’s management and employees, borrowings under its credit facility and cash flow from operations. Bold expects to finance future acquisition and development activities through the same means, and Bold believes it has sufficient equity and debt capital to meet all of its drilling and completion obligations to maintain its acreage. Since Bold operates a high percentage of its acreage, the amount and timing of additional capital expenditures is largely discretionary. Nevertheless, Bold’s future ability to make acquisitions and grow proved reserves and production will be dependent on the capital resources available to Bold.

Cash Flow Summary

	As of and for the Years Ended December 31,
(In thousands)	2016	2015	2014
Net cash provided by (used in) operating activities	$10,052	$12,062	$705
Net cash used in investing activities	$(84,075)	$(37,853)	$(124,909)
Net cash provided by financing activities	$74,098	$25,661	$100,535

Net increase (decrease) in cash	$75	$(130)	$(23,669)

Operating Activities

Net cash provided by operating activities was $10.1 million for the year ended December 31, 2016 and $12.1 million for the year ended December 31, 2015. This decrease of $2.0 million was primarily attributable to lower commodity prices, higher production costs and higher cash interest paid partially offset by lower general and administrative expenses. For the years ended December 31, 2015 and 2014, net cash provided by operating activities was $12.1 million and $0.7 million, respectively. This increase of $11.4 million was primarily attributable to much higher sales volumes partially offset by lower commodity prices, higher production costs and taxes, increased general and administrative expenses and higher cash interest paid.

Investing Activities

Net cash used by investing activities was $84.1 million for the year ended December 31, 2016 and $37.9 million for the year ended December 31, 2015, resulting in a $46.2 million increase in net cash used. This increase was primarily attributable to a $35.6 million increase in oil and gas leasehold acquisitions, which grew to $38.5 million in 2016 from $3.0 million in 2015. In addition, development expenditures on oil and gas properties also increased by $11.6 million to $45.6 million in 2016 compared to $33.9 million in 2015. Net cash used by investing activities was $37.9 million for the year ended December 31, 2015 and $124.9 million for the year ended December 31, 2014, resulting in an $87.0 million decrease in net cash used. This decrease was primarily attributable to a $60.2 million decrease in development expenditures on oil and gas properties, as these expenditures fell to $33.9 million during 2015 compared to $94.1 million during 2014. In addition, oil and gas leasehold acquisitions decreased by $28.0 million to $3.0 million in 2015 compared to $30.9 million in 2014.

Financing Activities

Net cash provided by financing activities was $74.1 million during the year ended December 31, 2016 and $25.7 million for year ended December 31, 2015. This increase of $48.4 million was mostly attributable to a $42.6 million increase in equity contributions, which grew to $57.0 million in 2016 from $14.6 million in 2015. In addition, net cash provided under Bold’s credit facility increased by $5.9 million, as net cash provided of $17.2 million from borrowings under Bold’s credit facility in 2016 compared to net cash provided of $11.3 million from borrowings under Bold’s credit facility in 2015. Net cash provided by financing activities was $25.7 million during the year ended December 31, 2015 and $100.5 million for the year ended December 31, 2014. This decrease of $74.9 million in cash provided was attributable to an $84.0 million decrease in equity contributions, which fell to $14.6 million in 2015 from $98.6 million in 2014. The decrease in equity contributions was partially offset by an increase of $9.3 million in borrowings under Bold’s credit facility, as net cash provided of $11.3 million from borrowings under Bold’s credit facility during 2015 compared to net cash provided of $2.0 million from borrowings under Bold’s credit facility during 2014.

Credit Facility

Bold entered into a five-year, $250 million secured revolving credit facility on August 14, 2013 with Wells Fargo Bank as administrative agent and later added JPMorgan Chase Bank as syndication agent. This credit facility was amended on April 14, 2015; September 30, 2015; June 24, 2016; and December 22, 2016. As of December 31, 2016, Bold had a borrowing base of $45.0 million and an outstanding balance of $30.5 million under its credit facility. In addition, upon satisfactory review by the Company’s lenders of 30 days of production from three operated horizontal wells in Midland and Upton Counties, Texas that initiated production in December 2016, Bold’s borrowing base was eligible to be increased during the first quarter of 2017 from $45.0 million to $62.5 million.

This borrowing base increase to $62.5 million became effective on February 3, 2017. The credit facility is also secured by mortgages on leasehold and wellbores covering 90% or more of Bold’s proved developed producing reserves and 80% or more of its total proved reserves.

Bold may elect that borrowings be comprised of any combination of alternate base rate (“ABR”) loans or Eurodollar loans, although Eurodollar loans must be a minimum of $500,000. Prior to its most recent amendment in December 2016, interest on the loans was determined as follows:

•	with respect to ABR loans, the alternate base rate equals the highest of the prime rate, the Federal funds effective rate plus 0.50%, or the three-month London interbank rate (“LIBOR”) plus 1.00%, plus an applicable margin ranging from and including 0.75% to 1.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, and

•	with respect to any Eurodollar loans, one-, three- or six-month LIBOR plus an applicable margin ranging from and including 1.75% to 2.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn.

After its recent borrowing base redetermination and amendment to its credit facility, the applicable margins on Bold’s ABR and Eurodollar loans are as follows:

•	with respect to ABR loans, the applicable margin ranges from and includes 1.25% and 2.25% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, prior to April 1, 2017, with the applicable margin ranging from and including 1.50% and 2.50% per annum starting on April 1, 2017, and

•	with respect to Eurodollar loans, the applicable margin ranges from and includes 2.25% and 3.25% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, prior to April 1, 2017, with the applicable margin ranging from and including 2.50% and 3.50% per annum starting on April 1, 2017.

In addition, Bold pays a commitment fee ranging from 0.375% to 0.50% per annum, determined by the percentage of the borrowing base then in effect that is drawn, on the average daily amount of the unused amount of the borrowing base.

The lenders may accelerate all of the indebtedness under Bold’s credit facility upon change of control or any event of default, including non-payment, breach of covenants and bankruptcy, although breaches of certain covenants and non-payment of interest are subject to cure periods.

All outstanding principal amounts are due at maturity. The credit facility matures on August 14, 2018. Bold is subject to certain non-financial and financial covenants under the credit facility, including a minimum current ratio of 1:1 and a maximum total debt to EBITDAX ratio of 4:1. As of December 31, 2016, Bold was in compliance with all of its covenants under its credit facility.

Contractual Obligations

Bold has the following contractual obligations and commitments as of December 31, 2016 (in thousands):

	2017	2018	2019	2020	Thereafter
Credit Facility	$—	$30,500	$—	$—	$—
Office Lease	$153	$—	$—	$—	$—

Total	$153	$30,500	$—	$—	$—

Off-Balance Sheet Arrangements

As of December 31, 2016, Bold had outstanding letters of credit totaling $0.1 million outside of its credit facility. Bold had no other off-balance sheet arrangements, special purpose entities, financing partnerships or guarantees.

Quantitative and Qualitative Disclosures About Market Risk of Bold

Interest rates. Bold is exposed to financial risk from changes in future interest rates to the extent that it incurs future indebtedness. As of December 31, 2016, Bold had outstanding indebtedness under its credit facility, which matures in August 2018, of $30.5 million. The credit facility provides for a variable interest rate. See “—Liquidity and Capital Resources—Credit Facility,” above. In the event interest rates rise significantly, and Bold incurs future indebtedness without mitigating or fixing future interest rates, Bold’s interest expense will increase in accordance with any future borrowings and at rates in effect at the time of those borrowings.

MANAGEMENT FOLLOWING THE COMPLETION OF THE TRANSACTION

Pursuant to the terms of the Voting Agreement to be entered into at the closing of the Transaction, the board of directors will consist of nine members, four of which shall be designated by EnCap, three of which shall be independent, and two of which shall be members of Earthstone’s management, including our Chief Executive Officer.

The following table lists the names and ages as of [●], 2017 and positions of the individuals who are expected to serve as directors upon completion of the Transaction.

Name	Director Since	Age	Position with Earthstone
Frank A. Lodzinski	2014	67	Chairman of the Board, President and Chief Executive Officer
Jay F. Joliat	2014	60	Director
Phil D. Kramer	2016	60	Director
Douglas E. Swanson, Jr.	2014	45	Director
Ray Singleton	1989	66	Director and Executive Vice President, Northern Region
Brad A. Thielemann	2014	40	Director
Zachary G. Urban	2014	39	Director
Robert L. Zorich	2014	67	Director

Frank A. Lodzinski has served as our Chairman, President and Chief Executive Officer since December 2014. Previously, he served as President and Chief Executive Officer of Oak Valley from its formation in December 2012 until the closing of its strategic combination with us in December 2014. Prior to his service with Oak Valley, Mr. Lodzinski was Chairman, President and Chief Executive Officer of GeoResources, Inc. from April 2007 until its merger with Halcón Resources Corporation (“Halcón”) in August 2012 and from September 2012 until December 2012 he conducted pre-formation activities for Oak Valley. He has over 43 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company. In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired a controlling interest in Texoil, Inc., where Mr. Lodzinski served as a director, Chief Executive Officer and President. In 2001, Mr. Lodzinski was appointed Chief Executive Officer and President of AROC, Inc., to direct the restructuring and ultimate liquidation of that company. In 2003, AROC completed a monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the general partner of Southern Bay Oil & Gas, L.P., which acquired the residual assets of AROC, Inc., and he served as President of Southern Bay Energy, LLC upon its formation. The Southern Bay entities were merged into GeoResources in April 2007. Mr. Lodzinski has served as a director of Yuma Energy, Inc. since September 2014. He also served as a member of the Audit Committee from September 2014 until October 2016. In October 2016, he was appointed a member of the Compensation Committee. He holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Jay F. Joliat has served as a director since December 2014. For more than the past 30 years, Mr. Joliat has been an independent investor and developer in commercial, industrial and garden style apartment real estate, land development and residential home building, restaurant ownership and management, and has had extensive experience in placement of venture private equity in generic pharmaceuticals, medical devices/procedures and oil and gas. Mr. Joliat has been the Chief Executive Officer of Fieldstone Village Development, LLC since January 2011. He has been the Chief Executive Officer of Joliat & Company, Inc. since October 1988. He has been the Chief Executive Officer and Chief Investment Officer of Joliat Ventures, LLC and Chief Executive Officer of Joliat Enterprises, LLC since January 1988. Since January 1981, Mr. Joliat has served as Chief Executive Officer and Treasurer of Sign of the Beefcarver Restaurants, Inc. He formed and managed his own investment management company early in his career and was formerly employed by E.F. Hutton, Dean Witter Reynolds and LPL Financial. He holds a Bachelor of Arts Degree in Management and Finance from Oakland University (1982) and was awarded a Certified Investment Management Analyst certificate in 1983 after completion of the IMCA program at the Wharton School of the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco Pharmaceutical Laboratories Ltd., and served in various capacities on its audit, executive and compensation committees. From 2007 through August 2012, Mr. Joliat served on the Board of Directors of GeoResources, Inc., and served in various capacities on the audit, nominating and compensation committees until its merger with Halcón in August 2012.

Phil D. Kramer has served as a director since October 2016. Mr. Kramer has served as an Executive Vice President of Plains All American Pipeline, L.P. (“PAA”), an energy infrastructure and logistics company based in Houston, Texas, since November 2008. He also served as Chief Financial Officer of PAA from 1998 until 2008. He was a director and chairman of the audit committee of PetroLogistics GP, the general partner of PetroLogistics LP, from July 2012 until its sale in July 2014. Mr. Kramer graduated from the University of Oklahoma in 1978 with a degree in accounting and was previously a Certified Public Accountant. He is currently on the board of advisors of Price College of Business at the University of Oklahoma.

Ray Singleton is a petroleum engineer with over 37 years of experience in the oil and gas industry. He has been one of our directors since July 1989 and was our President and Chief Executive Officer from March 1993 until December 2014. Since December 2014, he has served as our Executive Vice President, Northern Region. Mr. Singleton joined us in 1988 as a Production Manager/Petroleum Engineer. From 1983 until 1988, he owned and operated an engineering consulting firm (Singleton & Associates) serving the needs of 40 small oil and gas clients. During this period, he was engaged by Earthstone on various projects in south Texas and the Rocky Mountain region. Mr. Singleton began his career with Amoco Production Company in 1973 as a production engineer in Texas. He was subsequently employed by the predecessor of Union Pacific Resources as a drilling, completion and production engineer from 1980 to 1983. His professional experience includes acquisition evaluation and economics, reserve engineering and drilling, completion and production engineering in both Texas and the Rocky Mountain region. In addition, he possesses over 21 years of executive experience and has an intimate knowledge of Earthstone’s legacy Rocky Mountain and south Texas properties. Mr. Singleton received a B.S. degree in Petroleum Engineering from Texas A&M University in 1973, and received an MBA from Colorado State University’s Executive MBA Program in 1992.

Douglas E. Swanson, Jr. has served as a director since December 2014. He is a Managing Partner at EnCap Investments L.P. and serves on the firm’s up-stream investment and management committees. Prior to joining EnCap in 1999, he was in the corporate lending division of Frost National Bank, specializing in energy-related service companies, and was a financial analyst in the corporate lending group of Southwest Bank of Texas. Mr. Swanson serves on the board of each of Eclipse Resources Corporation, Oasis Petroleum Inc. and several EnCap portfolio companies. Mr. Swanson is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners Association. Mr. Swanson holds a B.A. in Economics and an M.B.A., both from the University of Texas at Austin.

Brad A. Thielemann has served as a director since December 2014. He is a Managing Director at EnCap Investments L.P. Prior to joining EnCap in 2006, he worked in the Investor Relations and Strategic Planning Groups at Plains All American Pipeline, L.P. Prior to that, he was an Associate at EnCap from 2000 to 2003 and a Treasury Analyst at Dynegy. Mr. Thielemann holds an M.B.A. from Duke University and a B.A. in Business Administration from The University of Texas at Austin. He serves on the boards of several EnCap portfolio companies, is on the board of the Houston Producers’ Forum and is a member of the Independent Petroleum Association of America.

Zachary G. Urban has served as a director since December 2014. Since January 2014, Mr. Urban has served as CEO at Vlasic Group, which is a private investment company with holdings in a wide variety of asset classes. Prior to being named CEO, Mr. Urban held the position of Managing Director of Investments at Vlasic Group from 2011 through 2013. At Vlasic Group, Mr. Urban has responsibility for a full spectrum of investment disciplines, including asset allocation, investment strategy, direct investments, manager selection, due diligence, and performance measurement. From 2001 to 2011, Mr. Urban worked at Donnelly Penman & Partners (“DP&P”), a regional investment bank. At DP&P, Mr. Urban specialized in merger and acquisition transactions, business valuations, financial advisory, due diligence services, and capital raising for middle market public and private clients. Prior to his time at DP&P, Mr. Urban also worked in the Corporate Value Consulting practice of PricewaterhouseCoopers LLP, where he focused on business valuation services, strategic consulting, and corporate finance consulting for public and private companies, including multinational and Fortune 500 clients. Mr. Urban holds the Chartered Financial Analyst (CFA) designation and graduated from the Honors College of Michigan State University with a B.A. degree in Finance with High Honor.

Robert L. Zorich has served as a director since December 2014. Mr. Zorich is a Managing Partner and co-founder of EnCap Investments L.P. He serves on the firm’s up-stream investment and management committees and has been actively involved in all aspects of the firm’s management and growth since its inception in 1988. EnCap is a leading private equity firm focused on the up-stream and midstream sectors of the oil and gas industry in North America, having raised 19 institutional oil and gas investment funds, totaling in excess of $27 billion of capital. Over its history, the firm has created over 220 oil and gas companies and currently manages capital on behalf of more than 250 U.S. and international investors, including public and private pension funds, insurance companies, sovereign wealth funds, university endowments and foundations. Prior to the formation of EnCap, Mr. Zorich was a Senior Vice President in charge of the Houston office of Trust Company of the West, then a large, privately-held pension manager. Previously, Mr. Zorich co-founded MAZE Exploration, Inc., a private oil and gas company headquartered in Denver. For the first seven years of his career, Mr. Zorich was employed by Republic Bank as a Vice President and Division Manager in the energy group. Mr. Zorich serves on the boards of several EnCap portfolio companies. He is also a member of the Board of Directors of Eclipse Resources Corporation and previously served on the board of Oasis Petroleum Inc. and its predecessor entities from March 2007 until March 2012. In addition, he serves on the investment committee of EnCap Flatrock Midstream. Mr. Zorich’s community involvement includes serving as a member of the Leadership Cabinet of Texas Children’s Hospital, as well as serving on the boards of the Workfaith Connection and the Memorial Assistance Ministries Endowment. He is a member of the Independent Petroleum Association of America, the Houston Producers’ Forum and Texas Independent Producers and Royalty Owners Association. Mr. Zorich holds a B.A. in Economics from the University of California at Santa Barbara and a Master’s Degree in International Management (with distinction) from the American Graduate School of International Management in Phoenix, Arizona.

The following table lists the names and ages as of [●], 2017 and positions of the individuals who are expected to serve as executive officers upon completion of the Transaction.

Name	Executive Officer Since	Age	Position
Frank A. Lodzinski	December 2014	67	Chairman of the Board, President and Chief Executive Officer
Robert J. Anderson	December 2014	54	Executive Vice President, Corporate Development and Engineering
Steve C. Collins	December 2014	51	Executive Vice President, Completions and Operations
Christopher E. Cottrell	December 2014	56	Executive Vice President, Land and Marketing and Corporate Secretary
Timothy D. Merrifield	December 2014	60	Executive Vice President, Geological and Geophysical
Francis M. Mury	December 2014	64	Executive Vice President, Drilling and Development
Tony Oviedo	February 2017	63	Executive Vice President, Accounting and Administration
Ray Singleton	March 1993	65	Director and Executive Vice President, Northern Region

See above for biographical information of Messrs. Lodzinski and Singleton.

Robert J. Anderson is a petroleum engineer with over 30 years of diversified domestic and international oil and gas experience. He has served as our Executive Vice President, Corporate Development and Engineering since December 2014. Previously, he served in a similar capacity with Oak Valley from March 2013 until the closing of its strategic combination with Earthstone in December 2014. Prior to joining Oak Valley, he served from August 2012 to February 2013 as Executive Vice President and Chief Operating Officer of Halcón. Mr. Anderson was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as a director and Executive Vice President, Chief Operating Officer – Northern Region. He was involved in the formation of Southern Bay Energy in September 2004 as Vice President, Acquisitions until its merger with GeoResources in April 2007. From March 2004 to August 2004, Mr. Anderson was employed by AROC, a predecessor company to Southern Bay Energy, as Vice President, Acquisitions and Divestitures. From September 2000 to February 2004, he was employed by Anadarko Petroleum Corporation as a petroleum engineer. In addition, he has worked with major oil companies, including ARCO International/Vastar Resources, and independent oil companies, including Hunt Oil, Hugoton Energy, and Pacific Enterprises Oil Company. His professional experience includes acquisition evaluation, reservoir and production engineering, field development, project economics, budgeting and planning, and capital markets. His domestic acquisition and divestiture experience includes Texas and Louisiana (offshore and onshore), Mid-Continent, and the Rocky Mountain states, and his international experience includes Canada, South America, and Russia. Mr. Anderson has a B.S. degree in Petroleum Engineering from the University of Wyoming and an MBA from the University of Denver.

Steven C. Collins is a petroleum engineer with over 28 years of operations and related experience. He has served as our Executive Vice President, Completions and Operations since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with Earthstone in December 2014. Prior to employment by Oak Valley, he served from August 2012 to November 2012 as a consultant to Halcón. Mr. Collins was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012 and directed field operations, including well completion, production and workover operations. Prior to employment by GeoResources, he served as Vice President of Operations for Southern Bay, AROC, and Texoil, and as a petroleum and operations engineer at Hunt Oil Company and Pacific Enterprises Oil Company. His experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, and the Mid-Continent. Mr. Collins graduated with a B.S. degree in Petroleum Engineering from the University of Texas.

Christopher E. Cottrell has over 33 years of oil and gas industry experience. He has served as our Executive Vice President, Land and Marketing and Corporate Secretary since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with Earthstone in December 2014. Prior to employment by Oak Valley, he was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as Vice President of Land and Marketing, responsible for land and operating contract matters including oil and gas marketing, land and lease records, title and division orders. In addition, he was actively involved in due diligence associated with business development matters. He has held previous roles at AROC, Texoil, Williams Exploration, Ashland Exploration, American Exploration, Belco Energy, and Citation Oil & Gas. Mr. Cottrell graduated with a B.B.A. degree in Petroleum Land Management from the University of Texas.

Timothy D. Merrifield has over 37 years of oil and gas industry experience. He has served as our Executive Vice President, Geology and Geophysics since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with Earthstone in December 2014. Prior to employment by Oak Valley, he served from August 2012 to November 2012 as a consultant to Halcón upon its merger with GeoResources, Inc. in August 2012. From April 2007 to August 2012, Mr. Merrifield led all geology and geophysics efforts at GeoResources. He has held previous roles at AROC, Force Energy, Great Western Resources and other independents. His domestic experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, New Mexico, Rocky Mountain States, and the Mid-Continent. In addition, he has international experience in Peru and the East Irish Sea. Mr. Merrifield attended Texas Tech University.

Francis M. Mury has over 42 years of oil and gas industry experience. He has served as our Executive Vice President, Drilling and Development since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with Earthstone in December 2014. Prior to employment by Oak Valley, he was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as an Executive Vice President, Chief Operating Officer–Southern Region. He has held prior roles at AROC, Texoil, Hampton Resources, Wainoco Oil & Gas Company, Diasu Exploration Company, and Texaco, Inc. His experience extends to all facets of petroleum engineering, including reservoir engineering, drilling and production operations, petroleum economics, geology, geophysics, land, and joint operations. Geographical areas of experience include Texas and Louisiana (offshore and onshore), North Dakota, Montana, Mid-Continent, Florida, New Mexico, Oklahoma, Wyoming, Pennsylvania and Michigan. Mr. Mury graduated from Nicholls State University with a degree in Computer Science.

Tony Oviedo was appointed as our Executive Vice President – Accounting and Administration (Principal Accounting Officer) on January 25, 2017, effective February 10, 2017. Mr. Oviedo has over 30 years of professional experience with both private and public companies. Prior to joining Earthstone, he was employed by GeoMet, Inc., where, since 2006, he had served as the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller. In addition, prior to joining GeoMet, Mr. Oviedo was employed by Resolution Performance Products, LLC, where he was Compliance Director and he has held positions as Chief Accounting Officer, Controller, and Director of Financial Reporting with various companies in the oil and gas industry. Prior to the aforementioned experience, he served in the audit practice of KPMG LLP’s Energy Group. Mr. Oviedo holds a Bachelor’s degree in Business Administration with a concentration in accounting and tax from the University of Houston and is a Certified Public Accountant in the State of Texas.

Certain Relationships and Related Transactions

Flatonia Energy, LLC

Flatonia Energy, LLC (“Flatonia”), a Delaware limited liability company and subsidiary of Parallel Resources, LLC (“PRP”), which owns approximately 13.3% of our Common Stock, is a party to an industry standard joint operating agreement (the “operating agreement”) with Earthstone Operating, LLC (“Earthstone Operating”) one of our wholly owned subsidiaries. This agreement was entered into prior to the closing of the Flatonia Contribution Agreement on December 19, 2014 under which PRP acquired shares of our Common Stock. The operating agreement covers certain jointly owned oil and gas properties located in the Eagle Ford trend in Texas. During the year ended December 31, 2016, Flatonia paid Earthstone Operating $21.7 million as its share of joint operating costs associated with these properties which reflects charges by Earthstone Operating for its direct costs and operating expenses under the joint operating agreement. During 2016, Earthstone Operating paid $26.6 million to Flatonia for its share of net revenues associates with these properties.

Oak Valley Resources, LLC, Bold Energy III LLC and EnCap Investments L.P.

Various members of our board of directors and management hold investments in entities that own membership interests in Oak Valley. For instance, Mr. Lodzinski owns an approximate 28.4% interest in an entity that owns a 2.6% membership interest in Oak Valley. Messrs. Swanson, Thielemann and Zorich are associated with EnCap, which advises the EnCap Oak Valley Funds and EnCap Fund IX. The EnCap Oak Valley Funds own approximately 57.3% of the membership interests in Oak Valley. EnCap Fund IX owns 95.9% of Bold before the closing of the Transaction. Messrs. Joliat and Urban own membership interests in Oak Valley. Messrs. Swanson and Zorich also serve as managers of Oak Valley.

EnCap is the general partner of EnCap Equity Fund V GP, L.P. EnCap Equity Fund VI GP, L.P., EnCap Equity Fund VII GP, L.P. and EnCap Equity Fund IX GP, L.P., which are the general partners, or in the case of EnCap Fund V-B and EnCap Fund VI-B indirectly controls the general partner, of the EnCap Oak Valley Funds and EnCap Fund IX. EnCap Partners is the managing member of EnCap Investments Holdings, LLC, which is the sole member of EnCap Investments GP, L.L.C., which is the general partner of EnCap. Therefore, EnCap Partners and certain of its affiliates through their direct and indirect ownership may be deemed to share the right to direct the disposition of the Common Stock held by Oak Valley through the EnCap Oak Valley Funds’ interest in Oak Valley and EnCap Fund IX’s ownership of Bold.

Voting Agreement

Pursuant to the terms of the Contribution Agreement, at the closing of the Transaction, Earthstone, EnCap, Oak Valley, and Bold Holdings will enter the Voting Agreement, pursuant to which EnCap, Oak Valley, and Bold Holdings will agree not to vote any shares of Class A Common Stock or Class B Common Stock held by them in favor of any action, or take any action that would in any way alter the composition of the board of directors of Earthstone from its composition immediately following the closing of the Transaction. Immediately following the closing of the Transaction, the board of directors shall be composed of nine members, four of which shall be designated by EnCap, three of which shall be independent, and two of which shall be members of management, including our Chief Executive Officer. At any time during the effectiveness of the Voting Agreement during which EnCap’s collective ownership of Earthstone exceeds 50% of the total issued and outstanding Common Stock, EnCap may remove and replace one director that was not originally designated by EnCap, and his or her successors. Any such removal and replacement will be conducted in accordance with the provisions of our certificate of incorporation and bylaws then in effect. The Voting Agreement terminates on the earlier of (i) the fifth anniversary of the closing date of the Transaction and (ii) the date upon which EnCap, Oak Valley, and Bold Holdings collectively own, of record and beneficially, less than 20% of our outstanding voting interests. See “The Voting Agreement” on page [●].

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 7, 2016, Earthstone entered into the Contribution Agreement with EEH, Lynden, Lynden Sub, Bold Holdings, and Bold. The purpose of the Contribution Agreement is to provide for, among other things described below, the acquisition by EEH of Bold, which owns significant developed and undeveloped oil and gas properties in the Midland Basin of Texas (the “Transaction”). Bold Holdings and Bold are each affiliates of investment entities controlled by EnCap. EnCap through its investment entities indirectly owns 23.6% of Earthstone but may be deemed to own beneficially 41.1% of Earthstone.

The Transaction has been structured in a manner commonly known as an “Up-C.” Under this structure and the Contribution Agreement, (i) Earthstone will recapitalize its common stock into two classes – Class A common stock, $0.001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock”), and all of Earthstone’s existing outstanding common stock, $0.001 par value per share (the “Common Stock”), will be recapitalized on a one-for-one basis for Class A Common Stock (the “Recapitalization”); (ii) Earthstone will transfer all of its membership interests in Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash from the sale of Class B Common Stock to Bold (collectively, the “Earthstone Assets”) to a newly formed limited liability company, EEH, in exchange for 16,423,849 membership units of EEH (the “EEH Units”); (iii) Lynden will transfer all of its membership interests in Lynden Sub to EEH in exchange for 5,865,328 EEH Units; (iv) Bold Holdings will transfer all of its membership interests in Bold to EEH in exchange for 36,070,828 EEH Units and purchase 36,070,828 shares of Class B Common Stock to be issued by Earthstone for $36,071; and (v) Earthstone will grant an aggregate of 150,000 fully vested shares of Class A Common Stock under the Plan to certain members of Bold. Each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock to be issued to Bold Holdings, will be convertible into Class A Common Stock on a one-for-one basis. Therefore, stockholders of Earthstone and former unitholders of Bold are expected to own approximately 39% and 61%, respectively, of the combined company’s then outstanding Class A Common Stock on a fully diluted, as converted, basis. After the closing of the Contribution Agreement, all former Earthstone and Bold operations will be conducted through EEH, with Earthstone as its sole managing member. The Transaction is expected to close in the second quarter of 2017.

As previously disclosed in its Current Report on Form 8-K filed on May 24, 2016 with the SEC, on May 18, 2016, Earthstone completed the acquisition (the “Lynden Acquisition”) of Lynden Energy Corp. (“Lynden Corp.”). Earthstone filed Form 8-K/A on June 3, 2016 for the purpose of providing unaudited pro forma financial statements giving effect to Lynden Acquisition, as required by Item 9.01(b) of Form 8-K.

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Earthstone, Bold and Lynden Corp., and has been adjusted to reflect the acquisition of Bold and Lynden Corp. by Earthstone. Certain of Bold’s and Lynden Corp.’s historical amounts have been reclassified to conform to Earthstone’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 gives effect to the Contribution Agreement as if it had occurred on December 31, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 give effect to the Contribution Agreement and Lynden Acquisition as if they had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments based on available information and certain assumptions that Earthstone believes are reasonable which include the following:

•	Earthstone’s acquisition of Bold is accounted for using the acquisition method of accounting;

•	Liabilities are recognized for transaction related costs;

•	Depreciation, depletion & amortization and accretion expense is adjusted due to the fair value adjustments to oil and natural gas properties and asset retirement obligations in connection with the Transaction and the Lynden Acquisition;

•	Estimated tax impacts of the pro forma adjustments;

•	In the case of the unaudited pro forma condensed combined financial statements of operations data, the Lynden Acquisition as described in Note 3 to the historical consolidated and combined financial statements of Earthstone incorporated by reference into this proxy statement;

•	In the case of the unaudited pro forma estimates of proved reserves and for the unaudited pro forma standardized measure of discounted future net cash flows, pro forma disclosures are as of December 31, 2016; and

•	In the case of the unaudited pro forma changes in estimates of proved reserves and unaudited summary of changes in pro forma standardized measure of discounted future net cash flows, disclosures give effect to the Transaction and Lynden Acquisition as if they had occurred January 1, 2016.

Assumptions and estimates underlying the pro forma adjustments are more fully described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information does not purport to represent what Earthstone’s financial position would have been had the Contribution Agreement actually been consummated on December 31, 2016 or what Earthstone’s financial position would have been had the Transaction and Lynden Acquisition actually been consummated on January 1, 2016. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Contribution Agreement, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies. These unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Earthstone Annual Report on Form 10-K for the year ended December 31, 2016, the unaudited Quarterly Report on Form 10-Q of Lynden Corp. for the quarter ended March 31, 2016, and the audited financial statements of Bold as of and for the year ended December 31, 2016 included elsewhere in this proxy statement.

The assets and liabilities of Bold are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The adjustments to Earthstone’s consolidated financial statements in connection with the Contribution Agreement, and the allocation of the purchase price paid pursuant to the Contribution Agreement are based on a number of factors, including additional financial information available at such time, and the final allocation of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocation and unaudited pro forma condensed combined amounts included herein.

Below is the unaudited pro forma condensed combined financial information and related notes thereto which give effect to the Contribution Agreement. The following unaudited pro forma condensed combined financial information sets forth:

(i) Pro forma adjustments giving effect to the Contribution Agreement and the Lynden Acquisition as if such transactions had been completed on January 1, 2016, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined statements of operations. The pro forma adjustments made are (1) directly attributable to the Contribution Agreement, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results.

(ii) Earthstone and Lynden Corp. have different fiscal year ends, on December 31 and June 30, respectively.

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 has been derived from:

•	the audited historical condensed consolidated balance sheet of Earthstone as of December 31, 2016; and

•	the audited historical condensed consolidated balance sheet of Bold as of December 31, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been derived from:

•	the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2016;

•	the unaudited historical condensed consolidated interim statement of income (loss) and comprehensive income (loss) of Lynden Corp. for the three months ended March 31, 2016; and

•	the audited historical consolidated statement of operations of Bold for the fiscal year ended December 31, 2016.

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

(in thousands)

	Earthstone Historical	Bold Historical	Purchase Accounting Adjustments			Earthstone Pro Forma Combined as Adjusted
ASSETS
Current assets:
Cash	$10,200	$186	$—			$10,386
Accounts receivable:						—
Oil, natural gas, and natural gas liquids revenues	13,998	4,397	—			18,395
Joint interest billings and other, net of allowance	2,698	1,151	—			3,849
Prepaid expenses and other current assets	446	212	—			658

Total current assets	27,342	5,946	—			33,288

Oil and gas properties, successful efforts method:
Proved properties	363,072	155,049	58,079	(a	)	576,200
Unproved properties	51,723	127,463	123,268	(a	)	302,454

Total oil and gas properties	414,795	282,512	181,347			878,654

Accumulated depreciation, depletion and amortization	(145,393)	(54,584)	54,584	(a	)	(145,393)

Net oil and gas properties	269,402	227,928	235,931			733,261

Other noncurrent assets:
Land (surface rights)	—	1,356	—			1,356
Goodwill	17,620	—	49,053	(b	)	66,673
Office and other equipment, net of accumulated depreciation	1,479	47	—			1,526
Other noncurrent assets	669	292	(292)	(c	)	669

TOTAL ASSETS	$316,512	$235,569	$284,692			$836,773

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,927	$4,907	$3,932	(d	)	20,766
Revenues and royalties payable	10,769	2,118	—			12,887
Accrued expenses	5,392	8,132	—			13,524
Asset retirement obligation	—	78	—			78
Derivative liability	4,595	—	—			4,595
Advances	4,542	—	—			4,542
Current portion of long-term debt	1,604	—	—			1,604

Total current liabilities	38,829	15,235	3,932			57,996

Noncurrent liabilities:
Long-term debt	12,693	30,500	—			43,193
Asset retirement obligation	6,013	848	(452)	(e	)	6,409
Derivative liability	1,575	—	—			1,575
Deferred tax liability	15,776	—	—			15,776
Other noncurrent liabilities	169	—	—			169

Total noncurrent liabilities	36,226	31,348	(452)			67,122

Commitments and Contingencies (Note 14)

Equity:
Members’ equity	—	188,986	(188,986)	(f	)	—
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—	—			—
Class A common stock, $0.001 par value, 22,439,177 shares	23	—	(23)	(f	)	—
Class B common stock, $0.001 par value, 36,070,828 shares	—	—	23	(f	)	23
Additional paid-in capital	454,202	—	1,963	(f	)	456,165
Accumulated deficit	(212,308)	—	(3,932)	(f	)	(216,240)
Treasury stock, 15,357 shares at December 31, 2016 and 2015, respectively	(460)	—	—			(460)

Total Earthstone Energy, Inc. stockholders’ equity	241,457	188,986	(190,955)			239,488

Noncontrolling interest	—	—	472,167	(f	)	472,167

Total equity	241,457	188,986	281,212			711,655

TOTAL LIABILITIES AND EQUITY	$316,512	$235,569	$284,692			$836,773

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except share and per share data)

	Earthstone Historical	Lynden Corp. Historical (1)	Lynden Corp. Purchase Accounting Adjustments	Notes		Earthstone Pro Forma Results adjusted for Lynden Corp. Acquisition	Bold Historical	Bold Purchase Accounting Adjustments	Notes		Earthstone Pro Forma Combined
REVENUES
Oil	$34,358	$3,007	$—			$37,365	$15,792	$—			$53,157
Natural gas and natural gas liquids	7,911	953	—			8,864	3,695	—			12,559

Total revenues	42,269	3,960	—			46,229	19,487	—			65,716

OPERATING COSTS AND EXPENSES
Lease operating expense	13,415	2,532	—			15,947	2,680	—			18,627
Severance taxes	2,198	202	—			2,400	1,004	—			3,404
Rig idle and contract termination expense	5,059	—	—			5,059	—	—			5,059
Re-engineering and workovers	1,652	—	—			1,652	—	—			1,652
Impairment expense	24,283	(24)	—			24,259	11,380	—			35,639
Depreciation, depletion and amortization	25,937	3,457	(826)	(g	)	28,568	9,496	(3,430)	(l	)	34,634
General and administrative expense	9,414	697	—			10,111	6,023	—			16,134
Stock-based compensation	3,301	—	—			3,301	—	—			3,301
Transaction costs	2,483	1,515	(2,445)	(h	)	1,553	625	(2,178)	(m	)	—
Accretion of asset retirement obligation	551	11	1	(i	)	563	39	—			602
Exploration expense	5	—	—			5	—	—			5

Total operating costs and expenses	88,298	8,390	(3,270)			93,418	31,247	(5,608)			119,057

Gain on sale of oil and gas properties	8	—	—			8	—	—			8

Loss from operations	(46,021)	(4,430)	3,270			(47,181)	(11,760)	5,608			(53,333)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,282)	(335)	(4)	(j	)	(1,621)	(661)	—			(2,282)
(Loss) gain on derivative contracts, net	(6,638)	120	—			(6,518)	—	—			(6,518)
Other (expense) income, net	(72)	—	—			(72)	—	—			(72)

Total other income (expense)	(7,992)	(215)	(4)			(8,211)	(661)	—			(8,872)

Loss before income taxes	(54,013)	(4,645)	3,266			(55,392)	(12,421)	5,608			(62,205)
Income tax expense (benefit)	528	(673)	923	(k	)	778	—	—			778

Net loss	$(54,541)	$(3,972)	$2,343			$(56,170)	$(12,421)	$5,608			$(62,983)

Net loss attributable to noncontrolling interests	—	—	—			—	—	(38,349)	(n	)	(38,349)

Net loss attributable to Earthstone Energy, Inc. common stockholders	$(54,541)	$(3,972)	$2,343			$(56,170)	$(12,421)	$43,957			$(24,634)

Net loss per common share:
Basic and diluted	$(2.92)					$(2.52)					$(1.10)

Weighted average common shares outstanding:
Basic and diluted	18,651,582		3,622,238	(o	)	22,273,820		150,000	(p	)	22,423,820

(1)	Represents historical Lynden Corp. results from January 1, 2016 to May 18, 2016, the date when Earthstone completed the Lynden Acquisition.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Contribution Agreement had actually occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes prepared has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Earthstone and Bold for the periods presented.

Financial Accounting Standards Board (“FASB”)’s Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the acquisition date. In addition, the applicable accounting literature requires that consideration transferred be measured at the closing date of the acquisition, which may be different than the amount of consideration assumed in these unaudited pro forma condensed combined financial information.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the acquisition, primarily at their respective fair values and added to those of Earthstone. The results of operations of Bold will be reflected in the financial statements and reported results of operations of Earthstone from the date of the completion of the acquisition and Earthstone’s financial statements will not be retroactively restated to reflect the historical financial position or results of operations of Bold.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to Bold’s historical financial information presented herein to conform to Earthstone’s historical presentation.

Reclassifications were made to the historical Bold assets and liabilities to conform to Earthstone’s presentation. Those reclassifications did not impact the total historical Bold assets or liabilities.

The following are reclassifications in Bold’s condensed consolidated balance sheet as of December 31, 2016 to present Earthstone and Bold in a consistent manner (in thousands):

Long-term debt presented in Bold’s audited financial statements	$30,208
Reclassification adjustment to conform to Earthstone accounting policy:
To reclassify deferred financing costs from Long-term debt in Bold’s audited financial statements to Other noncurrent assets as a component of Noncurrent liabilities	292

Total Long-term debt as a component of Noncurrent liabilities pro forma presentation	$30,500

Other noncurrent assets presented in Bold’s audited financial statements	$—
Reclassification adjustment to conform to Earthstone accounting policy:	292

To reclassify deferred financing costs from Long-term debt in Bold’s audited financial statements to Other noncurrent assets as a component of Noncurrent assets	$292

Note 3. Purchase Price Allocation

The preliminary allocation of the total purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2016 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of Bold’s assets acquired and liabilities assumed as of the date of the Contribution Agreement, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The preliminary consideration to be transferred, fair value of assets acquired and liabilities assumed and resulting goodwill us as follows (in thousands, except share amounts and stock price):

Consideration:
Shares of Earthstone Class A Common Stock issued pursuant to the Contribution Agreement to certain members of Bold	150,000
EEH Units issued to Bold Holdings’ equity holders	36,070,828

Total equity interests issued in the Contribution Agreement	36,220,828
Earthstone Common Stock price as of March 20, 2017	$13.09

Total consideration transferred (1)	$474,131

Fair value of assets acquired:
Cash and cash equivalents	$186
Other current assets	5,760
Oil and gas properties (2)	463,859
Other non-current assets	1,402

Amount attributable to assets acquired	$471,207

Fair value of liabilities assumed:
Long-term debt	30,499
Other current liabilities	15,157
Noncurrent asset retirement obligations	473

Amount attributable to liabilities assumed	$46,129

Goodwill (1)	$49,053

(1)	Based on the terms of the Contribution Agreement, the consideration to be paid by Earthstone at closing consists of 150,000 shares of Class A Common Stock, 36,070,828 EEH Units and 36,070,828 shares of Class B Common Stock. Each EEH Unit held by Bold Holdings, together with one share of Class B Common Stock to be issued to Bold Holdings, will be convertible into Class A Common Stock on a one-for-one basis. The total purchase price is based upon the fair value of the Common Stock which was determined using the closing price of $13.09 per share of Common Stock on March 20, 2017, and the number of shares of Common Stock issued.

Earthstone believes that a ten percent fluctuation in the market price of its Common Stock is reasonably possible based on its recent average volatility. Assuming 36,070,828 EEH Units and 36,070,828 shares of Class B Common Stock are issued and 150,000 shares of Class A Common Stock are issued to consummate the Transaction, a ten percent increase in the closing price of Earthstone’s Common Stock would result in goodwill of approximately $96.5 million. A ten percent decrease in the closing price would result in goodwill of approximately $1.6 million.

(2)

Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties beginning in January 2017 through December 2021 and then held flat thereafter were as follows: $3.61, $3.14, $2.87, $2.88, and $2.90 per Mcf of natural gas, $56.19, $56.59, $56.10, $56.05, and $56.21 per barrel of oil, before adjustment for transportation and processing fees and regional price differentials, and

$19.67, $19.81, $19.64, $19.64, and $19.69 per barrel of oil equivalent for natural gas liquids. The prices used were based upon commodity strip prices for the first four years and held flat beginning with the fifth year through the end of production.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)	To adjust the historical book values of Bold’s assets as of December 31, 2016 to fair value, in accordance with the acquisition method of accounting.

(b)	To record the excess of the consideration over the fair value of net assets acquired.

(c)	Adjustment to reflect the elimination of deferred financing costs as the debt assumed is measured and recorded at fair value.

(d)	Adjustments to reflect the accrual of approximately $3.9 million in accounting, legal, advisory fees and other expenses directly related to the Transaction.

(e)	Adjustment to asset retirement obligations due to the fair value adjustments as a result of applying the acquisition method of accounting.

(f)	Adjustments to reflect the elimination, establishment, or adjustment of Members’ Equity, Common Stock, Additional Paid-in Capital, Accumulated Deficit, and non-controlling interests of Bold, the value of equity interests issued by Earthstone in the Contribution Agreement.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations:

(g)	Adjustments to reflect the decreased depreciation, depletion, and amortization expense that would have been recorded with respect to the Lynden Corp. properties, had the closing of the Arrangement Agreement dated as of December 16, 2015, as amended on March 29, 2016 (the “Arrangement Agreement”), among 1058286 B.C. Ltd., and Lynden Corp. occurred on January 1, 2016 and the Lynden Corp. properties been adjusted to estimated fair value.

(h)	Adjustments to reflect the elimination of approximately $2.4 million for the five months ended May 18, 2016 in non-recurring transaction costs that are directly related to the Lynden Acquisition and are not expected to have a continuing impact.

(i)	Adjustments to reflect additional accretion expense that would have been recorded with respect to Lynden Corp. properties, had the Lynden Acquisition occurred on January 1, 2016.

(j)	Adjustments to reflect the difference in interest expense that would have been recorded with respect to Lynden Corp.’s debt, had the Lynden Acquisition occurred on January 1, 2016.

(k)	Adjustment to reflect the estimated incremental income tax benefit (expense) associated with the Lynden Corp. pro forma adjustments assuming all of the combined company’s earnings had been subject to federal income tax using an effective tax rate of approximately 34.5%. This rate is inclusive of federal and state income taxes.

(l)	Adjustments to reflect the decreased depreciation, depletion, and amortization expense that would have been recorded with respect to the Bold properties, had the Transaction occurred on January 1, 2016 and the properties been adjusted to estimated fair value.

(m)	Adjustments to reflect the elimination of non-recurring transaction costs for the year ended December 31, 2016 that are directly related to the Transaction and are not expected to have a continuing impact.

(n)	Upon closing of the Contribution Agreement, the noncontrolling interest will be approximately 61.6%, resulting in a pro forma net loss attributable to noncontrolling interest of $38.3 million.

(o)	Adjustment to reflect issuance of shares related to the Lynden Arrangement assuming it occurred on January 1, 2016.

(p)	Adjustment to reflect 150,000 shares to be issued to certain members of Bold under the Contribution Agreement.

Note 6. Supplemental Unaudited Pro Forma Combined Oil, Natural Gas and Natural Gas Liquids Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and pro forma combined estimated oil, natural gas and natural gas liquids, or NGLs, reserves as of December 31, 2016 for Earthstone and Bold. The Earthstone and Bold reserve data presented below was derived from independent engineering reports of each company. CG&A prepared the Earthstone reserve estimates as of December 31, 2016 and Ryder Scott prepared the Bold reserve estimates as of December 31, 2016. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil, natural gas and natural gas liquids for the year ended December 31, 2016 for Earthstone and Bold.

	Earthstone Historical as of December 31, 2016	Bold Historical as of December 31, 2016 (2)	Pro Forma Combined (3)
Estimated Proved Reserves:
Oil (MBbl)	7,111	9,036	16,147
Natural Gas (MMcf)	20,401	29,111	49,512
Natural Gas Liquids (MBbl)	1,540	—	1,540
Total (MBOE)(1)	12,051	13,888	25,939
Estimated Proved Developed Reserves:
Oil (MBbl)	6,052	3,537	9,589
Natural Gas (MMcf)	13,545	13,865	27,410
Natural Gas Liquids (MBbl)	1,051	—	1,051
Total (MBOE)(1)	9,361	5,848	15,209
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	1,059	5,499	6,558
Natural Gas (MMcf)	6,856	15,246	22,102
Natural Gas Liquids (MBbl)	489	—	489
Total (MBOE)(1)	2,690	8,040	10,730

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.
(2)	Bold’s reserves were estimated on a 2-stream basis (oil and wet gas), while those of Earthstone were estimated on a 3-stream basis (oil, NGLs and residue gas).
(3)	Upon completion of the Transaction, Bold Holdings unitholders will own a non-controlling indirect interest of 61% of the estimated proved reserves.

The following table sets forth summary information with respect to historical and pro forma combined oil, natural gas and natural gas liquids production for the year ended December 31, 2016 for Earthstone and Bold. The Earthstone oil, natural gas and natural gas liquids production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this proxy statement. The Bold oil and natural gas production data presented below was derived from Bold management’s internal reports.

	Earthstone Historical For the Year Ended December 31, 2016 (3)	Bold Historical For the Year Ended December 31, 2016 (2)	Pro Forma Combined
Oil (MBbl)	878	373	1,251
Natural Gas (MMcf)	2,171	1,180	3,351
Natural Gas Liquids (MBbl)	225	—	225
Total (MBOE)(1)	1,465	570	2,035

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.
(2)	Bold’s production is reported on a 2-stream basis, while the production of Earthstone is reported on a 3-stream basis.
(3)	Historical production for Earthstone as of December 31, 2016 does not include production from Lynden Corp.’s properties prior to the close of the Lynden Acquisition from January 1, 2016 to May 18, 2016.

The following unaudited pro forma estimated discounted future net cash flows reflect Earthstone and Bold as of December 31, 2016. The unaudited pro forma standardized measure of discounted future net cash flows are as follows (in thousands):

	Earthstone Historical as of December 31, 2016	Bold Historical as of December 31, 2016	Pro Forma Combined (1)

Future cash inflows	$346,948	$452,512	$799,460
Future production costs	(172,062)	(138,032)	(310,094)
Future development costs	(29,814)	(98,519)	(128,333)
Future income tax expenses	—	(2,376)	(2,376)

Future net cash flows	145,072	213,585	358,657
10% discount to reflect timing of cash flows	(59,189)	(133,522)	(192,711)

Standardized measure of discounted future net cash flows	$85,883	$80,063	$165,946

(1)	Upon completion of the Transaction, Bold Holdings unitholders will own a non-controlling indirect interest of 61% of the estimated proved reserves.

The following is an unaudited summary of changes in pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves. The unaudited summary of changes in pro forma standardized measure of discounted future net cash flows is as follows (in thousands):

	Earthstone Historical as of December 31, 2016 (1)	Bold Historical as of December 31, 2016	Pro Forma Combined

Beginning of the year	$104,396	$39,150	$143,546
Sales of oil and gas produced, net of production costs	(24,998)	(15,804)	(40,802)
Net changes in prices and production costs	(102,143)	(2,414)	(104,557)
Extensions, discoveries, and improved recoveries	241	51,436	51,677
Net change in taxes	—	(467)	(467)
Previously estimated development costs incurred	27,770	5,289	33,059
Net change in future development costs	102,267	(6,455)	95,812
Purchases of minerals in place	16,921	292	17,213
Revisions of previous quantity estimates	(45,239)	8,266	(36,973)
Accretion of discount	11,506	3,980	15,486
Changes in timing and other	(4,838)	(3,210)	(8,048)

Period Balance	$85,883	$80,063	$165,946

(1)	Earthstone’s historical net cash flows as of December 31, 2016 do not include historical net cash flows from Lynden Corp.’s properties prior to the close of the Lynden Acquisition from January 1, 2016 to May 18, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes all holdings of our Common Stock as of March 13, 2017, of our directors and our named executive officers, our directors and named executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our Common Stock. Unless otherwise noted, the mailing address of each person or entity named below is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

Name	Common Stock (1)		Percent (2)
Named Executive Officers:
Frank A. Lodzinski (3)	107,834	(3)(5)	*(3)
Robert J. Anderson (3)	41,667	(3)(5)	*(3)
Timothy D. Merrifield (3)	59,000	(5)	*
Ray Singleton (6)	498,502	(5)	2.2%
Tony Oviedo	—		—

Non-Management Directors:
Jay F. Joliat (3)	15,000	(5)	*
Phil D. Kramer	5,000	(5)	*
Douglas E. Swanson, Jr. (3)(7)	9,162,452		41.1%
Brad A. Thielemann	—		—
Zachary G. Urban (3)	5,000	(5)	*
Robert L. Zorich (3)(7)	9,162,452		41.1%

Officers and Directors as a Group (eleven persons):	9,894,455		44.4%

Beneficial Owners of More than Five Percent:
Oak Valley Resources, LLC (3)(7)	9,162,452		41.1%
Flatonia Energy, LLC (8)	2,957,288		13.3%

*	Less than one percent.
(1)	This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.
(2)	The percentage is based upon 22,273,820 shares of Common Stock issued and outstanding on March 13, 2017.
(3)	These officers and directors own non-controlling membership interests in Oak Valley. Oak Valley directly owns 9,162,452 shares or 41.1% of our outstanding voting equity securities. Messrs. Lodzinski and Anderson are two of the five members of the board of managers of Oak Valley. Entities affiliated with Messrs. Joliat and Urban are non-controlling members of Oak Valley. Messrs. Anderson and Merrifield, and an entity controlled by Mr. Lodzinski are members of Oak Valley Management, LLC, which is a non-controlling member of Oak Valley. Messrs. Lodzinski, Anderson, Merrifield, Joliat and Urban, and the entities affiliated with them, do not have the sole or shared power to vote or dispose of the shares of Common Stock held by Oak Valley. Mr. Lodzinski is also a director of Earthstone. Additionally, Messrs. Swanson and Zorich serve as directors of Earthstone and as managers of Oak Valley and do not have the sole or shared power to vote or dispose of the Common Stock held by Oak Valley. Messrs. Swanson and Zorich are each a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by Oak Valley and Bold Holdings. Each of Messrs. Swanson and Zorich disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein.
(4)	Includes 24,500 shares of Common Stock held in the name of Azure Energy, LLC (“Azure”). Mr. Lodzinski disclaims beneficial ownership of the shares held by Azure, except to the extent of his pecuniary interests therein.

(5)	Represents the following number of restricted stock units that have vested or will vest within 60 days of the date of this table with each restricted stock unit representing the contingent right to receive one share of our Common Stock: Mr. Lodzinski – 83,334; Mr. Anderson – 41,667; Mr. Merrifield – 49,000; Mr. Singleton – 36,000; Mr. Joliat – 5,000; Mr. Kramer – 5,000; Mr. Urban – 5,000; and all directors and named executive officers as a group – 225,001.
(6)	Mr. Singleton’s address is c/o Earthstone Energy, Inc., 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202.
(7)	Five affiliated investment funds (the “EnCap Oak Valley Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”), EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”), EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI-B”), EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”), and EnCap V-B Acquisitions, L.P. (“EnCap Fund V-B”), each a Texas limited partnership, collectively own a majority of the membership interests of Oak Valley and have the contractual right to nominate a majority of the members of the board of managers of Oak Valley. Therefore, the EnCap Oak Valley Funds may be deemed to beneficially own all of the reported securities held by Oak Valley. The EnCap Oak Valley Funds collectively own 57.3% of the membership interests of Oak Valley. Accordingly, the EnCap Oak Valley Funds may be deemed to beneficially own the reported securities. EnCap Partners, LLC (“EnCap Partners”) is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap, which is the general partner of EnCap Equity Fund VII GP, L.P. (“EnCap Fund VII GP”), EnCap Equity Fund VI GP, L.P. (“EnCap Fund VI GP”), and EnCap Equity Fund V GP, L.P. (“EnCap Fund V GP”). EnCap Fund VII GP is the general partner of EnCap Fund VII. EnCap Fund VI GP is the general partner of EnCap Fund VI. EnCap Fund VI GP is also the general partner of EnCap Energy Capital Fund VI-B, L.P. (“EnCap Capital Fund VI-B”), which is the sole member of EnCap VI-B Acquisitions GP, LLC (“EnCap VI-B Acquisitions GP”), which is the general partner of EnCap Fund VI-B. EnCap Fund V GP is the general partner of EnCap Fund V. EnCap Fund V GP is also the general partner of EnCap Energy Capital Fund V-B, L.P. (“EnCap Capital Fund V-B”), which is the sole member of EnCap V-B Acquisitions GP, LLC (“EnCap V-B Acquisitions GP”), which is the general partner of EnCap Fund V-B. Therefore, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap, EnCap Fund VII GP, EnCap Fund VI GP, EnCap Fund V GP, EnCap Capital Fund V-B, EnCap Capital Fund VI-B, EnCap VI-B Acquisitions GP and EnCap V-B Acquisitions GP may be deemed to beneficially own the listed securities. Messrs. Swanson and Zorich do not have the sole or shared power to vote or dispose of the Common Stock held by the EnCap Oak Valley Funds. Messrs. Swanson and Zorich are each a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by the EnCap Oak Valley Funds. Each of Messrs. Swanson and Zorich disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address for the EnCap entities listed above is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.
(8)	Flatonia Holdings, LLC (“Flatonia Holdings”) is the direct and indirect owner of 100% of the membership interests of Flatonia Energy, LLC (“Flatonia”). Three affiliated entities, specifically Energy Recapitalization and Restructuring Fund, L.P. (“ERR”), ERR FI Flatonia Holdings, LLC (“ERR FI Flatonia Holdings”), and ERR FI II Flatonia Intermediate, L.P. (“ERR FI II Flatonia Intermediate”) collectively own 59.6% of the membership interests of Flatonia Holdings. ERR FI Flatonia Holdings is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI Fund, L.P. (“ERR FI”). ERR FI II Flatonia Intermediate is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI II Fund, L.P. (“ERR FI II” and, together with ERR and ERR FI, collectively, the “ERR Funds”). Parallel Resource Partners, LLC (“Parallel”) serves as the general partner of, and has the power to direct the affairs of, each of the ERR Funds. Parallel also serves as the manager of Flatonia Holdings and owns, directly or indirectly, 1.5% of the membership interests of Flatonia Holdings. The board of managers of Parallel consists of Clint D. Carlson, C. John Wilder, Jr., Ron Hulme, John K. Howie, and Jonathan Siegler. Together, Carlson Energy Partners I, LLC (“CEP I”) and Bluescape Energy Partners LLC (“BEP”) have the power to direct the affairs of Parallel. Additionally, CEP I and BEP each own 50% of the outstanding membership interests of Parallel. Together, Carlson Energy Corp. (“Carlson Corp”), Ron Hulme and John K. Howie have the power to direct the affairs of CEP I. Mr. Clint D. Carlson has the power to direct the affairs of Carlson Corp. Bluescape Resources Company LLC (“Bluescape Resources”) has the power to direct the affairs of BEP. Mr. C. John Wilder, Jr. has the power to direct the affairs of Bluescape Resources. The address of Flatonia is c/o Parallel Resource Partners, LLC, 919 Milam Street, Suite 550, Houston, Texas 77002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING COMPLETION OF THE TRANSACTION

The following table sets for the anticipated beneficial ownership of our Class A Common Stock and Class B Common Stock upon completion of the Transaction by our directors and our named executive officers, our directors and named executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our Class A Common Stock and Class B Common Stock.

The percent of Class A Common Stock and Class B Common Stock following the completion of the Transaction is based on 22,423,820 shares of Class A Common Stock and 36,070,828 shares of Class B Common Stock expected to be outstanding after giving effect of the Transaction. Unless otherwise noted, the mailing address of each person or entity named below is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

	Shares Beneficially Owned by Certain Beneficial Owners and Management (1)(2)
	Class A Common Stock			Class B Common Stock		Combined Voting Power (3)
Name	Number		Percent of Class (4)	Number	Percent of Class (5)	Number	Percent
Named Executive Officers:
Frank A. Lodzinski (6)	107,834	(7)(8)	*(6)	—	—	107,834	*
Robert J. Anderson (6)	41,667	(6)(8)	*(6)	—	—	41,667	*
Timothy D. Merrifield (6)	59,000	(8)	*	—	—	59,000	*
Ray Singleton (9)	498,502	(8)	2.1%	—	—	498,502	*
Tony Oviedo	—		—	—	—	—	—

Non-Management Directors:
Jay F. Joliat (6)	15,000	(8)	*	—	—	15,000	*
Phil D. Kramer	5,000	(8)	*	—	—	5,000	*
Douglas E. Swanson, Jr. (10)(12)	9,162,452		41.1%	36,070,828	100%	45,233,280	77.3%
Brad A. Thielemann	—		—	—	—	—	*
Zachary G. Urban (6)	5,000	(8)	*	—	—	5,000	*
Robert L. Zorich (10)(12)	9,162,452		41.1%	36,070,828	100%	45,233,280	77.3%

Officers and Directors as a Group (eleven persons):	9,894,455		44.4%	36,070,828	100%	45,965,283	78.6%

Beneficial Owners of More than Five Percent:
Oak Valley Resources, LLC (6)(10)	9,162,452		41.1%	—	—	—	15.7%
Flatonia Energy, LLC (11)	2,957,288		13.3%	—	—	—	5.1%
Bold Energy Holdings, LLC (12)	—		—	36,070,828	100%	36,070,828	61.7%

*	Less than one percent.
(1)	Subject to the terms of the First Amended and Restated Limited Liability Company Agreement of EEH, Bold Holdings will have the right to exchange all or a portion of its EEH Units (together with a corresponding number of shares of Class B Common Stock) for Class A Common Stock (or the cash option) at an exchange ratio of one share of Class A Common Stock for each EEH Unit (and corresponding share of Class B Common Stock) exchanged. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. Earthstone has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by Bold Holdings of its exchange right. As a result, beneficial ownership of Class B Common Stock and EEH Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units and stock may be exchanged.
(2)	This table lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.

(3)	Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Bold Holdings will hold one share of Class B Common Stock for each EEH Unit that it owns. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each EEH Unit held by such holder. Accordingly, Bold Holdings has number of votes in Earthstone equal to the number of EEH Units that it holds.
(4)	The percentage is based upon 22,423,820 shares of Class A Common Stock, which includes the 150,000 shares of Class A Common Stock to be issued to certain members of Bold at the closing of the Contribution Agreement.
(5)	The percentage is based upon 36,070,828 shares of Class B Common Stock.
(6)	These officers and directors own non-controlling membership interests in Oak Valley. Oak Valley directly owns 9,162,452 shares or 41.1% of our outstanding voting equity securities. Messrs. Lodzinski and Anderson are two of the five members of the board of managers of Oak Valley. Entities affiliated with Messrs. Joliat and Urban are non-controlling members of Oak Valley. Messrs. Anderson and Merrifield, and an entity controlled by Mr. Lodzinski are members of Oak Valley Management, LLC, which is a non-controlling member of Oak Valley. Messrs. Lodzinski, Anderson, Merrifield, Joliat and Urban, and the entities affiliated with them, do not have the sole or shared power to vote or dispose of the shares of Common Stock held by Oak Valley. Mr. Lodzinski is also a director of Earthstone. Additionally, Messrs. Swanson and Zorich serve as directors of Earthstone and as managers of Oak Valley and do not have the sole or shared power to vote or dispose of the Common Stock held by Oak Valley. Messrs. Swanson and Zorich are each a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by Oak Valley and Bold Holdings. Each of Messrs. Swanson and Zorich disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.
(7)	Includes 24,500 shares of Common Stock held in the name of Azure. Mr. Lodzinski disclaims beneficial ownership of the shares held by Azure, except to the extent of his pecuniary interests therein.
(8)	Represents the following number of restricted stock units that have vested or will vest within 60 days of the date of this table with each restricted stock unit representing the contingent right to receive one share of our Class A Common Stock: Mr. Lodzinski – 83,334; Mr. Anderson – 41,667; Mr. Merrifield – 49,000; Mr. Singleton – 36,000; Mr. Joliat – 5,000; Mr. Kramer – 5,000; Mr. Urban – 5,000; and all directors and named executive officers as a group – 225,001.
(9)	Mr. Singleton’s address is c/o Earthstone Energy, Inc., 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202.
(10)	The EnCap Oak Valley Funds collectively own 57.3% of the membership interests of Oak Valley and have the contractual right to nominate a majority of the members of the board of managers of Oak Valley. Therefore, the EnCap Oak Valley Funds may be deemed to beneficially own all of the reported securities held by Oak Valley. Therefore, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP, EnCap Fund VII GP, EnCap Fund VI GP, EnCap Fund V GP, EnCap Capital Fund V-B, EnCap Capital Fund VI-B, EnCap VI-B Acquisitions GP and EnCap V-B Acquisitions GP may be deemed to beneficially own the listed securities. Messrs. Swanson and Zorich are each a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by the EnCap Oak Valley Funds. Each of Messrs. Swanson and Zorich disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address for the entities described above is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.
(11)	Flatonia Holdings is the direct and indirect owner of 100% of the membership interests of Flatonia. Three affiliated entities, specifically ERR, ERR FI Flatonia Holdings, and ERR FI II Flatonia Intermediate collectively own 59.6% of the membership interests of Flatonia Holdings. ERR FI Flatonia Holdings is an indirect wholly owned subsidiary of ERR FI. ERR FI II Flatonia Intermediate is an indirect wholly owned subsidiary of ERR FI II. Parallel serves as the general partner of, and has the power to direct the affairs of, each of the ERR Funds. Parallel also serves as the manager of Flatonia Holdings and owns, directly or indirectly, 1.5% of the membership interests of Flatonia Holdings. The board of managers of Parallel consists of Clint D. Carlson, C. John Wilder, Jr., Ron Hulme, John K. Howie, and Jonathan Siegler. Together, CEP I and BEP have the power to direct the affairs of Parallel. Additionally, CEP I and BEP each own 50% of the outstanding membership interests of Parallel. Together, Carlson Corp., Ron Hulme and John K. Howie have the power to direct the affairs of CEP I. Mr. Clint D. Carlson has the power to direct the affairs of Carlson Corp. Bluescape Resources has the power to direct the affairs of BEP. Mr. C. John Wilder, Jr. has the power to direct the affairs of Bluescape Resources. The address of Flatonia is c/o Parallel Resource Partners, LLC, 919 Milam Street, Suite 550, Houston, Texas 77002.

(12)	EnCap Fund IX directly holds 95.9% of the membership interests of Bold Holdings. EnCap Partners is the managing member of EnCap Holdings, which is the sole member of EnCap Investments GP, which is the general partner of EnCap, which is the general partner of EnCap Equity Fund IX GP, which is the general partner of EnCap Fund IX. Therefore, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap, EnCap Fund IX GP through its direct and indirect ownership of EnCap Fund IX may be deemed to share the right to direct the disposition of the Common Stock through EnCap Fund IX’s ownership in Bold Holdings. Messrs. Swanson and Zorich are each a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by EnCap Fund IX. Each of Messrs. Swanson and Zorich disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address for the EnCap entities describe above is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of Common Stock which trades on the NYSE MKT under the symbol “ESTE.”

	High	Low
Quarter Ended

2015
March 31	$31.00	$19.40
June 30	$28.90	$17.65
September 30	$20.15	$12.11
December 31	$18.50	$12.99

2016
March 31	$14.19	$10.75
June 30	$15.93	$10.12
September 30	$11.66	$7.67
December 31	$15.71	$8.02

2017
March 31 (through March 22, 2017)	$15.50	$11.26

As of March 13, 2017, there were approximately 1,800 record holders of our Common Stock.

Dividend Information

We have never paid any cash dividends on our Common Stock, and we do not anticipate paying any such dividends on our Common Stock in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

This section of the proxy statement summarizes the material terms of the Common Stock prior to the Recapitalization. You are encouraged to read our amended and restated certificate of incorporation and amended and restated bylaws for greater detail on the provisions that may be important to you. See “Where You Can Find More Information.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, $0.001 par value per share. As of March 13, 2017, we had 22,289,177 shares of Common Stock outstanding of which 15,357 shares were held as treasury stock. There were no options to purchase shares of Common Stock outstanding as of March 13, 2017.

The following summary describes certain provisions of Common Stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

We have one class of Common Stock. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of shares of Common Stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon our liquidation, dissolution or winding up. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and neither the common stockholders nor us have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. As of March 13, 2017, there were no shares of our preferred stock outstanding and no options to purchase shares of preferred stock were outstanding.

Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. Our board of directors may exercise this authority without any further action by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Direct Transfer Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560. Its telephone number is (919) 744-2722.

Listing

The Common Stock trades on the NYSE MKT under the symbol “ESTE.”

Anti-Takeover Provisions

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws:

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that (unless, as a general matter, a preferred stock designation provides otherwise for that series of preferred stock):

•	permit us to issue, without any further vote or action by its stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series;

•	require special meetings of the stockholders to be called by an officer of us upon the written request of a majority of the board of directors; and

•	require our board of directors be classified into three classes: Class I, Class II, and Class III, each class having a three-year term of office. Under Delaware law, stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause.” The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of our board of directors will need at least two annual meetings of stockholders to effect this change.

Delaware Law:

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for its shares of Common Stock held by stockholders.

These provisions of Delaware law and the certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in Earthstone’s management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because our amended and restated certificate of incorporation and amended and restated bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

FUTURE STOCKHOLDER PROPOSALS

In order to submit stockholder proposals for the 2017 annual meeting of stockholders for inclusion in the Earthstone proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by our Corporate Secretary at our principal executive offices in The Woodlands, Texas, no later than June 6, 2017. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, pursuant to our amended and restated bylaws, a stockholder who intends to present an item of business at the 2017 Annual Meeting of Stockholders must provide notice of such business to us not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the 2017 Annual Meeting (assuming that the 2017 Annual Meeting is within 30 days of the anniversary date of the 2016 Annual Meeting). Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our amended and restated bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than July 19, 2017, and no later than August 18, 2017. Such notice should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for stockholder proposals.

For any other meeting, the nomination or item of business must be received by the tenth (10th) day following the date of public disclosure of the date of our meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters come before the meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote in accordance with their judgment as to any other matters.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact the company whose shares you hold at their address identified below. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Corporate Secretary, Earthstone Energy, Inc., at (281) 298-4246 or 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed this proxy statement, including annexes, under the Exchange Act with respect to the special meeting of our stockholders to approve the proposals. You may read and copy the proxy statement and any other document that Earthstone files at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this proxy statement;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this proxy statement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date on which the Transaction is completed (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 15, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on March 17, 2017 and March 23, 2017; and

•	Our Form 8-A filed with the SEC on January 24, 2011 with respect to the Common Stock.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any of our Current Reports on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this proxy statement.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Telephone: (281) 298-4246

Attention: Corporate Secretary

You can also find these filings on our website at www.earthstoneenergy.com. However, we are not incorporating the information on its website other than these filings into this proxy statement.

GLOSSARY OF CERTAIN OIL AND NATURAL GAS TERMS

The following are abbreviations and definitions of terms commonly used in the oil and natural gas industry and within this document.

3-D seismic – An advanced technology method of detecting accumulation of hydrocarbons identified through a three-dimensional picture of the subsurface created by the collection and measurement of the intensity and timing of sound waves transmitted into the earth as they reflect back to the surface.

Bbl – One barrel or 42 U.S. gallons liquid volume of oil or other liquid hydrocarbons.

BOE – Barrel of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent.

Btu – British thermal unit, the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

Completion – The installation of permanent equipment for the production of oil or natural gas or, in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Developed acreage – The number of acres which are allotted or assignable to producing wells or wells capable of production.

Development activities – Activities following exploration including the drilling and completion of additional wells and the installation of production facilities.

Development well – A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well – A well found to be incapable of producing hydrocarbons economically.

Exploitation – The act of making an oil and natural gas property more profitable, productive or useful.

Exploratory well – A well drilled to find and produce oil or natural gas reserves in an area or a potential reservoir not classified as proved.

Farm-in or Farm-out – An agreement whereby the owner of a working interest in an oil and natural gas lease assigns or contractually conveys subject to future assignment the working interest or a portion thereof to another party who desires to drill on the leased acreage. Generally, the farmee is required to drill one or more wells in order to earn its interest in the acreage. The farmor usually retains a royalty and/or an after-payout interest in the lease. The interest received by the farmee is a “farm-in” while the interest transferred by the farmor is a “farm-out.”

Field – An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells – The total acres or wells, as the case may be, in which a working interest is owned.

HBP – Held by production, a mineral lease provision that extends the right to operate a lease as long as the property produces a minimum quantity of oil and/or natural gas.

Horizontal drilling – A drilling technique that permits the operator to drill horizontally within a specified targeted reservoir and thus exposes a larger portion of the producing horizon to a wellbore than would otherwise be exposed through conventional vertical drilling techniques.

Hydraulic fracture or Frac – A well stimulation method by which fluid (approximately 95-98% water) and proppant (purposely sized particles used to hold open an induced fracture) are injected downhole and into the producing formation at high pressures and rates in order to exceed the rock strength and create a fracture such that the proppant material can be placed into the fracture to enhance the productive capability of the formation.

Injection well – A well which is used to inject gas, water, or liquefied petroleum gas under high pressure into a producing formation to maintain sufficient pressure to produce the recoverable reserves.

Joint Operating Agreement or JOA – Any agreement between working interest owners concerning the duties and responsibilities of the operator and rights and obligations of the non-operators.

MBbls – One thousand barrels of crude oil or other liquid hydrocarbons.

MBOE – One thousand barrels of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent.

MMBtu – One million Btu.

Mcf – One thousand cubic feet.

MMcf – One million cubic feet.

Net acres or net wells – The sum of the fractional working interests owned in gross acres or gross wells.

Net effective acres – Net acres multiplied by the number of prospective intervals that are currently estimated to be economical to develop.

NGLs – Natural gas liquids measured in barrels.

NYMEX – The New York Mercantile Exchange.

Plugging and abandonment or P&A – Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another stratum or to the surface.

PV-10 – The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, (ii) non-property related expenses such as general and administrative expenses, debt service and future income tax expense, or (iii) depreciation, depletion and amortization.

Productive well – A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceeds production expenses and taxes.

Proppant – A solid material, typically treated sand or man-made ceramic materials, designed to keep an induced hydraulic fracture open, during or following a fracturing treatment.

Proved developed nonproducing reserves or PDNP – Hydrocarbons in a potentially producing horizon penetrated by a wellbore, the production of which has been postponed pending installation of surface equipment or gathering facilities, or pending the production of hydrocarbons from another formation penetrated by the wellbore. The hydrocarbons are classified as proved developed but nonproducing reserves.

Proved developed producing reserves or PDP – Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved developed reserves or PD – The estimated quantities of oil, natural gas and NGLs that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved reserves – Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (“LKH”), as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil (“HKO”), elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved undeveloped reserves or PUD – Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are schedule to be drilled within five years, unless specific circumstances justify a longer time. Under no circumstances shall estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Recompletion – The completion for production of an existing well bore in another formation from that in which the well has been previously completed.

Re-engineering – A process involving a comprehensive review of the mechanical conditions associated with wells and equipment in producing fields. Our re-engineering practices typically result in a capital expenditure plan, which is implemented over time, to workover (see below) and re-complete wells and modify down-hole artificial lift equipment and surface equipment and facilities. The programs are designed specifically for individual fields to increase and maintain production, reduce down-time and mechanical failures, lower per-unit operating expenses, and therefore, improve field economics.

Reservoir – A permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Royalty interest – An interest in an oil and natural gas property entitling the owner to a share of oil or natural gas production free of costs of production.

Shut-in reserves – Those reserves expected to be recovered from completion intervals that were open at the time the reserve was estimated but were not producing due to market conditions, mechanical difficulties or because production equipment or pipelines were not yet installed. These reserves are included in the PDNP category in the company’s reserve report.

Slickwater – A method of hydraulic fracturing that uses water with a minor amount of chemicals in order to stimulate rock and enhance fluid flow.

Swing producer – A supplier or a close oligopolistic group of suppliers of any commodity, controlling its global deposits and possessing large spare production capacity.

Undeveloped acreage – Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working interest or WI – The ownership interest, generally defined in a JOA, that gives the owner the right to drill, produce and/or conduct operating activities on the property and share in the sale of production, subject to all royalties, overriding royalties and other burdens and obligates the owner of the interest to share in all costs of exploration, development operations and all risks in connection therewith.

Workover – Operations on a producing well to restore or increase production.

Bold Energy III LLC

Consolidated Financial Report

December 31, 2016

C O N T E N T S

Independent Auditor’s Report

To the Members of

Bold Energy III LLC

Midland, Texas

We have audited the accompanying consolidated financial statements of Bold Energy III LLC and subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	400 WEST ILLINOIS, SUITE 1550, MIDLAND, TX 79701 P: 432.683.5226 F: 432.683.9182

To the Members of

Bold Energy III LLC

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bold Energy III LLC as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas

March 10, 2017

Consolidated Financial Statements

Bold Energy III LLC

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$186,301	$111,404
Accounts receivable
Oil and natural gas sales	4,397,258	1,178,516
Joint interest owners	1,151,300	52,237
Prepaid expenses	68,702	121,635
Field inventory	142,922	136,596

Total current assets	5,946,483	1,600,388

OIL AND GAS PROPERTIES, successful efforts
Proved properties	155,048,784	122,378,888
Unproved properties	103,145,473	71,389,449
Wells in progress	24,318,094	10,735,804

Total oil and gas properties	282,512,351	204,504,141

Less: accumulated depletion, depreciation, amortization and impairment	(54,583,985)	(47,065,444)

Total oil and gas properties, net	227,928,366	157,438,697

OTHER ASSETS
Land	1,356,438	947,719
Other property and equipment, net	45,566	99,418

Total other assets	1,402,004	1,047,137

TOTAL ASSETS	$235,276,853	$160,086,222

The Notes to Consolidated Financial Statements

are an integral part of these statements.

	2016	2015
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	4,906,514	397,782
Revenue payable	2,117,275	878,104
Asset retirement obligation	78,054	—
Accrued liabilities	8,132,713	809,313

Total current liabilities	15,234,556	2,085,199

NON-CURRENT LIABILITIES
Line of credit, net	30,208,043	12,964,007
Asset retirement obligation	848,095	630,351

Total non-current liabilities	31,056,138	13,594,358

MEMBERS’ EQUITY	188,986,159	144,406,665

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$235,276,853	$160,086,222

Bold Energy III LLC

Consolidated Statements of Operations

Years Ended December 31, 2016 and 2015

	2016	2015

REVENUES
Oil sales	$15,792,569	$17,314,099
Natural gas sales	3,694,787	3,771,995

Total revenues	19,487,356	21,086,094

EXPENSES
Oil and gas production costs	2,679,439	1,922,280
Oil and gas production taxes	1,004,345	1,081,092
Depreciation, depletion, and amortization	9,496,065	14,798,544
Impairment of oil and gas properties	—	4,007,922
Accretion of asset retirement obligation	38,598	24,166
Abandonment	11,380,049	—
General and administrative expenses	6,648,198	7,402,929

Total expenses	31,246,694	29,236,933

Loss from operations	(11,759,338)	(8,150,839)

OTHER INCOME (EXPENSE)
Interest income	76	76
Interest expense	(661,370)	(348,905)

Other expense, net	(661,294)	(348,829)

NET LOSS	$(12,420,632)	$(8,499,668)

The Notes to Consolidated Financial Statements

are an integral part of these statements.

Bold Energy III LLC

Consolidated Statements of Changes in Members’ Equity

Years Ended December 31, 2016 and 2015

BALANCE, January 1, 2015	$138,299,868
Equity contributions	14,606,465
Net loss	(8,499,668)

BALANCE, December 31, 2015	144,406,665
Equity contributions	57,000,126
Net loss	(12,420,632)

BALANCE, December 31, 2016	$188,986,159

The Notes to Consolidated Financial Statements

are an integral part of these statements.

Bold Energy III LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2016 and 2015

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,420,632)	$(8,499,668)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion, and amortization	9,430,338	14,666,275
Depreciation of other property and equipment	65,727	132,269
Impairment of oil and gas properties	—	4,007,922
Abandonment	11,380,049	—
Accretion of asset retirement obligation	38,598	24,166
Amortization of deferred financing costs	146,220	74,838
Changes in operating assets and liabilities
Accounts receivable	(4,317,805)	1,896,811
Prepaid expenses	52,933	(81,556)
Field inventory	(6,326)	(136,596)
Accounts payable	4,508,732	(699,900)
Accrued liabilities	(64,800)	268,124
Revenue payable	1,239,171	409,295

Net cash provided by operating activities	10,052,205	12,061,980

CASH FLOWS FROM INVESTING ACTIVITIES
Leasehold acquisitions and costs	(38,531,827)	(2,964,760)
Capital expenditures - drilling and development	(38,264,209)	(28,839,063)
Capital expenditures - lease and well equipment	(7,307,870)	(5,101,072)
Acquisition of land	(408,719)	(947,719)
Additions to other property, plant and equipment	(11,875)	—
Proceeds from sale of leasehold properties	449,250	—

Net cash used in investing activities	(84,075,250)	(37,852,614)

CASH FLOWS FROM FINANCING ACTIVITIES
Equity contributions	57,000,126	14,606,465
Proceeds from borrowing - line of credit	63,900,000	50,200,000
Payments - line of credit	(46,700,000)	(38,900,000)
Deferred financing fees	(102,184)	(245,749)

Net cash provided by financing activities	74,097,942	25,660,716

Net increase (decrease) in cash	74,897	(129,918)

CASH, beginning of period	111,404	241,322

CASH, end of period	$186,301	$111,404

The Notes to Consolidated Financial Statements

are an integral part of these statements.

Bold Energy III LLC

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2016 and 2015

	2016	2015
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES

Capital expenditures accrued in accrued liabilities at year-end	$7,752,500	$364,300

Addition to proved properties for increase in asset retirement obligations	$272,733	$390,028

OTHER SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$508,731	$280,705

The Notes to Consolidated Financial Statements

are an integral part of these statements.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Note 1.	Summary of Significant Accounting Policies

Organization and Nature of Operations

Bold Energy III LLC (the Company) is a Texas limited liability company formed on April 5, 2013. The Company is a Midland, Texas based oil and gas company focused on the acquisition, exploration and development of natural gas and crude oil properties as an operating interest owner. The properties are primarily located in West Texas.

The Company is owned by EnCap Energy Capital Fund IX, L.P. (95.94%, EnCap), Bold Energy Management III LLC (3.46%, Management Member) and Bold Energy Management Holdings III LLC (0.60%) (collectively, with Bold Energy Management III LLC, the Management Group, and together with EnCap, the Investor Group). Management Member manages the Company on behalf of the other members. A Board of Managers governs the actions of the Company. The Board of Managers is comprised of three members elected by EnCap and two members by Management Member. Under the terms of the Limited Liability Company Agreement (the Agreement), the Investor Group has committed to contribute up to $276.5 million to the Company. Of this commitment amount, the Investor Group had contributed approximately $241.7 million through December 31, 2016. Under the terms of the Agreement, the Company may dissolve either through the election of the Board of Managers or disposition of all assets of the Company.

Bold Operating, LLC is a wholly owned subsidiary of the Company and acts as the operator of the properties owned by the Company.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bold Energy III LLC, and its wholly owned subsidiary, Bold Operating, LLC. All inter-company accounts and transactions have been eliminated in consolidation.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized, while the costs of unsuccessful exploratory wells are expensed when determined to be unsuccessful. Costs incurred to maintain wells and related equipment, lease and well operating costs and other exploration costs are charged to expense as incurred. Gains and losses arising from sales of properties are generally included as income.

Capitalized acquisition costs attributable to proved oil and gas properties will be depleted by formation or field using the unit-of-production method based on proved reserves. Capitalized exploration well costs and development costs, including asset retirement obligations, will be amortized by producing unit, based on proved developed reserves. The Company had wells in progress of $24,318,094 and $10,735,804 at December 31, 2016 and 2015, respectively, comprised of $4,445,792 and $2,445,641 of lease and well equipment, respectively; $19,830,109 and $8,290,163 of intangible drilling costs, respectively; and asset retirement costs of $42,193 and $0, respectively. As wells in progress represent wells which were not complete at year end, these costs were excluded from amortization for the years ended December 31, 2016 and 2015.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Capitalized costs are evaluated for impairment in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets (ASC Top 360), whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

The fair values of proved properties are measured using valuation techniques consistent with the income approach, converting future cash flows to a single discounted amount. Significant inputs used to determine the fair values of proved properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in the Company’s estimated cash flows are the product of a process that begins with applicable forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that Company management believes will impact realizable prices.

To determine if a depletable unit is impaired, the carrying value of the depletable unit is compared to the undiscounted future net cash flows by applying management’s estimates of future oil and gas prices to the estimated future production of oil and gas reserves over the economic life of the property and deducting future costs. Future net cash flows are based upon third party reservoir engineers’ estimates of proved reserves and internal management estimates for probable and possible reserves. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of the aforementioned expected future net cash flows. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units’ estimated reserves, future net cash flows and fair value. Impairment expense of $0 and $4,007,922 was recognized for the years ended December 31, 2016 and 2015, respectively.

Costs of unproved properties at December 31, 2016 and 2015 represent leasehold costs. Unproved oil and gas leases are generally for a term of three to five years. In most cases, the term of the unproved leases can be extended by paying delay rentals, meeting contractual drilling obligations or by producing reserves on the leases. As properties are evaluated through exploration, they will be included in the amortization base. Unproved properties are assessed periodically to determine whether they have been impaired. The prospects and their related costs are evaluated individually.

Properties Accounted for as Business Combinations

The Company accounts for the acquisition of oil and gas properties under the requirements of FASB ASC Topic 805, Business Combinations (ASC Topic 805). ASC Topic 805 requires an acquiring entity to recognize all assets acquired and liabilities assumed at fair value under the acquisition method of accounting, provided they qualify for acquisition accounting under the standard. The Company accounts for all property acquisitions that include working interests in proved leasehold, both operated and non-operated, that would generate more than an immaterial balance of goodwill as business combinations. The Company does not apply acquisition accounting to the purchase of oil and gas properties entirely comprised of unproved leasehold, which is in compliance with ASC Topic 805.

Bold Energy III LLC

Notes to Consolidated Financial Statements

In accordance with the provisions of ASC Topic 805, the Company has conducted an assessment of net assets acquired and recognized amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisitions are expensed as incurred. The Company uses relevant market assumptions, many of which are unobservable, to determine fair value and allocate purchase price, such as future commodity pricing for purchased hydrocarbons, market multiples for similar transactions and replacement value for certain equipment. Many of the assumptions are unobservable.

Revenue Recognition

Oil and gas revenue is recognized when the product is sold to a purchaser, delivery has occurred, written evidence of an arrangement exists, pricing is fixed and determinable and collectibility of the revenue is reasonably assured. As of December 31, 2016 and 2015, the Company had no significant imbalance asset or liability. The Company incurred production taxes of $1,004,345 and $1,081,092 for the years ended December 31, 2016 and 2015, respectively.

Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair values due to the short maturity of these instruments. The indebtedness under the revolving line of credit was estimated to have a fair value approximating the carrying amount based on the variability of the interest rates being reflective of market rates.

Accounts Receivable

The Company sells oil and gas to various customers and participates with other parties in the drilling, completion and operation of oil and gas wells. Joint interest receivables and oil and gas sales receivables related to these operations are generally unsecured. The Company determines joint interest operations accounts receivable allowances based on management’s assessment of the creditworthiness of the joint interest owners and the Company’s ability to realize the receivables through netting of anticipated future production revenues. The Company had no allowance for doubtful accounts at December 31, 2016 and 2015 based on the expectation that all receivables will be collected. The Company has not realized bad debt expense on joint interest billings during the years ended December 31, 2016 and 2015. The Company had receivables related to oil and gas sales of $4,397,258 and $1,178,516 at December 31, 2016 and 2015, respectively. Additionally, the Company had receivables related to joint interest billings of $1,151,300 and $52,237 at December 31, 2016 and 2015, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Prepaid Expenses

Prepaid expenses include funds which have been advanced for general business and control of well insurance.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Deferred Financing Costs

Deferred financing costs consist of fees incurred to secure debt financing and are amortized over the life of the related loans using the straight line method. Deferred financing costs were $291,957 and $335,993, net of accumulated amortization of $253,489 and $107,269 at December 31, 2016 and 2015, respectively, and were included with Line of credit, net, on the balance sheet. Amortization of deferred financing costs totaled $146,220 and $74,838 for the years ended December 31, 2016 and 2015, respectively, and were recorded in interest expense in the consolidated statements of operations.

Other Property and Equipment

Other property and equipment consists primarily of computer equipment, software, leasehold improvements, and furniture and fixtures. These items are recorded at cost, and depreciable assets are depreciated under the straight-line method over expected useful lives ranging from three to seven years. Other property and equipment totaled $45,566 and $99,418, net of accumulated depreciation of $529,693 and $463,966 at December 31, 2016 and 2015, respectively. Depreciation expense for other property and equipment totaled $65,727 and $132,269 for the years ended December 31, 2016 and 2015, respectively.

Accounts Payable, Revenue Payable and Accrued Liabilities

Accounts payable include obligations incurred in the ordinary operation of the business for services performed and products received. Accrued liabilities primarily include accrued expenses related to capital expenditures on oil and gas properties. Revenue payable relates to revenue distributions due to royalty and joint interest owners.

Asset Retirement Obligation

The Company accounts for its asset retirement obligations in accordance with FASB ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and recognized in the period a legal obligation is incurred. The liability amounts are based on retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the credit-adjusted risk-free rate of interest.

The retirement obligation is recorded at its estimated present value as of the obligation’s inception with an offsetting increase to proved lease and well equipment in the consolidated balance sheets. This addition to proved lease and well equipment represents a non-cash investing activity for presentation in the consolidated statements of cash flows and is subject to depreciation. After initially recording the liability, it accretes for the passage of time and the related discount rate, with the increase reflected as accretion expense in the consolidated statements of operations.

Income Taxes

The Company is a limited liability company, and therefore is treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision has been made in the consolidated financial statements of the Company.

Bold Energy III LLC

Notes to Consolidated Financial Statements

At December 31, 2016 and 2015, the Company had no taxable margin and, therefore, recorded no Texas Margin Tax liability.

The Company follows the provisions of FASB ASC Topic 740, Income Taxes (ASC Topic 740), relating to accounting for uncertainties in income taxes. ASC Topic 740 provides the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements. ASC Topic 740 requires the Company to recognize in its consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability.

Estimates and Uncertainties

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties are recorded, provisions for depreciation, depletion, and amortization, and impairment of oil and gas properties. Estimation of asset retirement obligations is based on estimates regarding the timing and cost of future asset abandonments. Estimation of production volumes near year-end is required in order to determine the amount of oil and gas revenue receivable at year end. Estimation of oil and gas property accruals is required in order to determine the amounts payable at year end. It is possible these estimates could be revised in the near-term and these revisions could be material.

Recent Accounting Pronouncements

In January 2017, with Accounting Standards Update 2017-01, the FASB clarified the definition of a business under Business Combinations (Topic 805). Currently, Topic 805 does not specify the minimum inputs and processes required for a set to meet the definition of a business. That lack of clarity led to broad interpretations of the definition of a business. The amendments in this update provide a more robust framework to use in determining when a set of assets and activities is a business. The amendments in this update provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this update (1) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. The amendments provide a framework to assist entities in evaluating whether both an input and a substantive process are present.

Bold Energy III LLC

Notes to Consolidated Financial Statements

The amendments in this update are effective for annual reporting periods beginning after December 15, 2017. Companies can begin to adopt the standard early for transactions with acquisition dates occurring before the issuance date of this amendment only when the transaction has not been previously reported in financial statements. The Company has elected to adopt this standard effective for January 1, 2017.

The FASB and the International Accounting Standards Board (IASB) initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS. The FASB has amended the FASB ASC and created the new Topic 606, Revenue from Contracts with Customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this update are effective for annual reporting periods beginning after December 15, 2018. Companies can begin to adopt the standard early for annual reporting periods beginning after December 15, 2016. The Company is evaluating the effect of this pronouncement on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and this update is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The update is effective for financial statements with fiscal years beginning after December 15, 2018 for public entities and for financial statements with fiscal years beginning after December 15, 2019 for all other entities, with early adoption permitted. The Company is still evaluating the potential impact on the Company’s consolidated financial statements.

Subsequent Events

The Company evaluates subsequent events for potential recognition and/or disclosure through the date the consolidated financial statements are available to be issued.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Note 2.	Acquisition of Oil and Gas Properties

2016 Acquisitions

On May 6, 2016, the Company acquired 2,944 undeveloped net mineral acres primarily in Upton County (95%) as well as Reagan County, Texas in exchange for $33 million in cash. This acreage is 100% operated with an average working interest of approximately 84% and an average net revenue interest of approximately 72% (86% to the 8/8ths interest). The effective date of the acquisition was April 1, 2016.

The Company closed various other acquisitions during the year ended December 31, 2016, none of which were material to the Company individually or in the aggregate.

2015 Acquisitions

On July 31, 2015, the Company acquired 1,200 net mineral acres and 12 wells (including 10 producing wells) in Reagan County, Texas in exchange for $1,946,444 in cash, 640 net mineral acres in Irion County, Texas worth $2,569,494, and a credit of $119,208 related to the acquired assets, resulting in a total purchase price of $4,635,146. The acquisition was accounted for as a business combination in accordance with ASC Topic 805, which among other things, requires assets acquired and liabilities assumed to be measured at fair value as of the effective date of the acquisition. The effective date of the acquisition was August 1, 2015.

The following table summarizes the consideration paid to acquire the properties and the amounts of the assets acquired and liabilities assumed as of the acquisition date. The purchase price was subject to customary closing adjustments that occur between the effective date of the acquisition and the closing date of the acquisition. As the purchase price is further adjusted for post-closing items, the final purchase price allocation may result in a different allocation.

Proved oil and natural gas properties	$764,643
Unproved oil and natural gas properties	4,062,653
Lease and well equipment	123,000
Asset retirement obligations assumed	(315,150)

Purchase price, net	$4,635,146

The Company closed various other acquisitions of unproved leasehold adjacent to or additional working interests in existing prospects during the year ended December 31, 2015, none of which were individually material to the Company.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Note 3.	Oil and Gas Properties

Oil and gas properties consist of the following at December 31, 2016 and 2015:

	2016	2015

Proved leasehold	$6,856,656	$4,030,572
Wells and related equipment - proved properties	19,461,449	13,967,526
Intangible drilling costs - proved properties	127,911,378	103,777,568
Asset retirement costs - proved properties	819,301	603,222

Proved properties	155,048,784	122,378,888

Unproved leasehold	103,145,473	71,389,449

Wells and related equipment - wells in progress	4,445,792	2,445,641
Intangible drilling costs - wells in progress	19,830,109	8,290,163
Asset retirement costs - wells in progress	42,193	—

Wells in progress	24,318,094	10,735,804

Accumulated depletion, depreciation, amortization, and impairment	(54,583,985)	(47,065,444)

	$227,928,366	$157,438,697

Note 4.	Other Property and Equipment

Other property and equipment consists of the following at December 31, 2016 and 2015:

	2016	2015

Office equipment and furniture	$436,119	$424,244
Computer software	52,545	52,545
Leasehold improvements	86,595	86,595

	575,259	563,384

Accumulated depreciation	(529,693)	(463,966)

	$45,566	$99,418

Bold Energy III LLC

Notes to Consolidated Financial Statements

Note 5.	Related Party Transactions

EnCap Energy Capital Fund IX, L.P., Bold Operating, LLC, Bold Energy II LLC, Bold Energy Management III LLC, Bold Energy Management Holdings III LLC, and members of Management Group are considered related parties under FASB ASC Topic 850, Related Party Disclosures.

Certain members of Management Group are employees of the Company and are compensated based upon employment agreements. These agreements provide for a base salary, incentive compensation, and health benefits.

The Company receives a management fee from Bold Energy II LLC in consideration of the services and general and administrative expenses incurred by the Company on behalf of Bold Energy II LLC. The Company received fees of $120,000 during each of the years ended December 31, 2016 and 2015, related to these services.

Note 6.	Fair Value Measurements

FASB ASC Topic 820, Fair Value Measurement (ASC Topic 820), defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. ASC Topic 820 provides a framework for measuring fair value, establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets.

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1 – Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Inputs, other than quoted prices within Level 1, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level. There were no transfers between fair value hierarchy levels for the years ended December 31, 2016 and 2015.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Fair Value Measurements on a Nonrecurring Basis

Asset Impairment

Oil and gas properties are measured at fair value on a nonrecurring basis. The impairment charge reduces the oil and gas properties’ carrying values to their estimated fair values. These fair value measurements are classified as Level 3 measurements and include many unobservable inputs. Fair value is calculated as the estimated discounted future net cash flows attributable to the assets. The Company’s primary assumptions in preparing the estimated discounted future net cash flows to be recovered from oil and gas properties are based on (i) proved reserves, (ii) forward commodity prices and assumptions as to costs and expenses, and (iii) the estimated discount rate that would be used by potential purchasers to determine the fair value of the assets.

The Company recorded asset impairments of $0 and $4,007,922 on proved properties during the years ended December 31, 2016 and 2015, respectively.

Business Combinations

The Company records identifiable assets acquired and liabilities assumed at fair value at the date of acquisition. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas production, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the determination of fair value of the acquisition include the Company’s estimate of future natural gas and crude oil prices, operating and development costs, anticipated production of proved reserves, appropriate risk-adjusted discount rates and other relevant data. The Company’s acquisitions are disclosed in Note 2.

Asset Retirement Obligation

The asset retirement obligation estimates are derived from historical costs and management’s expectation of future cost environments and, therefore, the Company has designated these liabilities as Level 3 measurements. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 7 for a reconciliation of the beginning and ending balances of the liability for the Company’s asset retirement obligations.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Note 7.	Asset Retirement Obligations

The following are changes in the asset retirement obligation for the years ended December 31, 2016 and 2015:

Balance, December 31, 2014	$216,157
Liability incurred upon acquiring and drilling new wells	390,028
Accretion expense	24,166

Balance, December 31, 2015	630,351

Liability incurred upon acquiring and drilling new wells	272,733
Settlement of asset retirement obligation	(15,533)
Accretion expense	38,598

Balance, December 31, 2016	926,149

Based on the expected timing of settlement, $78,054 of the liability is classified as current.

Note 8.	Significant Concentrations

For the years ended December 31, 2016 and 2015, substantially all of the Company’s operations and business efforts were related to the oil and gas industry. This concentration may impact the Company’s business risk, either positively or negatively, in that commodity prices, customers and suppliers may be similarly affected by changes in economic, political or other conditions related to the industry. The Company sold production to three purchasers whose purchases each comprised 10% or more of total net oil and natural gas revenues during the years ended December 31, 2016 and 2015. When combined, the sales to these purchasers accounted for more than 90% of total net oil and natural gas revenues during both 2016 and 2015. In addition, the Company sold production to two and four purchasers whose balances each comprised 10% or more of oil and natural gas sales receivables as of December 31, 2016 and December 31, 2015, respectively. When combined, the balances of these purchasers accounted for more than 80% and 90% of oil and natural gas sales receivables at December 31, 2016 and 2015, respectively. The Company does not believe that the loss of a purchaser would have an adverse effect on its ability to sell its crude oil and natural gas production due to the competitive nature of the oil and gas industry and availability of marketing alternatives. Additionally, the Company had outstanding accounts payable balances to one and three vendors which each comprised greater than 10% or more of the total accounts payable balance at December 31, 2016 and 2015, respectively. The Company does not believe that this concentration would have a significant impact on operations as there are many oil and gas service providers.

The Company regularly maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and does not believe its exposure to such risk is more than nominal.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Note 9.	Commitments and Contingencies

Legal Matters

In the ordinary course of business, the Company may at times be subject to claims and legal actions. Management does not believe the impact of such matters will have a material adverse effect on the Company’s financial position or results of operation. The Company had no legal matters requiring specific disclosure or recognition of a liability as of December 31, 2016 and 2015.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations which may materially affect its operations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company.

Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that related to an existing condition caused by past operations and that have no future economic benefits are expensed as incurred. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the cost can be reasonably estimated.

No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

Operating Leases

The Company leases office space facilities under an operating lease. In 2014, the Company renewed this lease, which expires in May 2017. Rent expense under this lease for the years ended December 31, 2016 and 2015 was $351,532 and $325,995, respectively, and is recorded in general and administrative expenses.

Future minimum non-cancelable rental payments for the remainder of the lease are as follows:

Year Ending
2017	$153,130
2018 and thereafter	—

$153,130

Bold Energy III LLC

Notes to Consolidated Financial Statements

Note 10.	Defined Contribution Plan

The Company sponsors a 401(k) defined contribution plan for the benefit of all employees through Charles Schwab Bank. The plan is intended to provide participating employees with benefits upon retirement, in compliance with the Internal Revenue Code. Employees could contribute up to $18,000 and $18,000 with an additional “catch up” amount of $6,000 and $6,000 for employees over 50 years of age or older for the years ended December 31, 2016 and 2015, respectively. The Company matched 100% of employee contributions up to 8% of compensation through September 2015 and has contributed $0 and $307,586 for the years ended December 31, 2016 and 2015, respectively. Both employee and employer contributions are fully vested at all times.

Note 11.	Bank Credit Facility

The Company entered into a bank credit facility on August 14, 2013. Pursuant to the credit agreement, from time to time, the Company may borrow the lesser of the available borrowing base, as determined by the credit agreement, or $250 million, which is the maximum borrowing capacity of the bank credit facility. As of December 31, 2016 and 2015, the Company had borrowing bases of $45 million and $42 million respectively, and outstanding balances of $30.5 million and $13.3 million, respectively. The bank credit facility is secured by substantially all of the Company’s oil and gas properties where it has established production. The Company had outstanding letters of credit, with a separate lending institution, which totaled $100,000 at both December 31, 2016 and 2015.

The Company may elect that borrowings be comprised of any combination of alternate base rate (ABR) loans or Eurodollar loans, although Eurodollar loans must be a minimum of $500,000. The Company pays interest on the unpaid principal amount of each loan until such principal amount is repaid in full. Prior to the most recent determination of the Company’s borrowing base in December 2016, interest on these loans was determined as follows:

•	with respect to ABR loans, the alternate base rate equals the highest of the prime rate, the Federal funds effective rate plus 0.50%, or the three-month London interbank rate (“LIBOR”) plus 1.00%, plus an applicable margin ranging from and including 0.75% and 1.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, or

•	with respect to Eurodollar loans, one-, three- or six-month LIBOR plus an applicable margin ranging from and including 1.75% and 2.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn.

In conjunction with a regularly scheduled redetermination of its borrowing base in April 2015, the Company and its lenders amended its credit agreement to include a non-conforming borrowing base in addition to its conforming borrowing base. The non-conforming borrowing base provided additional borrowing capacity of 15% to 20% above the conforming borrowing base. Of the $42 million borrowing base at December 31, 2015, $36 million was conforming and $6 million was non-conforming. If debt balances under the credit agreement were higher than the conforming borrowing base, the applicable margins for ABR and Eurodollar loans could increase to as much as 2.75% and 3.75%, respectively, determined by the percentage of the borrowing base that was drawn. The non-conforming borrowing base expired on April 1, 2016, which reduced the total borrowing base down from $42 million to $36 million. The Company’s conforming borrowing base was subsequently redetermined and reduced to $27 million on June 24, 2016.

Bold Energy III LLC

Notes to Consolidated Financial Statements

In conjunction with the most recent redetermination and amendment to the Company’s credit agreement, the Company’s conforming borrowing base was increased from $27 million to $45 million on December 22, 2016. In addition, upon the satisfactory review by the Company’s lenders of 30 days of production from three operated horizontal wells in Midland and Upton Counties, Texas that initiated production in December 2016, the conforming borrowing base would be eligible to be increased during the first quarter of 2017 to $62.5 million. The applicable margins on the Company’s ABR and Eurodollar loans are as follows:

•	with respect to ABR loans, the applicable margin ranges from and includes 1.25% and 2.25% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, prior to April 1, 2017, with the applicable margin ranging from and including 1.50% and 2.50% per annum starting on April 1, 2017, and

•	with respect to Eurodollar loans, the applicable margin ranges from and includes 2.25% and 3.25% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, prior to April 1, 2017, with the applicable margin ranging from and including 2.50% and 3.50% per annum starting on April 1, 2017.

In addition, the Company pays a commitment fee ranging from 0.375% to 0.50% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, on the average daily amount of the unused amount of the borrowing base. These commitment fees are also considered interest expense. The effective interest rate on the credit facility was 3.55% and 2.43% at December 31, 2016 and 2015, respectively. Interest expense, excluding amortization of deferred financing costs, for the years ended December 31, 2016 and 2015 was $515,150 and $274,067, respectively.

All outstanding principal amounts are due at maturity. The credit facility matures on August 14, 2018. The Company is subject to certain non-financial and financial covenants under the bank credit facility, including a minimum current ratio of 1:1 and a maximum total debt to EBITDAX ratio of 4:1. As of December 31, 2016 and 2015, the Company was in compliance with its financial covenants.

Note 12.	Members’ Equity Accounts

Equity contributions are based on capital calls, to be determined by the Board of Managers. Contribution requests to the members will be based on their personal equity commitment as indicated by the member at the formation of the Management Group. Cash earnings on profits and any items in nature of income or gain will be applied to the members’ capital account in accordance with their earnings interest, as defined by the Agreement.

The Company has three classes of members’ equity, Classes A, B and C Units. Class A and B units have all the rights, privileges, preferences and obligations provided for in the Agreement, which are consistent with an ordinary equity ownership interest. Class A Units are a class of up to 2,666,500 membership units to be issued to EnCap. Class B Units are a class of up to 98,100 membership units to be issued to the Management Group. The purchase price per each Class A and Class B Unit is $100. At December 31, 2016 and 2015, EnCap had purchased 2,318,440 and 1,757,236.34 Class A Units for a total of $231,844,000, and $175,723,634, respectively, and the Management Group had purchased 98,092.72 and 89,295.13 Class B interests for a total of $9,809,272 and $8,929,513, respectively.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Class C units do not have voting rights and holders are not required to make any form of contribution to the Company. Class C unit holders do not have a risk of loss and will only be entitled to share in distributions and allocations if and to the extent the Board of Managers makes such distributions and applicable thresholds have been met. As such, the Units are treated as a profit sharing arrangement accounted for under FASB ASC Topic 710, Compensation – General (ASC Topic 710), which will be expensed to compensation as declared.

Note 13.	Subsequent Events

The Company has evaluated events subsequent to the consolidated balance sheet date, December 31, 2016 through March 10, 2017, the date the consolidated financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events, other than as noted herein:

Pending Combination with Earthstone Energy, Inc.

On November 8, 2016, Earthstone Energy, Inc., a Delaware corporation (NYSE MKT: ESTE, “Earthstone”) and the Company entered into a Contribution Agreement (the “Agreement”) to facilitate a strategic combination of Bold and Earthstone (the “Transaction”). The Transaction has been organized in a manner commonly known as an “Up-C” structure. Under this structure and the Agreement, Earthstone will recapitalize its common stock into two classes, Class A and Class B, with all its existing outstanding common stock being converted into Class A common stock. Bold will purchase approximately 36.1 million shares of Earthstone’s Class B common stock for nominal consideration (par value totaling $36,071), with the Class B common stock having no economic rights in Earthstone other than voting rights on a pari passu basis with the Class A common stock. In addition, Earthstone has formed Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”). At closing, the Investor Group will transfer all of its membership interests in Bold into a new Texas limited liability company, Bold Energy Holdings, LLC (“Bold Holdings”) for all of the membership interests in Bold Holdings. Also at closing, EEH will issue approximately 22.3 million of its membership units to Earthstone and one of Earthstone’s wholly-owned subsidiaries, in the aggregate, and 36.1 million membership units to Bold Holdings in exchange for each of the parties transferring the ownership interests of Bold and various subsidiaries of Earthstone that hold its oil and gas properties to EEH, effectively making Bold and the various subsidiaries of Earthstone subsidiaries of EEH. Each membership unit in EEH held by Bold Holdings, together with one share of Earthstone’s Class B common stock, will be convertible by Bold Holdings (or members of the Investor Group if Earthstone’s Class B common shares and EEH membership units are distributed to the Investor Group by Bold Holdings) into Class A common stock of Earthstone on a one-for-one basis. In addition, upon the closing of the Transaction, Earthstone will issue 150,000 additional shares of Class A common stock to certain members of the Investor Group.

Accordingly, upon the closing of the Transaction, stockholders of Earthstone and the Investor Group are expected to own approximately 39% and 61%, respectively, of the combined company’s then outstanding Class A and Class B common stock on a fully diluted basis. After closing, Earthstone will conduct its activities through EEH and be its sole managing member. The Transaction is expected to close during the second quarter of 2017.

Bold Energy III LLC

Notes to Consolidated Financial Statements

Borrowing Base Increase

As discussed in Note 11, after the satisfactory review by the Company’s lenders of 30 days of production from three operated horizontal wells in Midland and Upton Counties, Texas that initiated production in December 2016, the Company’s conforming borrowing base under its credit agreement was increased from $45 million to $62.5 million on February 3, 2017.

Note 14.	Supplemental Information on Oil and Gas Producing Activities (Unaudited)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Company. Natural gas volumes include natural gas liquids.

Proved reserves as of December 31, 2016 and 2015 were estimated by qualified petroleum engineers of the Company using historical data. Numerous uncertainties are inherent in establishing quantities or proved reserves. The following reserve data represents estimates only, and should not be deemed exact. In addition, the standardized measure of discounted future net cash flows should not be construed as the current market value of the Company’s oil and natural gas properties or their cost that would be incurred to obtain equivalent reserves.

All information set forth herein relating to the proved reserves as of December 31, 2016 and 2015, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the Company. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines estimates of proved reserves, and the future net revenues from which present values are derived, are based on an un-weighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

Bold Energy III LLC

Notes to Consolidated Financial Statements

The proved reserves, all held within the United States, as of December 31, 2016 and 2015, together with the changes therein, are as follows:

	Crude Oil Bbl	Natural Gas Mcf	Total BOE

Quantities of proved reserves:
Balance December 31, 2014	983,743	1,939,764	1,307,037
Revisions	127,631	4,348,423	852,368
Extensions	3,342,461	8,779,907	4,805,779
Acquisition of reserves	45,934	187,840	77,241
Production	(377,124)	(1,167,443)	(571,698)

Balance December 31, 2015	4,122,645	14,088,491	6,470,727
Revisions	684,540	4,377,473	1,414,119
Extensions	4,572,008	11,766,859	6,533,151
Acquisition of reserves	29,825	57,842	39,465
Production	(372,879)	(1,180,153)	(569,571)

Balance December 31, 2016	9,036,139	29,110,512	13,887,891

	Crude Oil Bbl	Natural Gas Mcf	Total BOE

Proved developed reserves
December 31, 2014	983,743	1,939,764	1,307,037
December 31, 2015	1,756,516	7,457,872	2,999,495
December 31, 2016	3,537,069	13,865,122	5,847,923

Proved undeveloped reserves
December 31, 2014	—	—	—
December 31, 2015	2,366,129	6,630,619	3,471,232
December 31, 2016	5,499,070	15,245,390	8,039,968

Bold Energy III LLC

Notes to Consolidated Financial Statements

Standardized measures of discounted future net cash flows relating to proved reserves as December 31, 2016 and 2015 were as follows:

	2016	2015
Future cash inflows	$452,511,594	$230,341,953
Future production and development costs:
Production	138,031,750	80,649,578
Development	98,518,672	55,417,602
Future income tax expense	2,375,686	1,209,295

Future net cash flows	213,585,486	93,065,478

10% discount for estimated timing of cash flows.	(133,522,670)	(53,915,367)

Standardized measure of discounted future net cash flows	$80,062,816	$39,150,111

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. The standardized measure presented here does not include the effects of federal income taxes as the Company is treated as a flow-through entity for federal income tax purposes. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the properties. The discounted future cash flow estimates do not include the effects of derivative instruments.

The standardized measure is based on the following oil and natural gas prices over the life of the properties prior to adjustments for differentials:

	2016	2015
Crude Oil per Bbl	$42.75	$50.28
Natural Gas per MMBTU	$2.49	$2.58

Oil and natural gas prices used consist of the unweighted arithmetic average first-day-of-the-month West Texas Intermediate crude oil price and the unweighted arithmetic average first-day-of-the-month Henry Hub natural gas price.

Bold Energy III LLC

Notes to Consolidated Financial Statements

The principal changes in standardized measure of discounted future net cash flows were as follows for the years ended December 31, 2016 and 2015:

	2016	2015
Standardized measure of discounted future net cash flows - beginning of year	$39,150,111	$39,020,047
Changes from:
Production, net of production costs	(15,803,572)	(18,082,722)
Net change in prices and production costs	(2,413,952)	(21,707,158)
Net change in future development costs	(6,455,433)	—
Acquisition of reserves	292,372	606,290
Extensions and discoveries	51,435,656	28,729,502
Previously estimated development costs incurred	5,288,990	—
Revisions of previous quantity estimates	8,265,790	6,109,436
Accretion of discount	3,979,734	3,930,783
Net change in taxes	(467,256)	(359,444)
Change in timing and other	(3,209,624)	903,377

Standardized measure of discounted future net cash flows - end of year	$80,062,816	$39,150,111

BOLD ENERGY III LLC

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2015

C O N T E N T S

INDEPENDENT AUDITOR’S REPORT

To the Members of

Bold Energy III LLC

Midland, Texas

We have audited the accompanying consolidated financial statements of Bold Energy III LLC (the Company), which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	400 WEST ILLINOIS, SUITE 1550, MIDLAND, TX 79701 P: 432.683.5226 F: 432.683.9182

To the Members of

Bold Energy III LLC

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bold Energy III LLC as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas
April 21, 2016

CONSOLIDATED FINANCIAL STATEMENTS

BOLD ENERGY III LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$111,404	$241,322
Accounts receivable
Oil and natural gas sales	1,178,516	2,137,701
Joint interest owners	52,237	989,863
Prepaid expenses	121,635	40,079
Field inventory	136,596	—

Total current assets	1,600,388	3,408,965

OIL AND GAS PROPERTIES, successful efforts
Proved properties	122,378,888	85,652,908
Unproved properties	71,389,449	70,578,630
Wells in progress	10,735,804	11,568,180

Total oil and gas properties	204,504,141	167,799,718

Less: accumulated depletion, depreciation, amortization and impairment	(47,065,444)	(28,391,247)

Total oil and gas properties, net	157,438,697	139,408,471

OTHER ASSETS
Deferred financing costs, net	335,993	165,082
Land	947,719	—
Other property and equipment, net	99,418	231,687

Total other assets	1,383,130	396,769

TOTAL ASSETS	$160,422,215	$143,214,205

The Notes to Consolidated Financial Statements are an integral part of these statements.

	2015	2014
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$397,782	$1,097,682
Revenue payable	878,104	468,809
Accrued liabilities	809,313	1,131,689

Total current liabilities	2,085,199	2,698,180

NON-CURRENT LIABILITIES
Line of credit	13,300,000	2,000,000
Asset retirement obligations	630,351	216,157

Total non-current liabilities	13,930,351	2,216,157

MEMBERS’ EQUITY	144,406,665	138,299,868

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$160,422,215	$143,214,205

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
REVENUES
Oil sales	$17,314,099	$8,315,817
Natural gas sales	3,771,995	1,193,077

Total revenues	21,086,094	9,508,894

EXPENSES
Oil and gas production costs	1,922,280	552,908
Oil and gas production taxes	1,081,092	472,130
Depreciation, depletion, and amortization	14,798,544	11,036,275
Impairment of oil and gas properties	4,007,922	17,575,226
Accretion of asset retirement obligation	24,166	2,963
Abandonment	—	66,289
General and administrative expenses	7,402,929	7,007,356

Total expenses	29,236,933	36,713,147

Loss from operations	(8,150,839)	(27,204,253)

OTHER INCOME (EXPENSE)
Interest income	76	21,353
Interest expense	(348,905)	(29,091)

Other expense, net	(348,829)	(7,738)

NET LOSS	$(8,499,668)	$(27,211,991)

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2015 AND 2014

BALANCE, December 31, 2013	$66,868,774
Equity contributions	98,643,085
Net loss	(27,211,991)

BALANCE, December 31, 2014	138,299,868
Equity contributions	14,606,465
Net loss	(8,499,668)

BALANCE, December 31, 2015	$144,406,665

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,499,668)	$(27,211,991)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion, and amortization	14,666,275	10,816,021
Depreciation of other property and equipment	132,269	220,254
Impairment of oil and gas properties	4,007,922	17,575,226
Abandonment	—	66,289
Accretion of asset retirement obligation	24,166	2,963
Amortization of deferred financing costs	74,838	22,452
Changes in operating assets and liabilities
Accounts receivable	1,896,811	(3,076,417)
Accounts receivable - related parties	—	687,992
Prepaid expenses	(81,556)	13,004
Field inventory	(136,596)	—
Accounts payable	(699,900)	943,583
Accrued liabilities	268,124	176,889
Revenue payable	409,295	468,809

Net cash provided by operating activities	12,061,980	705,074

CASH FLOWS FROM INVESTING ACTIVITIES
Leasehold acquisitions and costs	(2,964,760)	(30,930,373)
Capital expenditures - drilling and development	(28,839,063)	(82,879,451)
Capital expenditures - lease and well equipment	(5,101,072)	(11,224,336)
Acquisition of land	(947,719)	—
Additions to other property, plant and equipment	—	(69,174)
Proceeds from sale of leasehold properties	—	193,992

Net cash (used in) investing activities	(37,852,614)	(124,909,342)

CASH FLOWS FROM FINANCING ACTIVITIES
Equity contributions	14,606,465	98,643,085
Proceeds from borrowing - line of credit	50,200,000	2,800,000
Payments - line of credit	(38,900,000)	(800,000)
Deferred financing fees	(245,749)	(107,705)

Net cash provided by financing activities	25,660,716	100,535,380

Net decrease in cash	(129,918)	(23,668,888)

CASH, beginning of period	241,322	23,910,210

CASH, end of period	$111,404	$241,322

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

(CONTINUED)

	2015	2014
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES

Capital expenditures accrued in accrued liabilities at year-end	$364,300	$954,800

Addition to proved properties for increase in asset retirement obligations	$390,028	$213,194

OTHER SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$280,705	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Bold Energy III LLC (the Company) is a Texas limited liability company formed on April 5, 2013. The Company is a Midland, Texas based oil and gas company focused on the acquisition, exploration and development of natural gas and crude oil properties as an operating interest owner. The properties are primarily located in West Texas.

The Company is owned by EnCap Energy Capital Fund IX, L.P. (95.16%, EnCap), Bold Energy Management III LLC (4.12%, Management Member) and Bold Energy Management Holdings III LLC (0.72%) (collectively, with Bold Energy Management III LLC, the Management Group, and together with EnCap, the Investor Group). Management Member manages the Company on behalf of the other members. A Board of Managers governs the actions of the Company. The Board of Managers is comprised of 3 members elected by EnCap and 2 members by Management Member. Under the terms of the Limited Liability Company Agreement (the Agreement), the Investor Group has committed to contribute up to $226.5 million to the Company. Of this commitment amount, the Investor Group had contributed approximately $184.7 million through December 31, 2015. Under the terms of the Agreement, the Company may dissolve either through the election of the Board of Managers or disposition of all assets of the Company.

Bold Operating, LLC is a wholly owned subsidiary of the Company and acts as the operator of the properties owned by the Company.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bold Energy III LLC, and its wholly owned subsidiary, Bold Operating, LLC. All inter-company accounts and transactions have been eliminated in consolidation.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized, while the costs of unsuccessful exploratory wells are expensed when determined to be unsuccessful. Costs incurred to maintain wells and related equipment, lease and well operating costs and other exploration costs are charged to expense as incurred. Gains and losses arising from sales of properties are generally included as income.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Oil and Gas Properties – Continued

Capitalized acquisition costs attributable to proved oil and gas properties will be depleted by formation or field using the unit-of-production method based on proved reserves. Capitalized exploration well costs and development costs, including asset retirement obligations, will be amortized by producing unit, based on proved developed reserves. The Company had wells in progress of $10,735,804 and $11,568,180 at December 31, 2015 and 2014, respectively, comprised of $2,445,641 and $2,267,017 of lease and well equipment, respectively, and $8,290,163 and $9,301,163 of intangible drilling costs, respectively. As wells in progress represent wells which were not complete at year end, these costs were excluded from amortization for the years ended December 31, 2015 and 2014.

Capitalized costs are evaluated for impairment in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

The fair values of proved properties are measured using valuation techniques consistent with the income approach, converting future cash flows to a single discounted amount. Significant inputs used to determine the fair values of proved properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in the Company’s estimated cash flows are the product of a process that begins with applicable forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that Company management believes will impact realizable prices.

To determine if a depletable unit is impaired, the carrying value of the depletable unit is compared to the undiscounted future net cash flows by applying management’s estimates of future oil and gas prices to the estimated future production of oil and gas reserves over the economic life of the property and deducting future costs. Future net cash flows are based upon third party reservoir engineers’ estimates of proved reserves and internal management estimates for probable and possible reserves. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of the aforementioned expected future net cash flows. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units’ estimated reserves, future net cash flows and fair value. Impairment expense of $4,007,922 and $17,575,226 and was recognized for the years ended December 31, 2015 and 2014, respectively.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Oil and Gas Properties – Continued

Costs of unproved properties at December 31, 2015 and 2014 represent leasehold costs. Unproved oil and gas leases are generally for a term of three to five years. In most cases, the term of the unproved leases can be extended by paying delay rentals, meeting contractual drilling obligations or by producing reserves on the leases. As properties are evaluated through exploration, they will be included in the amortization base. Unproved properties are assessed periodically to determine whether they have been impaired. The prospects and their related costs are evaluated individually. During the years ended December 31, 2015 and 2014, the Company recognized expense of $0 and $66,289, respectively, related to abandoned prospects, which is included in abandonment expense in the accompanying consolidated statements of operations.

Properties Accounted for as Business Combinations

The Company accounts for the acquisition of oil and gas properties under the requirements of FASB ASC Topic 805, Business Combinations (ASC Topic 805). ASC Topic 805 requires an acquiring entity to recognize all assets acquired and liabilities assumed at fair value under the acquisition method of accounting, provided they qualify for acquisition accounting under the standard. The Company accounts for all property acquisitions that include working interests in proved leasehold, both operated and non-operated, that would generate more than an immaterial balance of goodwill as business combinations. The Company does not apply acquisition accounting to the purchase of oil and gas properties entirely comprised of unproved leasehold, which is in compliance with ASC Topic 805.

In accordance with the provisions of ASC Topic 805, the Company has conducted an assessment of net assets acquired and recognized amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisitions are expensed as incurred. The Company uses relevant market assumptions, many of which are unobservable, to determine fair value and allocate purchase price, such as future commodity pricing for purchased hydrocarbons, market multiples for similar transactions and replacement value for certain equipment. Many of the assumptions are unobservable.

Revenue Recognition

Oil and gas revenue is recognized when the product is sold to a purchaser, delivery has occurred, written evidence of an arrangement exists, pricing is fixed and determinable and collectibility of the revenue is reasonably assured. As of December 31, 2015 and 2014, the Company had no significant imbalance asset or liability. The Company incurred severance and production taxes of $1,081,092 and $472,130 for the years ended December 31, 2015 and 2014, respectively.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximates their fair values due to the short maturity of these instruments. The indebtedness under the revolving line of credit was estimated to have a fair value approximating the carrying amount based on the variability of the interest rates being reflective of market rates.

Accounts Receivable

The Company sells oil and gas to various customers and participates with other parties in the drilling, completion and operation of oil and gas wells. Joint interest receivables and oil and gas sales receivables related to these operations are generally unsecured. The Company determines joint interest operations accounts receivable allowances based on management’s assessment of the creditworthiness of the joint interest owners and the Company’s ability to realize the receivables through netting of anticipated future production revenues. The Company had no allowance for doubtful accounts at December 31, 2015 and 2014 based on the expectation that all receivables will be collected. The Company has not realized bad debt expense on joint interest billings during the years ended December 31, 2015 and 2014. The Company had receivables related to oil and gas sales of $1,178,516 and $2,137,701 at December 31, 2015 and 2014, respectively. Additionally, the Company had receivables related to joint interest billings of $52,237 and $989,863 at December 31, 2015 and 2014, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Prepaid Expenses

Prepaid expenses include funds which have been advanced for general business and control of well insurance.

Deferred Financing Costs

Deferred financing costs consist of fees incurred to secure debt financing and are amortized over the life of the related loans using the straight line method. Deferred financing costs were $335,993 and $165,082, net of accumulated amortization of $107,269 and $32,431 at December 31, 2015 and 2014, respectively. Amortization of deferred financing costs totaled $74,838 and $22,452 for the years ended December 31, 2015 and 2014, respectively, and were recorded in interest expense in the consolidated statements of operations.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Other Property and Equipment

Other property and equipment consists primarily of computer equipment, software, leasehold improvements, and furniture and fixtures. These items are recorded at cost, and depreciable assets are depreciated under the straight-line method over expected useful lives ranging from three to seven years. Other property and equipment totaled $99,418 and $231,687, net of accumulated depreciation of $463,966 and $331,697 at December 31, 2015 and 2014, respectively. Depreciation expense for other property and equipment totaled $132,269 and $220,254 for the years ended December 31, 2015 and 2014, respectively.

Accounts Payable, Revenue Payable and Accrued Liabilities

Accounts payable include obligations incurred in the ordinary operation of the business for services performed and products received. Accrued liabilities primarily include accrued expenses related to capital expenditures on oil and gas properties. Revenue payable relates to revenue distributions due to royalty and joint interest owners.

Asset Retirement Obligation

The Company accounts for its asset retirement obligations in accordance with FASB ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and recognized in the period a legal obligation is incurred. The liability amounts are based on retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the credit-adjusted risk-free rate of interest.

The retirement obligation is recorded at its estimated present value as of the obligation’s inception with an offsetting increase to proved lease and well equipment in the consolidated balance sheets. This addition to proved lease and well equipment represents a non-cash investing activity for presentation in the consolidated statements of cash flows and is subject to depreciation. After initially recording the liability, it accretes for the passage of time and the related discount rate, with the increase reflected as accretion expense in the consolidated statements of operations.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Income Taxes

The Company is a limited liability company, and therefore is treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision has been made in the consolidated financial statements of the Company.

At December 31, 2015 and 2014, the Company had no taxable margin and, therefore, recorded no Texas Margin Tax liability.

The Company follows the provisions of FASB ASC Topic 740, Income Taxes (ASC Topic 740), relating to accounting for uncertainties in income taxes. ASC Topic 740 provides the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements. ASC Topic 740 requires the Company to recognize in its consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits. The tax returns for fiscal years 2013 and thereafter remain subject to examination by appropriate taxing authorities.

Estimates and Uncertainties

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties are recorded, provisions for depreciation, depletion, and amortization, and impairment of oil and gas properties. Estimation of asset retirement obligations is based on estimates regarding the timing and cost of future asset abandonments. Estimation of production volumes near year-end is required in order to determine the amount of oil and gas revenue receivable at year end. Estimation of oil and gas property accruals is required in order to determine the amount payable at year end. It is possible these estimates could be revised in the near-term and these revisions could be material.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recent Accounting Pronouncements

In April 2015, the FASB issued an update regarding debt issuance costs in order to reduce complexity in the accounting standards. The current recognition of debt issuance costs as a deferred charge (as a separate asset), is different from the guidance in International Financial Reporting Standards (IFRS), which requires that transaction costs be deducted from the carrying value of the financial liability. As part of the update, debt issuance costs related to a recognized debt liability will be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The debt issuance costs are not affected by the amendments to the update. The amendments of the update are effective for financial statements issued for fiscal periods beginning after December 15, 2015 and early adoption is available for financial statements which have not be previously issued. The new guidance is to be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. The Company does not believe the adoption of this standard in 2016 will have a material impact on the consolidated financial statements.

The FASB and the International Accounting Standards Board (IASB) initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS. The FASB has amended the FASB ASC and created the new Topic 606, Revenue from Contracts with Customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this update are effective for annual reporting periods beginning after December 15, 2017. Companies can begin to adopt the standard early for annual reporting periods beginning after December 15, 2016. The Company is evaluating the effect of this pronouncement on the consolidated financial statements.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Subsequent Events

The Company evaluates subsequent events for potential recognition and/or disclosure through the date the consolidated financial statements are available to be issued.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation.

NOTE 2.	ACQUISITION OF OIL AND GAS PROPERTIES

On July 31, 2015, the Company acquired 1,200 net mineral acres and 12 wells (including 10 producing wells) in Reagan County, Texas in exchange for $1,946,444 in cash, 640 net mineral acres in Irion County, Texas worth $2,569,494, and a credit of $119,208 related to the acquired assets, resulting in a total purchase price of $4,635,146. The acquisition was accounted for as a business combination in accordance with ASC Topic 805, which among other things, requires assets acquired and liabilities assumed to be measured at fair value as of the effective date of the acquisition. The effective date of the acquisition was August 1, 2015.

The following table summarizes the consideration paid to acquire the properties and the amounts of the assets acquired and liabilities assumed as of the acquisition date. The purchase price was subject to customary closing adjustments that occur between the effective date of the acquisition and the closing date of the acquisition. As the purchase price is further adjusted for post-closing items, the final purchase price allocation may result in a different allocation.

Proved oil and natural gas properties	$764,643
Unproved oil and natural gas properties	4,062,653
Lease and well equipment	123,000
Asset retirement obligations assumed	(315,150)

Purchase price, net	$4,635,146

The Company closed various other acquisitions of unproved leasehold adjacent to or additional working interests in existing prospects during the year ended December 31, 2015, none of which were individually material to the Company.

Effective January 2014, the Company completed the acquisition of 3,524 net mineral acres in Reagan County, Texas. The Company paid approximately $17.6 million for 100% working interest in the property. The property consisted of unproved leasehold.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	ACQUISITION OF OIL AND GAS PROPERTIES – CONTINUED

Effective May 2014, the Company completed the acquisition of 709 net mineral acres in Midland County, Texas, subject to the drilling and completion of two carried interest (22.4% working interest) wells by May 2017. The Company will earn 67.1% working interest in the acreage with total capitalized unproved leasehold of $5.2 million. One of these carried interest wells was drilled and completed during the year ended December 31, 2015.

The Company closed various other acquisitions of unproved leasehold adjacent to or additional working interests in existing prospects during the year ended December 31, 2014, none of which were individually material to the Company.

NOTE 3.	OIL AND GAS PROPERTIES

Oil and gas properties consist of the following at December 31, 2015 and 2014:

	2015	2014
Proved leasehold	$4,030,572	$1,865,106
Wells and related equipment - proved properties	13,967,526	9,255,777
Intangible drilling costs - proved properties	103,777,568	74,318,831
Asset retirement costs	603,222	213,194

Proved properties	122,378,888	85,652,908

Unproved leasehold	71,389,449	70,578,630

Wells and related equipment - wells in progress	2,445,641	2,267,017
Intangible drilling costs - wells in progress	8,290,163	9,301,163

Wells in progress	10,735,804	11,568,180

Accumulated depletion, depreciation, amortization, and impairment	(47,065,444)	(28,391,247)

	$157,438,697	$139,408,471

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.	OTHER PROPERTY AND EQUIPMENT

Other property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014
Office equipment and furniture	$424,244	$424,244
Computer software	52,545	52,545
Leasehold improvements	86,595	86,595

	563,384	563,384

Accumulated depreciation	(463,966)	(331,697)

	$99,418	$231,687

NOTE 5.	RELATED PARTY TRANSACTIONS

EnCap Energy Capital Fund IX, L.P., Bold Operating, LLC, Bold Energy II LLC, Bold Energy Management III LLC, Bold Energy Management Holdings III LLC, and members of Management Group are considered related parties under FASB ASC Topic 850, Related Party Disclosures.

Certain members of Management Group are employees of the Company and are compensated based upon employment agreements. These agreements provide for a base salary, incentive compensation, and health benefits.

The Company receives a management fee from Bold Energy II LLC in consideration of the services and general and administrative expenses incurred by the Company on behalf of Bold Energy II LLC. The Company received fees of $120,000 and $907,920 during the years ended December 31, 2015 and 2014, respectively, related to these services.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.	FAIR VALUE MEASUREMENTS

FASB ASC Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. ASC Topic 820 provides a framework for measuring fair value, establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets.

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1 – Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Inputs, other than quoted prices within Level 1, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level. There were no transfers between fair value hierarchy levels for the years ended December 31, 2015 and 2014.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.	FAIR VALUE MEASUREMENTS – CONTINUED

Fair Value on a Nonrecurring Basis

Asset Impairment

Oil and gas properties are measured at fair value on a nonrecurring basis. The impairment charge reduces the oil and gas properties’ carrying values to their estimated fair values. These fair value measurements are classified as Level 3 measurements and include many unobservable inputs. Fair value is calculated as the estimated discounted future net cash flows attributable to the assets. The Company’s primary assumptions in preparing the estimated discounted future net cash flows to be recovered from oil and gas properties are based on (i) proved reserves, (ii) forward commodity prices and assumptions as to costs and expenses, and (iii) the estimated discount rate that would be used by potential purchasers to determine the fair value of the assets.

The Company recorded asset impairments of $4,007,922 and $17,575,226 on proved properties during the years ended December 31, 2015 and 2014, respectively.

Business Combinations

The Company records identifiable assets acquired and liabilities assumed at fair value at the date of acquisition. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas production, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the determination of fair value of the acquisition include the Company’s estimate of future natural gas and crude oil prices, operating and development costs, anticipated production of proved reserves, appropriate risk-adjusted discount rates and other relevant data. The Company’s acquisitions are disclosed in Note 2.

Asset Retirement Obligation

The asset retirement obligation estimates are derived from historical costs and management’s expectation of future cost environments and, therefore, the Company has designated these liabilities as Level 3 measurements. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 7 for a reconciliation of the beginning and ending balances of the liability for the Company’s asset retirement obligations.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.	ASSET RETIREMENT OBLIGATIONS

The following are changes in the asset retirement obligation for the years ended December 31, 2015 and 2014:

Balance, December 31, 2013	$—
Liability incurred upon drilling new wells	213,194
Accretion expense	2,963

Balance, December 31, 2014	216,157

Liability incurred upon acquiring and drilling new wells	390,028
Accretion expense	24,166

Balance, December 31, 2015	630,351

Based on the expected timing of settlement, all amounts are classified as non-current.

NOTE 8.	SIGNIFICANT CONCENTRATIONS

For the years ended December 31, 2015 and 2014, substantially all of the Company’s operations and business efforts were related to the oil and gas industry. This concentration may impact the Company’s business risk, either positively or negatively, in that commodity prices, customers and suppliers may be similarly affected by changes in economic, political or other conditions related to the industry. The Company sold production to three purchasers whose purchases each comprised 10% or more of total net oil and natural gas revenues during the years ended December 31, 2015 and 2014. When combined, the sales to these three purchasers accounted for more than 90% of total net oil and natural gas revenues during both 2015 and 2014. In addition, the Company sold production to four and three purchasers whose balances each comprised 10% or more of oil and natural gas sales receivables as of December 31, 2015 and December 31, 2014, respectively. When combined, the balances of these purchasers accounted for more than 95% of oil and natural gas sales receivables at December 31, 2015 and December 31, 2014. The Company does not believe that the loss of a purchaser would have an adverse effect on its ability to sell its crude oil and natural gas production due to the competitive nature of the oil and gas industry and availability of marketing alternatives. Additionally, the Company had outstanding accounts payable balances to three vendors which comprised greater than 10% or more of the total accounts payable balance each. The Company does not believe that this concentration would have a significant impact on operations as there are many oil and gas service providers.

The Company regularly maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and does not believe its exposure to such risk is more than nominal.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	COMMITMENTS AND CONTINGENCIES

Legal Matters

In the ordinary course of business, the Company may at times be subject to claims and legal actions. Management does not believe the impact of such matters will have a material adverse effect on the Company’s financial position or results of operation. The Company had no legal matters requiring specific disclosure or recognition of a liability as of December 31, 2015 and 2014.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations which may materially affect its operations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company.

Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that related to an existing condition caused by past operations and that have no future economic benefits are expensed as incurred. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the cost can be reasonably estimated.

No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	COMMITMENTS AND CONTINGENCIES – CONTINUED

Operating Leases

The Company leases office space facilities under an operating lease. In 2014, the Company renewed this lease, which expires in May 2017. Rent expense under this lease for the years ended December 31, 2015 and 2014 was $325,995 and $292,284, respectively, and is recorded in general and administrative expenses.

Future minimum non-cancelable rental payments for the remainder of the lease are as follows:

Year Ending
2016	$351,532
2017	153,130

$504,662

NOTE 10.	DEFINED CONTRIBUTION PLAN

The Company sponsors a 401(k) defined contribution plan for the benefit of all employees through Charles Schwab Bank. The plan is intended to provide participating employees with benefits upon retirement, in compliance with the Internal Revenue Code. Employees could contribute up to $18,000 and $17,500 with an additional “catch up” amount of $6,000 and $5,500 for employees over 50 years of age or older for the years ended December 31, 2015 and 2014, respectively. The Company matched 100% of employee contributions up to 8% of compensation through September 2015 and has contributed $307,586 and $345,896 for the years ended December 31, 2015 and 2014, respectively. Both employee and employer contributions are fully vested at all times.

NOTE 11.	BANK CREDIT FACILITY

The Company entered into a bank credit facility on August 14, 2013. Pursuant to the credit agreement, from time to time, the Company may borrow the lesser of the available borrowing base, as determined by the credit agreement, or $250 million, which is the maximum borrowing capacity of the bank credit facility. As of December 31, 2015 and 2014, the Company had a borrowing base of $42,000,000 and $12,000,000, respectively, and an outstanding balance of $13,300,000 and $2,000,000, respectively. The bank credit facility is secured by substantially all of the Company’s oil and gas properties where it has established production. The Company has outstanding letters of credit, with a separate lending institution, which totaled $100,000 at both December 31, 2015 and 2014.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.	BANK CREDIT FACILITY – CONTINUED

The Company may elect that borrowings be comprised of any combination of alternate base rate (ABR) loans or Eurodollar loans, although Eurodollar loans must be a minimum of $500,000. The Company pays interest on the unpaid principal amount of each loan until such principal amount is repaid in full. Interest on the loans is determined as follows:

•	with respect to ABR loans, the alternate base rate equals the highest of the prime rate, the Federal funds effective rate plus 0.50%, or the three-month London interbank rate (“LIBOR”) plus 1.00%, plus an applicable margin ranging from and including 0.75% and 1.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn, or

•	with respect to any Eurodollar loans, one-, three- or six-month LIBOR plus an applicable margin ranging from and including 1.75% and 2.75% per annum, determined by the percentage of the conforming borrowing base then in effect that is drawn.

In conjunction with a regularly scheduled redetermination of its borrowing base in April 2015, the Company and its lenders amended its credit agreement to include a non-conforming borrowing base in addition to its conforming borrowing base. The non-conforming borrowing base provides additional borrowing capacity of 15% to 20% above the conforming borrowing base. Of the $42 million borrowing base at December 31, 2015, $36 million was conforming and $6 million was non-conforming. If debt balances under the credit agreement are higher than the conforming borrowing base, the applicable margins for ABR and Eurodollar loans can increase to as much as 2.75% and 3.75%, respectively, determined by the percentage of the borrowing base that is drawn. Per the credit agreement, the non-conforming borrowing base expires on April 1, 2016.

In addition, the Company pays a commitment fee ranging from 0.375% to 0.50% per annum, determined by the percentage of the borrowing base then in effect that is drawn, on the average daily amount of the unused amount of the borrowing base. These commitment fees are also considered interest expense. The effective interest rate on the credit facility was 2.43% and 1.92% at December 31, 2015 and 2014, respectively. Interest expense, excluding amortization of deferred financing costs, for the years ended December 31, 2015 and 2014 was $274,067 and $6,639, respectively.

By April 30 (120 days after fiscal year end), the Company must present audited consolidated financial statements to the lender. Additionally, unaudited consolidated financial statements are due within 60 days of quarter end. Based on information provided in such statements, as well as information provided in the third party and/or internal reserve reports, the lender can make determinations as to changes in the borrowing base.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.	BANK CREDIT FACILITY – CONTINUED

All outstanding principal amounts are due at maturity. The credit facility matures on August 14, 2018. The Company is subject to certain non-financial and financial covenants under the bank credit facility, including a minimum current ratio of 1:1 and a maximum total debt to EBITDAX ratio of 4:1. As of December 31, 2015 and 2014, the Company was in compliance with its financial covenants.

NOTE 12.	MEMBERS’ EQUITY ACCOUNTS

Capital contributions are based on capital calls, to be determined by the Board of Managers. Contribution requests to the members will be based on their personal equity commitment as indicated by the member at the formation of the Management Group. Cash earnings on profits and any items in nature of income or gain will be applied to the members’ capital account in accordance with their earnings interest, as defined by the Agreement.

The Company has three classes of members’ equity, Classes A, B and C Units. Class A and B units have all the rights, privileges, preferences and obligations provided for in the Agreement, which are consistent with an ordinary equity ownership interest. Class A Units are a class of up to 2,166,500 membership units to be issued to EnCap. Class B Units are a class of up to 98,100 membership units to be issued to the Management Group. The purchase price per each Class A and Class B Unit is $100. At December 31, 2015 and 2014, EnCap had purchased 1,757,236.34 and 1,623,300.98 Class A Units for a total of $175,723,634 and $162,330,098, respectively, and the Management Group had purchased 89,295.13 and 77,165.83 Class B interests for a total of $8,929,513 and $7,716,583, respectively. Class C units do not have voting rights. Class C units will only be entitled to share in distributions and allocations if and to the extent applicable thresholds have been met. Class C Units are discussed further in Note 13 – Equity Based Compensation.

NOTE 13.	EQUITY BASED COMPENSATION

FASB ASC Topic 718, Compensation – Stock Compensation, addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	EQUITY BASED COMPENSATION – CONTINUED

The Company was required to implement the provisions of ASC Topic 718 when the Board of Managers issued to Management Group 100,000 Class C Incentive units (Class C Units), entitling holders to contractual distributions after certain targeted investment returns are achieved as detailed in the Company Agreement for Bold Energy III LLC. This agreement calls for the holders of Class C Units to receive an estimated 11.9% of additional distributions after an initial targeted investment return is achieved up to the achievement of a second, higher targeted investment return. After the second targeted investment return is achieved, the percentage of additional distributions allocated to Class C Units increases. This process continues until a fourth targeted investment return is achieved, after which the percentage allocation of additional distributions to Class C units remains constant at an estimated 34.2%. The Class C Units are accounted for consistent with the requirements of ASC Topic 718 due to the payouts being consistent with equity ownership of the Company based on the substantive terms of the instruments. A total of 100,000 Class C Units are authorized under the Agreement, do not have an exercise price and do not expire until the Company is dissolved.

The Class C Units represent non-voting equity interests and do not entitle the holders to voting rights. Members holding Class C Units shall be subject in all respects to the Agreement, including provisions relating to the distributions of such profits, information rights with respect to the Company, and competition and confidentiality. All authorized Class C Units are issued and outstanding at December 31, 2015 and 2014. The Class C Units vest over 25 months from the date of first issuance per the terms of the vesting schedule in the Company Agreement of Bold Energy Management III LLC, although all Class C Units will be deemed vested upon the sale of substantially all of the Company’s assets or other similar exit event. No distributions were made to Class C Unit holders for the years ended December 31, 2015 and 2014.

Based on the relevant terms that define the Class C Units, these instruments should be treated as an equity ownership interest of the Company, with no value attributed and no expense recognized. Similar instruments that qualify as equity-based compensation instruments (such as stock options and restricted stock) with similar performance metrics are considered performance vested instruments with no expense recognized until the Company’s achievement of such metrics are deemed “probable”, as defined by ASC Topic 718.

Given the aggressive metrics set forth by the Agreement and the history of the Company as well as the practical scenarios under which similar instruments are typically realized (units typically do not have value until a major asset liquidation occurs, which cannot be deemed “probable” under ASC Topic 718 until it has occurred), the realization of these units is not probable at the date of grant.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the consolidated balance sheet date, December 31, 2015 through April 21, 2016, the date the consolidated financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events, other than as noted herein:

•	On April 1, 2016, per the Company’s credit agreement, the Company’s $6 million non-conforming borrowing base expired, reducing its total borrowing base from $42 million to $36 million. The Company and its lenders also started its regularly scheduled redetermination process of its conforming borrowing base during March 2016. As of April 21, 2016, the outstanding balance under the Company’s credit agreement was $17.2 million.

•	On April 8, 2016, the Company signed a purchase and sale agreement to acquire approximately 2,935 net mineral acres primarily in Upton County, Texas for $33 million, and subsequently paid a 10% performance deposit of $3.3 million to the seller. This acquisition is expected to close on or about May 6, 2016.

•	In conjunction with this acquisition, on April 11, 2016, the Company made equity capital requests to members of the Investor Group for $33 million, with requests totaling $32,120,366 to EnCap and $879,634 to members of the Management Group. Funding for these requests is due on or before May 4, 2016.

•	On April 12, 2016, EnCap, Management Group and the Board of Managers executed an expansion of EnCap’s total equity commitment to the Company of $50 million. As such, the number of Class A Units that can be issued to EnCap expanded to 2,666,500 Units, with EnCap’s equity commitment now totaling $266.65 million and the Investor Group’s equity commitment now totaling $276.5 million.

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Company. Natural gas volumes include natural gas liquids.

Proved reserves as of December 31, 2015 and 2014 were estimated by qualified petroleum engineers of the Company using historical data. Numerous uncertainties are inherent in establishing quantities or proved reserves. The following reserve data represents estimates only, and should not be deemed exact. In addition, the standardized measure of discounted future net cash flows should not be construed as the current market value of the Company’s oil and natural gas properties or their cost that would be incurred to obtain equivalent reserves.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - CONTINUED

All information set forth herein relating to the proved reserves as of December 31, 2015 and 2014, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the Company. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines estimates of proved reserves, and the future net revenues from which present values are derived, are based on an un-weighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

The proved reserves, all held within the United States, as of December 31, 2015 and 2014 together with the changes therein are as follows:

	Crude Oil	Natural Gas	Total
	Bbl	Mcf	BOE
Quantities of proved reserves:
Balance December 31, 2013	—	—	—
Revisions	—	—	—
Extensions	1,102,118	2,152,702	1,460,902
Acquisition of reserves	—	—	—
Production	(118,375)	(212,938)	(153,865)

Balance December 31, 2014	983,743	1,939,764	1,307,037
Revisions	127,631	4,348,423	852,368
Extensions	3,342,461	8,779,907	4,805,779
Acquisition of reserves	45,934	187,840	77,241
Production	(377,124)	(1,167,443)	(571,698)

Balance December 31, 2015	4,122,645	14,088,491	6,470,727

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - CONTINUED

	Crude Oil	Natural Gas	Total
	Bbl	Mcf	BOE
Proved developed reserves
December 31, 2013	—	—	—
December 31, 2014	983,743	1,939,764	1,307,037
December 31, 2015	1,756,516	7,457,872	2,999,495

Proved undeveloped reserves
December 31, 2013	—	—	—
December 31, 2014	—	—	—
December 31, 2015	2,366,129	6,630,619	3,471,232

Standardized measures of discounted future net cash flows relating to proved reserves as December 31, 2015 and 2014 were as follows:

	2015	2014
Future cash inflows	$230,341,953	$98,518,672
Future production and development costs:
Production	80,649,578	39,214,317
Development	55,417,602	—
Future income tax expense	1,209,295	517,223

Future net cash flows	93,065,478	58,787,132

10% discount for estimated timing of cash flows.	(53,915,367)	(19,767,085)

Standardized measure of discounted future net cash flows	$39,150,111	$39,020,047

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. The standardized measure presented here does not include the effects of federal income taxes as the Company is treated as a flow-through entity for federal income tax purposes. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the properties. The discounted future cash flow estimates do not include the effects of derivative instruments.

BOLD ENERGY III LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) - CONTINUED

The standardized measure is based on the following oil and natural gas prices over the life of the properties prior to adjustments for differentials:

	2015	2014
Crude Oil per Bbl	$50.28	$94.99
Natural Gas per MMBTU	$2.58	$4.35

Oil and natural gas prices used consist of the unweighted arithmetic average first-day-of-the-month West Texas Intermediate crude oil price and the unweighted arithmetic average first-day-of-the-month Henry Hub natural gas price.

The principal changes in standardized measure of discounted future net cash flows were as follows for the years ended December 31, 2015 and 2014:

	2015	2014
Standardized measure of discounted future net cash flows - beginning of year	$39,020,047	$—
Changes from:
Production, net of production costs	(18,082,722)	(8,483,856)
Net change in prices and production costs	(21,707,158)	—
Net change in future development costs	—	—
Acquisition of reserves	606,290	—
Extensions and discoveries	28,729,502	47,791,686
Previously estimated development costs incurred	—	—
Revisions of previous quantity estimates	6,109,436	—
Accretion of discount	3,930,783	—
Net change in taxes	(359,444)	(287,789)
Change in timing and other	903,377	6

Standardized measure of discounted future net cash flows - end of year	$39,150,111	$39,020,047

Annex A

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

EARTHSTONE ENERGY, INC.,

EARTHSTONE ENERGY HOLDINGS, LLC,

LYNDEN USA INC.,

LYNDEN USA OPERATING, LLC,

BOLD ENERGY HOLDINGS, LLC

AND

BOLD ENERGY III LLC

EXECUTION DATE: NOVEMBER 7, 2016

A-i

A-ii

APPENDIX:

Appendix A	-	Definitions

A-iii

EXHIBITS:

Exhibit A	-	Form of Second Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc.

Exhibit B	-	Form of First Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC

Exhibit C	-	Form of Registration Rights Agreement

Exhibit D	-	Form of Voting Agreement

Exhibit E	-	Voting and Support Agreement

A-iv

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is dated as of November 7, 2016 (the “Execution Date”), by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold”), and Bold Energy III LLC, a Texas limited liability company (“Bold Sub”). Each of Earthstone, EEH, Lynden, Lynden Sub, Bold and Bold Sub is sometimes referred to herein individually as a “Party” and, collectively, they are referred to herein as the “Parties.”

RECITALS:

WHEREAS, Earthstone owns 100% of the limited liability company interests of EEH;

WHEREAS, at the Closing (as defined below), Earthstone intends to contribute to EEH, or to cause the transfer to EEH of, all of the Earthstone Assets (as defined below), and EEH intends to accept all of the Earthstone Assets as further described herein, in each case in accordance with this Agreement in consideration of the EEH-Earthstone Contribution Units (as defined below);

WHEREAS, at the Closing, Lynden intends to contribute to EEH, or to cause the transfer to EEH of, all of the Lynden Assets (as defined below), and EEH intends to accept all of the Lynden Assets as further described herein, in each case in accordance with this Agreement in consideration of the EEH-Lynden Contribution Units (as defined below);

WHEREAS, following the date hereof and prior to the Closing, the members of Bold Sub intend to collectively contribute all of the Bold Assets to Bold in exchange for all of the issued and outstanding membership interests of Bold;

WHEREAS, at the Closing, Bold intends to (i) contribute to EEH, or to cause the transfer to EEH of, all of the Bold Assets (as defined below), and EEH intends to accept all of the Bold Assets as further described herein, in each case in accordance with this Agreement in consideration of the EEH-Bold Contribution Units (as defined below) and (ii) purchase the Earthstone Shares (as defined below) directly from Earthstone for cash;

WHEREAS, each of the Earthstone Board (as defined below) and the Earthstone Special Committee (as defined below) has unanimously (a) determined that it is in the best interests of Earthstone and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Earthstone Contribution (as defined below) and (c) resolved to recommend adoption of this Agreement and the transactions contemplated herein by the stockholders of Earthstone;

WHEREAS, as a condition and inducement to Bold’s willingness to enter into this Agreement, Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), in its capacity as a stockholder of Earthstone, has simultaneously herewith entered into a Voting and Support Agreement substantially in the form attached hereto as Exhibit E (the “Voting and Support Agreement”) in connection with the transactions contemplated hereby; and

WHEREAS, (i) the Board of Managers of Bold Sub has approved the Bold Contribution (as defined below) and this Agreement, and declared the Bold Contribution and this Agreement to be in the best interests of Bold Sub and (ii) EnCap Energy Capital Fund IX, L.P., a Texas limited partnership and the sole member of Bold (“EnCap Fund IX”), has approved the Bold Contribution and this Agreement, and declared the Bold Contribution and this Agreement to be in the best interests of Bold.

NOW, THEREFORE, in consideration of the premises and mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1 Defined Terms. In addition to the terms defined in the introductory paragraph of this Agreement, for purposes hereof, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A.

Section 1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, clause or other subdivision unless expressly so limited. The words “this Article,” “this Section,” “this subsection,” “this clause” and words of similar import refer only to the Article, Section, subsection and clause hereof in which such words occur. The words “including” and “includes” (in their various forms) means “including without limitation” and corresponding derivative expressions. The words “shall” and “will” are used interchangeably and have the same meaning. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Appendices, Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and reference herein to any agreement, instrument or Law means such agreement, instrument or Law as from time to time amended, modified or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws. References to a Person are also to its permitted successors and permitted assigns.

ARTICLE 2

THE CONTRIBUTIONS

Section 2.1 The Earthstone Contribution. At the Closing, upon the terms and subject to the conditions of this Agreement, Earthstone shall contribute, convey, assign, transfer and deliver the Earthstone Assets to EEH, and EEH shall acquire and accept the Earthstone Assets and be admitted as a member of any limited liability company whose interests constitute part of the Earthstone Assets, in consideration for EEH’s issuance of the EEH-Earthstone Contribution Units to Earthstone and admission of Earthstone as a member of EEH in respect of such EEH-Earthstone Contribution Units (the “Earthstone Contribution”).

Section 2.2 The Lynden Contribution. At the Closing, upon the terms and subject to the conditions of this Agreement, Lynden shall contribute, convey, assign, transfer and deliver the Lynden Assets to EEH, and EEH shall acquire and accept the Lynden Assets in consideration for EEH’s issuance of the EEH-Lynden Contribution Units to Lynden and admission of Lynden as a member of EEH in respect of such EEH-Lynden Contribution Units (the “Lynden Contribution”).

Section 2.3 The Bold Contribution. At the Closing, upon the terms and subject to the conditions of this Agreement, Bold shall contribute, convey, assign, transfer and deliver the Bold Assets to EEH, and EEH shall acquire and accept the Bold Assets and be admitted as a member of Bold Sub in consideration for EEH’s issuance of the EEH-Bold Contribution Units to Bold and admission of Bold as a member of EEH in respect of such EEH-Bold Contribution Units (the “Bold Contribution”). Immediately following the contribution of the Bold Assets to EEH in exchange for the Bold Contribution, Earthstone shall issue to Bold the Earthstone Shares in exchange for the payment by Bold to Earthstone of cash in an amount equal to $36,071 (the “Bold Cash Payment”).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF EARTHSTONE AND ITS SUBSIDIARIES

Except as disclosed in the disclosure schedule delivered by Earthstone to Bold (the “Earthstone Disclosure Schedule”) prior to the execution of this Agreement (provided that (i) disclosure in any section of the Earthstone Disclosure Schedule shall be deemed to be disclosure with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Earthstone Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Material Adverse Effect), Earthstone represents and warrants to Bold that:

Section 3.1 Organization.

(a) Earthstone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Earthstone has full power and authority to own, lease or otherwise hold and operate the Earthstone Properties and to carry on its business as presently conducted. Earthstone is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

(b) Each Earthstone Subsidiary is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the state or country of its formation. Each Earthstone Subsidiary has full power and authority to own, lease or otherwise hold and operate the Earthstone Properties and to carry on its business as presently conducted. Each Earthstone Subsidiary is duly qualified and in good standing to do business as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

Section 3.2 Capitalization of Earthstone and Subsidiaries.

(a) The authorized capital stock of Earthstone consists of 100,000,000 shares of Earthstone Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Earthstone Preferred Stock”). All of the outstanding shares of Earthstone Common Stock have been duly authorized and validly issued in accordance with the Certificate of Incorporation, are fully paid and nonassessable, and, as of the respective dates of the SEC Filings and Earthstone Financial Statements, were issued and held as described therein. On the date hereof, there are 22,289,177 issued and outstanding shares of Earthstone Common Stock. On the date hereof, except as set forth on Section 3.2(a) of the Earthstone Disclosure Schedule, Earthstone has no Earthstone Preferred Stock or other equity securities issued or outstanding.

(b) Subject to the receipt of the Earthstone Stockholder Approval and the filing of the A&R Certificate of Incorporation with the Secretary of State, the shares of Class B Common Stock to be issued pursuant to this Agreement will be duly authorized in accordance with the A&R Certificate of Incorporation, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien, claim or Encumbrance.

(c) Except for the Earthstone Shares and outstanding options, warrants, restricted stock units or other rights to purchase Earthstone Common Stock set forth in the SEC Filings or as set forth on Section 3.2(c) of the Earthstone Disclosure Schedule, there are no preemptive rights or other rights to subscribe for or to purchase any shares of Earthstone Common Stock. Except for the Earthstone Shares to be issued pursuant to this Agreement or as set forth on Section 3.2(c) of the Earthstone Disclosure Schedule, as of the date hereof, there are no shares of Class B Common Stock, shares of Earthstone Preferred Stock or other equity securities of Earthstone held in the treasury of Earthstone, and there are no outstanding options, restricted stock units, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Earthstone Common Stock or other securities of Earthstone.

(d) Subject to the receipt of the Earthstone Stockholder Approval and filing of the A&R Certificate of Incorporation with the Secretary of State, Earthstone has all requisite power and authority to issue, exchange and deliver the Earthstone Shares in accordance with and upon the terms and conditions set forth in this Agreement. As of the Closing Date, all corporate action for the authorization, issuance, exchange and delivery of the Earthstone Shares shall have been validly taken, and no other authorization by any Person is required therefor.

(e) All of the issued and outstanding equity interests and limited liability company interests of each Earthstone Subsidiary are held beneficially and directly or indirectly of record by Earthstone. All outstanding equity and limited liability company interests of each Earthstone Subsidiary are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. Except as set forth in Section 3.2(e) of the Earthstone Disclosure Schedule, there are outstanding: (i) no limited liability company interests, voting debt or other voting Securities of any Earthstone Subsidiary; (ii) no Securities of any Earthstone Subsidiary convertible into or exchangeable for limited liability company interests, or other voting Securities of any Earthstone Subsidiary; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which any Earthstone Subsidiary is a party or by which it is bound, in any case obligating any Earthstone Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional limited liability company interests or any other Securities of any Subsidiary or any other Person or obligating any Earthstone Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Closing Date any member agreements, voting trusts or other agreements or understandings to which any Earthstone Subsidiary is a party or by which it is bound relating to the voting of any limited liability company interests or voting securities of any Earthstone Subsidiary from, or the casting of votes by, the member of any Earthstone Subsidiary with respect to the Earthstone Contribution. The limited liability company agreements of each applicable Earthstone Subsidiary have been duly authorized, executed and delivered by Earthstone and are, and will be at the Closing, valid and legally binding agreements, enforceable against each Earthstone Subsidiary and its member in accordance with its terms.

Section 3.3 Authority Relative to This Agreement. Subject to the receipt of the Earthstone Stockholder Approval: (a) Earthstone has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance by Earthstone of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized, and no other corporate proceedings on the part of Earthstone is necessary to authorize the execution, delivery and performance by Earthstone of this Agreement and the consummation of the transactions contemplated hereby; and (c) this Agreement has been duly executed and delivered by Earthstone and constitutes, and each other agreement, instrument or document executed or to be executed by Earthstone in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Earthstone and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Earthstone enforceable against Earthstone in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 3.4 Noncontravention. Except for the receipt of the Earthstone Stockholder Approval, the required approval of NYSE MKT, the filing of the A&R Certificate of Incorporation with the Secretary of State, and as otherwise indicated on Section 3.4 of the Earthstone Disclosure Schedule, the execution, delivery and performance by Earthstone of this Agreement and the consummation by Earthstone of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Certificate of Incorporation, bylaws or any other governing instruments of Earthstone or any Earthstone Subsidiary, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Earthstone or any Earthstone Subsidiary is a party or by which Earthstone, any Earthstone Subsidiary or any Earthstone Property may be bound, (c) result in the creation or imposition of any Encumbrance upon the Earthstone Properties or (d) assuming compliance with the matters referred to in Section 3.5, violate any applicable Law binding upon Earthstone or any Earthstone Subsidiary, except, in the case of clauses (b), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Earthstone.

Section 3.5 Governmental Approvals. To the Knowledge of Earthstone, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by Earthstone in connection with the execution, delivery or performance by Earthstone of this Agreement or the consummation by it of the transactions contemplated hereby, other than (a) compliance with any applicable federal or state securities or takeover laws, including the filing of a proxy statement with the SEC in connection with the Contribution (the “Proxy Statement”), as well as the filing of such other forms, notices and other documents as required under federal securities and state blue sky laws, and (b) filings with Governmental Body to occur in the ordinary course following the consummation of the transactions contemplated hereby.

Section 3.6 Financial Statements. Each of the financial statements (including any related notes thereto) contained in the SEC Filings (the “Earthstone Financial Statements”) (a) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (b) was prepared from the books and records of Earthstone and in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (c) fairly presented in all material respects the financial position of Earthstone at the dates thereof and the results of Earthstone’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

Section 3.7 Absence of Undisclosed Liabilities. To the Knowledge of Earthstone, Earthstone does not have any material liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), including any liability or obligation with respect to the Earthstone Properties (whether accrued, absolute, contingent, unliquidated or otherwise) except (a) liabilities reflected in the latest unaudited interim financial statements filed with the SEC on Form 10-Q for the quarter ended June 30, 2016 (the “Earthstone Interim Financial Statements”) or described in the notes accompanying the Earthstone Interim Financial Statements, (b) liabilities which have arisen since the date of the Earthstone Interim Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (d) liabilities disclosed on Section 3.7 of the Earthstone Disclosure Schedule.

Section 3.8 Absence of Certain Changes. Except as disclosed on Section 3.8 of the Earthstone Disclosure Schedule, since the date of the Earthstone Interim Financial Statements, (a) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on the assets or financial condition of Earthstone, any Earthstone Subsidiary or any of the Earthstone Properties, (b) the business of Earthstone and the Earthstone Subsidiaries has been conducted only in the ordinary course consistent with past practice, (c) none of Earthstone or any Earthstone Subsidiary has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, including the Earthstone Properties, and (d) none of Earthstone or any Earthstone Subsidiary has suffered any loss, damage, destruction or other casualty to any of its assets, including the Earthstone Properties (whether or not covered by insurance) that would result in a Material Adverse Effect on Earthstone.

Section 3.9 Title to Properties.

(a) To the Knowledge of Earthstone, except for property sold or otherwise disposed of, impaired or abandoned in the ordinary course of business since the dates of the Earthstone Reserve Report and the Lynden Reserve Report, as applicable, Earthstone has good and defensible title to all oil and gas properties forming the basis for the reserves reflected in the Earthstone Reserve Report and the Lynden Reserve Report as attributable to interests owned or held by Earthstone free and clear of all Encumbrances, except for Encumbrances set forth in Section 3.9(a) of the Earthstone Disclosure Schedule and any other liens, charges, encumbrances, defects or irregularities that do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of such oil and gas properties. The oil and gas leases and other agreements that provide Earthstone with operating rights in the oil and gas properties reflected in the Earthstone Reserve Report are in full force and effect as to the oil and gas properties reflected in the Earthstone Reserve Report and the Lynden Reserve Report, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Earthstone. For purposes of this Section 3.9, “good and defensible title” means title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

(b) To the Knowledge of Earthstone, all producing oil and gas wells included in the Earthstone Properties operated by Earthstone have been drilled, operated and produced in accordance in all material respects with reasonable, prudent oil and gas field practice and in compliance in all material respects with applicable oil and gas leases and applicable Law. All producing oil and gas wells and related material equipment are in an operable state of repair, adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.

(c) To the Knowledge of Earthstone, except as set forth on Section 3.9(c) of the Earthstone Disclosure Schedule, all proceeds from the sale of Hydrocarbons produced from the Earthstone Properties are being received by Earthstone in a timely manner and are not being held in suspense for any reason by any Person by whom proceeds are being paid except for immaterial amounts.

(d) To the Knowledge of Earthstone, except as would not, individually or in the aggregate, have a Material Adverse Effect on Earthstone, neither Earthstone (as to wells operated by Earthstone) nor an applicable operator (as to wells not operated by Earthstone), is in material breach of, or default under, any oil and gas lease, oil, gas, and mineral lease and sublease, royalty, overriding royalty, net profits interest, mineral fee interest, carried interest, interests under a concession, production sharing, risk service, technical service, service, or similar agreement that is, or constitutes an interest in, the Earthstone Properties.

Section 3.10 Compliance With Laws. Except as disclosed on Section 3.10 of the Earthstone Disclosure Schedule, to the Knowledge of Earthstone, Earthstone has complied in all material respects with all applicable Laws (including Environmental Laws). Except as disclosed on Section 3.10 of the Earthstone Disclosure Schedule, Earthstone has not received any written notice from any Governmental Body, which has not been dismissed or otherwise disposed of, that Earthstone has not so complied. Earthstone has not been charged or, to the Knowledge of Earthstone, threatened with, or under investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of Earthstone.

Section 3.11 Tax Matters.

(a) Earthstone and each of the Earthstone Subsidiaries have filed all Tax Returns required to be filed by such entities, including those relating to real and personal property taxes, ad valorem taxes, severance taxes and any other Taxes imposed on or with respect to assets owned by such entities, including the Earthstone Properties and any production therefrom. All such Tax Returns have been timely filed with the applicable taxing authority, except as set forth on Section 3.11(a) of the Earthstone Disclosure Schedule, and all Taxes owed by Earthstone and each of the Earthstone Subsidiaries (or for which EEH and any of its Subsidiaries may be liable) that are or have become due have been timely paid in full (regardless of whether shown on any Tax Return).

(b) There are no liens for Taxes (other than for Taxes not yet due and payable) upon Earthstone, the Earthstone Subsidiaries or any of their assets, including the Earthstone Properties.

(c) There has been no issue raised or adjustment proposed (and to the Knowledge of Earthstone and the Earthstone Subsidiaries, none is pending) by the IRS or any other taxing authority in connection with any Tax Return of Earthstone or any of the Earthstone Subsidiaries, nor has Earthstone or any of the Earthstone Subsidiaries received any written notice from the IRS or any such other taxing authority that any Tax Return of Earthstone or any of its Subsidiaries is being audited or may be audited or examined.

(d) Neither Earthstone nor any of the Earthstone Subsidiaries has received a written notice of a claim made by any taxing authority in a jurisdiction where Earthstone or any of the Earthstone Subsidiaries does not file Tax Returns that it is or may be subject to Tax in such jurisdiction.

(e) Neither Earthstone nor any of the Earthstone Subsidiaries has agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return of Earthstone or the Earthstone Subsidiaries.

(f) There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Earthstone or any of the Earthstone Subsidiaries.

(g) Neither Earthstone nor any of the Earthstone Subsidiaries (i) has any current or potential contractual obligation, through Tax sharing agreements or otherwise, to indemnify any other Person with respect to Taxes or to make any distribution with respect to any current or future tax liability or (ii) has been a member of an affiliated group filing a consolidated income Tax Return (other than of a group the common parent of which is Earthstone) or has any liability for the Taxes of any Person (other than Earthstone or any of the Earthstone Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), as a transferee or successor, by contract or otherwise.

(h) Neither Earthstone nor any of the Earthstone Subsidiaries has (i) participated, or is currently participating, in any listed transactions or any other reportable transactions within the meaning of Treas. Reg. § 1.6011-4(b), or (ii) engaged or is currently engaging in any transaction that gives rise to a registration obligation under Section 6111 of the Code or a list maintenance obligation under Section 6112 of the Code.

(i) Neither Earthstone nor any of the Earthstone Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code that is reasonably likely to result in the imposition of Tax on Earthstone or any of the Earthstone Subsidiaries under Section 355(e) of the Code as a result of the transactions contemplated by this Agreement.

(j) EEH is treated as an entity disregarded as separate from Earthstone for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3. Except for Lynden Energy Corp., Lynden and Basic Petroleum Services, Inc., each Earthstone Subsidiary is treated as an entity disregarded as separate from Earthstone for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3.

Section 3.12 Legal Proceedings. Except as set forth on Section 3.12 of the Earthstone Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of Earthstone, threatened against or involving Earthstone or rights of Earthstone with respect to any of its assets, including the Earthstone Properties (including those Proceedings arising under or pursuant to Environmental Law). Earthstone is not subject to any material judgment, order, writ, injunction, or decree of any Governmental Body (including those judgments, orders, writs, injunctions, or decrees issued pursuant to Environmental Laws). There are no Proceedings pending or, to the Knowledge of Earthstone, threatened against Earthstone or its assets, including the Earthstone Properties, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect Earthstone’s ability to consummate the transactions contemplated hereby.

Section 3.13 Brokerage Fees. Except for Stephens Inc. (“Stephens”), the fees and expenses of which will be $750,000 and paid solely by Earthstone, neither Earthstone nor any Affiliate has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any other transaction.

Section 3.14 Permits. Earthstone holds all material Permits (including those issued pursuant to Environmental Laws) necessary or required for the conduct of its business as currently conducted. Each of such Permits is in full force and effect and Earthstone is in material compliance with each such Permit. Except as disclosed on Section 3.14 of the Earthstone Disclosure Schedule, Earthstone has not received any written notice from any Governmental Body and no Proceeding is pending or, to the Knowledge of Earthstone, threatened with respect to any alleged failure by Earthstone to have any Permit.

Section 3.15 Environmental Matters. Except as disclosed on Section 3.15 of the Earthstone Disclosure Schedule, and except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) Earthstone has not received any written notice of any investigation or inquiry regarding the Earthstone Properties from any Governmental Body under any Environmental Laws; (b) to the Knowledge of Earthstone, the Earthstone Properties have not been used for disposal of any Hazardous Substance; (c) to the Knowledge of Earthstone, there are no facts or circumstances that exist that could result in any obligations or liabilities under any Environmental Laws; and (d) there has been no Release, or threatened Release, of Hazardous Substances that would result in any liabilities or other obligations under any Environmental Laws.

Section 3.16 Revenue and Expense Information; Records. The property list, cash receipts, disbursements and production volumes with respect to the Earthstone Properties are true and correct in all material respects. Earthstone has not received any written notice of and does not have Knowledge of any material adverse claim against Earthstone’s title to the Earthstone Properties. The Earthstone Records are true and correct in all material respects and accurately reflect the ownership and, to the extent the Earthstone Properties are operated by Earthstone, operation of the Earthstone Properties by Earthstone.

Section 3.17 Commitments. Except as set forth on Section 3.17 of the Earthstone Disclosure Schedule, to Earthstone’s Knowledge, Earthstone has incurred no material expenses, and has made no commitments to make material expenditures (and Earthstone has not entered into any agreements that would obligate Earthstone to make material expenditures), in connection with (and no other material obligations or liabilities have been incurred, outside the ordinary course of business consistent with past practices in connection with) the ownership or operation of the Earthstone Properties after the Closing Date.

Section 3.18 No Alienation. Except as set forth on Section 3.18 of the Earthstone Disclosure Schedule, since June 30, 2016, Earthstone has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Earthstone Properties, other than in the ordinary course of business (including the replacement of equipment for equipment of reasonably equivalent or greater value or the sale of Hydrocarbons produced from the Earthstone Properties in the regular course of business).

Section 3.19 Make-Up Rights. To Earthstone’s Knowledge, Earthstone has not, nor has any other Person, received prepayments (including but not limited to, payments for gas not taken pursuant to “take-or-pay” or similar arrangements) for any Hydrocarbons produced from the Earthstone Properties as a result of which the obligation does or may exist to deliver Hydrocarbons produced from the Earthstone Properties after the Closing Date without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash, and the working interest owners have not so delivered any Hydrocarbons from the Earthstone Properties or so made any such repayment in cash.

Section 3.20 Imbalance. Any Imbalance among the owners of the interests in the wells and units included in the Earthstone Properties are consistent with those that are normal and customary in the oil and gas industry, and Section 3.20 of the Earthstone Disclosure Schedule sets forth all material gas imbalances affecting the Earthstone Properties as of the date hereof. To Earthstone’s Knowledge, no condition exists affecting the operation of the Earthstone Properties which has materially impaired, or could reasonably be expected to materially impair, production from or the operations of the Earthstone Properties.

Section 3.21 Preferential Rights and Consents to Assign. There are no consents to assignment or waivers of preferential rights to purchase affecting the Earthstone Properties that must be obtained from third parties in order for Earthstone to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Earthstone.

Section 3.22 No Participating Hydrocarbons. Except as set forth on Section 3.22 of the Earthstone Disclosure Schedule, the Earthstone Properties do not include any unleased Hydrocarbons where Earthstone has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.

Section 3.23 Insurance. Section 3.23 of the Earthstone Disclosure Schedule contains a complete and correct list of material insurance policies maintained by or on behalf of Earthstone as of the date of this Agreement.

Section 3.24 Employees. There are no collective bargaining agreements or other labor union contracts applicable to any employees of Earthstone, and no such agreement or contract has been requested by an employee or group of employees of Earthstone. Earthstone is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of its employees, and has no material accrued liability for any arrears of past-due wages or any material Taxes or penalties for failure to comply with any thereof. There is no pending or, to the Knowledge of Earthstone, threatened material Proceeding against or involving Earthstone by or before, and Earthstone is not subject to any judgment, order, writ, injunction, or decree of or material inquiry from, any Governmental Body in connection with any current, former or prospective employee of Earthstone. All employees currently providing services to Earthstone are employed by Earthstone.

Section 3.25 Agreements, Contracts and Commitments.

(a) Section 3.25(a) of the Earthstone Disclosure Schedule lists all leases, contracts, agreements and instruments to which Earthstone is a party as of the date hereof and which are in any single case of material importance to the conduct of the business of Earthstone (true and correct copies of each such document requested by Bold have been previously delivered to them and a written description of each oral arrangement so listed) (“Earthstone Material Contracts”).

(b) Except as set forth on Section 3.25(b) of the Earthstone Disclosure Schedule and as contemplated hereby, Earthstone does not have as of the date hereof (i) any collective bargaining agreements or any agreements with executive officers that contain any change in control related payments or severance, notice or termination pay or benefit liabilities or obligations, (ii) any agreement of guarantee or indemnification running from Earthstone to any Person except as provided in Earthstone’s Certificate of Incorporation and bylaws, (iii) any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of the Earthstone Common Stock or any other outstanding securities, (iv) any agreement, contract or commitment containing any covenant limiting the freedom of Earthstone to engage in any line of business or compete with any Person, (v) any agreement, contract or commitment relating to capital expenditures required to be disclosed on Section 3.17 of the Earthstone Disclosure Schedule, (vi) any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, or (vii) any agreement, contract or commitment not made in the ordinary course of business.

(c) Except as set forth on Section 3.25(c) of the Earthstone Disclosure Schedule, Earthstone has not materially breached, nor to Earthstone’s Knowledge is there any claim or any legal basis for a claim that Earthstone has materially breached, any of the terms or conditions of any material agreement, contract or commitment set forth in the Earthstone Disclosure Schedule.

Section 3.26 Hedging. Except as set forth on Section 3.26 of the Earthstone Disclosure Schedule, Earthstone is not engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar instruments. Section 3.26 of the Earthstone Disclosure Schedule sets forth obligations of Earthstone for the delivery of Hydrocarbons attributable to any of the Earthstone Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Except as set forth on Section 3.26 of the Earthstone Disclosure Schedule, as of the date hereof, Earthstone is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

Section 3.27 Regulatory Agencies. Except as set forth on Section 3.27 of the Earthstone Disclosure Schedule, all currently effective filings heretofore made by Earthstone with the Federal Energy Regulatory Commission (“FERC”), and all other federal, state and local agencies or commissions (collectively, the “Regulatory Agencies”) were made in compliance with applicable Laws and the factual information contained therein was true and correct in all material respects as of the respective dates of such filings. The right of Earthstone to receive payment pursuant to any tariff, rate schedule or similar instrument filed with or subject to the jurisdiction of any Governmental Body has not been suspended, and Earthstone has not received written notification questioning the validity of any such tariff, rate schedule or similar instrument which is material to the operations of the Earthstone Properties, taken as a whole, from any Governmental Body or customer. Neither Earthstone nor any portion of the Earthstone Properties is subject to the jurisdiction of FERC under the Natural Gas Act of 1938 (“NGA”).

Section 3.28 Non-Consent. Except as set forth on Section 3.28 of the Earthstone Disclosure Schedule, to Earthstone’s Knowledge, there are no material operations involving any of the Earthstone Properties to which Earthstone has become a non-consenting party.

Section 3.29 Property Boundaries. To Earthstone’s Knowledge, all of the Earthstone Properties have been drilled and completed, as applicable, within the boundaries of the Earthstone Properties or within the limits otherwise permitted by contract, pooling or unit agreements, and by applicable Law; and all drilling and completion of the Earthstone Properties and all development and operations on the Earthstone Properties have been conducted in all material respects in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency.

Section 3.30 No Other Royalties. Except as expressly set forth in the Earthstone Reserve Report and the Lynden Reserve Report, to Earthstone’s Knowledge, the Earthstone Properties are not burdened by any material royalty, overriding royalty interests, production payments or other material burdens on production.

Section 3.31 [Reserved.]

Section 3.32 Reserve Reports. All information (excluding assumptions and estimates, but including the statement of the percentage of Hydrocarbons reserves from the wells and other interests evaluated therein to which Earthstone is entitled and the percentage of the costs and expenses related to such wells or interests to be borne by Earthstone) supplied to Cawley, Gillespie & Associates, Inc. by or on behalf of Earthstone that was material to such firms’ estimates of proved Hydrocarbons reserves attributable to the Earthstone Properties in connection with the preparation of the proved Hydrocarbons reserve reports concerning the Hydrocarbons of Earthstone as of December 31, 2015 (the “Earthstone Reserve Report”) and the Hydrocarbons of Lynden as of June 30, 2015 (the “Lynden Reserve Report”) was (at the time supplied or as modified or amended prior to the date hereof) to Earthstone’s Knowledge accurate in all material respects and Earthstone has no Knowledge of any material errors in such information that existed as of the date hereof. Set forth on Section 3.32 of the Earthstone Disclosure Schedule is a list of all material Hydrocarbons, properties, interests and assets that were included in the Earthstone Reserve Report and the Lynden Reserve Report that have been disposed of, impaired or abandoned prior to the date hereof. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Earthstone Reserve Report and the Lynden Reserve Report that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Earthstone.

Section 3.33 NYSE MKT. The issued and outstanding shares of Earthstone Common Stock are listed for trading on the NYSE MKT. Earthstone is in compliance in all material respects with all applicable rules and policies set forth in the NYSE MKT Company Guide. There is no suit, action or proceeding pending or, to the Knowledge of Earthstone, threatened against Earthstone by the NYSE MKT or the SEC with respect to any intention by such entity to deregister the Earthstone Common Stock or prohibit or terminate the listing of the Earthstone Common Stock on the NYSE MKT. Earthstone has taken no action that is designed to terminate the registration of the Earthstone Common Stock under the Exchange Act.

Section 3.34 SEC Filings. Earthstone has timely filed and furnished with the SEC all forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents required to be filed by it since January 1, 2015 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed or furnished on a voluntary basis on Form 8-K by Earthstone with the SEC since such date are herein collectively referred to as the “SEC Filings.” The SEC Filings, at the time filed, complied as to form in all material respects with applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All Earthstone Material Contracts have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings. Earthstone has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation.

Section 3.35 Securities Laws. Assuming Bold’s representations contained in this Agreement are true and correct, the offer and sale of the shares comprising the Earthstone Shares (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities laws.

Section 3.36 Sarbanes-Oxley Compliance. Except as set forth on Section 3.36 of the Earthstone Disclosure Schedule, Earthstone is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the SEC thereunder, that are effective as of the date of this Agreement.

Section 3.37 Earthstone Fairness Opinion. The Earthstone Special Committee has received the Earthstone Fairness Opinion as of or prior to the date hereof.

Section 3.38 Benefit Plans.

(a) Section 3.38(a) of the Earthstone Disclosure Schedule sets forth an accurate and complete list of each material Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to by Earthstone or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of Earthstone or any of its Subsidiaries or with respect to which Earthstone or any of its Subsidiaries has any current or contingent liability (each, an “Earthstone Benefit Plan”).

(b) With respect to each material Earthstone Benefit Plan, Earthstone has delivered or made available to Bold true and complete copies of each such plan, including without limitation all plan documents, trust agreements, insurance contracts or other funding vehicles, all amendments thereto, all summaries and summary plan descriptions (including any summary of material modifications) and the most recent determination letter (or opinion letter) received from the IRS.

(c) No Earthstone Benefit Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or 412 of the Code, and no condition exists that could reasonably be expected to result in Earthstone or its Subsidiaries incurring any liability under Title IV of ERISA as a result of their relationship with any ERISA Affiliate.

(d) There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any law applicable to any of the Earthstone Benefit Plans, in any such case that would subject Earthstone to any material Taxes, penalties or other liabilities.

(e) There are no investigations or audits of any Earthstone Benefit Plan by any Governmental Body currently pending or, to the Knowledge of Earthstone, threatened, and there have been no such investigations or audits that have been concluded that resulted in any liability to Earthstone or the Earthstone Subsidiaries that has not been fully discharged.

(f) Each Earthstone Benefit Plan has been operated in all material respects in compliance with applicable law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any Governmental Body with respect to each Earthstone Benefit Plan have, in all material respects, been timely and completely filed or distributed.

(g) Each Earthstone Benefit Plan that is intended to be qualified under Section 401(a) of the Code has a current favorable determination letter or is based on a prototype document that has received a favorable opinion letter, and no such Earthstone Benefit Plan has been amended or operated in a way which could reasonably be expected to adversely affect its qualified status or the qualified status of its related trust.

(h) There are no material pending claims, lawsuits or actions relating to any Earthstone Benefit Plan (other than routine claims for benefits) and, to the Knowledge of Earthstone, none are threatened.

(i) No Earthstone Benefit Plan provides retiree medical or retiree life or other welfare insurance benefits, except as required under Section 4980B of the Code and subsequent guidance or other applicable law.

(j) Neither Earthstone nor any of the Earthstone Subsidiaries has established or maintained, nor has any liability with respect to, any deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is subject to Section 409A of the Code which is not in compliance with Section 409A of the Code.

(k) No Earthstone Benefit Plan provides compensation or benefits to any employee or other service provider who resides or performs services primarily outside of the United States.

Section 3.39 No Excess Parachute or Change in Control Payments; Section 162(m).

(a) No amount that could be, has been or will be received (whether in cash or property or vesting of property) by, or any benefit that will be provided to, any current or former officer, director or employee of Earthstone or any of the Earthstone Subsidiaries who is a “disqualified individual” (as defined in final Treasury Regulation 1.280G-1) could be an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) as a result of the transactions contemplated by the Contribution; and no such person is entitled to receive any additional payment from Earthstone in the event that the excise tax of Section 4999(a) of the Code is imposed on such person.

(b) Except as set forth on Section 3.39 of the Earthstone Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with a subsequent event) will result in the acceleration or creation of any rights of any person to payments or benefits or increases in or funding of any payments or benefits or any loan forgiveness.

(c) Earthstone has not paid and is not obligated to pay compensation to any employee that would be limited as a deduction pursuant to Section 162(m) of the Code.

Section 3.40 USA Patriot Act, OFAC and FCPA.

(a) To the extent applicable, Earthstone is in compliance with (i) the USA PATRIOT Act and (ii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto. To the Knowledge of Earthstone, none of its directors, officers or employees, is a Person on the OFAC list of “Specially Designated Nationals and Blocked Persons,” and no such Person is prohibited from receiving or owning the EEH-Earthstone Contribution Units, or entering into or performing its obligations hereunder, under sanctions rules administered by OFAC or other applicable Law. OFAC does not prohibit Earthstone from entering into this Agreement or issuing the Earthstone Shares to Bold hereunder. None of the consideration to be distributed on or after the Closing under this Agreement, including the EEH-Earthstone Contribution Units, will, to Earthstone’s Knowledge, be made available to any Person for the purpose of financing the activities of any Person that are prohibited by any U.S. sanctions administered by OFAC.

(b) Neither Earthstone, its Affiliates, nor, to such Person’s knowledge, its or their respective Representatives has given, loaned, paid, promised, offered or authorized the payments, directly or indirectly through a third Person, of anything of value to any “foreign official,” as defined in the FCPA, to persuade that official to help Earthstone, or any other Person, obtain or keep business or to secure some other improper advantage, in each case, on behalf or with respect to (i) any of the operations conducted with respect to the Properties, or (ii) the transactions contemplated by this Agreement.

(c) The representations in this Section 3.40 are the sole representations and warranties made by Earthstone with respect to the USA PATRIOT Act, OFAC and FCPA matters.

Section 3.41 Intellectual Property. Earthstone and its Subsidiaries own free and clear of any lien, or possess licenses or other valid rights to use, all Intellectual Property necessary in connection with the business of Earthstone and its Subsidiaries as currently conducted, except where the failure to possess such rights or licenses would not have a Material Adverse Effect on Earthstone. To the Knowledge of Earthstone, the conduct, products or services of the business of Earthstone and its Subsidiaries as currently conducted do not infringe in any material respect upon any Intellectual Property of any third party except where such infringement would not have a Material Adverse Effect on Earthstone. There are no claims or suits pending or, to the Knowledge of Earthstone, threatened (a) alleging that any of Earthstone’s or its Subsidiaries’ conduct, products or services infringe in any material respect upon any Intellectual Property of any third party, or (b) challenging any of Earthstone’s or its Subsidiaries’ ownership of, right to use, or the validity or enforcement of any material license or other material agreement relating to Earthstone’s Intellectual Property. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of any of Earthstone or its Subsidiaries with respect to any material Intellectual Property owned or used by them.

Section 3.42 No Additional Representations. Except for the representations and warranties made in this ARTICLE 3, neither Earthstone nor any other Person on behalf of Earthstone makes any express or implied representation or warranty with respect to Earthstone or the Earthstone Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Earthstone hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Earthstone nor any other Person on behalf of Earthstone makes or has made any representation or warranty to Bold, any of its Subsidiaries or any of their respective Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Earthstone or any of the Earthstone Subsidiaries or their respective businesses; or (b) except for the representations and warranties made by Earthstone in this ARTICLE 3, any oral or written information presented to Bold, any of its Subsidiaries or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Earthstone or any of the Earthstone Subsidiaries, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF EEH

Except as disclosed in the Earthstone Disclosure Schedule (provided that (i) disclosure in any section of the Earthstone Disclosure Schedule shall be deemed to be disclosure with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Earthstone Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Material Adverse Effect), EEH represents and warrants to Bold that:

Section 4.1 Organization. EEH is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. EEH has full power and authority to own, lease or otherwise hold and operate its properties and to carry on its business as presently conducted. EEH is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.2 Capitalization. The issued and outstanding limited liability company interests of EEH are held of record by Earthstone, and constitute all of the issued and outstanding limited liability company interests of EEH. The EEH-Earthstone Contribution Units, EEH-Lynden Contribution Units and EEH-Bold Contribution Units to be issued pursuant to this Agreement will be duly authorized in accordance with the A&R EEH Agreement and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien, claim or Encumbrance. Except as set forth in Section 4.2 of the Earthstone Disclosure Schedule, there are outstanding: (a) no limited liability company interests, voting debt or other voting Securities of EEH; (b) no Securities of EEH convertible into or exchangeable for limited liability company interests, or other voting Securities of EEH; and (c) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which EEH is a party or by which it is bound in any case obligating EEH to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional limited liability company interests or any other Securities of EEH or any other Person or obligating EEH to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Closing Date any member agreements, voting trusts or other agreements or understandings to which EEH is a party or by which it is bound relating to the voting of any limited liability company interests or voting securities of EEH from, or the casting of votes by, the members of EEH except with respect to the A&R EEH Agreement.

Section 4.3 Authority Relative to This Agreement. EEH has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by EEH of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized, and no other limited liability company proceedings on the part of EEH is necessary to authorize the execution, delivery and performance by EEH of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by EEH and constitutes, and each other agreement, instrument or document executed or to be executed by EEH in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by EEH and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of EEH enforceable against EEH in accordance with its respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 4.4 Noncontravention. Except as otherwise indicated on Section 4.4 of the Earthstone Disclosure Schedule, the execution, delivery and performance by EEH of this Agreement and the consummation by it of the transactions contemplated hereby, do not and will not (a) conflict with or result in a violation of any provision of the limited liability company agreement or other governing instruments of EEH, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which EEH is a party, or (c) violate any applicable Law binding upon EEH.

Section 4.5 Governmental Approvals. To the Knowledge of EEH, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by EEH in connection with the execution, delivery or performance by it of this Agreement or the consummation by it of the transactions contemplated hereby, other than (a) compliance with any applicable state securities or takeover laws, and (b) filings with Governmental Body to occur in the ordinary course following the consummation of the transactions contemplated hereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BOLD AND BOLD SUB

Except as disclosed in the disclosure schedule delivered by Bold and Bold Sub to Earthstone (the “Bold Disclosure Schedule”) prior to the execution of this Agreement (provided that (i) disclosure in any section of the Bold Disclosure Schedule shall be deemed to be disclosure with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Bold Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Material Adverse Effect), Bold and Bold Sub represent and warrant to Earthstone and EEH that:

Section 5.1 Organization.

(a) Bold is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Bold has full power and authority to carry on its business as presently conducted. Bold is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

(b) Each Bold Subsidiary is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas. Each Bold Subsidiary has full power and authority to own, lease or otherwise hold and operate the Bold Properties and to carry on its business as presently conducted. Each Bold Subsidiary is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.2 Capitalization of Bold and Subsidiaries.

(a) The issued and outstanding limited liability company interests of Bold are held of record by those individuals and entities set forth in Section 5.2(a) of the Bold Disclosure Schedule, in the percentages set forth therein, and constitute all of the issued and outstanding limited liability company interests of Bold. Except as set forth in Section 5.2(a) of the Bold Disclosure Schedule, there are outstanding: (i) no limited liability company interests, voting debt or other voting Securities of Bold; (ii) no Securities of Bold convertible into or exchangeable for limited liability company interests, or other voting Securities of Bold; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Bold is a party or by which it is bound in any case obligating Bold to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional limited liability company interests or any other Securities of Bold or any other Person or obligating Bold to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Closing Date any member agreements, voting trusts or other agreements or understandings to which Bold is a party or by which it is bound relating to the voting of any limited liability company interests or voting securities of Bold from, or the casting of votes by, the members of Bold with respect to the Bold Contribution.

(b) All of the issued and outstanding limited liability company interests of each Bold Subsidiary are held beneficially and directly or indirectly of record by those individuals and entities set forth in Section 5.2(b) of the Bold Disclosure Schedule, in the percentages set forth therein, and constitute all of the issued and outstanding limited liability company interests of each such Bold Subsidiary. All outstanding limited liability company interests of each Bold Subsidiary are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. Except as set forth in Section 5.2(b) of the Bold Disclosure Schedule, there are outstanding: (i) no limited liability company interests, voting debt or other voting Securities of any Bold Subsidiary; (ii) no Securities of any Bold Subsidiary convertible into or exchangeable for limited liability company interests, or other voting Securities of any Bold Subsidiary; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which any Bold Subsidiary is a party or by which it is bound, in any case obligating any Bold Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional limited liability company interests or any other Securities of any Subsidiary or any other Person or obligating any Bold Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Closing Date any member agreements, voting trusts or other agreements or understandings to which any Bold Subsidiary is a party or by which it is bound relating to the voting of any limited liability company interests or voting securities of any Bold Subsidiary from, or the casting of votes by, the member of any Bold Subsidiary with respect to the Contribution. The limited liability company agreements of each Bold Subsidiary have been duly authorized, executed and delivered and are, and will be at the Closing, valid and legally binding agreements, enforceable against each Bold Subsidiary and its member in accordance with its terms.

Section 5.3 Authority Relative to This Agreement. Each of Bold and Bold Sub has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Bold and Bold Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized, and no other limited liability company proceedings on the part of Bold or Bold Sub are necessary to authorize the execution, delivery and performance by Bold and Bold Sub of this Agreement and the consummation of the transactions contemplated hereby. The Board of Managers of Bold Sub, in accordance with its limited liability company agreement and the Texas Business Organizations Code, has approved the Bold Contribution and this Agreement, and declared the Bold Contribution and this Agreement to be in the best interests of Bold. EnCap Fund IX, in accordance with the limited liability company agreement of Bold and the Texas Business Organizations Code, has approved the Bold Contribution and this Agreement, and declared the Bold Contribution and this Agreement to be in the best interests of Bold. This Agreement has been duly executed and delivered by Bold and Bold Sub and constitutes, and each other agreement, instrument or document executed or to be executed by Bold or Bold Sub in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Bold or Bold Sub, as applicable, and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Bold or Bold Sub, as applicable, enforceable against Bold or Bold Sub, as applicable, in accordance with its respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 5.4 Noncontravention. Except as otherwise indicated on Section 5.4 of the Bold Disclosure Schedule, the execution, delivery and performance by Bold and Bold Sub of this Agreement and the consummation by them of the transactions contemplated hereby, do not and will not (a) conflict with or result in a violation of any provision of the limited liability company agreement or other governing instruments of Bold or any Bold Subsidiary, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Bold or any Bold Subsidiary is a party or by which Bold, any Bold Subsidiary or any of the Bold Properties may be bound, (c) result in the creation or imposition of any Encumbrance upon the Bold Properties or (d) assuming compliance with the matters referred to in Section 3.5, violate any applicable Law binding upon Bold or any Bold Subsidiary, except, in the case of clauses (b), (c) and (d) above, for any such conflicts, violations, defaults, terminations, cancellations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Bold.

Section 5.5 Governmental Approvals. To the Knowledge of Bold and Bold Sub, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by Bold or Bold Sub in connection with the execution, delivery or performance by it of this Agreement or the consummation by it of the transactions contemplated hereby, other than (a) compliance with any applicable state securities or takeover laws, and (b) filings with Governmental Body to occur in the ordinary course following the consummation of the transactions contemplated hereby.

Section 5.6 Financial Statements. Bold Sub has delivered to Earthstone (a) the audited consolidated balance sheets of Bold Sub as of December 31, 2015, 2014 and 2013, and the related audited statements of operations, members’ equity and cash flows for the years then ended, and the notes and schedules thereto (the “Audited Bold Sub Financial Statements”), and (b) the unaudited consolidated balance sheet of Bold Sub as of June 30, 2016, and the related statement of operations and comprehensive income for the six months then ended (the “Unaudited Bold Sub Financial Statements” and together with the Audited Bold Sub Financial Statements, the “Bold Sub Annual Financial Statements”). The Bold Sub Annual Financial Statements (i) have been prepared from the books and records of Bold Sub and in accordance with GAAP applied on a basis consistent with preceding years throughout the periods involved (except as may be indicated in the notes thereto and, in the case of the Unaudited Bold Sub Financial Statements, subject to normal and year-end audit adjustments as permitted by GAAP), and (ii) fairly present in all material respects the consolidated financial position of Bold Sub as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended.

Section 5.7 Absence of Undisclosed Liabilities. To the Knowledge of Bold and Bold Sub, neither Bold nor Bold Sub has any material liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), including any liability or obligation with respect to the Bold Properties (whether accrued, absolute, contingent, unliquidated or otherwise), except (a) liabilities reflected in the Unaudited Bold Sub Financial Statements, (b) liabilities which have arisen since the date of the Unaudited Bold Sub Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (d) liabilities disclosed on Section 5.7 of the Bold Disclosure Schedule).

Section 5.8 Absence of Certain Changes. Except as disclosed on Section 5.8 of the Bold Disclosure Schedule, since the date of the Unaudited Bold Sub Financial Statements, (a) there has not been any material adverse change in, or any event or condition that would reasonably be expected to result in any Material Adverse Effect on the assets or financial condition of Bold, any Bold Subsidiary or any of the Bold Properties, (b) the business of Bold and the Bold Subsidiaries has been conducted only in the ordinary course consistent with past practice, (c) neither Bold nor Bold Sub has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, including the Bold Properties, and (d) neither Bold nor Bold Sub has suffered any loss, damage, destruction or other casualty to any of its assets, including any of the Bold Properties (whether or not covered by insurance) that would result in a Material Adverse Effect on Bold.

Section 5.9 Title to Properties.

(a) Except for property sold or otherwise disposed of, impaired or abandoned in the ordinary course of business since the dates of the Bold Sub Reserve Report, Bold Sub has good and defensible title to all oil and gas properties forming the basis for the reserves reflected in the Bold Sub Reserve Report as attributable to interests owned or held by Bold Sub free and clear of all Encumbrances, except for Encumbrances set forth in Section 5.9(a) of the Bold Disclosure Schedule and any other liens, charges, encumbrances, defects or irregularities that do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of such oil and gas properties. The oil and gas leases and other agreements that provide Bold Sub with operating rights in the oil and gas properties reflected in the Bold Sub Reserve Report are in full force and effect as to the oil and gas properties reflected in the Bold Sub Reserve Report, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Bold or Bold Sub. For purposes of this Section 5.9, “good and defensible title” means title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept, acting reasonably.

(b) To the Knowledge of Bold and Bold Sub, all producing oil and gas wells included in the Bold Properties have been drilled, operated and produced in accordance in all material respects with reasonable, prudent oil and gas field practice and in compliance in all material respects with applicable oil and gas leases and applicable Law. All producing oil and gas wells and related material equipment are in an operable state of repair, adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.

(c) To the Knowledge of Bold and Bold Sub, except as set forth on Section 5.9(c) of the Bold Disclosure Schedule, all proceeds from the sale of Hydrocarbons produced from the Earthstone Properties are being received by Earthstone in a timely manner and are not being held in suspense for any reason by any Person by whom proceeds are being paid except for immaterial amounts.

(d) To the Knowledge of Bold and Bold Sub, except as would not, individually or in the aggregate, have a Material Adverse Effect on Bold or Bold Sub, neither Bold Sub (as to wells operated by Bold Sub) nor an applicable operator (as to wells not operated by Bold Sub), is in material breach of, or default under, any oil and gas lease, oil, gas, and mineral lease and sublease, royalty, overriding royalty, net profits interest, mineral fee interest, carried interest, interests under a concession, production sharing, risk service, technical service, service, or similar agreement that is, or constitutes an interest in, the Bold Properties.

Section 5.10 Compliance With Laws. Except as disclosed on Section 5.10 of the Bold Disclosure Schedule, to the Knowledge of Bold and Bold Sub, Bold Sub has complied in all material respects with all applicable Laws (including Environmental Laws). Except as disclosed on Section 5.10 of the Bold Disclosure Schedule, Bold Sub has not received any written notice from any Governmental Body, which has not been dismissed or otherwise disposed of, that Bold Sub has not so complied. Bold Sub has not been charged or, to the Knowledge of Bold and Bold Sub, threatened with, or under investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of Bold and Bold Sub.

Section 5.11 Tax Matters.

(a) Bold and each of its Subsidiaries have filed all Tax Returns required to be filed by such entities, including those relating to real and personal property taxes, ad valorem taxes, severance taxes and any other Taxes imposed on or with respect to assets owned by such entities, including the Bold Properties and any production therefrom. All such Tax Returns have been timely filed with the applicable taxing authority, except as set forth on Section 5.11(a) of the Bold Disclosure Schedule, and all Taxes owed by Bold and each of its Subsidiaries (or for which EEH and any of its Subsidiaries may be liable) that are or have become due have been timely paid in full (regardless of whether shown on any Tax Return).

(b) There are no liens for Taxes (other than for Taxes not yet due and payable) upon Bold, its Subsidiaries or any of their assets, including the Bold Properties.

(c) There has been no issue raised or adjustment proposed (and to the Knowledge of Bold and its Subsidiaries, none is pending) by the IRS or any other taxing authority in connection with any Tax Return of Bold or any of its Subsidiaries, nor has Bold or any its Subsidiaries received any written notice from the IRS or any such other taxing authority that any Tax Return of Bold or any of its Subsidiaries is being audited or may be audited or examined.

(d) Neither Bold nor any of its Subsidiaries has received a written notice of a claim made by any taxing authority in a jurisdiction where Bold or any of its Subsidiaries does not file Tax Returns that it is or may be subject to Tax in such jurisdiction.

(e) Neither Bold nor any of its Subsidiaries has agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return of Bold or its Subsidiaries.

(f) There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Bold or any of its Subsidiaries.

(g) Neither Bold nor any of its Subsidiaries (i) has any current or potential contractual obligation, through Tax sharing agreements or otherwise, to indemnify any other Person with respect to Taxes or to make any distribution with respect to any current or future tax liability or (ii) has been a member of an affiliated group filing a consolidated income Tax Return (other than of a group the common parent of which is Bold) or has any liability for the Taxes of any Person (other than Bold or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), as a transferee or successor, by contract or otherwise.

(h) Neither Bold nor any of its Subsidiaries has (i) participated, or is currently participating, in any listed transactions or any other reportable transactions within the meaning of Treas. Reg. § 1.6011-4(b), or (ii) engaged or is currently engaging in any transaction that gives rise to a registration obligation under Section 6111 of the Code or a list maintenance obligation under Section 6112 of the Code.

(i) Bold is classified as a partnership for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3. Each Bold Subsidiary is treated as an entity disregarded as separate from Bold for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3.

Section 5.12 Legal Proceedings. Except as set forth on Section 5.12 of the Bold Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of Bold and Bold Sub, threatened against or involving Bold, Bold Sub or rights of Bold or Bold Sub with respect to any of their assets, including the Bold Properties (including those Proceedings arising under or pursuant to Environmental Law). Neither Bold nor Bold Sub is subject to any material judgment, order, writ, injunction, or decree of any Governmental Body (including those judgments, orders, writs, injunctions, or decrees issued pursuant to Environmental Law). There are no Proceedings pending or, to the Knowledge of Bold and Bold Sub, threatened against Bold, Bold Sub or their assets, including the Bold Properties, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect Bold’s or Bold Sub’s ability to consummate the transactions contemplated hereby.

Section 5.13 Brokerage Fees. Except for Tudor Pickering, Holt & Co., the fees and expenses of which will be $3,000,000 and paid solely by Bold or Bold Sub, neither Bold, Bold Sub nor any Affiliate has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any other transaction.

Section 5.14 Permits. Bold Sub holds all material Permits (including those issued pursuant to Environmental Laws) necessary or required for the conduct of its business as currently conducted. Each of such Permits is in full force and effect and Bold Sub is in material compliance with each such Permit. Except as disclosed on Section 5.14 of the Bold Disclosure Schedule, Bold Sub has not received any written notice from any Governmental Body and no Proceeding is pending or, to the Knowledge of Bold or Bold Sub, threatened with respect to any alleged failure by Bold Sub to have any Permit.

Section 5.15 Environmental Matters. Except as disclosed on Section 5.15 of the Bold Disclosure Schedule, and except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) Bold Sub has not received any written notice of any investigation or inquiry regarding the Bold Properties from any Governmental Body under any Environmental Laws; (b) to the Knowledge of Bold or Bold Sub, the Bold Properties have not been used for disposal of any Hazardous Substance; (c) to the Knowledge of Bold or Bold Sub, there are no facts or circumstances that exist that could result in any obligations or liabilities under any Environmental Laws; and (d) there has been no Release, or threatened Release, of Hazardous Substances that would result in any liabilities or other obligations under any Environmental Laws.

Section 5.16 Revenue and Expense Information; Records. The property list, cash receipts, disbursements and production volumes with respect to the Bold Properties are true and correct in all material respects. Bold Sub has not received any written notice of and does not have Knowledge of any material adverse claim against Bold Sub’s title to the Bold Properties. The Bold Records are true and correct in all material respects and accurately reflect the ownership and, to the extent the Bold Properties are operated by Bold Sub, operation of the Bold Properties by Bold Sub.

Section 5.17 Commitments. Except as set forth on Section 5.17 of the Bold Disclosure Schedule, to Bold’s and Bold Sub’s Knowledge, Bold Sub has incurred no material expenses, and has made no commitments to make material expenditures (and Bold Sub has not entered into any agreements that would obligate Bold Sub to make material expenditures), in connection with (and no other material obligations or liabilities have been incurred, outside the ordinary course of business consistent with past practices in connection with) the ownership or operation of the Bold Properties after the Closing Date.

Section 5.18 No Alienation. Except as set forth on Section 5.18 of the Bold Disclosure Schedule, since June 30, 2016, Bold Sub has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Bold Properties, other than in the ordinary course of business (including the replacement of equipment for equipment of reasonably equivalent or greater value or the sale of Hydrocarbons produced from the Bold Properties in the regular course of business).

Section 5.19 Make-Up Rights. To Bold’s and Bold Sub’s Knowledge, Bold Sub has not, nor has any other Person, received prepayments (including but not limited to, payments for gas not taken pursuant to “take-or-pay” or similar arrangements) for any Hydrocarbons produced from the Bold Properties as a result of which the obligation does or may exist to deliver Hydrocarbons produced from the Bold Properties after the Closing Date without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash, and the working interest owners have not so delivered any Hydrocarbons from the Bold Properties or so made any such repayment in cash.

Section 5.20 Imbalance. To Bold’s and Bold Sub’s Knowledge, any Imbalance among the owners of the interests in the wells and units included in the Bold Properties are consistent with those that are normal and customary in the oil and gas industry, and Section 5.20 of the Bold Disclosure Schedule sets forth all material gas imbalances affecting the Bold Properties as of the date hereof. To Bold’s and Bold Sub’s Knowledge, no condition exists affecting the operation of the Bold Properties which has materially impaired, or could reasonably be expected to materially impair, production from or the operations of the Bold Properties.

Section 5.21 Preferential Rights and Consents to Assign. Except as set forth on Section 5.21 of the Bold Disclosure Schedule, there are no consents to assignment or waivers of preferential rights to purchase affecting the Bold Properties that must be obtained from third parties in order for Bold to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Bold.

Section 5.22 No Participating Hydrocarbons. Except as set forth on Section 5.22 of the Bold Disclosure Schedule, the Bold Properties do not include any unleased Hydrocarbons where Bold Sub has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.

Section 5.23 Insurance. Section 5.23 of the Bold Disclosure Schedule contains a complete and correct list of material insurance policies maintained by or on behalf of Bold and Bold Sub as of the date of this Agreement.

Section 5.24 Employees. There are no collective bargaining agreements or other labor union contracts applicable to any employees of Bold or any Bold Subsidiary, and no such agreement or contract has been requested by an employee or group of employees of Bold or any Bold Subsidiary. Bold and the Bold Subsidiaries are in compliance in all material respects with all applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of its employees, and has no material accrued liability for any arrears of past-due wages or any material Taxes or penalties for failure to comply with any thereof. There is no pending or, to the Knowledge of Bold and Bold Sub, threatened material Proceeding against or involving Bold or any Bold Subsidiary by or before, and Bold and the Bold Subsidiaries are not subject to any judgment, order, writ, injunction, or decree of or material inquiry from, any Governmental Body in connection with any current, former or prospective employee of Bold or any Bold Subsidiary.

Section 5.25 Agreements, Contracts and Commitments.

(a) Section 5.25(a) of the Bold Disclosure Schedule lists all leases, contracts, agreements and instruments to which Bold or any Bold Subsidiary is a party as of the date hereof and which are in any single case of material importance to the conduct of the business of Bold and Bold Sub (true and correct copies of each such document requested by Earthstone have been previously delivered).

(b) Except as set forth in Section 5.25(b) of the Bold Disclosure Schedule, neither Bold nor any Bold Subsidiary has, as of the date hereof (i) any collective bargaining agreements or any agreements with executive officers that contain any change in control related payments or severance, notice or termination pay or benefit liabilities or obligations, (ii) any agreement of guarantee or indemnification running from Bold or any Bold Subsidiary to any Person, except as set forth in its limited liability company agreement, (iii) any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or any other outstanding securities, (iv) any agreement, contract or commitment containing any covenant limiting the freedom of Bold or Bold Sub to engage in any line of business or compete with any Person, (v) any agreement, contract or commitment relating to capital expenditures required to be disclosed in Section 5.17 of the Bold Disclosure Schedule, (vi) any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, or (vii) any agreement, contract or commitment not made in the ordinary course of business.

(c) Except as set forth in Section 5.25(c) of the Bold Disclosure Schedule, neither Bold nor Bold Sub has materially breached, nor to Bold’s or Bold Sub’s Knowledge is there any claim or any legal basis for a claim that Bold or Bold Sub has materially breached, any of the terms or conditions of any material agreement, contract or commitment set forth in the Bold Disclosure Schedule.

Section 5.26 Hedging. Except as set forth on Section 5.26 of the Bold Disclosure Schedule, Bold and Bold Sub are not engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar instruments. Section 5.26 of the Bold Disclosure Schedule sets forth obligations of Bold Sub for the delivery of Hydrocarbons attributable to any of the Bold Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Except as set forth on Section 5.26 of the Bold Disclosure Schedule, as of the date hereof, Bold Sub is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

Section 5.27 Regulatory Agencies. Except as set forth on Section 5.27 of the Bold Disclosure Schedule, all currently effective filings heretofore made by Bold Sub with the FERC, and all other Regulatory Agencies were made in compliance with applicable Laws and the factual information contained therein was true and correct in all material respects as of the respective dates of such filings. The right of Bold Sub to receive payment pursuant to any tariff, rate schedule or similar instrument filed with or subject to the jurisdiction of any Governmental Body has not been suspended, and Bold Sub has not received written notification questioning the validity of any such tariff, rate schedule or similar instrument which is material to the operations of the Bold Properties, taken as a whole, from any Governmental Body or customer. Neither Bold Sub nor any portion of the Bold Properties is subject to the jurisdiction of FERC under the NGA.

Section 5.28 Non-Consent. Except as set forth on Section 5.28 of the Bold Disclosure Schedule, to Bold’s and Bold Sub’s Knowledge, there are no material operations involving any of the Bold Properties to which Bold or Bold Sub has become a non-consenting party.

Section 5.29 Property Boundaries. To Bold’s and Bold Sub’s Knowledge, all of the Bold Properties have been drilled and completed, as applicable, within the boundaries of the Bold Properties or within the limits otherwise permitted by contract, pooling or unit agreements, and by applicable Law; and all drilling and completion of the Bold Properties and all development and operations on the Bold Properties have been conducted in all material respects in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency.

Section 5.30 No Other Royalties. Except as expressly set forth in the Bold Sub Reserve Report, to Bold’s and Bold Sub’s Knowledge, the Bold Properties are not burdened by any material royalty, overriding royalty interests, production payments or other material burdens on production.

Section 5.31 [Reserved.]

Section 5.32 Reserve Reports. All information (excluding assumptions and estimates, but including the statement of the percentage of Hydrocarbons reserves from the wells and other interests evaluated therein to which Bold Sub is entitled and the percentage of the costs and expenses related to such wells or interests to be borne by Bold Sub) supplied to Ryder Scott Company, L.P. by or on behalf of Bold Sub that was material to such firms’ estimates of proved Hydrocarbons reserves attributable to the Bold Properties in connection with the preparation of the proved Hydrocarbons reserve reports concerning the Hydrocarbons of Bold Sub as of December 31, 2015 (the “Bold Sub Reserve Report”) was (at the time supplied or as modified or amended prior to the date hereof) to Bold’s and Bold Sub’s Knowledge accurate in all material respects and Bold and Bold Sub have no Knowledge of any material errors in such information that existed as of the date hereof. Set forth on Section 5.32 of the Bold Disclosure Schedule is a list of all material Hydrocarbons, properties, interests and assets that were included in the Bold Sub Reserve Report that have been disposed of, impaired or abandoned prior to the date hereof. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Bold Sub Reserve Report that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bold.

Section 5.33 Benefit Plans.

(a) Section 5.33(a) of the Bold Disclosure Schedule sets forth an accurate and complete list of each material Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to by Bold or any Bold Subsidiary for the benefit of current or former employees, directors or consultants of Bold or any Bold Subsidiary or with respect to which Bold or any Bold Subsidiary has any current or contingent liability (each, an “Bold Benefit Plan”).

(b) With respect to each material Bold Benefit Plan, Bold has delivered or made available to Earthstone true and complete copies of each such plan, including without limitation all plan documents, trust agreements, insurance contracts or other funding vehicles, all amendments thereto, all summaries and summary plan descriptions (including any summary of material modifications) and the most recent determination letter (or opinion letter) received from the IRS.

(c) No Bold Benefit Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or 412 of the Code, and no condition exists that could reasonably be expected to result in Bold or any Bold Subsidiary incurring any liability under Title IV of ERISA as a result of their relationship with any ERISA Affiliate.

(d) There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any law applicable to any of the Bold Benefit Plans, in any such case that would subject Bold Sub to any material Taxes, penalties or other liabilities.

(e) There are no investigations or audits of any Bold Benefit Plan by any Governmental Body currently pending or, to the Knowledge of Bold and Bold Sub, threatened, and there have been no such investigations or audits that have been concluded that resulted in any liability to Bold or any Bold Subsidiary that has not been fully discharged.

(f) Each Bold Benefit Plan has been operated in all material respects in compliance with applicable law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any Governmental Body with respect to each Bold Benefit Plan have, in all material respects, been timely and completely filed or distributed.

(g) Each Bold Benefit Plan that is intended to be qualified under Section 401(a) of the Code has a current favorable determination letter or is based on a prototype document that has received a favorable opinion letter, and no such Bold Benefit Plan has been amended or operated in a way which could reasonably be expected to adversely affect its qualified status or the qualified status of its related trust.

(h) There are no material pending claims, lawsuits or actions relating to any Bold Benefit Plan (other than routine claims for benefits) and, to the Knowledge of Bold and Bold Sub, none are threatened.

(i) No Bold Benefit Plan provides retiree medical or retiree life or other welfare insurance benefits, except as required under Section 4980B of the Code and subsequent guidance or other applicable law.

(j) Neither Bold nor any Bold Subsidiary has established or maintained, nor has any liability with respect to, any deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is subject to Section 409A of the Code which is not in compliance with Section 409A of the Code.

(k) No Bold Benefit Plan provides compensation or benefits to any employee or other service provider who resides or performs services primarily outside of the United States.

Section 5.34 No Excess Parachute or Change in Control Payments; Section 162(m).

(a) No amount that could be, has been or will be received (whether in cash or property or vesting of property) by, or any benefit that will be provided to, any current or former officer, director or employee of Bold or any Bold Subsidiary who is a “disqualified individual” (as defined in final Treasury Regulation 1.280G-1) could be an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) as a result of the transactions contemplated by the Contribution; and no such person is entitled to receive any additional payment from Bold or any Bold Subsidiary in the event that the excise tax of Section 4999(a) of the Code is imposed on such person.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with a subsequent event) will result in the acceleration or creation of any rights of any person to payments or benefits or increases in or funding of any payments or benefits or any loan forgiveness.

(c) Neither Bold nor Bold Sub has paid and is not obligated to pay compensation to any employee that would be limited as a deduction pursuant to Section 162(m) of the Code.

Section 5.35 USA Patriot Act, OFAC and FCPA.

(a) To the extent applicable, Bold Sub is in compliance with (i) the USA PATRIOT Act and (ii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto. To the Knowledge of Bold Sub, none of its directors, officers or employees, is a Person on the OFAC list of “Specially Designated Nationals and Blocked Persons,” and no such Person is prohibited from receiving or owning the Earthstone Shares or the EEH-Bold Contribution Units, or entering into or performing its obligations hereunder, under sanctions rules administered by OFAC or other applicable Law. OFAC does not prohibit Bold Sub from entering into this Agreement. None of the consideration to be distributed on or after the Closing under this Agreement, including the Earthstone Shares and the EEH-Bold Contribution Units, will, to Bold Sub’s Knowledge, be made available to any Person for the purpose of financing the activities of any Person that are prohibited by any U.S. sanctions administered by OFAC.

(b) Neither Bold Sub, its Affiliates, nor, to such Person’s knowledge, its or their respective Representatives has given, loaned, paid, promised, offered or authorized the payments, directly or indirectly through a third Person, of anything of value to any “foreign official,” as defined in the FCPA, to persuade that official to help Bold Sub, or any other Person, obtain or keep business or to secure some other improper advantage, in each case, on behalf or with respect to (i) any of the operations conducted with respect to the Properties, or (ii) the transactions contemplated by this Agreement.

(c) The representations in this Section 5.35 are the sole representations and warranties made by Bold Sub with respect to the USA PATRIOT Act, OFAC and FCPA matters.

Section 5.36 Intellectual Property. Bold and Bold Sub own free and clear of any lien, or possess licenses or other valid rights to use, all Intellectual Property necessary in connection with the business of Bold and Bold Sub as currently conducted, except where the failure to possess such rights or licenses would not have a Material Adverse Effect on Bold Sub. To the Knowledge of Bold and Bold Sub, the conduct, products or services of the business of Bold Sub as currently conducted do not infringe in any material respect upon any Intellectual Property of any third party except where such infringement would not have a Material Adverse Effect on Bold. There are no claims or suits pending or, to the Knowledge of Bold and Bold Sub, threatened (a) alleging that any of Bold’s or Bold Sub’s conduct, products or services infringe in any material respect upon any Intellectual Property of any third party, or (b) challenging any of Bold’s or Bold Sub’s ownership of, right to use, or the validity or enforcement of any material license or other material agreement relating to Bold’s or Bold Sub’s Intellectual Property. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of either Bold or Bold Sub with respect to any material Intellectual Property owned or used by them.

Section 5.37 No Additional Representations. Except for the representations and warranties made in this ARTICLE 5, none of Bold, Bold Sub or any other Person on behalf of Bold or Bold Sub makes any express or implied representation or warranty with respect to Bold or Bold Sub or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Bold and Bold Sub hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of Bold, Bold Sub or any other Person on behalf of Bold or Bold Sub makes or has made any representation or warranty to Earthstone or any of its respective Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Bold, Bold Sub or their respective businesses; or (b) except for the representations and warranties made by Bold and Bold Sub in this ARTICLE 5, any oral or written information presented to Bold, Bold Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Bold, Bold Sub, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 6

COVENANTS OF THE PARTIES

Section 6.1 Access.

(a) From and after the Execution Date until the Closing, upon reasonable notice and subject to applicable Laws relating to the exchange of information, each Party shall, and shall cause each of its Subsidiaries to afford to the other Parties and their respective Representatives reasonable access during normal business hours to (and, with respect to books and records, the right to copy) all of its and its Subsidiaries’ properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, in each case, to the extent reasonably related to the transactions contemplated by this Agreement and including for the purpose of conducting environmental due diligence, provided that no subsurface or other invasive testing or sampling of any property of any Party or its Subsidiaries may be conducted without such Party’s prior written approval. Each Party shall furnish promptly to each other Party (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities laws and a copy of any communication (including “comment letters”) received by such Party from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as the other Parties may reasonably request. Except for disclosures permitted by the terms of this Agreement, each Party and its Representatives shall hold information received from each other Party pursuant to this Section 6.1 in confidence in accordance with the terms of Section 6.3(b).

(b) This Section 6.1 shall not require any Party to permit any access, or to disclose any information, that in the reasonable, good faith judgment of such Party would reasonably be expected to result in (i) any violation of any contract or applicable Law to which such Party or its Subsidiaries is a party or is subject or cause any privilege (including attorney-client privilege) that such Party or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege could in such Party’s good faith judgment adversely affect in any material respect such Party’s position in any pending or, what such Party believes in good faith could be, future litigation or (ii) if such Party or any of its Subsidiaries, on the one hand, and any of the other Parties or any of their Subsidiaries, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto; provided, however, that, in the case of clause (i), the Parties shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (1) would not (in the good faith belief of the Party being requested to disclose the information) reasonably be likely to result in the violation of any such contract or applicable Law or reasonably be likely to cause such privilege to be undermined with respect to such information or (2) could reasonably (in the good faith belief of the Party being requested to disclose the information) be managed through the use of customary “clean-room” arrangements pursuant to which appropriately designated Representatives of the other Parties shall be provided access to such information; provided, further that the Party being requested to disclose the information shall (x) notify the other Parties that such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any such contract or applicable Law or are reasonably likely to cause such privilege to be undermined, (y) communicate to the other Parties in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with the first proviso in this Section 6.1(b)) and (z) in the case where such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any contract, use reasonable commercial efforts to seek consent from the applicable third party to any such contract with respect to the disclosures prohibited thereby (to the extent not otherwise expressly prohibited by the terms of such contract).

(c) No investigation, or information received, pursuant to this Section 6.1 will modify any of the representations and warranties of the Parties.

Section 6.2 Government Reviews. In a timely manner, the Parties shall (a) make all required filings, prepare all required applications and conduct negotiations with each Governmental Body as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. Each Party shall reasonably cooperate with and use reasonable efforts to assist the other with respect to such filings, applications, and negotiations.

Section 6.3 No Solicitation by Earthstone; Etc.

(a) Except as otherwise permitted hereunder, Earthstone shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, facilitate, encourage or induce any inquiries or any proposals that constitute the submission of an Alternative Proposal, (ii) furnish confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to an Alternative Proposal (an “Acquisition Agreement”), or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Bold, the Earthstone Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Alternative Proposal (the taking of any action described in clause (iii) being referred to as an “Adverse Recommendation Change”). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by Earthstone’s Representatives shall be deemed to be a breach of this Section 6.3 by Earthstone.

(b) Notwithstanding anything to the contrary contained in Section 6.3(a), if at any time prior to obtaining the Earthstone Stockholder Approval, (i) Earthstone has received an Alternative Proposal that the Earthstone Special Committee believes is bona fide, (ii) the Earthstone Special Committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal and (iii) such Alternative Proposal did not result from a breach of this Section 6.3, then Earthstone may (A) furnish information, including confidential information, with respect to Earthstone and its Subsidiaries to the Person making such Alternative Proposal, and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided that Earthstone will not, and will use reasonable best efforts to cause its Representatives not to, disclose any non-public information to such Person unless Earthstone has, or first enters into, a confidentiality agreement with such Person with confidentiality and standstill provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to Bold.

(c) In addition to the other obligations of Earthstone set forth in this Section 6.3, Earthstone shall promptly advise Bold, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Earthstone in respect of any Alternative Proposal, and shall, in any such notice to Bold, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Bold informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Earthstone shall promptly provide Bold with copies of any additional written materials received by Earthstone or that Earthstone has delivered to any third party making an Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

(d) Notwithstanding the foregoing, if Earthstone receives a written Alternative Proposal that the Earthstone Special Committee believes is bona fide and the Earthstone Special Committee, after consultation with its financial advisors and outside legal counsel, concludes that such Alternative Proposal constitutes a Superior Proposal, then the Earthstone Special Committee may, at any time prior to obtaining the Earthstone Stockholder Approval, if it determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, effect an Adverse Recommendation Change or enter into an Acquisition Agreement; provided, however, that Earthstone shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal (x) until five (5) Business Days after Earthstone provides written notice to Bold (an “Earthstone Notice”) advising Bold that the Earthstone Special Committee has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal and, at the request of Bold, Earthstone shall negotiate in good faith with Bold during such five (5) Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Earthstone Special Committee not to make such Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Earthstone Notice and a new five (5) Business Day period under this Section 6.3(d)).

(e) For purposes of this Agreement:

(i) “Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Bold and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of Earthstone and its Subsidiaries (including securities of Subsidiaries) equal to twenty percent (20%) or more of Earthstone’s consolidated assets or to which twenty percent (20%) or more of Earthstone’s revenues on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities of Earthstone, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty percent (20%) or more of any class of equity securities of Earthstone or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Earthstone which is structured to permit such Person or group to acquire beneficial ownership of at least twenty percent (20%) of Earthstone’s consolidated assets or equity interests; in each case, other than the transactions contemplated hereby.

(ii) “Superior Proposal” means a bona fide written Alternative Proposal, obtained after the date of this Agreement and not in breach of this Section 6.3, to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of Earthstone or assets of Earthstone and its Subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the Earthstone Special Committee determines in its good faith to be more favorable to the Earthstone Stockholders from a financial point of view than the transactions contemplated hereby, as they may be modified pursuant to negotiations between the Parties in accordance with the provisions of Section 6.3(d).

(f) Notwithstanding anything in this Section 6.3 to the contrary, the Earthstone Special Committee may, at any time prior to obtaining the Earthstone Stockholder Approval, effect an Adverse Recommendation Change in response to circumstances not involving an Alternative Proposal if an Intervening Event occurs and the Earthstone Special Committee concludes in good faith, after consultation with outside counsel and its financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that Earthstone shall provide Bold with five (5) Business Days’ prior written notice advising Bold it intends to effect an Adverse Recommendation Change and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances giving rise to the necessity for such Adverse Recommendation Change), and during such five (5) Business Day period, Earthstone shall consider in good faith any proposal by Bold to amend the terms and conditions of this Agreement in a manner that would allow the Earthstone Special Committee not to make such Adverse Recommendation Change consistent with its fiduciary duties.

(g) Nothing contained in this Agreement shall prevent Earthstone or the Earthstone Special Committee from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or other applicable Law with respect to an Alternative Proposal if the Earthstone Special Committee determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 6.3(d) and Section 6.3(f). For the avoidance of doubt, a public statement that describes Earthstone’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.

Section 6.4 Public Announcements; Confidentiality.

(a) The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Earthstone and Bold. Thereafter, Bold shall not issue any press releases or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the express written consent of Earthstone (which consent shall not be unreasonably withheld, conditioned or delayed) and Earthstone shall not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Bold (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by any applicable listing agreement with the NYSE MKT as determined in the good faith judgment of Earthstone (in which case Earthstone shall not issue or cause the publication of such press release or other public announcement without prior consultation with Bold); provided, however, that Earthstone shall not be required by this Section 6.4 to consult with any other Party with respect to a public announcement in connection with the receipt and existence of an Alternative Proposal that the Earthstone Special Committee believes is bona fide and matters related thereto or an Adverse Recommendation Change but nothing in this proviso shall limit any obligation of Earthstone under Section 6.3(c) to advise and inform Bold; provided, further, that each Party and their respective controlled affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Earthstone or Bold in compliance with this Section 6.4(a).

(b) Notwithstanding anything in Section 6.4(a) to the contrary, the Parties shall keep all information and data relating to this Agreement and the transactions contemplated hereby strictly confidential except for disclosures to Representatives of the Parties and any disclosures required to perform this Agreement; provided, however, that the foregoing shall not restrict disclosures that (i) are necessary for a Party to perform this Agreement (including such disclosure to Governmental Bodies, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement as is reasonably necessary to provide notices, seek waivers, amendments or termination of such rights, or seek such consents); (ii) are required (upon advice of counsel) by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates; or (iii) are otherwise subject to an undertaking of confidentiality from each Person receiving such information in form reasonably acceptable to the non-disclosing Parties.

Section 6.5 Operation of Business of Bold and Bold Sub. Except as to (a) the matters set forth on Section 6.5 of the Bold Disclosure Schedule and (b) any other matters approved by Earthstone, from the Execution Date until the Closing Date, Bold and Bold Sub will carry on their business only in the usual and ordinary course, consistent with past practice and the activities set out in the Bold Disclosure Schedule and, except with the prior written consent of Earthstone (such consent not to be unreasonably withheld, conditioned or delayed) or other than as expressly contemplated or permitted by this Agreement, each of Bold and Bold Sub:

(i) will conduct its activities in the usual and customary course of business consistent with past practices;

(ii) will use commercially reasonable efforts, to the extent it has the financial resources to do so, to maintain and preserve its business, assets and advantageous business relationships;

(iii) will continue to pursue its scheduled capital expenditures budget as set forth on Section 6.5(b)(iii) of the Bold Disclosure Schedule;

(iv) will maintain payables and other liabilities (other than for money borrowed) at levels consistent with past practice;

(v) will use commercially reasonable efforts to maintain in force its current policies of insurance and pay all premiums in respect of such insurance policies that become due after the date hereof;

(vi) Bold and Bold Sub will not:

(A) resolve or propose to be wound-up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding-up or dissolution;

(B) make any changes to its existing accounting practices except as required by Law or make any material Tax election inconsistent with past practice;

(C) declare or pay any dividends or make any distribution of its properties or assets to its members or purchase or retire any limited liability interests of Bold Sub;

(D) alter or amend or authorize any alteration or amendment to its organizational documents as they exist at the date of this Agreement, except as required to complete the Contribution or any transaction contemplated under this Agreement;

(E) split, consolidate, exchange or reclassify any limited liability interests of Bold Sub or other securities;

(F) enter into or materially modify any employment, consulting, bonus, retention or similar agreements or arrangements with, or, except as part of normal compensation practices, grant any material bonuses, salary increases, stock options, severance, retirement allowances, deferred or incentive compensation, termination pay or any other similar form of material compensation to, or make any loan to, any of its officers, directors, employees or consultants;

(G) incur or commit to incur any indebtedness for borrowed money in excess of the greater of its existing borrowing base as of the date hereof under the Bold Credit Facility or as it may be redetermined under the Bold Credit Facility;

(H) elect to participate in programs proposed by the operator of non-operated properties where the amount of the authority for expenditure net to Bold exceeds $2,000,000;

(I) conduct workover or remedial well operations on producing properties where the amount of the authority for expenditure net to Bold exceeds $200,000;

(J) acquire or agree to acquire (other than pursuant to this Agreement), by amalgamating, plan of arrangement, merging, consolidating or entering into a business combination with or purchasing or leasing substantially all of the assets or otherwise of, any business or undertaking of any corporation, partnership, association or other business organization or division thereof;

(K) sell, lease, transfer, mortgage or otherwise dispose of or encumber any of its material property or assets, real or personal, or agree to the same, other than for actions under the Bold Credit Facility in the ordinary and regular course of business;

(L) allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire, limited liability company interests of Bold Sub or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, any limited liability company interests of Bold Sub or other securities, other than limited liability company interests of Bold Sub issuable upon exercise of convertible securities of Bold Sub issued prior to the date hereof;

(M) take any action or fail to take any action which would cause any of the conditions precedent set forth in ARTICLE 7 not to be satisfied;

(N) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; and

(O) announce an intention, enter into any agreement, or otherwise make a commitment to do any of the things prohibited by any of the foregoing.

Section 6.6 Operation of Business of Earthstone. Except as to (a) the matters set forth on Section 6.6 of the Earthstone Disclosure Schedule and (b) any other matters approved by Bold, from the Execution Date until the Closing Date, Earthstone will carry on its business only in the usual and ordinary course, consistent with past practice and the activities set out in the Earthstone Disclosure Schedule and, except with the prior written consent of Bold (such consent not to be unreasonably withheld, conditioned or delayed) or other than as expressly contemplated or permitted by this Agreement, Earthstone:

(i) will conduct its activities in the usual and customary course of business consistent with past practices;

(ii) will use commercially reasonable efforts, to the extent it has the financial resources to do so, to maintain and preserve its business, assets and advantageous business relationships;

(iii) will continue to pursue its scheduled capital expenditures budget as set forth on Section 6.6(b)(iii) of the Earthstone Disclosure Schedule;

(iv) will maintain payables and other liabilities (other than for money borrowed) at levels consistent with past practice;

(v) will use commercially reasonable efforts to maintain in force its current policies of insurance and pay all premiums in respect of such insurance policies that become due after the date hereof;

(vi) Earthstone will not:

(A) resolve or propose to be wound-up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding-up or dissolution;

(B) make any changes to its existing accounting practices except as required by Law or make any material Tax election inconsistent with past practice;

(C) declare or pay any dividends or make any distribution of its properties or assets to its members or purchase or retire any shares of Earthstone Common Stock, except as contemplated by this Agreement;

(D) alter or amend or authorize any alteration or amendment to its Certificate of Incorporation or bylaws as they exist at the date of this Agreement, except as required to complete the Contribution or any transaction contemplated under this Agreement;

(E) incur or commit to incur any indebtedness for borrowed money in excess of the greater of its existing borrowing base as of the date hereof under the Earthstone Credit Facility or as it may be redetermined under the Earthstone Credit Facility;

(F) elect to participate in programs proposed by the operator of non-operated properties where the amount of the authority for expenditure net to Earthstone exceeds $2,000,000;

(G) conduct workover or remedial well operations on producing properties where the amount of the authority for expenditure net to Earthstone exceeds $200,000;

(H) acquire or agree to acquire (other than pursuant to this Agreement), by amalgamating, plan of arrangement, merging, consolidating or entering into a business combination with or purchasing or leasing substantially all of the assets or otherwise of, any business or undertaking of any corporation, partnership, association or other business organization or division thereof other than an Earthstone Affiliate;

(I) sell, lease, transfer, mortgage or otherwise dispose of or encumber any of its material property or assets, real or personal, or agree to the same, other than for actions under the Earthstone Credit Facility in the ordinary and regular course of business;

(J) allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire, limited liability company interests of any Earthstone Asset or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, any limited liability company interests of any Earthstone Asset or other securities, other than limited liability company interests of any Earthstone Asset issuable upon exercise of convertible securities of any Earthstone Asset issued prior to the date hereof;

(K) split, consolidate, exchange or reclassify any shares of Earthstone Common Stock, except as required to complete the Contribution or any transaction contemplated under this Agreement;

(L) enter into or materially modify any employment, consulting, bonus, retention or similar agreements or arrangements with, or, except as part of normal compensation practices, grant any material bonuses, salary increases, stock options, severance, retirement allowances, deferred or incentive compensation, termination pay or any other similar form of material compensation to, or make any loan to, any of its officers, directors, employees or consultants;

(M) take any action or fail to take any action which would cause any of the conditions precedent set forth in ARTICLE 7 not to be satisfied;

(N) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; and

(O) announce an intention, enter into any agreement, or otherwise make a commitment to do any of the things prohibited by any of the foregoing.

Section 6.7 Further Assurances. After Closing, the Parties agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by any other Party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 6.8 A&R LLC Agreement. At Closing, EEH, Earthstone, Lynden and Bold shall execute the form of A&R EEH Agreement.

Section 6.9 Preparation of the Proxy Statement; Earthstone Stockholder Meeting.

(a) As soon as reasonably practicable following the date of this Agreement, Earthstone shall prepare and file with the SEC a preliminary Proxy Statement to obtain Earthstone Stockholder Approval. Earthstone shall use its reasonable best efforts to have the Proxy Statement cleared for use under the Exchange Act as promptly as practicable after such filing. Earthstone shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Earthstone Stockholders as promptly as practicable after the clearance is received from the SEC. If at any time prior to the Closing Date any information relating to Earthstone, Bold or Bold Sub, or any of their respective Affiliates, directors or officers, is discovered by any Party that should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Earthstone Stockholders. Earthstone shall notify Bold of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information.

(b) Subject to Section 6.3, Earthstone shall, (i) as soon as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Earthstone Stockholders (the “Earthstone Stockholders Meeting”) for the purpose of obtaining the Earthstone Stockholder Approval and (ii) through the Earthstone Board or the Earthstone Special Committee, as applicable, recommend to the Earthstone Stockholders (A) the adoption of the A&R Certificate of Incorporation; and (B) the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Earthstone Contribution (collectively, the “Earthstone Board Recommendation”). The Proxy Statement shall include a copy of the Earthstone Fairness Opinion and (subject to Section 6.3) the Earthstone Board Recommendation. Earthstone may not postpone or adjourn the Earthstone Stockholders Meeting without the consent of Bold, other than (A) to solicit additional proxies for the purpose of obtaining the Earthstone Stockholder Approval, (B) for the absence of quorum or (C) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Earthstone has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Earthstone Stockholders prior to the Earthstone Stockholders Meeting. Without limiting the foregoing, Earthstone agrees that its obligation to hold the Earthstone Stockholder Meeting shall not be affected by any Adverse Recommendation Change, the receipt of any Alternative Proposal or Superior Proposal or the occurrence of an Intervening Event unless and until this Agreement is terminated in accordance with Section 9.1.

Section 6.10 Registration Rights. At the Closing, Earthstone, Bold and the other Persons to be party thereto will execute and deliver a Registration Rights Agreement relating to the shares of Class A Common Stock issuable upon redemption of the EEH-Bold Contribution Units substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

Section 6.11 Listing of the Earthstone Shares. Earthstone shall use its reasonable best efforts to cause the Class A Common Stock issuable upon redemption of the EEH-Bold Contribution Units to be approved for listing on the NYSE MKT prior to the Closing, subject to official notice of issuance.

Section 6.12 Notice Required by Rule 14f-1 under Exchange Act. Any notice required under Rule 14f-1 under the Exchange Act concerning the changes in the composition of the Earthstone Board as herein provided shall be made on a timely basis.

Section 6.13 Section 16 Matters. Prior to the Closing Date, Earthstone and Bold shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any acquisitions of Earthstone Shares, the shares of Class A Common Stock issuable upon the redemption of the EEH-Bold Contribution Units or resulting from the transactions contemplated by this Agreement by each person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, or will become subject to such reporting requirements, with respect to Earthstone, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14 Tax Matters.

(a) Transfer Taxes. All Transfer Taxes incurred in connection with the transactions contemplated hereby, if any, shall be paid by Earthstone, in its capacity as the Managing Member of EEH, when due, whether levied on Earthstone, EEH, Bold or any Subsidiary thereof, and Earthstone, in its capacity as the Managing Member of EEH, shall file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes. Earthstone, in its capacity as the Managing Member of EEH, shall reimburse, indemnify, defend and hold harmless Bold and its respective Affiliates against liability for any such Transfer Taxes. The parties will cooperate, in good faith, in the filing of any Tax Returns with respect to Transfer Taxes and the minimization, to the extent reasonably permissible under applicable Law, of the amount of any Transfer Taxes.

(b) Section 754 Election. Following the transactions contemplated hereby, EEH, and each Subsidiary of EEH that is classified as a partnership for U.S. federal income tax purposes, shall each make an election under Section 754 of the Code and under corresponding provisions of applicable statute and local tax laws for the taxable year of EEH that ends on or includes the Closing Date.

Section 6.15 Voting Agreement. At the Closing, Earthstone, EnCap Investments, L.P., Oak Valley and Bold will enter into a voting agreement pursuant to which each will agree to vote for certain directors of the Earthstone Board as provided in the voting agreement, substantially in the form attached hereto as Exhibit D (the “Voting Agreement”).

Section 6.16 Indemnification and Insurance.

(a) For purposes of this Section 6.16, (i) “Indemnified Person” shall mean any person who is now, or has been or becomes at any time prior to the Closing Date, an officer, director, employee, manager or member of Bold Sub and also with respect to any such Person, in his or her capacity as a director, officer, employee, manager, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with Bold Sub) serving at the request of or on behalf of Bold Sub and together with such Person’s heirs, executors or administrators and (ii) “Proceeding” shall mean any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.

(b) From and after the Closing Date, solely to the extent that Bold Sub would be permitted to indemnify an Indemnified Person, Earthstone agrees to (i) indemnify and hold harmless against any cost or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any Proceeding, and provide advancement of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of directors and managers, indemnification of officers, directors, managers and employees and advancement of expenses contained in the Bold Sub Charter Documents immediately prior to the Closing Date and ensure that the certificate of formation and limited liability company agreement of Bold Sub shall, for a period of six (6) years following the Closing Date, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, managers, officers, employees and agents of Bold Sub than are presently set forth in the Bold Sub Charter Documents. Any right of indemnification of an Indemnified Person pursuant to this Section 6.16(b) shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein.

(c) Prior to or within ninety (90) days following the Closing Date, Earthstone shall purchase “run-off” director and officer indemnification insurance to insure the existing officers and directors of Bold Sub for a period of six (6) years following the Closing Date in substantially the same amount as the director and officer indemnification insurance policy in existence for Earthstone directors and officers as of the date of this Agreement.

Section 6.17 Bold Employee Matters.

(a) The Parties agree that all employees of Bold or any Bold Subsidiary (these employees, the “Bold Employees”) will remain employed by Bold Operating, LLC for a transitional period of three (3) months following the Closing Date (this period, the “Transition Period”), it being understood that no Party to this Agreement can prevent any Bold Employee from resigning his or her employment with Bold Operating, LLC at any time. Within thirty (30) days after the Closing Date, with respect to each Bold Employee, Earthstone shall either (i) extend a written offer to continue the employment of such Bold Employee on a permanent basis following the end of the Transition Period (such offer, a “Permanent Offer” and these employees, the “Permanent Offered Employees”) or (ii) provide written notice to such Bold Employee that Earthstone will not continue their employment on a permanent basis and that their employment will be terminated at the end of the Transition Period (these employees, the “Transitional Employees”). Each Permanent Offer must provide the Bold Employee with a period of fifteen (15) days after the date of the Permanent Offer in which to elect, in writing, whether to accept or reject the Permanent Offer. The Permanent Offered Employees who accept the Permanent Offer and continue employment with Earthstone or its Subsidiaries (including Bold Operating, LLC) following the Transition Period are referred to herein as the “Hired Employees.” The Permanent Offered Employees who reject a Qualifying Permanent

Offer are referred to herein as “Rejecting Employees” and the Permanent Offered Employees who reject a Permanent Offer that is not a Qualifying Permanent Offer and resign their employment will be treated as Transitional Employees for all purposes under this Agreement, including for purposes of the right to receive severance payments under Section 6.17(c) below. A “Qualifying Permanent Offer” is an offer of continued employment on the same terms and conditions and in a comparable position as applied to such Bold Employee immediately prior to Closing and at the same location as such Bold Employee’s current employment or a comparable location (i.e., within twenty-five (25) miles of such Bold Employee’s current employment), and that provides (I) a base salary or wage rate that is no less favorable than the base salary or wage rate provided to such Bold Employee immediately prior to Closing, (II) incentive compensation opportunities (including equity compensation) that are substantially comparable to those provided to other similarly situated employees of Earthstone and its Subsidiaries and (III) retirement and group health and welfare benefits that are substantially comparable to those provided to other similarly situated employees of Earthstone and its Subsidiaries.

(b) During the Transition Period, each Bold Employee shall be provided with (i) employment by Bold Operating, LLC (A) on the same terms and conditions and in a comparable position as applied to such Bold Employee immediately prior to Closing and (B) at the same location as such Bold Employee’s current employment or a comparable location (i.e., within twenty-five (25) miles of such Bold Employee’s current employment), (ii) a base salary or wage rate that is no less favorable than the base salary or wage rate provided to such Bold Employees immediately prior to Closing and (iii) continuation of the Bold compensation or other benefit plans and arrangements or, at Earthstone’s election, other compensation or benefit plans and arrangements provided by Earthstone that are substantially comparable individually or in the aggregate to those provided to such Bold Employees immediately prior to Closing.

(c) With respect to (i) each Transitional Employee (including a Permanent Offered Employee who becomes a Transitional Employee) who remains employed with Earthstone or its Subsidiaries (including Bold Operating, LLC) through the end of the Transition Period or (ii) each Bold Employee (including any Transitional Employee) who is terminated without Cause prior to the end of the Transition Period, Earthstone shall provide, through the remainder of the Transition Period (in the case of a Bold Employee terminated pursuant to clause (ii)) and for a period of four months following the end of the Transition Period, severance payments representing (A) continuation of such Bold Employee’s base salary or wages and (B) reimbursement for the full cost of COBRA continuation coverage for participation in group health plans that provide substantially comparable coverage as was provided to such Bold Employee immediately prior to Closing. For purposes of this Agreement, “Cause” shall mean the Bold Employee’s (1) material and willful failure to perform the material duties of the employee’s position that continues for thirty (30) days following receipt of written notice describing such failure, (2) commission of an act of fraud or dishonesty against or with respect to Earthstone or any of its Subsidiaries that causes material harm to Earthstone’s or any of its Subsidiaries’ reputation or business, (3) conviction or plea of no contest to a felony or crime involving moral turpitude, or (4) willful misconduct that is materially injurious to Earthstone or any of its Subsidiaries. As a condition to receiving the foregoing severance benefits, each Transitional Employee must sign and not revoke a release of claims against Earthstone and Bold and their Affiliates in a form reasonably acceptable to each of Earthstone and Bold.

(d) With respect to each Hired Employee and each Rejecting Employee who remains an employee of Earthstone or its Subsidiaries (including Bold Operating, LLC) through the end of the Transition Period, on or as soon as practicable following such date, Earthstone shall pay such employee a lump-sum cash retention bonus in an amount equal to one month of such employee’s base salary or wages. In addition, each Hired Employee who remains an employee of Earthstone or its Subsidiaries (including Bold Operating, LLC) for a period of three months following the end of the Transition Period (the “Post-Transition Retention Period”) (or who is terminated without Cause during the Post-Transition Retention Period and signs and does not revoke a release of claims against Earthstone and Bold and their Affiliates in a form reasonably acceptable to each of Earthstone and Bold) shall receive an additional lump-sum cash retention bonus equal to three months of such employee’s base salary or wages, payable as soon as practicable after the end of the Post-Transition Retention Period, or such date of termination, if applicable.

(e) From and after the Closing, if Earthstone elects to provide compensation or benefit plans or arrangements to Bold Employees as provided in Section 6.17(b), Earthstone shall give such Bold Employees receiving such benefits, as well as each Hired Employee that no longer receives benefits under 6.17(b), full credit for all purposes under any employee benefit plans, arrangements, collective agreements and employment-related entitlements (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, and severance or separation pay plans) that are or in the future may be provided, sponsored, maintained or contributed to by Earthstone or any of its Affiliates in which such employees are eligible to participate for such employee’s service with Bold or its Affiliates, and with any predecessor employer, to the same extent recognized by Bold and its Affiliates, except to the extent such credit would result in the duplication of benefits for the same period of service. For the avoidance of doubt no Bold Employee will be eligible to participate in an Earthstone 401(k) Plan until he or she becomes a Hired Employee Notwithstanding the foregoing, in no event shall Earthstone be required to provide credit for such service for benefit accrual purposes under any defined benefit pension plan. In addition, to the extent the Bold Employee commences participation in any welfare benefit plan sponsored by Earthstone or its Affiliates during the plan year in which the Closing occurs, Earthstone shall (i) waive for each Bold Employee and his or her dependents, any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under such plan(s) to the extent such waiting period, pre-existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such employee under the terms of the corresponding benefit plan of Bold or its Affiliate, and (ii) give full credit to each Bold Employee and his or her dependents for all co-payments and deductibles satisfied prior to the Closing in the same plan year as the Closing, and for any lifetime maximums, as if there had been a single continuous employer.

(f) This Section 6.17 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 6.17, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.17. Nothing contained herein, express or implied, shall be construed to establish, amend or modify, or prevent the amendment, modification or termination of, any Benefit Plan or any other program, agreement or arrangement relating to compensation or employee benefits. The Parties hereto acknowledge and agree that the terms set forth in this Section 6.17 shall not create any right in any Bold Employee or any other Person to any continued employment with Earthstone, Bold Operating, LLC or any of their Affiliates or any compensation or benefits of any nature or kind whatsoever.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.1 Mutual Conditions to Closing. The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by such Party) on or prior to the Closing of each of the following conditions precedent:

(a) No Injunction. On the Closing Date, no Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have been issued and remain in force, and no suit, action or other proceeding by any Governmental Body seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body;

(b) Governmental Consents. All material consents and approvals of any Governmental Body required for the consummation of the transactions contemplated under this Agreement shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted;

(c) Earthstone Stockholder Approval. The Earthstone Stockholder Approval shall have been obtained in accordance with the General Corporation Law of the State of Delaware, the Certificate of Incorporation and the bylaws of Earthstone; and

(d) Listing of Class A Common Stock. The shares of Class A Common Stock deliverable upon redemption of the EEH-Bold Contributions Units as contemplated by the A&R EEH Agreement shall have been approved for listing on the NYSE MKT, subject to official notice of issuance.

Section 7.2 Bold’s and Bold Sub’s Conditions to Closing. In addition to the conditions set forth in Section 7.1, the obligations of Bold and Bold Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Bold and Bold Sub) on or prior to the Closing of each of the following conditions precedent:

(a) Representations of Earthstone. (i) The representations and warranties of Earthstone set forth in Section 3.1, Section 3.2 and Section 3.3, shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of the Earthstone set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual such representation and warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Performance of Covenants. Earthstone, EEH and Lynden shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by them under this Agreement prior to or on the Closing Date;

(c) Representations of EEH. (i) The representations and warranties of EEH set forth in Section 4.1, Section 4.2 and Section 4.3, shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of EEH set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual such representation and warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d) Assignment of Earthstone Assets. Earthstone shall execute and deliver an assignment of membership interests or stock power, as applicable, in form and substance reasonably satisfactory to Bold to convey all of the outstanding equity interests in the Earthstone Assets to EEH and, as applicable, to admit, EEH as a substitute member of the applicable limited liability companies whose equity interests are conveyed;

(e) Assignment of Lynden Assets. Lynden shall execute and deliver an assignment of membership interests, in form and substance reasonably satisfactory to Bold to convey all of the outstanding equity interests in the Lynden Assets and to admit EEH as a substituted member of Lynden Sub; and

(f) Closing Deliverables. Each of Earthstone, EEH and Lynden shall have delivered to Bold each of the items required by Section 8.3, Section 8.4 and Section 8.5.

Section 7.3 EEH’s Conditions to Closing. In addition to the conditions set forth in Section 7.1, the obligations of EEH to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by EEH) on or prior to the Closing of each of the following conditions precedent:

(a) Representations. (i) The representations and warranties of Bold and Bold Sub set forth in Section 5.1, Section 5.2 and Section 5.3 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time; and (ii) all other representations and warranties of Bold and Bold Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual such representation and warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Performance. Bold and Bold Sub shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c) Resignation of Bold Sub Directors and Officers. At Closing, all managers, directors and officers of Bold Sub shall resign, and EEH shall be appointed as manager of Bold Sub;

(d) Assignment of Bold Assets. Bold shall execute and deliver an assignment of membership interests in form and substance reasonably satisfactory to Earthstone and EEH to convey all of the outstanding equity interests in the Bold Assets to EEH and, as applicable, to admit, EEH as a substitute member of Bold Sub; and

(e) Closing Deliverables. Bold shall have delivered to EEH and Earthstone, as applicable, each of the items required by Section 8.2.

Section 7.4 Earthstone’s Conditions to Closing. In addition to the conditions set forth in Section 7.1, the obligations of Earthstone to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Earthstone) on or prior to the Closing of each of the following conditions precedent:

(a) Representations. (i) The representations and warranties of Bold and Bold Sub set forth in Section 5.1, Section 5.2 and Section 5.3 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time; and (ii) all other representations and warranties of Bold and Bold Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual such representation and warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Performance. Bold and Bold Sub shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date; and

(c) Assignment of Bold Assets. Bold shall execute and deliver an assignment of limited liability company interests in form and substance reasonably satisfactory to Earthstone and EEH to convey all of the outstanding equity interests in the Bold Assets to EEH and, as applicable, to admit, EEH as a substitute member of Bold Sub.

(d) Closing Deliverables. Bold shall have delivered to EEH and Earthstone, as applicable, each of the items required by Section 8.2.

Section 7.5 Lynden’s Conditions to Closing. In addition to the conditions set forth in Section 7.1, the obligations of Lynden to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Lynden) on or prior to the Closing of each of the following conditions precedent:

(a) Representations. (i) The representations and warranties of Bold and Bold Sub set forth in Section 5.1, Section 5.2 and Section 5.3 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time; and (ii) all other representations and warranties of Bold and Bold Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual such representation and warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Performance. Bold and Bold Sub shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date; and

(c) Assignment of Bold Assets. Bold shall execute and deliver an assignment of membership interests in form and substance reasonably satisfactory to Earthstone and EEH to convey all of the outstanding equity interests in the Bold Assets to EEH and, as applicable, to admit, EEH as a substitute member of Bold Sub.

(d) Closing Deliverables. Bold shall have delivered to EEH and Earthstone, as applicable, each of the items required by Section 8.2.

Section 7.6 Frustration of Closing Conditions. No Party hereto may rely on the failure of any condition set forth in Section 7.1, Section 7.2, Section 7.3, Section 7.4 or Section 7.5, as the case may be, to be satisfied if the failure of such condition to be satisfied was caused by such Party’s failure to use its reasonable best efforts to consummate the transactions contemplated hereby, or other breach of or noncompliance with this Agreement.

ARTICLE 8

CLOSING

Section 8.1 Time and Place of Closing. Consummation of the transactions as contemplated by this Agreement (the “Closing”), shall, unless otherwise agreed to in writing by the Parties, take place electronically via the exchange of documents in “portable document format” (“.pdf”) form, on the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE 7 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as Earthstone, EEH and Bold shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date”, subject to the Parties’ rights to terminate this Agreement under ARTICLE 9.

Section 8.2 Obligations of Bold at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 8.3, Section 8.4 and Section 8.5, Bold shall deliver or cause to be delivered:

(a) to EEH, the assignment of the Bold Assets;

(b) to Earthstone, the Bold Cash Payment;

(c) to EEH, a counterpart of the A&R EEH Agreement, duly executed by Bold;

(d) to Earthstone, counterparts of the Registration Rights Agreement, duly executed by Bold and its members;

(e) to Earthstone, a counterpart of the Voting Agreement, duly executed by Bold;

(f) to Earthstone, a counterpart of the Voting and Support Agreement, duly executed by Bold;

(g) to Earthstone, counterparts of the Grant Agreements, duly executed by each of the individual parties thereto;

(h) to Earthstone, a certificate duly executed by an authorized executive officer of Bold, dated as of the Closing Date, certifying on behalf of Bold that the conditions set forth in Section 7.4(a) and Section 7.4(b) have been fulfilled;

(i) to EEH and Earthstone, an executed statement described in Treasury Regulation § 1.1445-2(b)(2) certifying that Bold is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code; and

(j) to EEH, a full release of liens, mortgages, security interests, pledges, restrictions or any other type of burden or encumbrance covering any interest in the assets held by Bold Sub, in a form reasonably satisfactory to EEH.

Section 8.3 Obligations of Earthstone at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 8.2, Section 8.4 and Section 8.5, Earthstone shall deliver or cause to be delivered:

(a) to EEH, the assignment of the Earthstone Assets;

(b) to EEH, a counterpart of the A&R EEH Agreement, duly executed by Earthstone;

(c) to Bold, the Earthstone Shares;

(d) to Bold, a duly executed copy of the A&R Certificate of Incorporation as filed with the Secretary of State;

(e) to Bold, a counterpart of the Registration Rights Agreement, duly executed by Earthstone;

(f) to Bold, a counterpart of the Voting Agreement, duly executed by Earthstone;

(g) to Bold, counterparts of the Voting and Support Agreement, duly executed by Earthstone and Oak Valley;

(h) to Bold, counterparts of the Grant Agreements, duly executed by Earthstone;

(i) to Bold, a certificate duly executed by an authorized executive officer of Earthstone, dated as of the Closing Date, certifying on behalf of Earthstone that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled; and

(j) to EEH and Bold, an executed statement described in Treasury Regulation § 1.1445-2(b)(2) certifying that Earthstone is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 8.4 Obligations of EEH at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 8.2, Section 8.3 and Section 8.5, EEH shall deliver or cause to be delivered:

(a) to Bold, the EEH-Bold Contribution Units;

(b) to Earthstone, the EEH-Earthstone Contribution Units;

(c) to Lynden, the EEH-Lynden Contribution Units;

(d) to EEH and Bold, a counterpart of the A&R EEH Agreement, duly executed by EEH; and

(e) to Bold, a certificate duly executed by an authorized executive officer of EEH, dated as of the Closing Date, certifying on behalf of EEH that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been fulfilled.

Section 8.5 Obligations of Lynden at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the other Parties of their respective obligations pursuant to Section 8.2, Section 8.3 and Section 8.4, Lynden shall deliver or cause to be delivered:

(a) to EEH, the Lynden Assets;

(b) to EEH, a counterpart of the A&R EEH Agreement, duly executed by Lynden;

(c) to Bold, with respect to any approvals received by Lynden pursuant to a filing or application under Section 6.2, copies of those approvals; and

(d) all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement as may be reasonably requested by the other Parties.

ARTICLE 9

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Earthstone and Bold;

(b) by either Earthstone or Bold:

(i) if the Closing has not occurred on or before March 31, 2017 or such later date as shall be mutually agreed; provided, however, that if the SEC has not cleared the Proxy Statement by February 14, 2017, then either Party (provided that it has complied in all material respects with its obligations under Section 6.9(a)) may, by written notice to the other Party, extend such date to April 30, 2017; provided, further that no Party shall be entitled to terminate this Agreement under this clause (b)(i) if the Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any material respect its covenants or agreements hereunder;

(ii) if any Order having the effect set forth in Section 7.1(a) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if such Order was due to the failure of such Party to perform any of its obligations under this Agreement; or

(iii) if the Earthstone Stockholder Meeting shall have concluded and the Earthstone Stockholder Approval shall not have been obtained.

(c) by Earthstone, if Bold shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Bold set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.4(a) or Section 7.4(b) and (B) is incapable of being cured, or is not cured, by Bold within thirty (30) days following receipt of written notice from Earthstone of such breach or failure; provided that Earthstone shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if Earthstone is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(d) by Bold:

(i) if an Adverse Recommendation Change shall have occurred;

(ii) prior to the receipt of the Earthstone Stockholder Approval, if Earthstone shall be in breach of its obligations pursuant to Section 6.3; or

(iii) if Earthstone, EEH or Lynden shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Earthstone, EEH or Lynden set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) and (B) is incapable of being cured, or is not cured, by Earthstone, EEH or Lynden, as applicable, within thirty (30) days following receipt of written notice from Bold of such breach or failure; provided that Bold shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(iii) if Bold is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 9.2 Ability to Terminate. No Party shall be entitled to terminate this Agreement under Section 9.1 if the Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any material respect its covenants or agreements hereunder.

Section 9.3 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in Section 6.4 (Confidentiality), the provisions of this ARTICLE 9 and the provisions in ARTICLE 10, all of which shall survive termination of this Agreement), and there shall be no liability on the part of any Party hereto or its respective directors, managers, officers and Affiliates, except Bold and/or Earthstone may have liability as provided in Section 9.4; provided, that nothing in this Section 9.3 shall relieve any Party of liability for Willful Breach or fraud, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

Section 9.4 Fees and Expenses.

(a) In the event that (i) an Alternative Proposal shall have been publicly proposed or publicly disclosed prior to, and not withdrawn at the time of, the date of the Earthstone Stockholders Meeting (or, if the Earthstone Stockholders Meeting shall not have occurred, prior to the termination of this Agreement pursuant to Section 9.1(b)(i), Section 9.1(d)(ii) or Section 9.1(d)(iii)), (ii) this Agreement is terminated by Bold or Earthstone pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii) or by Bold pursuant to Section 9.1(d)(ii) or Section 9.1(d)(iii), and (iii) Earthstone enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then Earthstone shall pay the Termination Fee to Bold upon the consummation of any such transaction. For purposes of this Section 9.4(a), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 6.3(e)(i), except that the references to “20%” shall be deemed to be references to “50%.”

(b) In the event this Agreement is terminated by Bold pursuant to Section 9.1(d)(i), Earthstone shall pay to Bold, within two (2) Business Days after the date of termination, the Termination Fee.

(c) Any payment of the Termination Fee shall be made in cash by wire transfer of immediately available funds to an account designated in writing by Bold, and in the event the Termination Fee is paid, the payment of such Termination Fee shall be the sole and exclusive remedy available to Bold, and, other than the provisions of this Section 9.4 relating to payment of the Termination Fee, Earthstone shall have no liability to any Bold of any kind in respect of this Agreement and the transactions contemplated hereby; provided that nothing herein shall release Earthstone from liability for Willful Breach or fraud. In no event shall Earthstone be required to pay the Termination Fee on more than one occasion.

(d) In the event that Earthstone shall fail to pay the Termination Fee required pursuant to this Section 9.4 when due, such fee shall accrue interest for the period commencing on the date the Termination Fee became past due, at the prime rate of Citibank N.A. in effect on such date. The Parties acknowledge that the provisions of this Section 9.4 are an integral part of the transactions contemplated hereby and that, without these agreements, they would not enter into this Agreement.

(e) The Parties agree that, subject to Section 9.4(c), the Parties shall have all available remedies, whether at law or in equity (including specific performance as set forth in Section 10.15), for any breach of this Agreement by the other Parties hereto.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Any Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Agreement in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

Section 10.2 Notices. All notices and other communications that are required or may be given pursuant to this Agreement must be given in writing, in English and delivered personally, by courier, by facsimile or email or by registered or certified mail, postage prepaid, as follows:

If to Earthstone, EEH, Lynden and Lynden Sub:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Attn: Frank A. Lodzinski

Facsimile: (281) 298-4272

Email:

With a copy (which shall not constitute notice) to:

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Attn: Reid A. Godbolt

Facsimile: (303) 573-8133

Email: rgodbolt@joneskeller.com

If to Bold and Bold Sub:

Bold Energy III, LLC

600 N. Marienfeld, Suite 1000

Midland, Texas 79701

Attn: Joseph L. Castillo

Facsimile:

Email:

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attn: Michael E. Dillard

Facsimile: (713) 546-5401

Email: michael.dillard@lw.com

Any Party may change its address for notice by providing notice to the other Parties in the manner set forth above. All notices shall be deemed to have been duly given and the receiving Party charged with notice (a) if personally delivered, when received, (b) if sent by facsimile during normal business hours of the recipient, upon confirmation of transmission, or if sent by facsimile after normal business hours of the recipient, on the next Business Day, (c) if sent by email during normal business hours of the recipient, upon having obtained electronic delivery confirmation thereof, or if sent by email after normal business hours of the recipient, on the next Business Day, (d) if mailed, four (4) Business Days after the date of mailing to the address above or (e) if sent by overnight courier, one day after sending.

Section 10.3 Certain Fees. Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

Section 10.4 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b) Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 10.4, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 10.5 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by such Party and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Notwithstanding the foregoing, the requirement that the Earthstone Stockholder Approval include the vote of a Majority of the Disinterested in favor of the adoption of this Agreement and the transactions contemplated hereby may not be waived.

Section 10.6 Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties, which consent may be withheld for any reason, and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.7 Entire Agreement. This Agreement (including, for purposes of certainty, the Appendices, Exhibits and Schedules attached hereto), the Confidentiality Agreement, the Voting and Support Agreement and the documents to be executed hereunder and in connection herewith constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 10.8 Amendment. This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.

Section 10.9 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than a Party to any claim, cause of action, remedy or right of any kind, except as provided in Section 6.18 and Section 6.19 (which will be to the benefit of the Persons referred to in such Sections).

Section 10.10 Construction. The Parties acknowledge that (a) each Party has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby, (b) this Agreement is the result of arms-length negotiations from equal bargaining positions and (c) each Party and its counsel participated in the preparation and negotiation of this Agreement. Any rule of construction that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

Section 10.11 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT IN CONNECTION WITH ANY DAMAGES INCURRED BY THIRD PARTIES FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THE TERMS OF THIS AGREEMENT, NONE OF THE PARTIES SHALL BE ENTITLED TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS OTHERWISE PROVIDED IN THIS SENTENCE, EACH OF THE PARTIES, FOR ITSELF AND ON BEHALF OF THE MEMBERS OF BOLD, EEH AND THE EARTHSTONE SUBSIDIARIES, AS APPLICABLE, HEREBY EXPRESSLY WAIVES ANY RIGHT TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.12 Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE ALL CAPS FONT ARE “CONSPICUOUS” AND COMPLY WITH THE EXPRESS NEGLIGENCE RULE FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 10.13 Time of Essence. This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Parties to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 10.14 Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, and the remaining terms and provisions shall remain in full force and effect unless doing so would result in an interpretation of this Agreement that is manifestly unjust.

Section 10.15 Specific Performance. Each Party hereby acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of Earthstone and Bold, and their Affiliates, is unique, that the other Party(ies) would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other Party(ies) not in default or in breach. Accordingly, except with respect to a valid termination of this Agreement pursuant to Article 9, each Party agrees that the other Party(ies) shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The Parties waive any defense that a remedy at Law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

EARTHSTONE:

EARTHSTONE ENERGY, INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

EEH:

EARTHSTONE ENERGY HOLDINGS, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

LYNDEN:

LYNDEN USA INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

LYNDEN SUB:

LYNDEN USA OPERATING, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

[Signature Page – Contribution Agreement]

BOLD:

BOLD ENERGY HOLDINGS, LLC

By: EnCap Energy Capital Fund IX, L.P., Sole Member of Bold Energy Holdings, LLC

By: EnCap Equity Fund IX GP, L.P., General Partner of EnCap Energy Capital Fund IX, L.P.

By: EnCap Investments L.P., General Partner of EnCap Equity Fund IX GP, L.P.

By: EnCap Energy Capital Fund IX, L.P., General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

BOLD SUB:

BOLD ENERGY III LLC

By:	/s/ Joseph L. Castillo
Name:	Joseph L. Castillo
Title:	President

[Signature Page – Contribution Agreement]

APPENDIX A

ATTACHED TO AND MADE A PART OF THAT

CERTAIN CONTRIBUTION AGREEMENT

DATED AS OF NOVEMBER 7, 2016

DEFINITIONS

“A&R Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc., in substantially the form attached hereto as Exhibit A.

“A&R EEH Agreement” means the First Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC, in substantially the form attached hereto as Exhibit B.

“Acquisition Agreement” has the meaning set forth in Section 6.3(a).

“Adverse Recommendation Change” has the meaning set forth in Section 6.3(a).

“Affiliate” means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Alternative Proposal” has the meaning set forth in Section 6.3(e)(i).

“Audited Bold Sub Financial Statements” has the meaning set forth in Section 5.6.

“Benefit Plan” means (a) all “employee benefit plans” within the meaning of Section 3(3) of ERISA, and (b) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA and whether written or oral, including, cash or equity or equity-based, deferred compensation, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, welfare, cafeteria, severance, retirement, pension, savings, or termination.

“Bold” has the meaning set forth in the Preamble of this Agreement.

“Bold Assets” means all of the membership interests of Bold Sub.

“Bold Benefit Plan” has the meaning set forth in Section 5.32(a).

“Bold Cash Payment” has the meaning set forth in Section 2.3.

“Bold Contribution” has the meaning set forth in Section 2.3.

“Bold Credit Facility” means the credit agreement, dated August 14, 2013, between Bold Sub and Wells Fargo Bank, N.A. and the lenders party thereto, as amended.

“Bold Disclosure Schedule” has the meaning set forth in ARTICLE 5.

“Bold Employees” has the meaning set forth in Section 6.17(a).

“Bold Properties” means the Properties of Bold and the Bold Subsidiaries.

“Bold Records” means all data, files or records in Bold’s or Bold Sub’s control or possession pertaining to the ownership and operation of the Bold Properties, including but not limited to all abstracts of title, accounting records, property tax records, financial reports and projections, escrow reports, books, contract files, division order

Appendix A - 1

files, documents evidencing the prices currently paid for production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, production records, supplemental abstracts of title, title curative materials, title opinions, title reports and other data useful to or used in connection with the development, exploration or operation of the Bold Properties.

“Bold Sub” has the meaning set forth in the Preamble of this Agreement.

“Bold Sub Annual Financial Statements” has the meaning set forth in Section 5.6.

“Bold Sub Charter Documents” means the certificate of formation and limited liability company agreement of Bold Sub as currently in effect.

“Bold Sub Reserve Report” has the meaning set forth in Section 5.32.

“Bold Subsidiaries” means Bold Sub and Bold Operating, LLC, a Texas limited liability company.

“Business Day” means each calendar day except Saturdays, Sundays, and United States federal holidays.

“Cause” has the meaning set forth in Section 6.17(c).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended.

“Certificate of Incorporation” means that Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc., dated February 26, 2010, as amended by that Certificate of Amendment to the Certificate of Incorporation, dated December 20, 2010, the Certificate of Amendment dated December 19, 2014 and the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated October 22, 2015.

“Class A Common Stock” means the Class A Common Stock, $0.001 par value per share, of Earthstone, to be created under the A&R Certificate of Incorporation.

“Class B Common Stock” means the Class B Common Stock, $0.001 par value per share, of Earthstone, to be created under the A&R Certificate of Incorporation.

“Closing” has the meaning set forth in Section 8.1.

“Closing Date” has the meaning set forth in Section 8.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the confidentiality agreement dated December 8, 2015 between Earthstone and Bold Sub.

“Contribution” means the Earthstone Contribution together with the Bold Contribution and the Lynden Contribution.

“Control” means the ability to direct the management and policies of a Person through ownership of voting shares or other equity rights, pursuant to a written agreement, or otherwise. The terms “Controls” and “Controlled by” and other derivatives shall be construed accordingly.

“Earthstone” has the meaning set forth in the Preamble of this Agreement.

“Earthstone Assets” means (i) all of the membership interests of Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC, Earthstone GP, LLC, and (ii) $36,071 cash from the sale of Class B shares to Bold.

Appendix A - 2

“Earthstone Benefit Plan” has the meaning set forth in Section 3.37(a).

“Earthstone Board” means the Board of Directors of Earthstone.

“Earthstone Board Recommendation” has the meaning set forth in Section 6.9(b).

“Earthstone Common Stock” means the shares of common stock, $0.001 par value per share, of Earthstone, that are listed for trading on the NYSE MKT.

“Earthstone Contribution” has the meaning set forth in Section 2.1.

“Earthstone Credit Facility” means the credit agreement dated as of December 19, 2014 and as amended on December 1, 2015, May 18, 2016 and July 27, 2016, among Earthstone, BOKF, NA dba Bank of Texas, a national banking association, as Administrative Agent, Wells Fargo Bank, National Association, and the lenders and guarantors party thereto.

“Earthstone Disclosure Schedule” has the meaning set forth in ARTICLE 3.

“Earthstone Fairness Opinion” means an opinion of Stephens, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, the Bold Contribution is fair, from a financial point of view, to Earthstone.

“Earthstone Financial Statements” has the meaning set forth in Section 3.6.

“Earthstone Interim Financial Statements” has the meaning set forth in Section 3.7.

“Earthstone Material Contracts” has the meaning set forth in Section 3.25.

“Earthstone Notice” has the meaning set forth in Section 6.3(d).

“Earthstone Preferred Stock” has the meaning set forth in Section 3.2(a).

“Earthstone Properties” means the Properties of Earthstone and the Earthstone Subsidiaries.

“Earthstone Records” means all data, files or records in Earthstone’s control or possession pertaining to the ownership and operation of the Earthstone Properties, including but not limited to all abstracts of title, accounting records, property tax records, financial reports and projections, escrow reports, books, contract files, division order files, documents evidencing the prices currently paid for production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, production records, supplemental abstracts of title, title curative materials, title opinions, title reports and other data useful to or used in connection with the development, exploration or operation of the Earthstone Properties.

“Earthstone Reserve Report” has the meaning set forth in Section 3.32.

“Earthstone Shares” means 36,070,828 shares of Class B Common Stock.

“Earthstone Special Committee” means the special committee of the Earthstone Board.

“Earthstone Stockholder Approval” means the affirmative vote or consent of (a) at least a majority of the outstanding shares of Earthstone Common Stock in favor of adoption of the A&R Certificate of Incorporation; (b) at least a majority of the outstanding shares of Earthstone Common Stock that are represented in person or by proxy at the Earthstone Stockholders Meeting in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Earthstone Contribution; (c) at least a majority of the outstanding shares of Earthstone Common Stock that are represented in person or by proxy at the Earthstone Stockholders Meeting in favor of the issuance of the Earthstone Shares; and (d) a Majority of the Disinterested in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Earthstone Contribution.

Appendix A - 3

“Earthstone Stockholders” means the stockholders of Earthstone.

“Earthstone Stockholders Meeting” has the meaning set forth in Section 6.9(b).

“Earthstone Subsidiaries” means Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC, Basic Petroleum Services, Inc., Earthstone GP, LLC, Lynden Energy Corp., Lynden and Lynden Sub.

“EEH” has the meaning set forth in the Preamble of this Agreement.

“EEH-Bold Contribution Units” means 36,070,828 EEH Units.

“EEH-Earthstone Contribution Units” means 16,423,849 EEH Units.

“EEH-Lynden Contribution Units” means 5,865,328 EEH Units.

“EEH Units” means the units representing limited liability company interests in EEH.

“EnCap Fund IX” has the meaning set forth in the Recitals.

“Encumbrance” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“Environmental Laws” means, all Laws related to pollution, the protection of the environment, the presence, Release, threatened Release, generation, recycling, disposal or treatment of Hazardous Substances, protection of human health and safety (to the extent related to the exposure to Hazardous Substances) including, but not limited to, CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade, or business, any other entity, trade, or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade, or business, or that is a member of the same “controlled group” as the first entity, trade, or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the Preamble of this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FERC” has the meaning set forth in Section 3.27.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Body” means any instrumentality, subdivision, court, arbitral body, administrative agency, commission, official or other governmental authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental body.

Appendix A - 4

“Grant Agreements” means those certain Grant Agreements, dated as of the Closing Date and effective as of immediately following the Closing, by and between Earthstone and each of the individuals set forth on Section 8.2(i) of the Earthstone Disclosure Schedule, pursuant to which Earthstone will grant, pursuant to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, an aggregate of 150,000 fully vested shares of Class A Common Stock to the individuals and in the amounts set forth on Section 8.2(i) of the Earthstone Disclosure Schedule;

“Hazardous Substances” means any substance or waste that is listed, defined, designated, classified as, or otherwise determined to be hazardous, extremely hazardous, toxic, radioactive, a pollutant or a contaminant under or pursuant to any Law.

“Hired Employees” has the meaning set forth in Section 6.17(a).

“Hydrocarbons” means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and hydrocarbons and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all Hydrocarbons leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, Hydrocarbons sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including Wells, well equipment and machinery), Hydrocarbons production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Imbalances” means any imbalance (a) at the wellhead between the amount of Hydrocarbons produced from a Well and allocated to the interest of a party therein and the shares of production from relevant Well or (b) at the pipeline flange between the amount of Hydrocarbons nominated by or allocated to a party and the Hydrocarbons actually delivered on behalf of a party at that point.

“Indemnified Person” has the meaning set forth in Section 6.16(a)(i).

“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (a) utility models, supplementary protection certificates, patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, and reissues thereof; (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof (including all goodwill associated with the foregoing); (c) copyrights, moral rights, database rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (d) trade secrets, know-how, and rights in confidential information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable.

“Intervening Event” means a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Earthstone Special Committee as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to or by the Earthstone Special Committee prior to obtaining the Earthstone Stockholder Approval; provided, however, that such event, fact, circumstance, development or occurrence shall not constitute an Intervening Event unless such Intervening Event has a Material Adverse Effect; provided, further, that under no circumstances shall any event,

Appendix A - 5

fact, circumstance, development or occurrence relating to the expectation, discovery or development of Hydrocarbons which may be contained in or which may be accessible, produced, marketed or sold from any Subject Oil and Gas Interests constitute or contribute towards an Intervening Event.

“IRS” means the Internal Revenue Service.

“Knowledge” means (a) with respect to Earthstone, information personally known by Frank A. Lodzinski, Neil K. Cohen and Robert Anderson, (b) with respect to EEH, information personally known by Frank A. Lodzinski and Robert Anderson, (c) with respect to Bold, information personally known by Joseph Castillo, David Cox or James Lawrence, and (d) with respect to Bold Sub, information personally known by Joseph Castillo, David Cox or James Lawrence.

“Lands” has the meaning set forth under the definition of Properties.

“Laws” means all Permits, statutes, rules, regulations, ordinances, common law, Orders, and codes of Governmental Bodies.

“Leases” has the meaning set forth under the definition of Properties.

“Lynden” has the meaning set forth in the Preamble of this Agreement.

“Lynden Assets” means all of the membership interests of Lynden Sub.

“Lynden Contribution” has the meaning set forth in Section 2.2.

“Lynden Reserve Report” has the meaning set forth in Section 3.32.

“Lynden Sub” has the meaning set forth in the Preamble of this Agreement.

“Majority of the Disinterested” means the approval of a majority of the outstanding shares of Earthstone Common Stock that are represented in person or by proxy at the Earthstone Stockholders Meeting, excluding shares held by Oak Valley and the executive officers of Earthstone.

“Material Adverse Effect” means, when used with respect to a Person, any change, effect, event, development, circumstance, condition, occurrence or combination of the foregoing that, individually or in the aggregate, has had or would reasonably be expected to have (i) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof or (ii) a material adverse effect on the business, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events, developments, circumstances, conditions or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (a) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (b) the announcement or pendency of this Agreement or the transactions contemplated hereby or the performance of this Agreement; (c) any change in the market price or trading volume of Earthstone Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur); (d) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (e) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (f) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the transactions contemplated hereby; and (g) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided, however, that any change, effect, event, development, circumstance, condition or occurrence referred to in clause (a), (d) or (g) shall be taken into

Appendix A - 6

account for purposes of determining whether there has been a Material Adverse Effect if and to the extent that such change, effect, event, development, circumstance, condition or occurrence disproportionately adversely affects such Person, as compared to other similarly situated Persons operating in the industries in which such Person operates.

“NGA” has the meaning set forth in Section 3.27.

“Oak Valley” has the meaning set forth in the Recitals.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any judgment, order, consent order, injunction, decree or writ of any Governmental Body.

“Party” and “Parties” have the meanings set forth in the Preamble of this Agreement.

“Permanent Offer” has the meaning set forth in Section 6.17(a).

“Permanent Offered Employees” has the meaning set forth in Section 6.17(a).

“Permits” means any permits, approvals or authorizations by, or filings with, a Governmental Body.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.

“Proceeding” has the meaning set forth in Section 6.16(a)(ii).

“Properties” means all of the assets of the Party and its Subsidiaries, including, without limitation, all of the Party’s right and title to, and interest in the following assets and properties:

(a) (i) the oil, gas and/or mineral leases and fee interests, including any ratifications, extensions and amendments thereof (as so limited, the “Leases”) and (ii) the lands covered by the Leases (the “Lands”), including (A) all properties and rights incident to the Leases and Lands and (B) any fee mineral interest, fee royalty interests, oil, gas and/or mineral leases, royalties, overriding royalties, production payments and net profits interests covering or arising out of the Lands, in each case, together with any and all leasehold interests and other rights, titles and interests of the respective Party in and to any pooled acreage, communitized acreage or units arising on account of the Leases or the Lands having been pooled, communitized or unitized into such units (the “Unit Interests”);

(b) all oil wells and gas wells, water injection wells and other injection or disposal wells, temporarily abandoned and permanently plugged and abandoned wells, and all other wells of every nature and kind located on or attributable to the Leases, the Lands or the Unit Interests, including all of the wells (the “Wells”, and, together with the Lands, the Leases, and the Unit Interests, the “Subject Oil and Gas Interests”);

(c) all agreements and contracts related to the Subject Oil and Gas Interests;

(d) all easements, rights-of-way, servitudes, surface use agreements, surface leases and similar rights, obligations and interests that are primarily related to the use, ownership or operation of any of the Subject Oil and Gas Interests or any of the Tangible Property;

(e) all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, Orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any Governmental Body that are primarily related to the use, ownership or operation of any of the Subject Oil and Gas Interests or any of the Tangible Property that may be transferred under applicable Law;

Appendix A - 7

(f) all rolling stock, equipment, machinery, fixtures, and other real, immovable, personal, movable and mixed property that is located on the Leases or the Lands and primarily used (or held for use) in connection with the use, ownership or operation of the Subject Oil and Gas Interests, including flow lines, pipelines, gathering, treatment, processing and storage systems, produced and fresh water pipelines, salt water disposal wells, gas lift systems, well pads, caissons, tank batteries, compressors, equipment inventory (other than any equipment inventory consumed in the ordinary course prior to the Closing) (collectively, the “Tangible Property”);

(g) all of the data, including any geophysical or other seismic or related technical data, files, records, maps and information, whether held in hard copy or electronic format, in the respective Party’s possession or control that are primarily related to any of the assets and properties described in this definition, including all land, title and contract files and operations, accounting, environmental, production and Tax records with respect to such properties and assets but only to the extent not subject to legal privilege of an un-affiliated third-Person or contractual restrictions on disclosure or transfer;

(h) the fee surface rights in the Lands;

(i) the emission reduction credits, emission offsets or similar credits (whether under voluntary or mandatory programs) held by the respective Party that are related to local, state or federal air quality Laws, regulations or plans;

(j) all rights, claims, and causes of action (including warranty and similar claims, indemnity claims, and defenses) whether arising before, on, or after the Closing Date to the extent such rights, claims, and causes of action relate to any of the Properties.

(k) all claims for refunds of, and any loss or credit carryovers or similar items with respect to, any production taxes; and

(l) all trade credits, accounts, receivables, instruments, general intangibles and other proceeds, benefits, income or revenues attributable to any of the Properties and properties described in this definition.

“Proxy Statement” has the meaning set forth in Section 3.5.

“Qualifying Permanent Offer” has the meaning set forth in Section 6.17(a).

“Registration Rights Agreement” has the meaning set forth in Section 6.10.

“Regulatory Agencies” has the meaning set forth in Section 3.27.

“Rejecting Employees” has the meaning set forth in Section 6.17(a).

“Release” means the disposing, discharging, injecting, spilling, leaking, pumping, leaching, dumping, emitting, escaping or emptying into or upon any air, soil, sediment, subsurface strata, surface water or groundwater.

“Representatives” means (a) partners, employees, officers, directors, members, equity owners and counsel of a Party or any of its Affiliates or any prospective purchaser of an interest in a Party; (b) any consultant, advisor or agent retained by a Party or the parties listed in subsection (a) above; and (c) any bank, other financial institution or entity funding, or proposing to fund, such Party’s operations in connection with the Properties, including any consultant retained by such bank, other financial institution or entity.

“SEC” means the United States Securities and Exchange Commission, or any successor agency.

“SEC Filings” has the meaning set forth in Section 3.34.

“Secretary of State” means the Secretary of State of the State of Delaware.

Appendix A - 8

“Securities” means any class or series of equity interest in a Party, including without limitation, the Earthstone Common Stock, the EEH Units, the limited liability company interests of each limited liability company that is a Subsidiary of any Party and the common stock of each corporation that is a Subsidiary of any Party.

“Securities Act” means the Securities Act of 1933, as amended.

“Stephens” has the meaning set forth in Section 3.13.

“Subject Oil and Gas Interests” has the meaning set forth under the definition of Properties.

“Subsidiary” when used with respect to any Party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.

“Superior Proposal” has the meaning set forth in Section 6.3(e)(ii).

“Tangible Property” has the meaning set forth under the definition of Properties.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, election, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body with respect to any Tax.

“Taxes” means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, gross receipts, goods and services, registration, capital, transfer, employment, estimated or withholding taxes or other assessments, duties, fees or charges imposed by any Governmental Body, including any interest, penalties or additional amounts that may be imposed with respect thereto.

“Termination Fee” means an amount, in cash, equal to $5,500,000.

“Transfer Taxes” means any transfer, sales, use, stamp, registration or other similar Taxes; provided, however, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar taxes arising from the transactions contemplated hereby.

“Transition Period” has the meaning set forth in Section 6.17(a).

“Transitional Employees” has the meaning set forth in Section 6.17(a).

“Unaudited Bold Sub Financial Statements” has the meaning set forth in Section 5.6.

“Unit Interests” has the meaning set forth under the definition of Properties.

“Voting Agreement” has the meaning set forth in Section 6.15.

“Voting and Support Agreement” has the meaning set forth in the Recitals.

“Wells” has the meaning set forth under the definition of Properties.

Appendix A - 9

“Willful Breach” means (a) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or intentional omission undertaken by the breaching Party with the Knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of such covenant or agreement and (b) the failure by any Party to consummate the transactions contemplated hereby after all of the conditions set forth in ARTICLE 7 have been satisfied or waived (by the Party entitled to waive any such applicable conditions).

Appendix A - 10

EXHIBIT A

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

(See Annex B)

Exhibit A

EXHIBIT B

Form of

First Amended and Restated Limited Liability Company Agreement of

Earthstone Energy Holdings, LLC

(See Annex C)

Exhibit B

EXHIBIT C

Form of Registration Rights Agreement

(See Annex F)

Exhibit C

EXHIBIT D

Form of Voting Agreement

(See Annex E)

Exhibit D

EXHIBIT E

Voting and Support Agreement

(See Annex D)

FIRST AMENDMENT TO THE CONTRIBUTION AGREEMENT

This First Amendment to the Contribution Agreement (this “Amendment”) is dated as of March 21, 2017, by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold”), and Bold Energy III LLC, a Texas limited liability company (“Bold Sub”), and amends that certain Contribution Agreement dated as of November 7, 2016, among Earthstone, EEH, Lynden, Lynden Sub, Bold and Bold Sub (the “Contribution Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Contribution Agreement. Earthstone, EEH, Lynden, Lynden Sub, Bold and Bold Sub are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties desire to modify the Contribution Agreement on the terms herein; and

WHEREAS, the Parties desire to amend the Contribution Agreement to amend the termination date from March 31, 2017 to June 30, 2017.

NOW, THEREFORE, in consideration of the premises and mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Amendments.

A. Section 9.1(b)(i) of the Contribution Agreement is hereby amended and restated to read in its entirety as follows:

“(i) if the Closing has not occurred on or before June 30, 2017 or such later date as shall be mutually agreed; provided that no Party shall be entitled to terminate this Agreement under this clause (b)(i) if the Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any material respect its covenants or agreements hereunder.”

Section 1.2 Miscellaneous.

A. No Further Amendments. Except as expressly set forth in this Amendment, the Contribution Agreement is hereby ratified and confirmed in accordance with its terms.

B. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

C. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Any Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EARTHSTONE:

EARTHSTONE ENERGY, INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

EEH:

EARTHSTONE ENERGY HOLDINGS, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

LYNDEN:

LYNDEN USA INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

LYNDEN SUB:

LYNDEN USA OPERATING, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

BOLD:

BOLD ENERGY HOLDINGS, LLC

By: EnCap Energy Capital Fund IX, L.P., Sole Member of Bold Energy Holdings, LLC

By: EnCap Equity Fund IX GP, L.P., General Partner of EnCap Energy Capital Fund IX, L.P.

By: EnCap Investments L.P., General Partner of EnCap Equity Fund IX GP, L.P.

By: EnCap Energy Capital Fund IX, L.P., General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

BOLD SUB:

BOLD ENERGY III LLC

By:	/s/ Joseph L. Castillo
Name:	Joseph L. Castillo
Title:	President

Annex B

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The undersigned, acting on behalf of Earthstone Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

The name of the Company is Earthstone Energy, Inc. The Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 7, 1969, and was amended on August 14, 1969, January 28, 1971, August 23, 1972, January 22, 1973, May 12, 1981, November 20, 1986, and July 1, 1996.

The Company filed its Amended and Restated Certificate of Incorporation on February 26, 2010 (the “Amended and Restated Certificate of Incorporation”). The Company amended the Amended and Restated Certificate of Incorporation on December 20, 2010, December 19, 2014, and October 22, 2015.

This Second Amended and Restated Certificate of Incorporation of the Company as set forth below was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

The Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:

ARTICLE 1

NAME

The name of the Company is Earthstone Energy, Inc.

ARTICLE 2

REGISTERED AGENT

The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE 3

PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE 4

CAPITAL STOCK

4.1 Common Stock.

(a) The total number of shares of common stock, par value $0.001 per share, that the Company is authorized to issue is 250,000,000, classified as (i) 200,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”) and (ii) 50,000,000 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

(b) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, or by applicable law, the holders of shares of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class). Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of Class A Common Stock shall have exclusively all other rights of stockholders of the Company, including, but not limited to, (i) the right to receive dividends when, as and if declared by the Board of Directors out of assets lawfully available therefore and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally all of the assets of the Company remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto. Holders of Class B Common Stock as such shall not be entitled to receive dividends or distributions of assets upon dissolution or liquidation of the Company.

(c) Effective upon the filing of this Second Amended and Restated Certificate of Incorporation, (the “Conversion Time”), each one (1) share of the Company’s common stock, par value $0.001 per share (“Old Common Stock”), issued and outstanding immediately prior to the Conversion Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified as converted into one (1) share of Class A Common Stock, par value $0.001 per share, of the Company. Certificates that previously evidenced shares of Old Common Stock shall, after the Conversion Time, represent the number of shares of Class A Common Stock into which the shares of Old Common Stock evidenced by such certificate were converted pursuant hereto.

(d) Shares of Class B Common Stock shall be exchangeable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the First Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC dated as of [●], as the same may be amended from time to time (the “LLC Agreement”). The Company will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding shares of Class B Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of any such exchange of shares of Class B Common Stock pursuant to the LLC Agreement by delivering to the holder of shares of Class B Common Stock upon such exchange, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Company. All shares of Class A Common Stock that shall be issued upon any such exchange will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable.

4.2 Preferred Stock.

(a) The total number of shares of preferred stock, par value $0.001 per share, that the Company is authorized to issue is 20,000,000.

(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including but not limited to the following:

(i) The designation of the series and the number of shares to constitute the series.

(ii) The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

(iii) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

(iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

(vi) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

(vii) The restrictions, if any, on the issue or reissue of any additional preferred stock.

(viii) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation.”

ARTICLE 5

DIRECTORS

5.1 Authority, Number and Election of Directors. The affairs of the Company shall be conducted by the Board of Directors. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article 5, the number of directors shall not be less than three (3) or more than nine (9). Election of directors need not be by written ballot except and to the extent provided in the bylaws. Commencing with the election of directors at the 2017 Annual Meeting of Stockholders, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Initial class assignments shall be determined by the Board of Directors. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three-year term except that, initially, the director elected to Class I will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2019; the director elected to Class II will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2017; and the director elected to Class III will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2018. If the number of directors changes, any increase or decrease shall be apportioned among the classes such that the number of directors in each class shall remain as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

In the event the holders of any class or series of preferred stock shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article 4, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of preferred stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article 5.

5.2 Quorum. A quorum of the Board of Directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as otherwise may be provided in this Second Amended and Restated Certificate of Incorporation or in the bylaws with respect to filling vacancies.

5.3 Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director’s successor shall have been elected and qualified.

ARTICLE 6

BYLAWS

Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Company.

ARTICLE 7

LIABILITY OF DIRECTORS

7.1 General. To the fullest extent permitted by Section 102(b)(7) of the DGCL, the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director of the Company is eliminated, provided that such provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

7.2 Amendment. No amendment, modification or repeal of this Article 7, nor the adoption of any provision of the Company’s Second Amended and Restated Certificate of Incorporation inconsistent with this Article 7, shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ARTICLE 8

INDEMNIFICATION

8.1 General. The Company shall indemnify to the fullest extent permitted by and in the manner permissible under the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), any person made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (a) is or was a director or officer of the Company or any predecessor of the Company or (b) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Company or any predecessor of the Company; provided, however, that except for a suit by a person against the Company to recover indemnified amounts, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors.

8.2 Nonexclusivity. The right to indemnification in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Second Amended and Restated Certificate of Incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article 8 shall in any way diminish or adversely affect the rights of any present or former director or officer of the Company or any predecessor thereof hereunder in respect of any occurrence or matter arising prior to any such repeal or modification. “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant and otherwise has no material interest in the matter as determined by the Board.

8.3 Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

8.4 Indemnification of Other Persons. The Company may grant rights to indemnification to any present or former employee or agent of the Company or any predecessor of the Company to the fullest extent of the provisions of this Article 8 with respect to the indemnification of directors and officers of the Company.

ARTICLE 9

AMENDMENTS

Subject to Article 11, the Company reserves the right to alter, amend, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

ARTICLE 10

STOCKHOLDERS

10.1 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. Each meeting of stockholders will be held on the date and at the time and place determined by the Board of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders may be called by an officer of the Company only upon the written request of a majority of the Board of Directors.

10.2 Stockholder Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal executive offices, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE 11

VOTING REQUIREMENT

Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or of the bylaws (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, this Second Amended and Restated Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles 5, 7, 8 or 11 of this Second Amended and Restated Certificate of Incorporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Second Amended and Restated Certificate of Incorporation the [●] day of [●],[●].

EARTHSTONE ENERGY, INC.

Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

Annex C

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EARTHSTONE ENERGY HOLDINGS, LLC

DATED AS OF [●]

THE LIMITED LIABILITY COMPANY INTERESTS IN EARTHSTONE ENERGY HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

C-i

C-ii

LIST OF EXHIBITS AND SCHEDULES:

Exhibit A	Initial Issuances and Contributions
Exhibit B	Units
Exhibit C	Class A Conversion Date Capital Account Balances

C-iii

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EARTHSTONE ENERGY HOLDINGS, LLC

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of [●], by and among EARTHSTONE ENERGY HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on November 4, 2016, and is currently governed by the Limited Liability Company Agreement, dated as of November 4, 2016 of the Company (the “Existing LLC Agreement”);

WHEREAS, the Company, Earthstone Energy, Inc., a Delaware corporation (“PubCo”), Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold”), and Bold Energy III LLC, a Texas limited liability company (“Bold Sub”) have entered into a Contribution Agreement dated November 7, 2016 (the “Contribution Agreement”), under which among other things, PubCo, Lynden, Bold and Bold Sub will undertake certain transactions and PubCo, Lynden and Bold will contribute assets to the Company;

WHEREAS, pursuant to the terms of the Contribution Agreement, the parties thereto have agreed to consummate the reorganization of the Company contemplated by the Contribution Agreement and to take the other actions contemplated in such Contribution Agreement (collectively, the “Reorganization”);

WHEREAS, in connection with the Reorganization, PubCo is entering into a recapitalization transaction, pursuant to which its existing shares of common stock will be converted into shares of Class A Stock, as defined below (the “Class A Conversion”);

WHEREAS, in connection with the Class A Conversion, Bold shall purchase shares of Class B Stock (as defined below) of PubCo (the “Class B Purchase”) directly from PubCo for cash, all as more particularly described in Exhibit A hereto;

WHEREAS, in connection with the Reorganization, following the Class A Conversion and pursuant to the Contribution Agreement, PubCo and Lynden are contributing all of their assets to the Company in exchange for a number of Units equal to the number of shares of Class A Stock issued in the Class A Conversion;

WHEREAS, pursuant to the Contribution Agreement, Bold is contributing all of its assets to the Company in exchange for Units;

WHEREAS, each Unit may be redeemed, at the election of a Redeeming Member (together with the transfer and surrender by such Redeeming Member of one share of Class B Stock), for one share of Class A Stock in accordance with the terms and conditions of this Agreement;

WHEREAS, the Members of the Company desire that PubCo become the sole managing Member of the Company (in its capacity as managing Member as well as in any other capacity, the “Managing Member”);

WHEREAS, the Members of the Company desire to amend and restate the Existing LLC Agreement; and

WHEREAS, this Agreement shall supersede the Existing LLC Agreement in its entirety as of the date hereof;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby amend and restate the Existing LLC Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. (a) As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Basis” is defined in Section 1011 of the Code.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:

a.	credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and

b.	debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (i) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (ii) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

“Agreement” is defined in the preamble to this Agreement.

“Available Cash” means the amount of cash on hand (including cash equivalents and temporary investments of Company cash) from time to time in excess of amounts required, as determined by the Managing Member, to pay or provide for payment of existing and projected obligations, capital expenditures and acquisitions, and to provide a reasonable reserve for working capital and contingencies, and taking into account any restrictions contained in any agreement to which the Company is bound.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Bold” is defined in the recitals to this Agreement.

“Bold Sub” is defined in the recitals to this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Call Election Notice” is defined in Section 4.7(f)(ii).

“Call Right” is defined in Section 4.7(f)(i).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.4.

“Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contributions were made in respect of Units Transferred to such Member.

“Cash Election” is defined in Section 4.7(a)(iv).

“Cash Election Amount” means with respect to a particular Redemption on any Redemption Date, an amount of cash equal to the number of shares of Class A Stock that would be received in such Redemption multiplied by the Class A VWAP Price.

“Class A Conversion” is defined in the recitals to this Agreement.

“Class A Conversion Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the date hereof, the amount or deemed value of which is set forth on Exhibit A.

“Class A Stock” means, as applicable, (i) the Class A Common Stock, par value $0.001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class A VWAP Price” means the (i) the volume weighted average price of a share of Class A Stock for the ten (10) trading days ending on and including the trading day prior to the Redemption Notice Date, as reported by Bloomberg, L.P., or its successor, or (ii) in the event the shares of Class A Stock are not then publicly traded, the value, as reasonably determined by PubCo in good faith, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Class B Purchase” is defined in the recitals to this Agreement.

“Class B Stock” means, as applicable, (i) the Class B Common Stock, par value $0.001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class B Stock or into which the Class B Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission.

“Company” is defined in the preamble to this Agreement.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.702-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Contribution Agreement” is defined in the recitals to this Agreement.

“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.

“De Minimis Member” means any Member who owns and has, for a period of no less than six (6) months, owned fewer than 1,000 Units and shares of Class B Stock.

“De Minimis Redemption Right” is defined in Section 4.7(f)(iii).

“Depletable Property” means each separate oil and gas property as defined in Code Section 614.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction (excluding depletion) allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Discount” has the meaning set forth in Section 7.9.

“Effective Time” means 12:01 a.m. Central Time on the date of the closing of the Class A Reorganization.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Existing LLC Agreement” is defined in the recitals to this Agreement.

“Fair Market Value” means the fair market value of any property as determined in good faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“GAAP” means generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for federal income tax purposes, except as follows:

a.	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

b.	the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Code Section 708(b)(1)(B)), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

c.	the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

d.	the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (g) in the definition of “Profits” or “Losses” below or Section 5.2(g); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

e.	if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses, Simulated Depletion and other items allocated pursuant to Article V.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Legal Action” is defined in Section 12.7.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Events” is defined in Section 11.1.

“Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).

“Managing Member” is defined in the recitals to this Agreement.

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest, in such Person’s capacity as a member of the Company.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and -2(g)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2.

“Permitted Transferee” means, with respect to any Member, (a) any Affiliate of such Member; (b) any partner, shareholder or member of such Member, (c) any successor entity of such Member; (d) a trust established by or for the benefit of a Member of which only such Member and his or her immediate family members are beneficiaries; (e) any Person established for the benefit of, and beneficially owned solely by, an entity Member or the sole individual direct or indirect owner of an entity Member; and (f) upon an individual Member’s death, an executor, administrator or beneficiary of the estate of the deceased Member.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Proceeding” is defined in Section 7.4.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

a.	any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

b.	any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

c.	in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;

d.	gain or loss resulting from any disposition of Company assets (other than Depletable Property) with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

e.	Gain resulting from any disposition of a Depletable Property with respect to which gain is recognized for U.S. federal income tax purposes shall be treated as being equal to the corresponding Simulated Gain;

f.	in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

g.	to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

h.	any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 5.2 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (g) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the recitals to this Agreement.

“PubCo Common Stock” means all classes and series of common stock of the Managing Member, including the Class A Stock and Class B Stock.

“PubCo Offer” is defined in Section 4.7(g).

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(g)), (ii) any merger, consolidation or other combination involving PubCo, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

“Redemption” is defined in Section 4.7(a)(i).

“Redemption Date” means (i) (x) if the Company has not made a valid Cash Election with respect to the relevant Redemption, the date that is three (3) Business Days after the Redemption Notice Date or (y) if the Company has made a valid Cash Election with respect to the relevant Redemption, the date that is the first Business Day on which the Company has available funds to pay the Cash Election Amount (but in any event no more than 10 days after the Redemption Notice Date), or (ii) such later date specified in or pursuant to the Redemption Notice.

“Redemption Notice” is defined in Section 4.7(a)(iii).

“Redemption Notice Date” is defined in Section 4.7(a)(iii).

“Redeeming Member” is defined in Section 4.7(a)(iii).

“Regulatory Allocations” is defined in Section 5.2(i).

“Reorganization” is defined in the recitals to this Agreement.

“Revised Partnership Audit Provisions” shall mean Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74, as may be amended from time to time (or any corresponding provisions of succeeding law), and any related provisions of law, including court decisions, regulations and administrative guidance.

“Retraction Notice” is defined in Section 4.7(b)(i).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Simulated Basis” means the Gross Asset Value of any Depletable Property. The Simulated Basis of each Depletable Property shall be allocated to each Member pro rata, in accordance with the number of Units owned by such Member as of the time such Depletable Property is acquired by the Company (and any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such Simulated Basis to be in accordance with their proportionate ownership of Units as determined at the time of any such additions), and shall be reallocated among the Members pro rata, in accordance with the number of Units owned by such Member as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its Adjusted Basis) and in the manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Gross Asset Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the amount of gain realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the amount of loss realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Matters Member” is defined in Section 10.4.

“Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transfer Agent” is defined in Section 4.7(a)(iii).

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Units” means the Units representing limited liability company interests in the Company and designated as “Units” herein and shall also include any equity security issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Winding-Up Member” is defined in Section 11.3(a).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.	the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

b.	all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

c.	all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

d.	when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

e.	whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

f.	“or” is not exclusive;

g.	pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

h.	the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1 Formation. The Company has been formed and hereby continues as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2 Filing. The Company’s Certificate of Formation has been executed and filed with the Secretary of State of the State of Delaware by an “authorized person” of the Company in accordance with the Act, such execution and filing being hereby ratified and approved in all respects. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.

Section 2.3 Name. The name of the Company is “Earthstone Energy Holdings, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.4 Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is 1675 South State Street, Suite B, Dover, Delaware 19901, or at such other place as the Managing Member from time to time may select. The name and address for service of process on the Company in the State of Delaware are Capitol Services, Inc., 1675 South State Street, Suite B, Dover, Delaware 19901, or such other qualified Person as the Managing Member may designate from time to time and its business address.

Section 2.5 Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6 Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.7 Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XI.

Section 2.8 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.

ARTICLE III

REORGANIZATION TRANSACTIONS

Section 3.1 Transactions In Connection With the Class A Reorganization.

a.	Effective immediately prior to the Effective Time, the Members agreed to (i) amend and restate the Existing LLC Agreement and adopt this Agreement; (ii) consummate the recapitalization of the Company contemplated by Article II of the Contribution Agreement; and (iii) take the other actions contemplated in the Contribution Agreement. Immediately following such amendment and restatement, the Members of the Company and the Units held by each such Member were as set forth on Exhibit A hereto.

b.	Effective immediately following the Effective Time, PubCo will consummate the Class A Conversion and PubCo and Bold will consummate the Class B Purchase.

c.	Immediately following the consummation of the Class A Conversion and Class B Purchase, and in accordance with the terms of the Contribution Agreement, (i) PubCo and Lynden will contribute, transfer, assign and deliver all of their right, title and interest in all of their assets, as more particularly described in Exhibit A, and (ii) Bold will contribute, transfer, assign and deliver all of its right, title and interest in all of its assets, as more particularly described in Exhibit A, to the Company in exchange for the number of Units set forth opposite such party’s name in Exhibit A.

d.	The total number of Units issued and outstanding and held by the Members immediately following the consummation of the transactions contemplated by Sections 3.1(b)-(d) of this Agreement is set forth on Exhibit B hereto (as amended from time to time in accordance with the terms of this Agreement).

ARTICLE IV

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1 Authorized Units; General Provisions With Respect to Units.

a.	Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 4.3. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants.

b.	Each outstanding Unit shall be identical (except as otherwise provided in Section 4.3).

c.	Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 4.1(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

d.	The total number of Units issued and outstanding and held by the Members is set forth on Exhibit B (as amended from time to time in accordance with the terms of this Agreement) as of the date set forth therein.

e.	If at any time PubCo issues a share of its Class A Stock or any other Equity Security of PubCo (other than shares of Class B Stock), (i) the Company shall concurrently issue to PubCo one Unit (if PubCo issues a share of Class A Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo to be issued, and (ii) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo for such share of Class A Stock or other Equity Security; provided, however, that if PubCo issues any shares of Class A Stock in order to purchase or fund the purchase from a Member of a number of Units (and shares of Class B Stock) equal to the number of shares of Class A Stock so issued, then the Company shall not issue any new Units in connection therewith, PubCo shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred to such Member as consideration for such purchase. Notwithstanding the foregoing, this Section 4.1(e) shall not apply to the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any redemption of Units for Class A Stock, such Class A Stock will be issued together with a corresponding right under such plan), or to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to Section 4.7, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries unless substantially simultaneously therewith PubCo or such Subsidiary issues or sells an equal number of shares of PubCo’s Class A Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. If at any time PubCo issues Debt Securities, PubCo shall transfer to the Company (in a manner to be determined by the Manager Member in its reasonable discretion) the proceeds received by PubCo in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

f.	PubCo or any of its Subsidiaries, other than the Company, may not redeem, repurchase or otherwise acquire (i) any shares of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Units for the same price per security or (ii) any other Equity Securities of PubCo unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire (A) except pursuant to Section 4.7, any Units from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the redemption or repurchase of any shares of Class A Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

g.	The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

Section 4.2 Voting Rights. No Member has any voting or consent right except with respect to those matters expressly requiring the approval of Members under this Agreement. Each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members.

Section 4.3 Capital Contributions; Unit Ownership.

a.	Capital Contributions. Each Member named on Exhibit C shall be credited with the Class A Conversion Date Capital Account Balance set forth on Exhibit C in respect of its Interest specified thereon. Except as otherwise set forth in Section 4.1(e), no Member shall be required to make additional Capital Contributions.

b.	Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (i) subject to the limitations of Section 4.1, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units), and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall amend Exhibits B and C to reflect such additional issuances. Subject to Section 12.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of, any class or series of Units or other Equity Securities in the Company pursuant to this Section 4.3(b); provided that, notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (including Section 12.1) if such amendment is necessary in order to consummate any offering of shares of PubCo Common Stock or other Equity Securities of PubCo provided that the designations, preferences, rights, powers and duties of any such additional Units or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such shares of PubCo Common Stock or other Equity Securities of PubCo.

Section 4.4 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. The Capital Account balance of each of the Members as of the date hereof is its respective Class A Conversion Date Capital Account Balance set forth on Exhibit C.

Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of additional cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.5 Reserved.

Section 4.6 Other Matters.

a.	No Member shall demand or receive a return on or of its Capital Contributions or resign from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

b.	No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.9 or otherwise contemplated by this Agreement.

c.	The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company, or to any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

d.	Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

e.	The Company shall not be obligated to repay any Capital Contributions of any Member.

Section 4.7 Redemption of Units.

a.	(i) Each Redeeming Member shall be entitled to cause the Company to redeem, at any time and from time to time, all or any portion of such Member’s Units (together with the transfer and surrender of the same number of shares of Class B Stock) for an equivalent number of shares of Class A Stock (a “Redemption”) or, at the Company’s election made in accordance with Section 4.7(a)(iv), cash equal to the Cash Election Amount calculated with respect to such Redemption, upon the terms and subject to the conditions set forth in this Section 4.7. Upon the Redemption by a Member of all of its Units, such Member shall, for the avoidance of doubt, cease to be a Member of the Company.

(ii) Each Redeeming Member shall be permitted to effect a redemption of Units pursuant to Section 4.7(a)(i) that involves less than 25% of its Units no more frequently than on a quarterly basis; provided, however, that if a Redeeming Member provides a Redemption Notice with respect to all of the Units held by such Redeeming Member, such Redemption may occur at any time, subject to this Section 4.7; provided, further, that the Managing Member may, in its sole discretion and at any time, permit any Member to effect a redemption of a lesser number of Units.

(iii) In order to exercise the redemption right under Section 4.7(a)(i), the redeeming Member (the “Redeeming Member”) shall provide written notice (the “Redemption Notice”) to the Company, with a copy to PubCo (the date of delivery of such Redemption Notice, the “Redemption Notice Date”), stating (i) the number of Units (together with the transfer and surrender of an equal number of shares of Class B Stock) the Redeeming Member elects to have the Company redeem, (ii) if the shares of Class A Stock to be received are to be issued other than in the name of the Redeeming Member, the name(s) of the Person(s) in whose name or on whose order the shares of Class A Stock are to be issued, and (iii) if the Redeeming Member requires the Redemption to take place on a specific date, such date, provided that, any such specified date shall not be earlier than the date that would otherwise apply pursuant to clause (i) of the definition of Redemption Date. If the Units to be redeemed (or the shares of Class B Stock to be transferred and surrendered) by the Redeeming Member are represented by a certificate or certificates, prior to the Redemption Date, the Redeeming Member shall also present and surrender such certificate or certificates representing such Units (or shares of Class B Stock) during normal business hours at the principal executive offices of the Company, or if any agent for the registration or transfer of Class A Stock is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent. If required by the Managing Member, any certificate for Units and any certificate for shares of Class B Stock (in each case, if certificated) surrendered to the Company hereunder shall be accompanied by instruments of transfer, in forms reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the Redeeming Member or the Redeeming Member’s duly authorized representative.

(iv) Upon receipt of a Redemption Notice, the Company shall be entitled to elect (a “Cash Election”) to settle the Redemption by delivering to the Redeeming Member, in lieu of the applicable number of shares of Class A Stock that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such Redemption. In order to make a Cash Election with respect to a Redemption, the Company must provide written notice of such election to the Redeeming Member (with a copy to PubCo) prior to 1:00 p.m., Houston time, on the second Business Day after the Redemption Notice Date. If the Company fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Redemption.

(v) For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Member, the Company and PubCo, as the case may be, agree to treat each Redemption and, in the event a De Minimis Redemption Right is exercised or PubCo exercises its Call Right, each transaction between the Redeeming Member and PubCo, as a sale of the Redeeming Member’s Units (together with the same number of shares of Class B Stock) to PubCo in exchange for shares of Class A Stock or cash, as applicable. Accordingly, for purposes of clarity, the parties agree that any Redemption shall be treated as a transfer of an interest in a partnership by sale or exchange within the meaning of Code Section 743(b), as applicable.

b.	(i) The Redemption shall be completed on the Redemption Date; provided that the Company, PubCo and the Redeeming Member may change the number of Units specified in the Redemption Notice to be redeemed and/or the Redemption Date to another number and/or date by unanimous agreement signed in writing by each of them; provided further that a Redemption Notice may specify that the Redemption is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the shares of Class A Stock for which the Units are redeemable, or the closing of an announced merger, consolidation or other transaction or event in which the shares of Class A Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property, provided that the foregoing shall not apply to any Redemption with respect to which the Company has made a valid Cash Election. Provided the Company has not made a valid Cash Election, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo) at any time prior to the Redemption Date. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and PubCo’s rights and obligations arising from the retracted Redemption Notice.

(ii) Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 4.7(b)(i) or PubCo has elected its Call Right pursuant to Section 4.7(f), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Member shall transfer and surrender the Units to be redeemed (and a corresponding number of shares of Class B Stock) to the Company, in each case free and clear of all liens and encumbrances, (B) PubCo shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 4.7(a)(i), (C) the Company shall (x) cancel the redeemed Units, (y) transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive under Section 4.7(a)(i), and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (ii)(A) of this Section 4.7(b) and the number of redeemed Units, (D) the Company shall issue to PubCo a number of Units equal to the number of Units surrendered by the Redeeming Member, and (E) PubCo shall cancel the surrendered shares of Class B Stock. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a valid Cash Election, PubCo shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by PubCo of a number of shares of Class A Stock equal to the number of Units and Class B Stock to be redeemed with such cash; provided that PubCo’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of shares of Class A Stock in accordance with Section 7.9; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Member’s right to receive the Cash Election Amount.

c.	If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Stock are converted or changed into another security, securities or other property, or (ii) PubCo shall, by dividend or otherwise, distribute to all holders of the shares of Class A Stock evidences of its indebtedness or assets, including securities (including shares of Class A Stock and any rights, options or warrants to all holders of the shares of Class A Stock to subscribe for or to purchase or to otherwise acquire shares of Class A Stock, or other securities or rights convertible into, exchangeable for or exercisable for shares of Class A Stock) but excluding any cash dividend or distribution as well as any such distribution of indebtedness or assets received by PubCo from the Company in respect of the Units, then upon any subsequent Redemption, in addition to the shares of Class A Stock or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend, or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above), this Section 4.7 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Units held by the Members and their Permitted Transferees as of the date hereof, as well as any Units hereafter acquired by a Member and his or her or its Permitted Transferees.

d.	PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Class A Stock or other Equity Securities, such number of shares of Class A Stock that shall be issuable upon the Redemption of all outstanding Units (other than those Units held by PubCo or any Subsidiary of PubCo); provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect of a Redemption by delivery of shares of Class A Stock or other Equity Securities that are held in the treasury of PubCo. PubCo covenants that all shares of Class A Stock and other Equity Securities that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Class A Stock or other Equity Securities are listed on a National Securities Exchange, PubCo shall use its commercially reasonable efforts to cause all shares of Class A Stock and such other Equity Securities issued upon an Exchange to be listed on such National Securities Exchange at the time of such issuance.

e.	The issuance of shares of Class A Stock or other Equity Securities upon an Exchange shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares of Class A Stock or other Equity Securities are to be issued in a name other than that of the Redeeming Member, then the Person or Persons in whose name the shares are to be issued shall pay to PubCo the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of PubCo that such tax has been paid or is not payable.

f.	(i) Notwithstanding anything to the contrary in this Section 4.7, but subject to Section 4.7(g), a Redeeming Member shall be deemed to have offered to sell its Units as described in the Redemption Notice to PubCo, and PubCo may, in its sole discretion, by means of delivery of Call Election Notice in accordance with, and subject to the terms of, Section 4.7(f), elect to purchase directly and acquire such Units (together with the transfer and surrender of the same number of shares of Class B Stock) on the Redemption Date by paying to the Redeeming Member (or, on the Redeeming Member’s written order, its designee) that number of shares of Class A Stock the Redeeming Member (or its designee) would otherwise receive pursuant to Section 4.7(a)(i) or, at PubCo’s election, an amount of cash equal to the Cash Election Amount of such shares of Class A Stock (the “Call Right”), whereupon PubCo shall acquire the Units offered for Redemption by the Redeeming Member (together with the transfer and surrender of the same number of shares of Class B Stock) and shall be treated for all purposes of this Agreement as the owner of such Units and shares of Class B Stock.

(ii) PubCo may, at any time prior to the Redemption Date, in its sole discretion deliver written notice (a “Call Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its Call Right. A Call Election Notice may be revoked by PubCo at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. Except as otherwise provided by Section 4.7(f), an exercise of the Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if PubCo had not delivered a Call Election Notice.

(iii) Notwithstanding anything to the contrary in this Section 4.7, but subject to Section 4.7(f)(i), the Company may, at any time and from time to time, in its sole discretion, deliver written notice to any De Minimis Member setting forth the Company’s election to exercise its right to redeem all, but not less than all, of such De Minimis Member’s Units (together with the transfer and surrender of the same number of shares of Class B Stock) (a “De Minimis Redemption Right”) as if the applicable De Minimis Member provided a Redemption Notice hereunder. An exercise of a De Minimis Redemption Right shall be consummated pursuant to the same timeframe and in the same manner as a Redemption would have been consummated under Section 4.7(f)(i) above.

g.	In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to shares of Class A Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders and approved by the board of directors of PubCo or is otherwise effected or to be effected with the consent or approval of the board of directors of PubCo, the Members (other than PubCo) shall be permitted to participate in such PubCo Offer by delivery of a contingent Redemption Notice in accordance with the second proviso of Section 4.7(b)(i). In the case of a PubCo Offer proposed by PubCo, PubCo will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Members to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Stock without discrimination; provided that, without limiting the generality of this sentence, PubCo will use its commercially reasonable efforts expeditiously and in good faith to ensure that such Members may participate in each such PubCo Offer without being required to redeem Units (or, if so required, to ensure that any such Redemption shall be effective only upon, and shall be conditional upon, the closing of such PubCo Offer). In no event shall Members (other than PubCo) be entitled to receive in such PubCo Offer aggregate consideration for each Unit that is greater than the consideration payable in respect of each share of Class A Stock in connection with a PubCo Offer.

h.	No Redemption shall impair the right of the Redeeming Member to receive any distributions payable on the Units so redeemed in respect of a record date that occurs prior to the Redemption Date for such Redemption. For the avoidance of doubt, no Redeeming Member, or a Person designated by an Redeeming Member to receive shares of Class A Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Units redeemed by such Redeeming Member and on shares of Class A Stock received by such Redeeming Member, or other Person so designated, if applicable, in such Redemption.

i.	Any Units acquired by the Company under this Section 4.7 and transferred by the Company to PubCo shall remain outstanding and shall not be cancelled as a result of their acquisition by the Company. Notwithstanding any other provision of this Agreement, PubCo shall be automatically admitted as a member of the Company with respect to any Units or other Equity Securities in the Company it receives under this Agreement (including under this Section 4.7 in connection with any Redemption).

ARTICLE V

ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1 Profits and Losses. After giving effect to the allocations under Section 5.2 and subject to Section 5.5, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to the special allocations set forth in Sections 5.2 and all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Member would receive pursuant to Section 11.3(b) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 11.3(b), to the Members immediately after making such allocation, minus (b) the sum of (i) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets and (ii) the amount, if any, any such Member is treated as obligated to contribute to the Company computed immediately after the hypothetical sale of assets.

Section 5.2 Special Allocations.

a.	Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members in the manner excess nonrecourse liabilities of the Company are allocated pursuant to Section 5.5(c). The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

b.	Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

c.

Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in

Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

d.	Notwithstanding any other provision of this Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

e.	Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

f.	Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(f) were not in this Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

g.	If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income, gain and Simulated Gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.2(f) and this Section 5.2(g) were not in this Agreement.

h.	To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

i.	Simulated Depletion for each Depletable Property, and Simulated Loss upon the Disposition of a Depletable Property, shall be allocated among the Members in proportion to their shares of the Simulated Basis in such property.

j.	The allocations set forth in Sections 5.2(a) through 5.2(i) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 5.2(j) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 5.3 Allocations for Tax Purposes in General.

a.	Except as otherwise provided in this Section 5.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 5.1 and 5.2.

b.	In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using the “traditional method with curative allocations,” with the curative allocations applied only to sale gain, under Treasury Regulations Section 1.704-3(c), or such other method or methods determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations.

c.	Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations), and (ii) recapture of grants credits shall be allocated to the Members in accordance with applicable law.

d.	Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

e.	If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 5.4 Income Tax Allocations with Respect to Depletable Properties.

a.

Cost and percentage depletion deductions with respect to any Depletable Property shall be computed separately by the Members rather than the Company. For purposes of such computations, the federal income tax basis of each Depletable Property shall be allocated to each Member pro rata, in accordance with the number of Units owned by such Member as of the time such Depletable Property is acquired by the Company (and any additions to such federal income tax basis resulting from expenditures required to be capitalized in such basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such adjusted federal income tax basis to be in accordance with their proportionate ownership of Units as determined at the time of any such additions), and shall be reallocated among the Members pro rata, in accordance with the number of Units owned by such Member as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value. The Company shall inform each Member of such Member’s allocable share of the federal income tax basis of each Depletable Property promptly following the acquisition of such Depletable Property by the Company, any adjustment resulting from expenditures required to be capitalized in such basis, and any reallocation of such basis as provided in the previous sentence.

b.	For purposes of the separate computation of gain or loss by each Member on the taxable disposition of Depletable Property, the amount realized from such disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Depletable Property in proportion to their allocable shares thereof and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains.

c.	The allocations described in this Section 5.4 are intended to be applied in accordance with the Members’ “interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided that the Members understand and agree that the Managing Member may authorize special allocations of federal income tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles outlined in Section 5.3(b). The provisions of this Section 5.4(c) and the other provisions of this Agreement relating to allocations under Code Section 613A(c)(7)(D) are intended to comply with Treasury Regulations Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

d.	Each Member, with the assistance of the Company, shall separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the reasonable request of the Company, each Member shall advise the Company of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company. The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

Section 5.5 Other Allocation Rules.

a.	The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for income tax purposes.

b.	The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.4 and the allocations set forth in Sections 5.1, 5.2, 5.3 and 5.4 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines, in its sole discretion, that the application of the provisions in Sections 4.4, 5.1, 5.2, 5.3 or 5.4 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.

c.

All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year or other taxable period during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that year and without regard to whether cash distributions were made to the Transferor or the Transferee during that year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder.

d.	The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Managing Member and permissible under the Treasury Regulations.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions.

a.	Distributions. To the extent permitted by applicable Law and hereunder, and except as otherwise provided in Section 11.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 4.1(f) or payments made in accordance with Section 7.4 or Section 7.9 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions as set forth in Sections 6.2 and 11.3(b)(ii); and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

b.	Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

c.	Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting deemed gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.1 and Section 5.2.

Section 6.2 Tax-Related Distributions. The Company shall make distributions to all Members on a pro rata basis, in accordance with the number of Units owned by each Member, at such times and in such amounts as the Managing Member reasonably determines is necessary to enable PubCo to timely satisfy all of the U.S. federal, state and local and non-U.S. tax liabilities of PubCo, Lynden Energy Corp., a corporation existing under the laws of British Columbia and a wholly owned subsidiary of PubCo, and Lynden, calculated in the aggregate.

Section 6.3 Distribution Upon Resignation. No resigning Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of resignation from the Company prior to the dissolution and winding up of the Company, except as specifically provided in this Agreement.

ARTICLE VII

MANAGEMENT

Section 7.1 The Managing Member; Fiduciary Duties.

a.	PubCo shall be the sole Managing Member of the Company. Except as otherwise required by Law, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

b.	In connection with the performance of its duties as the Managing Member of the Company, the Managing Member acknowledges that it will owe to the Company and the Members the same fiduciary duties as it would owe to a Delaware corporation and its stockholders if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The Members acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member.

Section 7.2 Officers.

a.	The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

b.	The initial president and chief executive officer of the Company (the “President and Chief Executive Officer”) will be Frank A. Lodzinski.

c.	Except as otherwise set forth herein, the President and Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. The President and Chief Executive Officer will report to the Managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The President and Chief Executive Officer will have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other Officer or agent of the Company.

d.	Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

e.

Subject to this Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

Section 7.3 Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

a.	one or more employees or other agents of the Company or in subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

b.	any attorney, public accountant, or other person as to matters which the Officer reasonably believes to be within such person’s professional or expert competence.

Section 7.4 Indemnification. Subject to the limitations and conditions provided in this Section 7.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member, an Officer, or acting as the Tax Matters Member or Company Representative of the Company, in each case, shall be indemnified by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment) against all judgment, penalties (including excise and similar taxes and punitive damages), fines, settlement and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, if such Person acted in Good Faith. Reasonable expenses incurred by a Person of the type entitled to be indemnified under this Section 7.4 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 7.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 7.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 7.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 7.4 could involve indemnification for negligence or under theories of strict liability.

Section 7.5 Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 7.6 Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 4.7) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 7.7 No Inconsistent Obligations. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 7.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 7.8 Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 12.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the redemption rights of holders of Units set forth in Section 4.7 provide that each Unit (together with the transfer and surrender of one share of Class B Stock) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 7.9 Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities or capitalization of the Company, and (ii) in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, costs of securities offerings not borne directly by members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of PubCo. In the event that (i) shares of Class A Stock were sold to underwriters in any public offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such shares of Class A Stock are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such public offering) (such difference, the “Discount”) and (ii) the proceeds from such public offering are used to fund the Cash Election Amount for any redeemed Units or otherwise contributed to the Company, the Company shall reimburse the Managing Member for such Discount by treating such Discount as an additional Capital Contribution made by the Managing Member to the Company, issuing Units in respect of such deemed Capital Contribution in accordance with Section 4.7(b)(ii), and increasing the Managing Member’s Capital Account by the amount of such Discount. For the avoidance of doubt, any payments made to or on behalf of the Managing Member pursuant to this Section 7.9 shall not be treated as a distribution pursuant to Section 6.1(a) but shall instead be treated as an expense of the Company.

ARTICLE VIII

ROLE OF MEMBERS

Section 8.1 Rights or Powers. Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 8.2 Voting.

a.	Meetings of the Members may be called by the Managing Member or upon the written request of Members holding at least 50% of the outstanding Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 8.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

b.	Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

c.	Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual person as the Managing Member deems appropriate.

d.	Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 8.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Tax Matters Member or Company Representative.

ARTICLE IX

TRANSFERS OF INTERESTS

Section 9.1 Restrictions on Transfer.

a.

Except as provided in Section 4.7 and except for the Transfers by a Member to Permitted Transferee, no Member shall Transfer all or any portion of its Interest without the prior written consent of the Managing Member, not to be unreasonably withheld, conditioned or delayed. If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 9.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(a) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article IX shall not apply to the Transfer of any capital stock of the Managing Member; provided that no shares of Class B Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

b.	In addition to any other restrictions on Transfer herein contained, including the provisions of this Article IX, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if in the opinion of legal counsel or a qualified tax advisor to the Company such Transfer presents a material risk that such Transfer would cause the Company to cease to be classified as a partnership or to be classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulation or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law). Any Transfer purported to be made in violation of this Section 9.1(b) shall be void ab initio.

Section 9.2 Notice of Transfer. Other than in connection with Transfers made pursuant to Section 4.7, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

Section 9.3 Transferee Members. A Transferee of Interests pursuant to this Article IX shall have the right to become a Member only if (i) the requirements of this Article IX are met, (ii) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member. Notwithstanding anything to the contrary in this Section 9.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to a Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement.

Section 9.4 Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT

TO THE CONDITIONS SPECIFIED IN THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EARTHSTONE ENERGY HOLDINGS, LLC DATED AS OF [●] AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

ARTICLE X

ACCOUNTING

Section 10.1 Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 10.2 Tax Elections. The Company and any eligible Subsidiary shall make an election pursuant to Code Section 754, shall not thereafter revoke such election and shall make a new election pursuant to Code Section 754 to the extent necessary following any “termination” of the Company or the Subsidiary under Code Section 708. In addition, the Company shall make the following elections on the appropriate forms or tax returns:

a.	to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

b.	to adopt the accrual method of accounting for U.S. federal income tax purposes;

c.	to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

d.	to elect out of the application of the company-level audit and adjustment rules of the Revised Partnership Audit Provisions, if applicable, and, upon request of the Managing Member, each Member shall cooperate in good faith with the Company in connection with such election; and

e.	any other election the Managing Member may deem appropriate and in the best interests of the Company.

Section 10.3 Tax Returns; Information. The Tax Matters Member or Company Representative (as applicable) shall arrange for the preparation and timely filing (including extensions) of all income and other tax and informational returns of the Company. The Tax Matters Member or Company Representative (as applicable) shall furnish to each Member within sixty (60) days after the end of each Fiscal Year an estimate of each Member’s Schedule K-1 and as soon as reasonably practicable thereafter, but in no event later than June 30, a copy of each approved return and statement (including extensions thereto), together with Schedules K-1 and any other schedules or information which each Member may require in connection with such Member’s own tax affairs.

Section 10.4 Tax Matters Member; Company Representative; Tax Audit Matters.

a.	With respect to Tax Years beginning on or before December 31, 2017, the Managing Member is hereby designated the tax matters partner of the Company, within the meaning given to such term in Section 6231 of the Code (the Managing Member, in such capacity, the “Tax Matters Member”) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Member shall keep all Members fully advised on a current basis of any contacts by or discussions with the tax authorities, and the Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings. Notwithstanding the foregoing, the Tax Matters Member shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Managing Member. Nothing herein shall diminish, limit or restrict the rights of any Member under Subchapter C, Chapter 63, Subtitle F of the Code (Code Sections 6221 et seq.).

b.	With respect to Tax Years beginning after December 31, 2017, pursuant to the Revised Partnership Audit Provisions, the Managing Member shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the Company Representative for purposes of the Code. The Company Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Company Representative, and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Company Representative shall keep all Members fully advised on a current basis of any contacts by or discussions with the tax authorities, and the Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings. The Members agree to take all actions reasonably requested by the Company or the Company Representative to comply with the Revised Partnership Audit Provisions, including where applicable, filing amended returns as provided in Code Section 6225(c)(2) or making the election as provided in Code Section 6226 as amended by the Revised Partnership Audit Provisions, and providing confirmation thereof to the Company Representative. Nothing herein shall diminish, limit or restrict the rights of any Member under the Revised Partnership Audit Provisions; provided, however, the Members agree that each Person who was a Member during any reviewed year (whether or not such Person is a Member during any adjustment year) shall report his, her or its allocable share of such adjustment on his, her or its U.S. Federal income tax return pursuant to either Code Section 6225(c)(2) as amended by the Revised Partnership Audit Provisions or pursuant to Code Section 6226 as amended by the Revised Partnership Audit Provisions, as determined by the Company Representative in its sole discretion.

c.	The provisions of this Section 10.4 shall survive the termination or dissolution of the Company and the termination of any Member’s interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service or any other taxing authority any and all matters regarding the taxation of the Company or the Members. The Members hereby consent to any amendments to this Section 10.4 that the Managing Member determines are reasonably necessary and appropriate to address additional guidance provided in Treasury Regulations or other IRS guidance relating to the partnership audit rules of the Revised Partnership Audit Provisions, or to take into account subsequently enacted amendment thereto.

Section 10.5 Withholding Tax Payments and Obligations.

a.	The Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable rule, regulation or law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of taxes that the Managing Member determines, in good faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

b.	To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in good faith, that such tax relates to one or more specific Members (including any tax payable by the Company or any of its Subsidiaries pursuant to Section 6225 of the Code with respect to items of income, gain, loss deduction or credit allocable or attributable to such Member), such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 10.5.

c.

For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to this Section 10.5 shall be treated as if distributed to such Member at the time such withholding or payment is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest accruing at the Prime Rate in effect from time to time, compounded annually. The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time (which payment shall not be deemed a Capital Contribution for purposes of this Agreement), and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

d.	Neither the Company nor the Managing Member shall be liable for any excess taxes withheld in respect of any Member, and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.

e.	Notwithstanding any other provision of this Agreement, (i) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 10.5 and (ii) the obligations of a Member pursuant to this Section 10.5 shall survive indefinitely with respect to any taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period.

ARTICLE XI

DISSOLUTION AND TERMINATION

Section 11.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

a.	The sale of all or substantially all of the assets of the Company;

b.	The determination of the Managing Member to dissolve, wind up, and liquidate the Company;

c.	At any time there is no Member of the Company, unless the Company is continued without dissolution pursuant to the Act; or

d.	Subject to the following sentence, the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-801(a)(3) or Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) through (c) above (each Member hereby expressly waives its rights to seek judicial dissolution of the Company under Section 18-802 of the Act). If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to revoke such dissolution and continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 11.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 11.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 11.2 Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 11.3 Procedure.

a.	In the event of the dissolution of the Company for any reason, the Managing Member shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if the Managing Member is in bankruptcy or dissolved, another Member designated by the Members, who shall be the “Managing Member” for the purposes of this Agreement (the Managing Member or such other Member, the “Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share in allocations of Profits and Losses during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

b.	Following the allocation of all Profits and Losses as provided in Article V, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

i.	First, to the satisfaction, in the order of priority as provided by Law, of all of the Company’s debts and Liabilities to creditors (whether third parties or Members) (whether by payment thereof or the making of reasonable provision for the payment thereof (including by setting up such cash reserves as the Managing Member reasonably deems necessary for contingent, conditional or unmatured debts or Liabilities (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (ii), below))), except any obligations to the Members in respect of their Capital Accounts; and

ii.	Second, subject to Section 6.2, the balance to the Members, pro rata in proportion to their respective Units.

c.	Except as provided in Section 11.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

d.	Upon the completion of the winding up of the Company and the distribution of all Company funds, the Winding-Up Member shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the termination of the Company, and the Company shall be terminated.

Section 11.4 Rights of Members.

a.	Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

b.	Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 11.5 Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 11.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member) and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 11.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 11.7 No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XII

GENERAL

Section 12.1 Amendments; Waivers.

a.	The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) only with the approval of the Managing Member; provided, however, that no amendment to this Agreement may:

i.	modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member; or

ii.	materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner.

b.	Notwithstanding the foregoing subsection (a), the Managing Member, acting alone, may amend this Agreement, including Exhibits B and C, to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 12.1(a), subdivisions or combinations of Units made in compliance with Section 4.1(g).

c.	Except for amendments adopted in accordance with this Agreement, no waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 12.2 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 12.3 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 12.4 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 12.5 Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 12.6 Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

Section 12.7 Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery (or, to the extent the Delaware Court of Chancery does not have jurisdiction, any state court of the State of Delaware) over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 12.7 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 12.8 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 12.9 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 12.10 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or telecommunications mechanism, provided, that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company or the Managing Member, addressed to it at:

c/o Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Telephone: (281) 298-4246

Attention: Frank A. Lodzinski, President and Chief Executive Officer

With copies (which shall not constitute notice) to:

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Telephone: (303) 573-1600

Facsimile: (303) 573-8133

Attention: Reid A. Godbolt, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 12.10 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 12.11 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 12.12 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 12.13 Expenses. Except as otherwise provided in this Agreement, in the Contribution Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 12.14 No Third Party Beneficiaries. Except as expressly provided in Section 7.4 and Section 10.2, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amended and Restated Limited Liability Company Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:

EARTHSTONE ENERGY HOLDINGS, LLC

By:
Name:
Title:

MEMBER:

EARTHSTONE ENERGY, INC.

By:
Name:
Title:

MEMBER:

LYNDEN USA INC.

By:
Name:
Title:

[Signature Page to the First Amended and Restated Limited Liability Company Agreement]

MEMBER:

BOLD ENERGY HOLDINGS, LLC

By: EnCap Equity Fund IX GP, L.P., General Partner of EnCap Energy Capital Fund IX, L.P.

By: EnCap Investments L.P., General Partner of EnCap Equity Fund IX GP, L.P.

By: EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

By:
Name:
Title:

[Signature Page to the First Amended and Restated Limited Liability Company Agreement]

EXHIBIT A

Summary of Initial Issuances

Event	Amount

Class A Conversion	22,289,177	(1)
Class B Purchase	36,070,828	(2)

Units- Earthstone Energy Holdings, LLC	22,289,177	(3)

Units- Earthstone Energy Holdings, LLC	36,070,828	(4)

(1)	To be issued to existing stockholders of PubCo on a one-for-one basis in exchange for shares of PubCo’s presently outstanding common stock, $0.001 par value.
(2)	To be issued by PubCo to Bold for $36,071.
(3)	These Units of Company will be issued to PubCo and Lynden in consideration of their respective contributions to Company of 100% of the limited liability company interests of Earthstone Operating, LLC, a Texas limited liability company, EF Non-Op, LLC, a Texas limited liability company, Sabine River Energy, LLC, a Texas limited liability company, Earthstone GP, LLC, a Texas limited liability company, and Lynden USA Operating, LLC, a Texas limited liability company and $36,071 of cash.
(4)	These Units of Company will be issued to Bold in consideration of its contribution to Company of 100% of the limited liability company interest of Bold Energy III LLC.

A-1

EXHIBIT B

Units of limited liability company interests in Earthstone Energy Holdings, LLC to be held upon the closing of the Contribution Agreement:

Member	Number of Units Owned

Earthstone Energy, Inc.	16,423,849	(1)
Lynden USA Inc.	5,865,328	(2)
Bold Energy Holdings, LLC	36,070,828

(1)	Does not include Units to be issued to PubCo in connection with the grant of 150,000 shares of Class A Stock to certain individuals immediately after the closing of the Contribution Agreement.
(2)	Includes number of Units to be held of record by Lynden USA Inc., a wholly-owned subsidiary of Lynden Energy Corp., a wholly-owned subsidiary of PubCo.

B-1

EXHIBIT C

Member	Class A Conversion Date Capital Account Balance

Earthstone Energy, Inc.	$
Lynden USA Inc.	$
Bold Energy Holdings, LLC	$

C-1

Annex D

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of November 7, 2016, by and among Oak Valley Resources, LLC, a Delaware limited liability company (“Stockholder”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold”), and Earthstone Energy, Inc., a Delaware corporation (“Earthstone”).

WHEREAS, Earthstone, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company, Bold and Bold Energy III LLC, a Texas limited liability company, propose to enter into that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), which provides, among other things, for (i) the contribution by Earthstone to EEH of all of the Earthstone Assets, (ii) the contribution by Lynden to EEH of all of the Lynden Assets and (iii) the contribution by Bold to EEH of all of the Bold Assets and purchase by Bold of the Earthstone Shares (collectively, the “Contribution”), upon the terms and subject to the conditions set forth in the Contribution Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Contribution Agreement);

WHEREAS, Bold, Earthstone and Stockholder are executing this agreement prior to or contemporaneously with the execution of the Contribution Agreement;

WHEREAS, Stockholder owns shares of common stock, par value $0.001 per share, of Earthstone (“Common Stock”) (together with any other shares of capital stock of Earthstone acquired (whether beneficially or of record) by Stockholder after the date hereof and prior to the earlier of the Closing and the termination of all of Stockholder’s obligations under this Agreement, including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, (i) adoption of the Contribution Agreement and approval of the Contribution and the other transactions contemplated thereby, (ii) approval of the A&R Certificate of Incorporation, (iii) approval of the issuance of the Earthstone Shares and (iv) approval of the contribution by Earthstone to EEH of the Earthstone Assets (collectively, the “Majority Approval Matters”), in each case, by at least a majority of the outstanding shares of Earthstone Common Stock , are conditions to the consummation of the Contribution;

WHEREAS, in addition to the approval of the Majority Approval Matters by at least a majority of the outstanding shares of Earthstone Common Stock, the approval of and adoption by a majority of the outstanding shares of Earthstone Common Stock, excluding shares held by Stockholder and the executive officers of Earthstone, of the Contribution Agreement and the Contribution and the other transactions contemplated by the Contribution Agreement are also a condition to the consummation of the Contribution (the “Required Minority Approval”); and

WHEREAS, as a condition to the willingness of Bold to enter into the Contribution Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earliest to occur of (a) the consummation of the Contribution, (b) the termination of the Contribution Agreement pursuant to and in compliance with the terms set forth therein, (c) the waiver of the condition set forth in the Contribution Agreement requiring Earthstone to obtain the Required Minority Approval in order to consummate the Contribution (without the consent of Stockholder or EnCap Investments, L.P., in their capacities as direct or indirect equityholders of Earthstone), (d) the making of any change, by amendment, waiver, or other modification, by any party, to any provision of the Contribution Agreement that is adverse to Stockholder (without the consent of Stockholder or EnCap Investments,

L.P., in their capacities as direct or indirect equityholders of Earthstone) and (e) the mutual written agreement of each of Stockholder, Earthstone and Bold to terminate this Agreement (such earliest date, the “Expiration Date”), Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of Earthstone’s stockholders, however called, or in connection with any written consent of Earthstone’s stockholders, in each case, at which or pursuant to which Earthstone’s stockholders will vote with respect to or consent to any Majority Approval Matters, Stockholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities:

(a) in favor of the Majority Approval Matters (and, in the event that the Majority Approval Matters are presented as more than one proposal, in favor of each proposal that is part of the Majority Approval Matters);

(b) against any Alternative Proposal, without regard to the terms of such Alternative Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Contribution Agreement or in competition or inconsistent with the Contribution and the other transactions or matters contemplated by the Contribution Agreement,

(c) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Contribution or any of the other transactions contemplated by the Contribution Agreement or this Agreement or the performance by Stockholder of its obligations under this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Earthstone or any of its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of Earthstone or any of its Subsidiaries (other than the Contribution) or a reorganization, recapitalization or liquidation of Earthstone or any of its Subsidiaries; (iii) an election of new members to the board of directors of Earthstone, other than nominees to the board of directors of Earthstone who are serving as directors of Earthstone on the date of this Agreement or as otherwise provided in the Contribution Agreement; (iv) any material change in the present capitalization or dividend policy of Earthstone or any amendment or other change to Earthstone’s certificate of incorporation or bylaws, except (x) as contemplated by the Contribution Agreement or (y) if approved in writing by Bold; or (v) any other material change in Earthstone’s corporate structure or business, except if approved in writing by Bold,

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Earthstone contained in the Contribution Agreement, or of Stockholder contained in this Agreement, and

(e) in favor of any other matter necessary for the consummation of the transactions contemplated by the Contribution Agreement, including the Contribution and the amendment of the certificate of incorporation of Earthstone (clauses (a) through (e), the “Required Votes”).

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

1.2.1 From and after the date hereof until the Expiration Date, Stockholder hereby irrevocably and unconditionally grants to, and appoints, Bold and any designee thereof as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Securities in accordance with the Required Votes.

1.2.2 Stockholder hereby represents that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies.

1.2.3 Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Contribution Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable. If for any reason the proxy granted herein is not irrevocable, then Stockholder agrees, until the Expiration Date, to vote the Securities in accordance with Section 1.1(a) through Section 1.1(e) above as instructed by Bold in writing. The parties agree that the foregoing is a voting agreement.

Section 1.3 Restrictions on Transfers.

1.3.1 Stockholder hereby agrees that, from the date hereof until the Expiration Date, except for a Permitted Transfer, it shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise), any Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b) (the actions described in clauses (a) through (c), a “Transfer”).

1.3.2 For purposes of this Section 1.3, a “Permitted Transfer” means a Transfer by Stockholder (or an Affiliate thereof) to an Affiliate of Stockholder, provided that such transferee Affiliate agrees in writing to assume all of Stockholder’s obligations hereunder in respect of the Securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Securities subject to such Transfer, to the same extent as Stockholder is bound hereunder.

ARTICLE II

NO SOLICITATION

Section 2.1 Restricted Activities. Prior to the Expiration Date, Stockholder (in its capacity as a stockholder of Earthstone) shall not, shall cause its officers and directors not to, and shall use reasonable best efforts to cause its agents, advisors and other representatives (in each case, acting in their capacity as such to Stockholder, the “Stockholder Representatives”) not to, (a) initiate, solicit or knowingly encourage or knowingly take or continue any other action to facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, (b) participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to any Alternative Proposal (other than to inform a Person of the existence of this Section 2.1 and Section 6.3 of the Contribution Agreement), (c) furnish any non-public information or data regarding Earthstone or any of its Subsidiaries to, or afford access to the properties, personnel, books and records of Earthstone to, any Person (other than Bold and its Subsidiaries) in connection with or in response to or in circumstances that would reasonably be expected to lead to, any Alternative Proposal, (d) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in Earthstone’s certificate of incorporation or bylaws, inapplicable to any Person other than Bold and its Subsidiaries or to any transactions constituting or contemplated by an Alternative Proposal, or (e) resolve or agree to do any of the foregoing (the activities specified in clauses (a) through (e) being hereinafter referred to as the “Restricted Activities”).

Section 2.2 Notification. Stockholder (in its capacity as a stockholder of Earthstone) shall, and shall cause the Stockholder Representatives to, immediately cease and terminate any and all existing activities, discussions or negotiations with any Person with respect to an Alternative Proposal. From and after the date hereof until the Expiration Date, Stockholder shall as promptly as practicable (and in any event within 24 hours) (i) notify Bold of (x) any Alternative Proposal it receives in its capacity as a stockholder of Earthstone, (y) any request it receives in its capacity as a stockholder of Earthstone for non-public information relating to Earthstone or its Subsidiaries, other than requests for information not reasonably expected to be related to an Alternative Proposal, and (z) any inquiry or request for discussion or negotiation it receives in its capacity as a stockholder of Earthstone regarding an Alternative Proposal, (ii) if such Alternative Proposal, request or inquiry is in writing, deliver to Bold a copy of such Alternative Proposal, request or inquiry and any related draft agreements and other written material setting forth the terms and conditions of such Alternative Proposal, and (iii) if such Alternative Proposal, request or inquiry is oral, provide to Bold a reasonably detailed summary thereof. Stockholder shall keep Bold reasonably informed on a prompt and timely basis of the status and material details of any such Alternative Proposal and with respect to any material change to the terms of any such Alternative Proposal within 24 hours of any such material change. This Section 2.2 shall not apply to any Alternative Proposal received by Earthstone.

Section 2.3 Capacity. Stockholder is signing this Agreement solely in its capacity as a stockholder of Earthstone and nothing contained herein shall in any way limit or affect any actions taken by any Stockholder Representative in his capacity as a director of Earthstone, and no action taken in any such capacity as a director shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF STOCKHOLDER

Section 3.1 Representations and Warranties. Stockholder represents and warrants to Bold as follows: (a) Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Stockholder and the execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, (d) the execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Stockholder or the Securities, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the Securities and Exchange Commission by Stockholder, (e) Stockholder owns, beneficially and of record, or controls 9,162,452 shares of Common Stock and (f) except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, Stockholder owns, beneficially and of record, or controls all of the Securities free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than any restrictions created by this Agreement) and has sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto, and no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Securities.

Section 3.2 Covenants. Stockholder hereby:

(a) agrees to promptly notify Earthstone and Bold of the number of any new Securities acquired by Stockholder after the date hereof and prior to the Expiration Date. Any such Securities shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof; and

(b) agrees to permit Earthstone to publish and disclose in the Proxy Statement Stockholder’s identity and ownership of the Securities and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Bold any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefit relating to the Securities shall remain vested in and belong to Stockholder, and Bold shall have no authority to direct Stockholder in the voting or disposition of any of the Securities, except as otherwise provided herein.

Section 5.2 Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Contribution is effected.

Section 5.3 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile (providing confirmation of such facsimile transmission):

To Bold:

Bold Energy Holdings, LLC

600 N. Marienfeld St., Suite 1000

Midland, Texas 79701

Facsimile: 432-224-1054

Attention: Joseph L. Castillo

Email: joseph.castillo@boldenergy.com

with copies to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Michael E. Dillard

Facsimile: (713) 546-5401

Email: michael.dillard@lw.com

To Stockholder:

Oak Valley Resources, LLC

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Attn: Frank A. Lodzinski

Facsimile: (281) 298-4272

Email: frank@earthstoneenergy.com

with copies to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2600

Attention: William Matthew Strock

Facsimile: (713) 615-5650

Email: mstrock@velaw.com

To Earthstone:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Attn: Frank A. Lodzinski

Facsimile: (281) 298-4272

Email: frank@earthstoneenergy.com

with a copy to:

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Telephone: (303) 573-1600

Facsimile: (303) 573-8133

Attention: Reid A. Godbolt, Esq.

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.4 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Bold, Earthstone and Stockholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.5 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other parties hereto.

Section 5.6 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.7 Entire Agreement. This Agreement and the Contribution Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.8 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.9 Jurisdiction; Specific Enforcement; Waiver of Trial by Jury. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed, or are threatened to be not performed, in accordance with their specific terms or are otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware (“Delaware Court of Chancery”) and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court sitting within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other parties hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court sitting within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.3; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10 Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.11 Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; and (j) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 5.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

OAK VALLEY RESOURCES, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

EARTHSTONE ENERGY, INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

BOLD ENERGY HOLDINGS, LLC

By: EnCap Energy Capital Fund IX, L.P., Sole Member of Bold Energy Holdings, LLC

By: EnCap Equity Fund IX GP, L.P., General Partner of EnCap Energy Capital Fund IX, L.P.

By: EnCap Investments L.P., General Partner of EnCap Equity Fund IX GP, L.P.

By: EnCap Energy Capital Fund IX, L.P., General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

[Signature Page to Voting and Support Agreement]

Annex E

FORM OF

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of [●], by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), EnCap Investments L.P., a Delaware limited partnership (“EnCap”), Oak Valley Resources, LLC, a Delaware limited liability company (“OVR”), and Bold Energy Holdings, LLC, a Texas limited liability company (“Bold” and, together with EnCap and OVR, the “Stockholders”).

WHEREAS, Earthstone, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold and Bold Energy III, LLC, a Texas limited liability company and subsidiary of Bold (“Bold Sub”), have executed, delivered, and closed a Contribution Agreement, dated as of November 7, 2016 (the “Contribution Agreement”), that provided for, among other things, (i) the contribution to EEH by Earthstone of certain assets of Earthstone in exchange for units of EEH; (ii) the contribution to EEH by Lynden of all of the membership interests of Lynden Sub, in exchange for units of EEH; (iii) the contribution to EEH by Bold of all of the membership interests of Bold Sub in exchange for units of EEH; (vi) Earthstone’s recapitalization of its outstanding common stock as of the Closing Date into Class A Common Stock and authorization of the Class B Common Stock (v) Bold’s purchase of Class B Common Stock representing approximately 60% of the Common Stock of Earthstone directly from Earthstone for cash (collectively such transactions are referred to as the “Combination Transaction”) (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Contribution Agreement);

WHEREAS, each of the Stockholders is, as of the date hereof, the record and/or beneficial owner of that number of shares of (i) Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of Earthstone, and (ii) Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), of Earthstone, in each case, as set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, prior to the Closing, the board of directors of Earthstone included three representatives of EnCap, two members of Earthstone management, and two independent directors;

WHEREAS, upon the Closing, the board of directors of Earthstone was expanded to nine members, four designated by EnCap, three independent directors, and two members of Earthstone management;

WHEREAS, upon the Closing, the post-combination members of Bold and OVR own and control a majority of the outstanding Common Stock and, therefore, possess sufficient shares to alter the composition of the board of directors of Earthstone through director elections.

NOW, THEREFORE, in consideration of the execution and delivery by Earthstone and Bold of the Contribution Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. As of the date hereof, each of the Stockholders hereby represents and warrants to Earthstone, severally and not jointly, as follows:

(a) Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Common Stock (as may be adjusted from time to time pursuant to Section 4 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of Common Stock beneficially owned by such Stockholder as of the date hereof. For purposes of this Agreement, the term “Shares” shall include any shares of Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Common Stock, as the case may be (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

(b) Such Stockholder has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of Earthstone and the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with the certificate of formation or limited liability company agreement of such Stockholder as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the New York Stock Exchange Market (the “NYSE”) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing the Shares owned by such Stockholder are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws or under the agreements set forth on Schedule B hereto. Such Stockholder owns of record or beneficially no shares of Common Stock other than such Stockholder’s Shares as set forth on Schedule A.

(e) As of the date hereof, neither such Stockholder, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 2. Representations and Warranties of Earthstone. Earthstone hereby represents and warrants to the Stockholders as follows:

(a) Earthstone is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Earthstone has all requisite organizational power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Earthstone and, assuming that this Agreement constitutes the legal, valid and binding obligation of the parties hereto, constitutes the legal, valid and binding obligation of Earthstone, enforceable against Earthstone in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery of this Agreement by Earthstone does not, and the performance of this Agreement by Earthstone will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of Earthstone as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Earthstone or by which it is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Earthstone or any of its subsidiaries under, any agreement, contract, indenture, note or instrument to which Earthstone or any of its subsidiaries is a party or by which Earthstone or any of its subsidiaries is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Earthstone of its obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, the NYSE or the HSR Act, require any filing by Earthstone with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Earthstone of its obligations under this Agreement.

(c) As of the date hereof, none of Earthstone, its subsidiaries or any of their respective properties or assets are subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3. Covenants of the Stockholders. The Stockholders, severally and not jointly, agree as follows:

(a) For so long as this Agreement is in effect, such Stockholder shall not vote any Shares or take any other action that would in any way alter the composition of Earthstone’s board of directors from its composition immediately following the Closing. For purposes of clarity, and the avoidance of doubt, immediately following the Closing, Earthstone’s board of directors shall be composed of nine members, four of which shall be designated by EnCap (the “EnCap Designated Directors”), three of which shall be independent (the “Independent Directors”), and two of which shall be members of Earthstone’s management, including Earthstone’s Chief Executive Officer (the “Earthstone Designated Directors” and, together with the Independent Directors, the “Non-EnCap Designated Directors”). Notwithstanding the foregoing, or any provision of this Agreement to the contrary, at any time during the effectiveness of this Agreement during which EnCap’s collective ownership of Earthstone, beneficially and of record, exceeds 50% of the total issued and outstanding Common Stock of Earthstone, EnCap may remove and replace one Non-EnCap Designated Director, and his or her successors, and such removal will be conducted in accordance with the provisions of Earthstone’s certificate of incorporation and bylaws then in effect.

(b) Such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his, her or its obligations hereunder or the transactions contemplated hereby.

Section 4. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of Earthstone (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, stockholder rights or other securities or rights of Earthstone issued to or acquired by Stockholders.

Section 5. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further endorsements, consents and other instruments as Earthstone may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 6. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the fifth anniversary of the Closing Date; and (b) the date upon which EnCap, OVR and Bold collectively own, of record and beneficially, less than 20% of Earthstone’s outstanding voting interests. Notwithstanding the foregoing, Section 8 hereof shall survive any termination of this Agreement.

Section 7. Action in Stockholder Capacity Only. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions or omissions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in its, his or her, as applicable, capacity as an officer or director of Earthstone to the extent permitted by applicable law.

Section 8. Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c) Amendments. This Agreement may not be amended except by Earthstone and all Stockholders by an instrument in writing signed by Earthstone and the Stockholders and in compliance with applicable law. Notwithstanding any provision of this Agreement to the contrary, the parties agree that, in the event that listing standards or rules promulgated by the NYSE or regulations or guidelines promulgated by the Securities and Exchange Commission require modification to the size of Earthstone’s board of directors, the parties will modify or amend this Agreement as reasonably necessary to ensure compliance with such requirements.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto with a copy to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attn: Michael E. Dillard

Facsimile: (713) 546-5401

Email: michael.dillard@lw.com

(ii) if to Earthstone:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Attention:        Frank A. Lodzinski

Facsimile:        (281) 295-4272

Email:

with a copy to (which shall not constitute notice):

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, CO 80202

Attention:         Reid A. Godbolt

Facsimile:         (303) 573-8133

Email: rgodbolt@joneskeller.com

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile or by e-mail of a PDF document is as effective as executing and delivering this Agreement in the presence of the other parties.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

(h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(h).

(i) Specific Performance. The parties to this Agreement agree that irreparable damage may occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that Earthstone shall be entitled to seek specific performance of the terms of this Agreement without the posting of any bond or security in addition to any other remedy at law or equity.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Several Liability. Each party to this Agreement enters into this Agreement solely on its own behalf, each such party shall solely be severally liable for any breaches of this Agreement by such party and in no event shall any party be liable for breaches of this Agreement by any other party hereto.

(l) Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 8(l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.

(m) Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Earthstone any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder’s Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Shares shall remain vested in and belong to such Stockholder, and Earthstone shall have no authority to direct any Stockholder in the voting or disposition of any of such Stockholder’s Shares, except as otherwise provided in this Agreement.

(n) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, Earthstone, EnCap, OVR, and Bold have caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

EARTHSTONE ENERGY, INC.

By:
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

STOCKHOLDER: ENCAP INVESTMENTS L.P.

By:
Name:
Title:

STOCKHOLDER: OAK VALLEY RESOURCES, LLC

By:
Name:
Title:

STOCKHOLDER:
BOLD ENERGY HOLDINGS, LLC

By:	EnCap Energy Capital Fund IX, L.P.
Sole Member of Bold Energy Holdings, LLC

By:	EnCap Equity Fund IX GP, L.P.,
General Partner of EnCap Energy Capital Fund IX, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund IX GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:
Name:	Robert L. Zorich
Title:	Managing Partner

SIGNATURE PAGE TO

VOTING AGREEMENT

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned

EnCap Investments L.P. 1100 Louisiana Street, Suite 4900 Houston, Texas 77002

Oak Valley Resources, LLC 1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380

Bold Energy Holdings, LLC 600 N. Marienfeld, Suite 1000 Midland, Texas 79701

SCHEDULE B

LIST OF AGREEMENTS

None.

Annex F

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

EARTHSTONE ENERGY, INC.,

BOLD ENERGY HOLDINGS, LLC

AND THE PERSONS IDENTIFIED ON SCHEDULE I HERETO

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], by and among Earthstone Energy, Inc., a Delaware corporation (“Parent”), Bold Energy Holdings, LLC, a Delaware limited liability company (“Bold”), and the Persons identified on Schedule I hereto who become party to this Agreement from time to time upon the execution of a Joinder (as defined herein) in accordance with Section 2.10 of this Agreement (collectively, the “Bold Unitholders”).

RECITALS

WHEREAS, Parent, Lynden Energy Corp. a corporation existing under the laws of British Columbia (“Lynden”), Bold and Bold Energy III, LLC, a Delaware limited liability company (“Bold Sub”) have entered into a Contribution Agreement (the “Contribution Agreement”) dated as of the date hereof, under which, among other things, Parent, Lynden, Bold and Bold Sub will undertake certain transactions and Parent, Lynden and Bold will contribute assets to Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”);

WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, Bold will receive shares of Class B Common Stock of Parent, par value $0.001 (“Class B Common Stock”) and units representing limited liability company interests (“EEH Units”) in EEH;

WHEREAS, each share of Class B Common Stock, together with a corresponding EEH Unit, may be exchanged for one share of Class A Common Stock of Parent, par value $0.001 (“Class A Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, Parent has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Contribution Agreement, except that the terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Bold” has the meaning specified therefor in the introductory paragraph.

“Bold Sub” has the meaning specified therefor in the recitals of this Agreement.

“Bold Unitholder” has the meaning specified therefor in the introductory paragraph.

“Class A Common Stock” has the meaning specified therefor in the recitals of this Agreement.

“Class A Common Stock Price” means the volume weighted average closing price of Class A Common Stock (as reported by the NYSE MKT) for the ten trading days immediately preceding the date on which the determination is made.

“Class B Common Stock” has the meaning specified therefor in the recitals of this Agreement.

“Contribution Agreement” has the meaning specified therefor in the recitals of this Agreement.

F - 1

“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Equity Securities” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above. Unless otherwise indicated, the term “Equity Securities” refers to Equity Securities of Parent.

“EEH” has the meaning specified therefor in the recitals of this Agreement.

“EEH A&R LLC Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of EEH (as it may be amended, restated, amended and restated, supplemented or otherwise modified form time to time).

“EEH Units” has the meaning specified therefor in the recitals of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Holder” means a holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Joinder” has the meaning specified therefor in Section 2.10 of this Agreement.

“Launch Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Lynden” has the meaning specified therefor in the recitals of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager of such Underwritten Offering or Overnight Underwritten Offering.

“Maximum Number of Securities” has the meaning specified in Section 2.03(c).

“Member Distribution” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Opt-Out Notice” shall have the meaning provided in Section 2.02(a) of this Agreement.

“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Parent” has the meaning specified therefor in the introductory paragraph.

“Parity Holders” has the meaning specified therefor in Section 2.02(c) of this Agreement.

“Person” shall mean an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

F - 2

“Piggyback Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Piggyback Offering” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Registrable Securities” means (i) any Class A Common Stock issued by Parent to Bold or the Bold Unitholders in connection with the exchange of Class B Common Stock and EEH Units by Bold or the Bold Unitholders in accordance with the terms of the EEH A&R LLC Agreement; (ii) any common Equity Securities of Parent or of any Subsidiary of Parent issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; and (iii) any other shares of Class A Common Stock owned by Persons that are the registered holders of securities described in clauses (i) or (ii) above. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided, however, a holder of Registrable Securities may only request that Registrable Securities in the form of Equity Securities of Parent that are registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement. For the avoidance of doubt, while EEH Units and/or shares of Class B Common Stock may constitute Registrable Securities, under no circumstances shall Parent be obligated to register EEH Units or shares of Class B Common Stock, and only shares of Class A Common Stock issuable upon exchange of such EEH Units and Class B Common Stock will be registered.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Person” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Selling Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.

“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Subsidiary” means, with respect to Parent, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by Parent, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by Parent or (y) Parent or one of its Subsidiaries is the sole manager or general partner of such Person.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Class A Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

F - 3

“Underwritten Offering Filing” has the meaning specified therefor in Section 2.02(a) of this Agreement.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act; (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of such securities shall not require registration under the Securities Act or (d) such Registrable Security is held by Parent or one of its Subsidiaries.

Section 1.03 Effectiveness. This Agreement shall be of no force or effect unless and until the Closing Date occurs, whereupon it shall become effective automatically.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Shelf Registration. Parent shall (i) prepare and file by 10 Business Days after the Closing Date a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) cause the Shelf Registration Statement to become effective as soon as reasonably practicable thereafter but in no event later than 90 days after the Closing Date (the “Effectiveness Deadline”).

(b) The Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on Form S-3 of the SEC if Parent is eligible to use Form S-3 or Form S-1 of the SEC if Parent is not eligible to use Form S-3; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify the Holders in writing that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, Parent shall use its reasonable best efforts to include such information in such a prospectus supplement. Subject to Section 2.01(b), Parent will cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date of effectiveness of such Shelf Registration Statement, but in any event within three (3) Business Days of such date, Parent will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.

Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) the Shelf Registration Statement filed pursuant to this Section 2.01(a) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by Bold to allow for a distribution to, and resale by, the direct and indirect members, stockholders or partners of Bold (a “Member Distribution”) and (ii) Parent shall, at the reasonable request of Bold if seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by Bold to effect such Member Distribution.

(c) Delay Rights. Notwithstanding anything to the contrary contained herein, Parent may, upon written notice to (x) all Holders, delay the filing of the Shelf Registration Statement or (y) any Selling Holder whose

F - 4

Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if Parent (i) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of Parent determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of Parent would materially adversely affect Parent; provided, however, in no event shall (A) such filing of the Shelf Registration Statement be delayed under clauses (i) or (ii) of this Section 2.01(b) for a period that exceeds 90 days or (B) such Selling Holders be suspended under clauses (i) or (ii) of this Section 2.01(b) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Parent shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement. Parent will only exercise its suspension rights under this Section 2.01(b) if it exercises similar suspension rights with respect to any Parity Holders. If Parent exercises its suspension rights under this Section 2.01(b), then during such suspension period Parent shall not engage in any transaction involving the offer, issuance, sale or purchase of Equity Securities (whether for the benefit of Parent or a third Person), except transactions involving the issuance or purchase of Equity Securities as contemplated by Parent employee benefit plans or employee or director arrangements.

Section 2.02 Piggyback Rights.

(a) Participation. Except as provided in Section 2.02(b), if at any time during the Effectiveness Period, Parent proposes to file (i) a shelf registration statement other than the Shelf Registration Statement (in which event Parent covenants and agrees to include thereon a description of the transaction under which the Holders acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Class A Common Stock in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than ten Business Days (or one Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), then Parent shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of shares of Class A Common Stock (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Parent has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Class A Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. The notice required to be provided in this Section 2.02(a) to each Holder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.01 hereof. Each Holder shall then have five Business Days (or one Business Day in the case of an Overnight Underwritten Offering) after the date on which the Holders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Board of Directors of Parent shall determine for any reason not to undertake or to delay such Underwritten Offering, Parent may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a

F - 5

determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Parent of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to Parent requesting that such Holder not receive notice from Parent of any proposed Underwritten Offering.

Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) any shelf registration statement which includes Registrable Securities pursuant to this Section 2.02(a) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by such Holder to allow for a Member Distribution and (ii) Parent shall, at the reasonable request of the Holder seeking to effect a Member Distribution, file any Prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Member Distribution.

(b) Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period, Parent proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after Parent engages a Managing Underwriter for the proposed Overnight Underwritten Offering, Parent shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two Business Days after the Holder receives such notice. Notwithstanding the foregoing, if Parent has been advised by the Managing Underwriter that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, Parent determines for any reason not to undertake or to delay such Overnight Underwritten Offering, Parent shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to Parent of such withdrawal at least one Business Day prior to the expected Launch Date. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to Parent requesting that such Holder not receive notice from Parent of any proposed Overnight Underwritten Offering.

(c) Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter or Underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises Parent that the total amount of Class A Common Stock that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock offered or the market for the Class A Common Stock, then the Class A Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of shares of Class A Common Stock that such Managing Underwriter or Underwriters advises Parent can be sold without having such adverse effect (such maximum number of shares of Class A Common Stock, the “Maximum Number of Securities”), with such number to be allocated (i) first, to Parent, (ii) second, pro rata among all Selling Holders and holders of any other securities of Parent having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in

F - 6

such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder shall be based on the respective number of Registrable Securities that each Selling Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering and the aggregate number of Registrable Securities that the Selling Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering.

(d) Notwithstanding anything in this Section 2.02 to the contrary, no Holder shall have any right to include any Class A Common Stock in any offering by Parent of Class A Common Stock executed pursuant to any “at the market” program that Parent may have in effect from time to time on or after the date of this Agreement.

(e) The Parent, Bold, and the Bold Unitholders hereby agree that the rights of (i) Oak Valley Resources, LLC (“Oak Valley”) and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement dated December 19, 2014 by and among the Parent and Oak Valley, and (ii) Parallel Resource Partners, LLC (“PRP”) and its permitted assigns, and Flatonia Energy, LLC (“Flatonia”) and its permitted assigns, to register shares of Class A Common Stock under the Registration Rights Agreement dated December 19, 2014 by and among the Parent, PRP, and Flatonia, shall rank pari passu with the rights of Bold and the Bold Unitholders to register shares of Class A Common Stock under this Agreement. For purposes of clarity and the avoidance of doubt, the Parent, Bold and the Bold Unitholders expressly agree that Oak Valley, PRP, and Flatonia shall be Parity Holders for purposes of this Section 2.02.

Section 2.03 Underwritten Offering.

(a) In the event that the Selling Holders holding at least $10 million (subject to adjustment pursuant to Section 3.04) of Registrable Securities elect to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering or Overnight Underwritten Offering, (i) Parent shall give notice (including, but not limited to, notification by electronic mail, with such notice given no later than one Business Day after Parent engages a Managing Underwriter in the case of a proposed Overnight Underwritten Offering) of such proposed Underwritten Offering or Overnight Underwritten Offering to the Holders on a Business Day and such notice shall offer the Holders the opportunity to include in such Underwritten Offering or Overnight Underwritten Offering such number of shares of Class A Common Stock as each such Holder may request in writing (within five Business Days in the case of an Underwritten Offering that is not an Overnight Underwritten Offering and within two Business Days after the Holder receives such notice in the case of an Overnight Underwritten Offering) and (ii) Parent will retain Underwriters (which Underwriters shall be reasonably acceptable to the Selling Holders holding a majority of the Registrable Securities to be disposed of pursuant to such Underwritten Offering or Overnight Underwritten Offering) subject to such sale through an Underwritten Offering or Overnight Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and will take all reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. Parent management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering or Overnight Underwritten Offering are reasonably expected to exceed $20 million. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with Parent or the Underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representations required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Parent and the Managing Underwriter; provided, however, that such notice of withdrawal must be made at a time up to and including the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect Parent’s obligation to pay Registration Expenses.

(b) In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.03(a), respectively, if the Managing Underwriter or Underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Selling Holders that the total amount of Class A

F - 7

Common Stock that the Selling Holders intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities, then the Class A Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the Maximum Number of Securities, with such number to be allocated (i) first, pro rata among all Selling Holders and (ii) second, pro rata among all Parity Holders who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder shall be based on the respective number of Registrable Securities that each Selling Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering and the aggregate number of Registrable Securities that the Selling Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering.

Section 2.04 Registration Procedures. In connection with its obligations under this Article II, Parent or the applicable Selling Holder, as the case may be, will, as expeditiously as possible:

(a) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other registration statement;

(c) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Parent will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC

F - 8

of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Parent agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering or Overnight Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for Parent, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified Parent’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;

(h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Parent personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Parent need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Parent;

(j) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Parent are then listed or quoted;

(k) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

F - 9

(n) if any Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Selling Holder Underwriter Registration Statement”), then, until the Effectiveness Period ends, (i) cooperate with such Selling Holder in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to Parent and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Selling Holder request, furnish to such Selling Holder, on the date of the effectiveness of any Selling Holder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from Parent’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Holder, (B) an opinion, dated as of such date, of counsel representing Parent for purposes of such Selling Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Holder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Parent addressed to such Selling Holder; and (iii) permit legal counsel of such Selling Holder to review and comment upon any Selling Holder Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Selling Holder Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Selling Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects;

(o) each Selling Holder, upon receipt of notice from Parent of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Parent, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Parent (at Parent’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

(p) if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.

Section 2.05 Cooperation by Holders. Parent shall have no obligation to include in the Shelf Registration Statement Class A Common Stock of a Holder who has failed to timely furnish such information which, in the opinion of counsel to Parent, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering or Overnight Underwritten Offering of equity securities by Parent, provided that (i) Parent gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on Parent or on the officers or directors or any other unitholder of Parent on whom a restriction is imposed; provided further, that this Section 2.06 shall not apply to a Holder that holds less than $10 million of Registrable Securities, which value shall be determined by multiplying the number of Registrable Securities owned by the Class A Common Stock Price.

F - 10

Section 2.07 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Parent’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, other than: (i) transfer taxes and fees of transfer agents and registrars; (ii) fees and expenses of counsel engaged by the Holders; and (iii) commissions and discounts of brokers, dealers and underwriters.

(b) Expenses. Parent will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement.

Section 2.08 Indemnification.

(a) By Parent. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Parent will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Parent’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Parent will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Parent, its directors and officers, and each Person, if any, who controls Parent within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from Parent to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

F - 11

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to Parent or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Parent, on the one hand, and such Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and of such Selling Holder, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Parent, on the one hand, and each Selling Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its reasonable best efforts to:

(a) Make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times from and after the Closing Date;

F - 12

(b) File with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at all times from and after the Closing Date;

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Parent to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by any Holder to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) Parent is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement by executing a Joinder in the form attached hereto as Exhibit A.

Section 2.11 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to Parent such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 2.12 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, Parent shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of Parent that would allow such current or future holder to require Parent to include securities in any Piggyback Offering by Parent for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.02 of this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

if to Parent to:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Facsimile: (281) 298-4272

Attention: Frank A. Lodzinski, President and Chief Executive Officer

with a copy to:

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Telephone: (303) 573-1600

Facsimile: (303) 573-8133

Attention: Reid A. Godbolt, Esq.

F - 13

if to Bold to:

600 N. Marienfeld St., Suite 1000

Midland, Texas 79701

Attention: Joseph L. Castillo

Fax: 432-224-1054

e-mail: joseph.castillo@boldenergy.com

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Michael E. Dillard

Facsimile: (713) 546-5401

or, if to a transferee of a Holder, to the transferee at the addresses provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.

Section 3.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders only in accordance with Section 2.10 of this Agreement. Parent may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities.

Section 3.04 Recapitalization, Exchanges, etc. Affecting the Class A Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05 Change of Control. Parent shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This

F - 14

Agreement may also be executed and delivered by facsimile signature or other electronic means and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 3.10 Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

Section 3.11 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.13 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Parent set forth herein. This Agreement and the Contribution Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.14 Amendment. This Agreement may be amended only by means of a written amendment signed by Parent and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.15 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.16 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their transferees or assignees) and Parent shall

F - 15

have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of a Holder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.17 Independent Nature of Each Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

Section 3.18 Further Assurances. Parent and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

[Signature page follows]

F - 16

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EARTHSTONE ENERGY, INC.

By:
Name:
Title:

BOLD ENERGY HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

SCHEDULE I

1.	Bold Energy Management III LLC
2.	Bold Energy Management Holdings III LLC
3.	EnCap Energy Capital Fund IX, L.P.
4.	Joseph L. Castillo
5.	David L. Cox
6.	Patrick Drennon
7.	G. Mike Jolley
8.	Roberto L. Soza
9.	The Peggy C. Worthington Revocable Trust
10.	Richard R. Montgomery
11.	Shannon L. Klier
12.	Elise Thon
13.	Alvin B. Thompson, Jr.
14.	Leonard W. Wood
15.	Teri J. McGuigan
16.	Robert A. Langford
17.	Donny D. Money
18.	Patrick Cohorn
19.	Ryan M. Riddle
20.	Thomas L. McCray
21.	Caroline Hoban
22.	James R. Lawrence
23.	Royce W. Mitchell
24.	Sheila L. Shipp
25.	Dwaine G. Moore, II
26.	April Nixon
27.	Lisa Evans
28.	Dawn R. Money
29.	Brianna Bertelson
30.	Bryan A. Field
31.	Blake K. Pitcock
32.	Amy M. Pitcock
33.	Abner Godoy
34.	Tracy R. Neely
35.	Tiffany L. Lorentz

EXHIBIT A

FORM OF JOINDER AGREEMENT

[DATE]

The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of [●], by and among Earthstone Energy, Inc., a Delaware corporation, Bold Energy Holdings, LLC, a Delaware limited liability company and the Persons identified on Schedule I thereto who become party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Bold Unitholder with the same force and effect as if the undersigned were originally a party thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of [DATE].

Name:

ANNEX G

Jackson T. Stephens, 1923-2005

Chairman Emeritus in Perpetuity

November 7, 2016

Special Committee of the Board of Directors

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

Members of the Special Committee:

We have acted as financial advisor to the Special Committee of the Board of Directors (the “Special Committee”) of Earthstone Energy, Inc. (the “Company”) in connection with the business combination (the “Transaction”) between the Company and Bold Energy III LLC (“Bold”). In the Transaction, each of the Company and Bold will contribute all of its assets to Earthstone Energy Holdings, LLC, a newly formed subsidiary of the Company (“Newco”), and Bold will receive the following consideration (the “Bold Consideration”): (i) 36,070,828 Class B shares of common stock of the Company (“Class B Shares”) and (ii) membership units in Newco (“Newco Units”). In addition, certain employees of Bold will receive 150,000 shares (the “Bold Employee Consideration”) of Class A common stock of the Company (“Class A Shares”). Immediately after the Transaction, on a fully diluted basis (i) the Class B Shares owned by Bold will represent 60.8% of all shares of Company common stock outstanding and the Newco Units owned by Bold will represent 60.8% of all Newco Units outstanding and (ii) the Class A Shares owned by Bold employees will represent 0.3% of all shares of Company common stock outstanding. The Bold Consideration and the Bold Employee Consideration are collectively referred to as the “Combination Consideration.” Class B Shares will not be entitled to receive dividends or distributions upon liquidation but will vote equally with Class A shares of common stock of the Company (“Class A Shares”) on all matters submitted to a vote of Company stockholders. Class B Shares, together with a pro rata number of Newco Units, will be exchangeable for (and are assumed for purposes of this opinion to be economically equivalent to) Class A Shares. The terms and conditions of the Transaction are more fully set forth in the Contribution Agreement (the “Agreement”) to be entered into by the Company, Newco and Bold and certain subsidiaries of the Company and Bold.

You have requested our opinion as to whether the Combination Consideration to be paid by the Company in the Transaction is fair to the Company and its public stockholders from a financial point of view. For purposes of this letter, the “public stockholders” of the Company means the holders of outstanding shares of the Company’s common stock, other than EnCap Investments L.P. and its directors, officers and affiliates and the directors, officers, managers and affiliates of the Company.

In connection with rendering our opinion we have:

(i)	analyzed certain publicly available financial statements and reports regarding the Company;

(ii)	analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company and Bold prepared by the managements of the Company and Bold;

(iii)	reviewed certain estimates of the oil and gas reserves of the Company and Bold under various pricing scenarios, including estimates based on the respective reserve reports of the Company and Bold as of November 1, 2016;

Stephens Inc. Investment Banking	300 Crescent Court Suite 600 Dallas, TX 75201	214-258-2700 t 214-258-2750 f 877-749-9991	www.stephens.com

Special Committee of the Board of Directors

Earthstone Energy, Inc.

2

(iv)	reviewed certain information regarding the acreage positions of the Company and Bold;

(v)	compared the financial performance of the Company and Bold with that of certain other publicly-traded companies that we deemed relevant;

(vi)	reviewed the financial terms, to the extent publicly available, of certain transactions that we deemed relevant;

(vii)	reviewed the most recent draft provided to us of the Combination Agreement;

(viii)	discussed with management of the Company and Bold the operations of and future business prospects for the Company and Bold and the anticipated financial consequences of the Transaction to the Company and Bold; and

(ix)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and Bold (including but not limited to reserve reports and analyses) and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of the Company and Bold have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. While we have reviewed reserve reports of the Company and Bold and management estimates of the oil and gas reserves of the Company and Bold, we have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets, oil and gas reserves or liabilities of the Company or of Bold, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of Bold under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or of Bold. With respect to the financial forecasts and estimates and assessments of oil and gas reserves prepared by the managements of the Company and Bold, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, assessments and judgments of the managements of the Company and Bold as to the future financial performance of the Company and Bold and we have relied thereon. We are not experts in the evaluation of oil and gas reserves and we express no view as to the reserve quantities or the potential for development and production (including, without limitation, the feasibility or timing thereof) of any oil and gas properties. We have relied, without independent verification, upon the assessments of Company and Bold management as to their respective oil and gas reserves and as to market trends and prospects relating to the oil and gas industry and the potential effects of such trends and prospects on the Company and Bold, including without limitation the assumptions as to commodity prices reflected in the financial forecasts and estimates referred to above, which prices are subject to significant volatility and which, if different from such assumptions, could have a material impact on our opinion. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and Bold and issue periodic research reports regarding the Company’s business activities and prospects and we expect to provide similar services in the future. We serve as financial adviser to the Special Committee in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services, none of which is contingent upon delivery of our fairness opinion or the consummation of the Transaction. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this

Special Committee of the Board of Directors

Earthstone Energy, Inc.

3

opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

We are not legal, accounting, regulatory or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in adverse tax consequences for the Company or its public stockholders.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company or its public stockholders. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.

This opinion is for the use and benefit of the Special Committee for purposes of its evaluation of the Transaction. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this opinion letter and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to stockholders of the Company, provided that we approve of the content of such disclosures prior to any filing or publication of such stockholder communications.

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion on the date hereof that the Combination Consideration to be paid by the Company in the Transaction is fair to the Company and its public stockholders from a financial point of view.

Very truly yours,

/s/ STEPHENS INC.

Annex H

AMENDMENT NO. 2

TO THE

EARTHSTONE ENERGY, INC.

2014 LONG-TERM INCENTIVE PLAN

This Amendment No. 2 to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as amended by Amendment No. 1 (the “Plan”), was approved and adopted by the Board of Directors of Earthstone Energy, Inc. (the “Company”) on [●], 2016, subject to approval by the stockholders of the Company, which was obtained on [●], 2017. Accordingly, the Plan is hereby amended, effective as of [●], 2017, as follows:

1.	The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, 5,800,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 2 to the Plan has been executed to be effective as of [●], 2017.

EARTHSTONE ENERGY, INC.

By:
Name:	Frank A. Lodzinski
Title:	Chairman of the Board, President and Chief Executive Officer

FORM OF PROXY

EARTHSTONE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – [●], 2017 AT [●] A.M. LOCAL TIME

CONTROL ID:

REQUEST ID:

The undersigned hereby appoints Frank A. Lodzinski and Robert J. Anderson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Earthstone Energy, Inc. (“Earthstone”) that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [●], 2017, at [●] a.m., Local Time, at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Your vote is very important. Thank you for voting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by telephone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

INTERNET:	https://www.iproxydirect.com/ESTE

TELEPHONE:	1-866-752-VOTE(8683)

1

SPECIAL MEETING OF STOCKHOLDERS OF EARTHSTONE ENERGY, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The Board of Directors recommends a vote FOR all of the Proposals.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1		g	FOR	AGAINST	ABSTAIN

To approve and adopt the Contribution Agreement dated November 7, 2016 and as amended on March 21, 2017, as it may be further amended from time to time, by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, Lynden USA Inc., Lynden USA Operating, LLC, Bold Energy Holdings, LLC, and Bold Energy III LLC, and the transactions contemplated thereby which includes the business combination with Bold.

			☐	☐	☐	CONTROL ID: REQUEST ID:
Proposal 2		g	FOR	AGAINST	ABSTAIN
	To approve and adopt the exchange of all or substantially all of our assets for membership units of Earthstone Energy Holdings, LLC as contemplated by the Contribution Agreement.		☐	☐	☐
Proposal 3		g	FOR	AGAINST	ABSTAIN

To approve and adopt an amendment to our amended and restated certificate of incorporation that will increase the number of authorized shares of our Common Stock, from 100,000,000 shares, $0.001 par value per share, to 250,000,000 shares, $0.001 par value per share, divided into 200,000,000 shares of Class A Common Stock, $0.001 par value per share, and 50,000,000 shares of Class B Common Stock, $0.001 par value per share.

			☐	☐	☐
Proposal 4		g	FOR	AGAINST	ABSTAIN

To approve the reclassification and conversion of each share of our Common Stock issued and outstanding immediately prior to closing of the Contribution Agreement into one (1) share of our Class A Common Stock.

			☐	☐	☐
Proposal 5		g	FOR	AGAINST	ABSTAIN

To approve, for purposes of complying with applicable listing rules of the NYSE MKT, the issuance and sale of shares of Class A Common Stock in connection with the future exchange of membership units of Earthstone Energy Holdings, LLC and shares of our Class B Common Stock issued pursuant to the Contribution Agreement.

			☐	☐	☐

Proposal 6		g	FOR	AGAINST	ABSTAIN
	To approve and adopt an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan to increase the number of shares available for issuance under such Plan by 4,300,000 shares.		☐	☐	☐
Proposal 7		g	FOR	AGAINST	ABSTAIN
	To authorize the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above.		☐	☐	☐

2

NOTE: In their discretion, Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [●], 2017: The Notice and Proxy Statement and Form 10-K are available at www.iproxydirect.com/ESTE.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE  ☐  New Address (if applicable):

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated:             , 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

3